As filed with the Securities and Exchange Commission on November 26, 2024
File No.  000-56670
U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 2
to
FORM 10
GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g)
OF THE SECURITIES EXCHANGE ACT OF 1934
Principal Credit Real Estate Income Trust
(Exact name of registrant as specified in charter)

Maryland	99-3313328
(State or other jurisdiction of incorporation or registration)	(I.R.S. Employer Identification No.)

711 High Street Des Moines, Iowa	50392
(Address of principal executive offices)	(Zip Code)
(800) 787-1621
(Registrant’s telephone number, including area code)
with copies to:

Rajib Chanda Daniel B. Honeycutt Simpson Thacher & Bartlett LLP 900 G Street, N.W., Washington, DC 20001	Benjamin C. Wells Simpson Thacher & Bartlett LLP 425 Lexington Ave New York, NY 10017
Securities to be registered pursuant to Section 12(b) of the Act:
None
Securities to be registered pursuant to Section 12(g) of the Act:
Class S common shares of beneficial interest, par value $0.01 per share
Class T common shares of beneficial interest, par value $0.01 per share
Class D common shares of beneficial interest, par value $0.01 per share
Class I common shares of beneficial interest, par value $0.01 per share
(Title of class)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” or “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

i

EXPLANATORY NOTE
Principal Credit Real Estate Income Trust is filing this Registration Statement on Form 10 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to register under Section 12(g) of the Exchange Act and comply with applicable requirements thereunder.
We have filed this Registration Statement with the SEC under the Exchange Act on a voluntary basis to provide current information to holders of our common shares.
When used in this Registration Statement, the following terms shall have the meanings set forth below, except where the context suggests otherwise:
•“we,” “us,” “our” and the “Company” refer to Principal Credit Real Estate Income Trust, a Maryland statutory trust, and its subsidiaries unless the context specifically requires otherwise;
•“Adviser” refers to Principal Real Estate Investors, LLC, a Delaware limited liability company;
•“common shares” refers to our common shares of beneficial interest, par value $0.01 per share, currently classified as Class S common shares of beneficial interest, par value $0.01 per share (the “Class S shares”), Class T common shares of beneficial interest, par value $0.01 per share (the “Class T shares”), Class D common shares of beneficial interest, par value $0.01 per share (the “Class D shares”), Class I common shares of beneficial interest, par value $0.01 per share (the “Class I shares”), Class F-I common shares of beneficial interest, par value $0.01 per share (the “Class F-I shares”), Class A common shares of beneficial interest, par value $0.01 per share (the “Class A shares”), and Class E common shares of beneficial interest, par value $0.01 per share (the “Class E shares”);
•“Dealer Manager” refers to Principal Funds Distributor, Inc., a Washington corporation and affiliate of Principal Real Estate;
•“Other Principal Accounts” means investment funds, real estate investment trusts (“REITs”), vehicles, accounts, products and/or other similar arrangements sponsored, advised, sub-advised and/or managed by Principal Real Estate or its affiliates, whether currently in existence or subsequently established (in each case, including any related successor funds, alternative investment vehicles, separately managed accounts, supplemental capital vehicles, surge funds, over-flow funds and co-investment vehicles); and
•“Principal Real Estate” refers to, collectively, the Adviser and Principal Real Estate Europe Limited.
The Company is an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).
This Registration Statement does not constitute an offer of securities of the Company or any other Principal Real Estate entity. Once this Registration Statement has been deemed effective, we will be subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated thereunder, which will require us, among other things, to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. Additionally, we will be subject to the proxy rules in Section 14 of the Exchange Act and the Company, trustees, executive officers, and principal shareholders will be subject to the reporting requirements of Sections 13 and 16 of the Exchange Act.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Some of the statements in this Registration Statement constitute forward-looking statements because they relate to future events or our future performance or financial condition. The forward-looking statements contained in this Registration Statement may include statements as to:
•our future operating results;
•our business prospects and the prospects of the assets in which we may invest;
•the impact of the investments that we expect to make;
•our ability to raise sufficient capital to execute our investment and lending strategies;
•our ability to source adequate investment and lending opportunities to efficiently deploy capital;
•our current and expected financing arrangements;
•the effect of global and national economic and market conditions generally upon our operating results, including, but not limited to, changes with respect to inflation, interest rate changes and supply chain disruptions, and changes in government rules, regulations and fiscal policies;
•the adequacy of our cash resources, financing sources and working capital;
•the timing and amount of cash flows, distributions and dividends, if any, from our investments;
•our contractual arrangements and relationships with third parties;
•actual and potential conflicts of interest with the Adviser or any of its affiliates;
•the dependence of our future success on the general economy and its effect on the assets in which we may invest;
•our use of financial leverage;
•the ability of the Adviser to locate suitable investments for us and to monitor and administer our investments;
•the ability of the Adviser or its affiliates to attract and retain highly talented professionals;
•our ability to structure investments in a tax-efficient manner and the effect of changes to tax legislation and our tax position; and
•the tax status of the assets in which we may invest.
In addition, words such as “may,” “will,” “should,” “target,” “project,” “estimate,” “continue,” “anticipate,” “believe,” “expect” or “intend” or the negatives thereof or other variations thereon or comparable terminology indicate a forward-looking statement, although not all forward-looking statements include these words. The forward-looking statements contained in this Registration Statement involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Item 1A. Risk Factors” and elsewhere in this Registration Statement. Other factors that could cause actual results to differ materially include:
•changes in the economy, particularly those affecting the real estate industry;
•risks associated with possible disruption in our operations or the economy generally due to terrorism, war and military conflicts, natural disasters and climate-related risks, epidemics or other events having a broad impact on the economy;

•adverse conditions in the areas where our investments or the properties underlying such investments are located and local real estate conditions;
•our portfolio may be concentrated in certain industries and geographies, and, as a consequence, our aggregate return may be substantially affected by adverse economic or business conditions affecting that particular type of asset or geography;
•limitations on our business and our ability to satisfy requirements to maintain our exclusion from registration under the Investment Company Act of 1940, as amended (the “Investment Company Act”), or to maintain our qualification as a REIT for U.S. federal income tax purposes;
•since there is no public trading market for our common shares, repurchase of common shares by us will likely be the only way to dispose of your shares. Our share repurchase plan provides shareholders with the opportunity to request that we repurchase their common shares on a quarterly basis, but we are not obligated to repurchase any common shares and may choose to repurchase only some, or even none, of our common shares that have been requested to be repurchased in any particular calendar quarter in our discretion. In addition, repurchases will be subject to available liquidity and other significant restrictions. Further, our board of trustees may make exceptions to, modify and suspend our share repurchase plan if, in its reasonable determination, it deems such action to be in our best interest. As a result, our common shares should be considered as having only limited liquidity and at times may be illiquid;
•distributions are not guaranteed and may be funded from sources other than cash flow from operations, including, without limitation, borrowings, offering proceeds, the sale of our assets, and repayments of our real estate debt investments, and we have no limits on the amounts we may fund from such sources;
•the purchase and repurchase prices for our common shares are generally based on our prior month’s net asset value (“NAV”) and are not based on any public trading market; and
•future changes in laws or regulations and conditions in our operating areas.
Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this Registration Statement should not be regarded as a representation by us that our plans and objectives will be achieved. These forward-looking statements apply only as of the date of this Registration Statement. Moreover, we assume no duty and do not undertake to update the forward-looking statements.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
We incorporate by reference into this Registration Statement our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, filed with the SEC on November 12, 2024.
For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

SUMMARY RISK FACTORS
The following is only a summary of the principal risks that may adversely affect our business, financial condition and results of operations and cash flows. The following should be read in conjunction with the complete discussion of risk factors we face, which are set forth below under “Item 1A. Risk Factors.”
Some of the more significant risks relating to our business, our private offering and investment in our common shares include:
Risks Related to Our Organizational Structure
•We have no operating history and there is no assurance that we will be able to successfully achieve our investment objectives.
•We are dependent on the Adviser and its affiliates and their key personnel who provide services to us through the Advisory Agreement (as defined below), and we may not find a suitable replacement for the Adviser if the Advisory Agreement is terminated, or for these key personnel if they leave Principal Real Estate or otherwise become unavailable to us.
•The Adviser manages our portfolio pursuant to very broad investment guidelines and generally is not required to seek the approval of our board of trustees for each investment, financing or asset allocation decision made by it, which may result in our making riskier investments and, in turn, may materially adversely affect our results of operations and financial condition.
•We may make changes to our business, investment, leverage and financing strategies without shareholder approval.
•There is no public trading market for our common shares; therefore, your ability to dispose of your common shares will likely be limited to repurchase by us. If you do sell your common shares to us, you may receive less than the price you paid.
•Your ability to have your common shares repurchased through our share repurchase plan is limited. We may choose to repurchase fewer common shares than have been requested to be repurchased, or none at all, in our discretion at any time, and the amount of common shares we may repurchase is subject to caps. Further, our board of trustees may make exceptions to, modify or suspend our share repurchase plan if it deems such action to be in our best interest.
•We may pay distributions from sources other than our cash flow from operations, including, without limitation, borrowings, offering net proceeds and the sale of or repayments under our investments, and we have no limits on the amounts we may fund from such sources.
•Valuations of our investments may reflect estimates of fair value and may not necessarily correspond to realizable value, which could adversely affect the value of your investment.
•Our shareholders generally have limited voting rights.
Risks Related to Our Investments
•Our loans and other investments expose us to risks associated with debt-oriented real estate investments generally.
•The lack of liquidity in our investments may adversely affect our business.
•Prepayment rates may adversely affect the value of our investment portfolio.
•The mortgage loans in which we may invest and the mortgage loans underlying the mortgage securities in which we may invest are subject to delinquency, foreclosure and loss, which could result in losses to us.
•Interest rate fluctuations could reduce our ability to generate income on our investments and may cause losses.
•If the Adviser overestimates the yields or incorrectly prices the risks of our investments, we may experience losses.
•Real estate valuation is inherently subjective and uncertain.
•Difficult conditions in the mortgage and commercial real estate (“CRE”) markets may cause us to experience market losses related to our holdings.
•We operate in a highly competitive market for investment opportunities and competition may limit our ability to originate and/or acquire desirable investments in our target assets and could also affect the pricing of these assets.

Risks Related to Debt Financing
•We may incur significant leverage.
•We may use repurchase agreements to finance our investments, which may expose us to risks that could result in losses, including due to cross-defaults and cross-collateralization under warehouse repurchase and credit facilities.
•Changes in interest rates may affect our cost of capital and net investment income.
•We may not be able to access financing sources on attractive terms which could adversely affect our ability to execute our business plan.
Risks Related to our Relationship with the Adviser and the Dealer Manager
•We depend on the Adviser to select our investments and otherwise conduct our business, and any material adverse change in its financial condition or our relationship with the Adviser could have a material adverse effect on our business and ability to achieve our investment objectives.
Risks Related to Conflicts of Interest
•Various potential and actual conflicts of interest will arise, and these conflicts may not be identified or resolved in a manner favorable to us.
•The Adviser faces a conflict of interest because the fees it receives for services performed are based in part on our NAV, which the Adviser is ultimately responsible for determining.
•The management fee and performance fee may not create proper incentives or may induce the Adviser and its affiliates to make certain investments, including speculative investments that increase the risk of our portfolio.
•Certain Other Principal Accounts have similar or overlapping investment objectives and guidelines, and we will not be allocated certain opportunities and may be allocated only opportunities with lower relative returns.
Risks Related to our REIT Status and Certain Other Tax Items
•Our failure to qualify as a REIT in any taxable year would subject us to U.S. federal income tax and applicable state and local taxes, which would reduce the amount of cash available for distribution to our shareholders.
•Failure to make required distributions would subject us to tax, which would reduce the cash available for distribution to our shareholders.
•Complying with REIT requirements may cause us to forego otherwise attractive investment opportunities or financing or hedging strategies.
•Qualifying as a REIT involves highly technical and complex provisions of the Internal Revenue Code of 1986, as amended (the “Code”).
•Our board of trustees is authorized to revoke our REIT election without shareholder approval, which may cause adverse consequences to our shareholders.

Item 1.BUSINESS
(a)General Development of Business
We are a Maryland statutory trust formed on May 22, 2024. We are externally managed and sponsored by the Adviser, Principal Real Estate Investors, LLC, an affiliate of Principal Global Investors Holding Company (US), LLC (“Principal Global Investors”). With a history in real estate asset management that spans over six decades,1 Principal Real Estate managed or sub-advised nearly $102.0 billion in commercial real estate assets as of September 30, 2024.2
Our primary investment strategy is to originate, acquire, finance, manage and dispose of a portfolio of primarily CRE debt investments, including senior mortgage loans, subordinated debt and other similar investments (collectively referred to as, “CRE Debt Investments”), diversified across both geography and asset class. Our CRE Debt Investments are expected to be primarily secured by properties located in the United States, and include, but are not limited to, multifamily, industrial and select other CRE asset classes, such as student housing, self-storage, life science and data center assets. However, we may selectively diversify our portfolio on a global basis through CRE Debt Investments in which the underlying properties are located outside the United States.
We are conducting a continuous, blind pool private offering of our common shares in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to investors that are (i) accredited investors (as defined in Regulation D under the Securities Act) and (ii) in the case of common shares sold outside the United States, to persons that are not “U.S. persons” (as defined in Regulation S under the Securities Act). We expect the Initial Retail Closing (as defined below) of our private offering to occur during the fourth quarter of 2024. In addition, we intend to coordinate capital calls with respect to the Anchor Investment with the closing of our investments, and expect to originate our initial investment portfolio during the fourth quarter of 2024. The Company has no current intention of issuing Class E shares to third-party investors.
(b)[Reserved]
(c)Description of Business
The Company
We are structured as a non-listed, perpetual-life REIT, and therefore our securities are not listed on a national securities exchange and, as of the date of this Registration Statement, there is no plan to list our securities on a national securities exchange. We are organized as a holding company and conduct our business primarily through our various subsidiaries. We intend to elect and qualify to be taxed as a REIT under the Code for U.S. federal income tax purposes, and generally will not be subject to U.S. federal income taxes on our REIT taxable income that we distribute annually to our shareholders so long as we qualify as a REIT. Our principal office is located at 711 High Street, Des Moines, IA 50392 and our telephone number is (800) 787-1621, Option 2.
Principal Real Estate
Principal Real Estate is the dedicated real estate group of Principal Global Investors, a member company and affiliate of Principal Financial Group, which is a public company listed on the NASDAQ under the ticker symbol “PFG.” The Adviser became a registered investment adviser with the SEC on November 4, 1999.
1 Experience includes investment activities beginning in the real estate investment area of Principal Life and continuing through the Principal Real Estate’s predecessor firms to the present.
2 Includes clients of, and assets managed by, Principal Real Estate Europe Limited and its affiliates. The assets under management figure shown here does not include assets that are managed by Principal International and Retirement and Income Solutions divisions of Principal Financial Group. Due to rounding, figures shown may not add to the total.

With a history in real estate asset management that spans over six decades3, Principal Real Estate managed or sub-advised nearly $102.0 billion in commercial real estate assets as of September 30, 2024.4 Principal Real Estate’s loan origination experience encompasses senior mortgage loans, construction loans, bridge loans, subordinate debt, and credit tenant transactions. Principal Real Estate has been an active participant in the commercial real estate debt market for over six decades, originating private real estate debt on behalf of affiliated and non-affiliated clients. Since 1993, Principal Real Estate has originated nearly 470 core-plus and high yield credit investments totaling over $10 billion in private real estate debt investments. Principal Real Estate also has significant experience in investing in CMBS and manages or sub-advises $6.2 billion in CMBS as of September 30, 2024, including investments in conduit, single-asset single-borrower transactions, and other debt securities.
Principal Real Estate’s products and capabilities encompass all four quadrants of commercial real estate investments:5
Investment Objectives
Our investment objectives are to invest primarily in assets that will enable us to:
•provide current income in the form of regular, stable cash distributions to achieve an attractive distribution yield;
•preserve and protect invested capital, and mitigate downside risk by originating loans against high quality real estate assets with meaningful borrower equity or implied equity; and
•provide an investment alternative for shareholders seeking to allocate a portion of their long-term investment portfolios to CRE debt with lower volatility than publicly traded securities and compelling risk-adjusted returns compared to fixed income alternatives.
We cannot assure you that we will achieve our investment objectives. See “Item 1A. Risk Factors.”
3 Experience includes investment activities beginning in the real estate investment area of Principal Life and continuing through the Principal Real Estate’s predecessor firms to the present.
4 Includes clients of, and assets managed by, Principal Real Estate Europe Limited and its affiliates. The assets under management figure shown here does not include assets that are managed by Principal International and Retirement and Income Solutions divisions of Principal Financial Group. Due to rounding, figures shown may not add to the total.
5 Amounts in the chart are as of September 30, 2024. The assets under management figure shown here does not include assets that are managed by Principal International and Retirement and Income Solutions divisions of Principal Financial Group. Due to rounding, figures shown may not add to the total.

Investment Strategy
Our primary investment strategy is to originate, acquire, finance, manage and dispose of a portfolio of primarily CRE Debt Investments, including senior mortgage loans, subordinated debt and other similar investments, diversified across both geography and asset class.
We will seek to focus on senior secured floating rate investments, collateralized by high quality real estate assets to generate current cash flow. We seek to identify attractive risk-reward investments by financing high quality real estate assets primarily located in the top 50 metropolitan statistical areas (“MSA”) as tracked by Principal Real Estate. We expect to create synergies with Principal Real Estate’s existing debt capabilities by leveraging its significant scale and existing relationships to source ample lending opportunities.
During periods in which the Adviser determines that economic or market conditions are unfavorable to shareholders and a defensive strategy would benefit us, we may temporarily depart from our investment strategy. During these periods, subject to compliance with the Investment Company Act, we may expand or change our investment strategy and target assets, including by investing all or any portion of its assets in U.S. government securities, including bills, notes and bonds differing as to maturity and rates of interest that are either issued or guaranteed by the U.S. Treasury or by U.S. government agencies or instrumentalities; non-U.S. government securities that have received the highest investment grade credit rating; certificates of deposit issued against funds deposited in a bank or a savings and loan association; commercial paper; bankers’ acceptances; fixed time deposits; shares of money market funds; credit-linked notes; repurchase agreements with respect to any of the foregoing; or any other fixed income securities that the Adviser considers consistent with this temporary strategy.
Target Assets
CRE Debt Investments
Our target assets will include, but not be limited to, the following types of CRE Debt Investments:
•Mortgage Loans: We may originate or acquire mortgage loans secured by a first lien on commercial real estate with maturity dates generally ranging from three to five years. In some cases, we may originate and fund a first mortgage loan with the intention of selling the senior tranche (the “A Note”) and retaining the subordinated tranche (the “B Note”) or mezzanine loan tranche. We may receive loan origination fees, extension fees, exit fees, prepayment fees, loan assumption fees and other similar fees paid by borrowers in connection with the origination of each new loan (collectively, “Origination Fees”), which generally will be retained by us, and for our benefit.
•Subordinate Debt: We may originate or acquire mezzanine loans, which are loans made to property owners that are secured by pledges of the borrower’s ownership interests in the property and/or the property owner. Mezzanine loans are subordinate to mortgage loans secured by mortgage liens on the property but are senior to the borrower’s equity in the property. Upon default, the mezzanine lender can foreclose on the ownership interests pledged under the loan and thereby succeed to ownership of the property, subject to the mortgage lien on the property. We may receive origination fees, extension fees, prepayment or similar fees in connection with our mezzanine loans. We may originate or acquire “B Notes” in negotiated transactions with the originators and in the secondary market. A “B Note” is typically a privately negotiated loan that is secured by a first mortgage on a single large commercial property or group of related properties and subordinated to an “A Note” secured by the same first mortgage on the same property or group. The subordination of a “B Note” typically is evidenced by a co-lender agreement with the holder of the related “A Note.” “B Notes” are subject to more credit risk with respect to the underlying mortgage collateral than the corresponding “A Note.” We may receive origination fees, extension fees, prepayment fees or similar fees in connection with our “B Note” investments. We may also seek to structure subordinate debt in the form of preferred equity investments.

Other Real Estate-Related Debt and Equity Securities
To a lesser extent, we may invest in other real estate-related debt securities, including CMBS and CLOs. CMBS are securities that are collateralized by, or evidence ownership interests in, a mortgage loan secured by a single commercial property, or a partial or entire pool of mortgage loans secured by commercial properties. CLOs are securities that are collateralized by a pool of debt obligations. We may invest in investment grade CMBS and/or CLOs (rated BBB- or Baa3 or higher), sub-investment grade CMBS and/or CLOs and/or unrated CMBS and/or CLOs. In general, we intend to invest in CMBS and/or CLOs that will yield attractive current interest income. The yields on CMBS and/or CLOs depend on the timely payment of interest on and principal of the underlying mortgage loans, and defaults by the borrowers under such loans may ultimately result in deficiencies and defaults on the CMBS and/or CLOs. We believe our real estate-related debt securities will help maintain liquidity to satisfy any share repurchases we choose to make in any particular quarter and manage cash before investing subscription proceeds into investments while also seeking attractive current income. In addition, we may invest in CMBS and CLOs on a tactical basis to endeavor to take advantage of market opportunities.
Cash, Cash Equivalents and Other Short-Term Investments
We intend to hold cash, cash equivalents and other short-term investments. These types of investments may include the following, to the extent consistent with our intended qualification as a REIT:
•Money market instruments, cash and other cash equivalents (such as high-quality short-term debt instruments, including commercial paper, certificates of deposit, bankers’ acceptances, repurchase agreements, interest- bearing time deposits and credit rated corporate debt securities);
•U.S. government or government agency securities; and
•Investment grade-rated corporate debt or asset-backed securities of U.S. or foreign entities, or investment grade rated debt securities of foreign governments or multi-national organizations.
Other Investments
The allocation of our capital among our target assets will depend on prevailing market conditions at the time we invest and may change over time in response to prevailing market conditions, including with respect to interest rates and general economic and credit market conditions. We may, but do not presently intend to, make investments other than as described in this Registration Statement. At all times, we intend to make investments in such a manner consistent with maintaining our qualification as a REIT under the Code, and maintaining our exclusion from registration under the Investment Company Act. Such other assets may include, among other things, other real estate-related debt investments, such as loans to REITs and real estate operating companies (“REOCs”) and corporate bonds of REITs and REOCs; loans to providers of real estate net lease financing; other real estate-related financial assets and investments, including preferred stock and convertible debt securities of REITs and REOCs, preferred equity structured like debt, construction loans, credit default swaps and other derivative securities; CDOs; real property investments; and non-real estate-related debt investments.
Loan Terms
In seeking to achieve our investment objectives, we will generally target the following qualifications and terms when originating, structuring, acquiring and evaluating our target assets. Actual loan terms will be subject to the prevailing market standards at the time the loan is extended, and the terms listed in this section may not ultimately be obtained:
•Sponsor Qualifications: We will seek to identify borrowers with experienced sponsorships that we believe have solid credit histories, a demonstrated loan repayment history and access to capital.
•Loan Amounts: We will generally seek to lend 70% to 80% of the collateral value for individual credit assets, but higher loan amounts may also be pursued.

•Interest Rate: Credit assets targeted by us generally will be subject to floating interest rates, which will frequently be structured with interest rate floors, and borrowers will typically be required to purchase interest rate caps. Fixed rate assets may also be targeted in certain circumstances.
•Term: Credit assets targeted by us generally will be short-term, typically with an initial term of up to three years with multiple one-year extension options.
•Downside Risk Mitigation: We will seek terms that incorporate one or more structural elements designed to preserve and protect investor capital, which may include reserves, cash flow sweeps/lockboxes, holdbacks/earn-outs, non-recourse carve-outs, and sponsor guarantees, among other elements.
•Collateral: The credit assets targeted by us will generally be backed by high-quality CRE properties that are (1) predominantly “core-plus” and “high yield” risk profiles, (2) primarily located in the top 50 MSAs as tracked by Principal Real Estate, and (3) in property-type sectors in which we have high conviction.
•Fees: Market conditions permitting, we will seek to structure fees related to origination, extension, prepayment and exit that will be payable by the borrowers.
Risk Profile
We primarily intend to target loans on CRE and other assets with profiles that the Adviser believes demonstrate a moderate to higher risk-return profile.
•Core-Plus: Moderate risk profile such as (1) senior loans secured by transitioning properties requiring leasing and/or moderate renovations, (2) senior secured loans with modest leverage (typically 60% to 75% loan-to-value ratio) or (3) subordinate debt investments.
•High Yield: Higher risk and return metrics for investments such as: (1) transitional loans secured by properties requiring significant leasing, repositioning, or redevelopment or (2) higher leverage senior or mezzanine debt (typically 75% to 80% loan-to-value ratio).
Market Opportunity
CRE is a capital-intensive business that relies heavily on debt capital to develop, acquire, maintain and refinance commercial properties. Ongoing availability of mortgage debt financing is basic to the success of CRE owners and the CRE industry at large.
As a result of the recent stress in the global banking system, there is a diminished supply of CRE debt financing available from sources that have traditionally been major providers of such funding, such as commercial banks. In particular, it is anticipated that the conservative posture of the bank lenders will allow for opportunities to enter the capitalization stack that did not exist previously and at loan-to-value levels (first and last $) that were not available pre-inflation. When bank lenders tighten lending and offer lower loan-to-value loans (i.e., 50% - 55% loan-to-value loans instead of historically higher loan-to-value ratios), Principal Real Estate expects that borrowers will turn to non-bank sources to fill the capital gap. Borrowers will seek higher leverage loans with 60-80% loan-to-values from non-traditional lenders and pay an enhanced spread to attain desired loan proceeds. The opportunity is broad based and reaches across the capital stack, impacting both senior and subordinate debt.
Furthermore, the substantial elevation of interest rates experienced during 2022 and 2023 and a decline in the loan-to-value ratios prevailing in the market present an opportunity for prudent, experienced mortgage lenders with access to capital to generate attractive risk-adjusted returns while competing against a diminished competitor set. We believe our relationship with Principal Real Estate will allow us to capitalize on these opportunities through its expertise and capabilities valuing real estate collateral and evaluating market trends to help us identify value and generate such attractive risk-adjusted returns.

Potential Competitive Strengths
We believe our most powerful potential competitive strength is our affiliation with Principal Real Estate, the dedicated real estate group of Principal Global Investors, which has a history in real estate asset management that spans over six decades.6 We believe our ability to execute our investment strategy is supported by Principal Real Estate’s distinctive competitive strengths, including:
•Premier Global Real Estate Manager: Principal Real Estate has been recognized as a top ten global real estate manager7 with products and capabilities encompassing all four quadrants of commercial real estate investments. With a history in real estate asset management that spans over six decades, as of September 30, 2024, Principal Real Estate currently has real estate assets under management totaling $102.0 billion with $22.8 billion in the private debt quadrant. Principal Real Estate has originated more than $96.3 billion in private debt since 1999. Principal Real Estate began investing in core-plus and high yield private debt investments in 1993 and has originated more than $10 billion since that time.
•Broad Relationship Networks: Principal Real Estate has over 315 experienced real estate investment professionals8 whose broad relationship networks provide in-depth research and transaction coverage of approximately 50 U.S. markets. This depth of expertise, combined with Principal Real Estate’s research and investment-monitoring techniques, assist Principal Real Estate with identifying investment opportunities. Principal Real Estate also has experience providing timely and disciplined execution of complex transactions, both large and small, across geographic regions, property types, and real estate market sectors.
•Vertically Integrated Real Estate Debt Platform: Principal Real Estate has the capabilities to handle every aspect of the loan life cycle in-house. Principal Real Estate has a broad, vertically integrated real estate debt platform with over 110 professionals dedicated to private real estate debt. Nearly 40 originators/underwriters, including structured debt specialists, collectively view 5,000 to 6,000 deals annually. These deals span the risk spectrum from core to value-add and provide the team with broad market knowledge. Included within the private debt team are servicing, special servicing, and closing professionals and Principal Real Estate believes that these professionals provide Principal Real Estate with enhanced control over the outcome of the loans through building deeper relationships and providing a “one-stop solution” for borrowers. Principal Real Estate was recently ranked “Strong” as a commercial primary servicer and as a commercial special servicer by Standard & Poor’s.9
•Alignment of Interest with Shareholders: In connection with the Anchor Investment (as defined below), Principal Life Insurance Company and/or its affiliates (“Principal Life”) has agreed, from time to time, to purchase an aggregate amount of $75 million in the Class A shares. Principal Life has agreed to hold all of the Class A shares it receives in connection with the Anchor Investment until the earlier of (1) the first date that the Company’s NAV reaches $1.5 billion and (2) the date that is the fifth anniversary of the Initial Retail Closing.
Principal Real Estate’s Investment Approach and Identification of Investments
The Adviser’s investment process includes sourcing, underwriting, structuring, approving, closing, servicing, and, if applicable, exiting each investment. Our investments will be sourced by Principal Real Estate’s loan origination staff through intermediaries and direct borrower relationships and the structured debt team, which maintains active relationships with secondary market participants and potential co-lenders.
6 Principal Real Estate became registered with the SEC in November 1999. Activities noted prior to this date above were conducted beginning with the real estate investment management area of Principal Life and later Principal Capital Real Estate Investors, LLC, the predecessor firm to Principal Real Estate Investors, LLC.
7 Source: Managers ranked by total worldwide real estate assets (net of leverage, including contributions committed or received, but not yet invested; REOCs are included with equity; REIT securities are excluded), as of 30 June 2023. “The Largest Real Estate Investment Managers,” Pensions & Investments, 9 October 2023.
8 Includes investment professionals of Principal Real Estate Europe Limited and its affiliates.
9 Source: Standard & Poor’s as of July 2022.

Once sourced, Principal Real Estate employs a rigorous and disciplined underwriting process in analyzing investment opportunities that includes a top-down/bottom-up approach to derive forecasts. The process takes into account all major economic variables that influence the performance of the overall space markets, including U.S. GDP, business sentiment, consumer sentiment, demographic trends, employment and population growth and capital market influences, such as interest rates, spreads and projected returns from alternative investment classes. Underwriters also perform a microeconomic analysis on a property’s sub-market that focuses on the geographical advantages/disadvantages or attributes of the sub-market and how these attributes drive the supply/demand dynamics of the sub-market. Site inspections are completed by underwriters prior to the loan being presented to the Adviser’s investment committee (the “Principal Real Estate Investment Committee”). Principal Real Estate’s underwriters analyze the financial condition of the tenants utilizing numerous sources of information, including public ratings, industry reports, Dun & Bradstreet reports, Bloomberg, and internet sources. A thorough evaluation of the investment philosophy, real estate experience, and financial statements (audited, if available) of the principal(s) of the borrower is conducted on all transactions. The underwriters perform an internal valuation of the property as part of the initial loan review and underwriting process prior to accepting any application for a loan. External appraisals are also required on all loans and reviewed by Principal Real Estate’s internal appraisal staff.
In addition, the sizing and structuring of a transaction have a direct effect on the overall credit quality and expected performance of the investment over the loan term. Key metrics include, but are not limited to, loan-to-value ratios, debt service coverage, “thickness” (or the size of the subordinate debt position within the full debt capital stack), position of the subordinate debt investment, form of security, borrower business plan, control rights, and rollover analysis.
After an investment opportunity has been sourced, underwritten, and preliminarily structured, the underwriter meets with his/her respective team manager and portfolio manager to confirm client interest. In addition to receiving affirmation from the portfolio manager that the investment fits our investment parameters, private debt investments for us will be approved by the Principal Real Estate Investment Committee. This committee is comprised of experienced commercial real estate senior management and adheres to a disciplined process in reviewing all transactions on a consistent basis. The committee reviews and addresses all aspects of the investment opportunity, including strengths, issues, mitigating factors, loan purpose, stressed analysis, and a thorough overview of the loan, market, property and borrowing entity.
Once an application has been executed with a borrower, additional customary due diligence is performed as part of the closing process. Principal Real Estate will be the servicer for the majority of investments held by us; however, certain subordinate debt investments may be serviced by a third party, frequently the holder or servicer of the senior note.
Borrowing Policies
We intend to use leverage to provide additional funds to support our investment activities. Before we have raised substantial proceeds in our private offering and acquired a diversified portfolio of investments (the “Ramp-Up Period”), our target leverage ratio will be approximately 65% to 75% on senior mortgages, which we expect will result in portfolio-wide leverage of 50% to 75%.
Our leverage ratio is measured by dividing (i) the aggregate principal amount of our outstanding indebtedness (including both entity-level and investment-level debt), by (ii) the gross asset value of our investments (measured using the greater of fair market value and cost). For purposes of calculating our leverage, we exclude (1) any senior portions of investments that are sold to, or held by, third party lenders to achieve “structural leverage,” where we retain a mezzanine or other subordinate investment that is unencumbered and not otherwise pledged as collateral for borrowed money, (2) any subscription or other financing facilities that are secured by commitments by investors to purchase our common shares and (3) any term-matched structured products, such as non-recourse cross-collateralized leverage, partial-recourse cross-collateralized leverage and CLOs.
During the Ramp-Up Period and/or times of increased investment and capital market activity, we may employ greater leverage to quickly build a broader portfolio of assets. We may leverage our portfolio by assuming or incurring secured or unsecured investment-level or entity-level debt. We may in the future procure financing from the Adviser or its affiliates; provided, that any such financing will be approved by a majority our trustees, including a majority of our independent trustees, not otherwise interested in the transaction as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties under the same circumstances. We may decide to reserve borrowing capacity under any future lines of credit to be used to fund repurchases of our common shares in the event that repurchase requests exceed our operating cash flows and net proceeds from our continuous private offering, to fund debt investments or for any other corporate purpose.
Our actual leverage level will be affected by a number of factors, some of which are outside our control. Significant inflows of proceeds from the sale of our common shares generally will cause our leverage as a percentage of our net assets to decrease, at least temporarily. Significant outflows of equity as a result of repurchases of our common shares generally will cause our leverage as a percentage of our net assets to increase, at least temporarily. Our leverage as a percentage of our net assets will also increase or decrease with decreases or increases, respectively, in the NAV of our portfolio. If we borrow under a line of credit to fund repurchases of our common shares or for other purposes, our leverage would increase and may exceed our target leverage. In such cases, our leverage may remain at the higher level until we receive additional net proceeds from our continuous private offering or sell some of our assets to repay outstanding indebtedness.
There is, however, no limit on the amount we may borrow with respect to any individual investment or, subject to our board of trustee’s oversight, on a portfolio-wide basis. During the Ramp-Up Period, our leverage ratio may exceed our target. We may also exceed our target leverage ratio at times, particularly during a market downturn or in connection with a large acquisition. Our board of trustees will periodically review our aggregate borrowings. In connection with such review, our board of trustees may determine to modify our target leverage ratio in light of then-current economic conditions, relative costs of debt and equity capital, fair values of our investments, general conditions in the market for debt investment, growth and investment opportunities or other factors.
Financing Arrangements
Our general financing strategy is focused on the use of “match-funded” structures. This means that we seek to align the maturities of our liabilities with the maturities on our assets in order to manage the risks of being forced to refinance our liabilities prior to the maturities of our assets. In addition, we plan to match interest rates on our assets with like-kind borrowings, so fixed-rate investments are financed with fixed-rate borrowings and floating-rate assets are financed with floating-rate borrowings, directly or indirectly through the use of interest rate swaps, caps and other financial instruments or through a combination of these strategies. However, we may also determine not to pursue a fully match-funded strategy with respect to a portion of our financings for a variety of reasons, such as the unavailability of such financings in the market. We expect to incur indebtedness through the financing arrangements described below.
Direct Leverage
We may elect to borrow against our credit assets through the kinds of arrangements described below:
Loan Facilities
•Secured Credit Facility: We may use secured credit facilities, such as repurchase agreements, to finance our senior mortgages. Defining characteristics of such credit facilities generally include: credit based margin calls, partial recourse and cross collateralization with other credit assets on the same loan facility.
•Asset Specific Financing (Debt-on-Debt): We may use asset specific financing to finance pre-identified credit assets. Defining characteristics of such financings generally include: matched term (meaning the term, or the maturity date, of the financing is expected to match the term, or maturity date, of the applicable CRE Debt Investment), no margin call rights, partial to no recourse and no cross collateralization with other credit assets.

Securitization
We may choose to contribute all or a subset of the credit assets in the portfolio to an asset-backed securitized offering, such as a commercial real estate collateralized loan obligation, CMBS or some other structured finance vehicle. Defining characteristics generally include: matched term (meaning the term, or the maturity date, of the securitization is expected to match the terms, or maturity dates, of the applicable CRE Debt Investments that are contributed), no margin call rights, no recourse, and cross collateralization with other credit assets on the same securitization.
Structural Leverage
We may elect to reduce our position in the whole loans through co-origination or “A Note” sales, which will eliminate our exposure or liability associated with the senior tranche of the loan, as described below:
•Co-Origination: We may co-originate a whole loan in conjunction with a senior lender and simultaneously close on the junior tranche. This structure allows for matched term (meaning the terms, or the maturity dates, of the senior tranche and the junior tranche are the same) and generally non-recourse financing of the portfolio, without cross-collateralization.
•“A Note” Sales: We may split a whole loan into two pieces (senior tranche / junior tranche) and sell the “A Note” to a third-party. This structure allows for matched term (meaning the terms, or the maturity dates, of the senior tranche and the junior tranche are the same) and generally non-recourse financing, without cross-collateralization.
Temporary Strategies
During the Ramp-Up Period and/or during periods in which the Adviser determines that economic or market conditions are unfavorable to investors and a defensive strategy would benefit us, we may temporarily depart from our investment strategy. During these periods, subject to compliance with the Investment Company Act, we may expand or change its investment strategy and target assets, including by investing all or any portion of its assets in U.S. government securities, including bills, notes and bonds differing as to maturity and rates of interest that are either issued or guaranteed by the U.S. Treasury or by U.S. government agencies or instrumentalities; non-U.S. government securities that have received the highest investment grade credit rating; certificates of deposit issued against funds deposited in a bank or a savings and loan association; commercial paper; bankers’ acceptances; fixed time deposits; shares of money market funds; credit-linked notes; repurchase agreements with respect to any of the foregoing; or any other fixed income securities that the Adviser considers consistent with this temporary strategy. During these periods, we may also determine to pay down certain of our borrowings and have indebtedness below our target leverage ratio or we may borrow more to provide for additional liquidity causing us to exceed our target leverage ratio. It is impossible to predict when, or for how long, the Adviser will use these alternative strategies. Such strategies may not be successful.
Material Adverse Developments of Principal Prior Programs
Principal Real Estate has invested in real estate and real estate-related debt over 60 years through various economic cycles, including the global financial crisis. Adverse business developments in prior programs were generally the result of broader economic distress (e.g., the global financial crisis, Covid-19, and other periods of increased volatility). During these periods, real estate values have generally declined, putting stress on the investment performance. A recent example is the performance of loans secured by office buildings in central business districts that came under stress as a result of Covid-19 and an increased preference for working from home. In certain of these instances, loans were restructured or foreclosed upon and varying degrees of losses were incurred.
Operating and Regulatory Structure
REIT Qualification
We intend to elect and qualify to be taxed as a REIT under the Code commencing with our taxable year ending December 31, 2024. We believe that we have been organized and have operated and will continue to operate in such a manner as to qualify for taxation as a REIT under the applicable provisions of the Code so long as our board of trustees determines that REIT qualification remains in our best interest. So long as we qualify as a REIT, we generally will not be subject to U.S. federal income tax on REIT taxable income that we distribute annually to our shareholders. In order to qualify as a REIT for U.S. federal income tax purposes, we must continually satisfy tests concerning, among other things, the real estate qualification of sources of our income, the composition and values of our assets, the amounts we distribute to our shareholders and the diversity of ownership of our common shares. In order to comply with REIT requirements, we may need to forego otherwise attractive opportunities and limit our expansion opportunities and limit the manner in which we conduct our operations. See “Risk Factors—Risks Related to our REIT Status and Certain Other Tax Items.”
Investment Company Act Considerations
We are not registered, and do not intend to register as an investment company under the Investment Company Act. Under the Investment Company Act, in relevant part, a company is an “investment company” if:
•under Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or
•under Section 3(a)(1)(C), it is engaged, or proposes to engage in, the business of investing, reinvesting, owning, holding or trading in securities and owns, or proposes to acquire, “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis (the “40% test”). The term “investment securities” generally includes all securities except U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exemption from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.
With respect to Section 3(a)(1)(A), we do not intend to engage primarily or hold our self out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we will be a holding company primarily engaged in the non-investment company businesses of our subsidiaries. With respect to Section 3(a)(1)(C), on an unconsolidated basis we expect that more than 60% of our assets, exclusive of cash and U.S. government securities, will consist of ownership interests in wholly owned subsidiaries that are not themselves investment companies and are not relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act and, thus, we do not expect that more than 40% of our assets, exclusive of cash and U.S. government securities, will be “investment securities,” as that term is used under the Investment Company Act.
If, however, on an unconsolidated basis the value of our investment securities, which may include subsidiaries that must rely on Section 3(c)(1) or Section 3(c)(7), exceeds 40% of the value of our total assets, exclusive of cash and U.S. government securities, then we may seek to rely on Section 3(c)(6) of the Investment Company Act, which excepts from the definition of investment company any company primarily engaged, directly or through majority-owned subsidiaries, in one or more of the businesses described in paragraphs (3), (4) and (5) of Section 3(c), or in one or more such businesses (from which not less than 25% of such company’s gross income during its last fiscal year was derived) together with an additional business or businesses other than investing, reinvesting, owning, holding or trading in securities. In this scenario where the value of our investment securities exceeds 40% of the total value of our assets, exclusive of cash and government securities, we believe we will have become “primarily engaged,” directly or through wholly owned and majority-owned subsidiaries, in the business of purchasing or otherwise acquiring mortgages and other interests in real estate, as described in Section 3(c)(5)(C).
We expect that many our subsidiaries will be able to rely on Section 3(c)(5)(C) of the Investment Company Act as an exception from the definition of an investment company. Section 3(c)(5)(C) is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exception generally requires that, for purposes of Section 3(c)(5)(C), at least 55% of a portfolio must be comprised of “Qualifying Interests” and at least 80% of its portfolio must be comprised of Qualifying Interests and “Real Estate-related Interests” (and no more than 20% comprised of non-qualifying or non-real estate-related assets). As a consequence of certain of our subsidiaries seeking to maintain compliance with Section 3(c)(5)(C) of the Investment Company Act on an ongoing basis, our subsidiaries may be restricted from making certain investments or may structure investments in a manner that would be less advantageous to us than would be the case in the absence of such requirements. In particular, a change in the value of any of our assets could negatively affect our ability to maintain an exclusion from registration under the Investment Company Act and cause the need for a restructuring of our investment portfolio. For example, these restrictions may limit our subsidiaries’ ability to invest directly in mortgage-backed securities that represent less than the entire ownership in a pool of senior loans, debt and equity tranches of securitizations and certain asset-backed securities, non-controlling equity interests in real estate companies or in assets not related to real estate. We and our subsidiaries may, however, invest in such securities to a certain extent so long as we maintain compliance with the applicable tests. In addition, seeking to maintain an exclusion from registration under the Investment Company Act may cause us and/or our subsidiaries to acquire or hold additional assets that we might not otherwise have acquired or held or dispose of investments that we and/or our subsidiaries might not have otherwise disposed of, which could result in less favorable investment structures or higher costs or lower proceeds to us than we would have paid or received if we were not seeking to comply with such requirements. Thus, maintaining an exclusion from registration under the Investment Company Act may hinder our ability to operate solely on the basis of maximizing profits.
We assess our subsidiaries’ compliance with Section 3(c)(5)(C) by reference to SEC staff no-action positions and other guidance. No-action positions are based on specific factual situations that may be substantially different from the factual situations our subsidiaries may face, and a number of the no-action positions relevant to our business were issued more than twenty years ago. There may be no guidance from the SEC staff that applies directly to our factual situations and as a result we may have to apply SEC staff guidance that relates to other factual situations by analogy. No assurance can be given that the SEC or its staff will concur with our classification of our assets. In addition, the SEC or its staff may, in the future, issue further guidance that may require us to reclassify our assets for purposes of the Investment Company Act, including for purposes of our subsidiaries’ compliance with the exclusion provided in Section 3(c)(5)(C) of the Investment Company Act. There is no guarantee that we will be able to adjust our assets in the manner required to maintain an exclusion from registration under the Investment Company Act and any adjustment in our strategy or assets could have a material adverse effect on us.
Qualifying Interests for the purpose of Section 3(c)(5)(C) include mortgage loans and other assets, such as certain mezzanine loans and B Notes and other interests in real estate as interpreted by the SEC staff in various no-action letters. We also may invest in transitional loans or mortgage loan participations that also meet the parameters of Section 3(c)(5)(C) based on no-action letters issued by the SEC staff and other SEC interpretive guidance. These restrictions will, however, limit our ability to invest in mortgage-backed securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset-backed securities and real estate companies or in non-real estate-related assets.
We intend to treat first mortgage loans as Qualifying Interests, as long as such loans are “fully secured” by real estate at the time we acquire the loan. Mortgage loans that are junior to a mortgage owned by another lender, or second mortgages, will also be treated as Qualifying Interests if the real property fully secures the second mortgage.
We intend to treat participation interests in whole mortgage loans as Qualifying Interests only if the interest is a participation in a mortgage loan, such as a B Note, that meets certain criteria. Consistent with SEC staff guidance, a B Note will be treated as a qualifying real estate asset only if: (1) we have a participation interest in a mortgage loan that is fully secured by real property; (2) we have the right to receive our proportionate share of the interest and the principal payments made on the loan by the borrower, and our returns on the loan are based on such payments; (3) we invest only after performing the same type of due diligence and credit underwriting procedures that we would perform if we were underwriting the underlying mortgage loan; (4) we have approval rights in connection with any material decisions pertaining to the administration and servicing of the loan and with respect to any material modification to the loan agreements; and (5) in the event that the loan becomes non-performing, we have effective control over the remedies relating to the enforcement of the mortgage loan, including ultimate control of the foreclosure process, by having the right to: (a) appoint the special servicer to manage the resolution of the loan; (b) advise, direct or approve the actions of the special servicer; (c) terminate the special servicer at any time with or without cause; (d) cure the default so that the mortgage loan is no longer non-performing; and (e) purchase the senior participation at par plus accrued interest, thereby acquiring the entire mortgage loan.

We intend to treat most types of CMBS, non-qualifying subordinated financing (including, for the avoidance of doubt, subordinated debt structured as preferred equity), and any debt or equity securities issued by companies primarily engaged in real estate businesses and securities issued by pass-through entities of which substantially all of the assets consist of qualifying assets and/or real estate-related assets as Real Estate-related Interests.
To the extent we acquire investments through joint ventures, we will meet the parameters of Section 3(c)(5)(C) based on no-action letters issued by the SEC staff and other SEC interpretive guidance. We expect that the level of control we have with respect to any joint venture will correspond to our economic interest in such joint venture. We will not participate in joint ventures in which we do not have or share control to the extent that such participation would potentially threaten our status as a non-investment company exempt from the Investment Company Act. This may prevent us from receiving an allocation with respect to certain investment opportunities that are suitable for both us and one or more Other Principal Accounts.
Although we intend to monitor our portfolio periodically and prior to each investment acquisition and disposition, there can be no guarantee that we will successfully maintain our assets at the necessary levels. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon such exclusions, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.
Operating Structure and REIT Considerations
A non-listed REIT is a REIT whose common securities are not listed for trading on a stock exchange or other securities market. We use the term “perpetual-life REIT” to describe an investment vehicle of indefinite duration, whose common shares are intended to be sold by the Company on a continuous basis at a price generally equal to the Company’s prior month’s NAV per share.
We intend to elect and qualify to be taxed as a REIT under the Code commencing with our taxable year ending December 31, 2024, and we intend to continue to make such an election. In general, a REIT is a company that:
•combines the capital of many investors to acquire or provide financing for real estate assets;
•offers the benefits of a real estate portfolio under professional management;
•satisfies the various requirements of the Code, including a requirement to distribute to shareholders at least 90% of its REIT taxable income (determined without regard to the dividends-paid deduction and excluding net capital gain) each year; and
•is generally not subject to U.S. federal corporate income taxes on its REIT taxable income that it currently distributes to its shareholders, which substantially eliminates the “double taxation” (i.e., taxation at both the corporate and shareholder levels) that generally results from investments in a C corporation.
In order to comply with REIT requirements, we may need to forego otherwise attractive opportunities and limit our expansion opportunities and limit the manner in which we conduct our operations. See “Item 1A. Risk Factors— Risks Related to our REIT Status and Certain Other Tax Items.”

The following chart shows our current ownership structure and our relationship with Principal Financial Group, the Adviser and the Dealer Manager for our private offering as of the date of this Registration Statement.
Our Board of Trustees
We operate under the direction of our board of trustees. Our board of trustees is currently comprised of one trustee, John T. Berg. Our board of trustees will retain the Adviser to manage the origination, acquisition and dispositions of our investments, subject to our board of trustees’ supervision.
Upon the initial closing (the “Initial Retail Closing”) of our continuous, blind pool private offering that includes non-Anchor Investors (as defined below), we will have a five-member board. A majority of our entire board of trustees may change the number of trustees from time to time, provided that, following the Initial Retail Closing and unless we amend our Bylaws, the total number may not be less than 3 and not more than 15. Our Bylaws provide that, following the Initial Retail Closing, a majority of our trustees must be independent trustees, except for a period of up to 60 days after the death, removal or resignation of, or other vacancy involving, an independent trustee pending the election of a successor independent trustee. Our Declaration of Trust defines “independent trustee” as a trustee who (a) who is not an officer or employee of the Trust, any subsidiary of the Trust, or Principal Real Estate or its affiliates, (b) whom the Board affirmatively determines has no material relationship with the Trust and (c) who otherwise satisfies the trustee independence tests provided for in Section 303A.02 of the New York Stock Exchange Listed Company Manual, as may be amended from time to time. We expect our board of trustees will determine that each of Mses. Balkan and Pedigo and Mr. Jones are independent trustees, giving us a majority independent board of trustees in connection with the Initial Retail Closing.
Following the Initial Retail Closing, for so long as the Adviser or its affiliate acts as investment adviser to us, Principal Real Estate has the right to designate two trustees for election to our board of trustees. Our board of trustees must also consult with Principal Real Estate in connection with filling any vacancies created by the removal, resignation, retirement or death of any trustee (other than in connection with a removal by shareholders in accordance with our Declaration of Trust) following the Initial Retail Closing.

Each trustee will serve until his or her resignation, removal, death, or adjudication of legal incompetence or the election and qualification of his or her successor. Although the number of trustees may be increased or decreased, a decrease may not shorten the term of any incumbent trustee. Any trustee may resign at any time or may be removed by the shareholders only for “cause,” and then only upon the affirmative vote of shareholders entitled to cast at least two-thirds of all the votes entitled to be cast on the matter; provided, that, prior to the Initial Retail Closing, Principal Life may remove and elect the replacement of any trustee with or without cause. In addition, any trustee may be removed, at any time, but only for “cause” by written instrument, signed by a majority of the trustees, specifying the date when such removal shall become effective. A vacancy on our board of trustees resulting from any reason other than removal for “cause” by the shareholders, may be filled only by a vote of a majority of the remaining trustees; provided that, following the Initial Retail Closing, any vacancy involving an independent trustee may be filled only by a vote of a majority of the remaining independent trustees. A vacancy on our board of trustees resulting from removal by the shareholders for “cause” or if there are no trustees may be filled only by the shareholders. “Cause” is defined in our Declaration of Trust as conviction of a felony or a final judgment of a court of competent jurisdiction holding that such trustee caused demonstrable, material harm to the Company through bad faith or active and deliberate dishonesty.
Our board of trustees will generally meet quarterly or more frequently if necessary. Our trustees are not required to devote all of their time to our business and are only required to devote the time to our business as their duties may require. Consequently, in the exercise of their duties as trustees, our trustees will rely heavily on the Adviser and on information provided by the Adviser. As part of our trustees’ duties, our board of trustees will supervise the relationship between us and the Adviser. Our board of trustees is empowered to approve the payment of compensation to trustees for services rendered to us.
Our board of trustees will adopt written policies on investments and borrowings, the general terms of which are set forth in this Registration Statement. Our board of trustees may revise these policies or establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance. Our board of trustees, including a majority of our independent trustees, will periodically review our investment policies to determine that they are in our best interest.
Advisory Agreement
The description below of the Amended and Restated Advisory Agreement, dated November 11, 2024, by and between us and the Adviser (the “Advisory Agreement”), is only a summary and is not necessarily complete. The description set forth below is qualified in its entirety by reference to the Advisory Agreement, which is filed as an exhibit to this Registration Statement.
Our board of trustees at all times has oversight responsibility for governance, financial controls, compliance and disclosure with respect to the Company. Pursuant to the Advisory Agreement, our board of trustees delegated to the Adviser the authority to source, evaluate and monitor our investment opportunities and make decisions related to the origination, acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of trustees. We believe that the Adviser currently has sufficient staff and resources so as to be capable of fulfilling the duties set forth in the Advisory Agreement.
Services
Pursuant to the terms of the Advisory Agreement, the Adviser is responsible for, among other things:
•managing the Company’s assets in accordance with its investment objective, policies and restrictions;
•determining the composition of the Company’s portfolio, the nature and timing of the changes to the Company’s portfolios and the manner of implementing such changes;
•making investment decisions for the Company and monitoring the Company’s investments;

•engaging and supervising, on the Company’s behalf, agents and service providers to assist in making and managing the Company’s investments;
•determining valuations of the Company’s assets;
•performing due diligence on prospective portfolio investments;
•recommending the appropriate level of leverage and debt financing;
•exercising voting rights in respect of portfolio securities and other investments for the Company; and
•providing the Company with such other investment advisory and related services as the Company may, from time to time, reasonably require for the investment of capital.
Pursuant to the Advisory Agreement, the Adviser may delegate any of the services for which it is responsible for to a third-party service provider. In the event the Adviser chooses to engage a third-party service provider, the Adviser will remain responsible for the performance of such services and we generally will pay fees to the third-party service providers for such services.
The above summary is provided to illustrate the material functions which the Adviser will perform for us and it is not intended to include all of the services which may be provided to us by the Adviser or third parties.
The Adviser’s services under the Advisory Agreement are not exclusive, and it is free to furnish similar services to other entities, and it intends to do so, so long as its services to us are not impaired. For the avoidance of doubt, the management, policies and operations of the Company shall be the ultimate responsibility of the Adviser acting pursuant to and in accordance with our Declaration of Trust.
See “—Advisory Agreement” and for a discussion of Trust Expenses, see “Item 2 Financial Information—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Expenses—Management Fee” below for further information.
Term and Termination Rights
Unless terminated earlier as described below, the Advisory Agreement will remain in effect for an initial period of two years from the date it first becomes effective, subject to an unlimited number of successive two-year renewals if approved by a majority of our board of trustees and a majority of the independent trustees.
Without payment of penalty, the Company may terminate the Advisory Agreement (i) immediately for Cause or upon the bankruptcy of the Adviser or (ii) upon a breach of a material provision of the Advisory Agreement by the Adviser and such breach continues for a period of 30 days after written notice thereof specifying such breach and requesting that the same be remedied in such 30-day period (or 45 days after written notice of such breach if the Adviser takes steps to cure such breach within 30 days of the written notice). In addition, the Adviser may terminate the Advisory Agreement at its option immediately upon a change of control of the Company, which will not be deemed to occur as a result of any widely distributed offering of our common shares. “Cause” is defined as fraud, criminal conduct, willful misconduct or willful or gross negligent breach of fiduciary duty by the Adviser in connection with performing its duties under the Advisory Agreement.
In the event the Advisory Agreement is terminated, the Adviser will be entitled to receive its prorated management fee and performance fee through the date of termination. In addition, upon the termination or expiration of the Advisory Agreement, the Adviser will cooperate with us and take all reasonable steps requested to assist our board of trustees in making an orderly transition of the advisory function.
Management Fee, Performance Fee and Expense Reimbursements
Management Fee. As compensation for its services provided pursuant to the Advisory Agreement, we pay the Adviser a management fee of (1) 1.25% of NAV for the outstanding Class S shares, Class T shares, Class D shares, and Class I shares and (2) 0.75% of NAV for the outstanding Class A shares and Class F-I shares, in each case, per annum, payable monthly in arrears. For the avoidance of doubt, we do not pay the Adviser the management fee with respect to the Class E shares, and as a result, it is a class-specific expense. In calculating the management fee, we use our NAV before giving effect to accruals for the management fee, performance fee, shareholder servicing fees or distributions payable on our common shares.
The management fee may be paid, at the Adviser’s election, in cash or Class E shares, or any combination thereof. To the extent that the Adviser elects to receive any portion of the management fee in Class E shares, we may repurchase such Class E shares from the Adviser at a later date. Our Class E shares obtained by the Adviser will not be subject to our share repurchase plan, including the repurchase limits and any Early Repurchase Deduction (as defined below).
Performance Fee. The Adviser is entitled to a performance fee, which is calculated and payable quarterly in arrears in an amount equal to 12.5% of the Company’s Core Earnings (as defined below) for the immediately preceding calendar quarter, subject to a hurdle rate, expressed as a rate of return on average adjusted capital, equal to (x) the 90-day average of the Secured Overnight Financing Rate (“90-Day Average SOFR”) as of the last business day of the preceding calendar quarter, divided by (y) four, plus 0.25% per quarter (the “Applicable Quarterly Hurdle Rate”), which is equal to an annualized hurdle rate equal to the 90-Day Average SOFR as of the last business day of the preceding calendar quarter plus 1.0%. As a result, the Adviser does not earn the performance fee for any calendar quarter until the Company’s Core Earnings for such calendar quarter exceed the Applicable Quarterly Hurdle Rate. For purposes of the performance fee, “adjusted capital” means cumulative net proceeds generated from sales of the Company’s common shares (including proceeds from the Company’s distribution reinvestment plan) reduced for distributions from non-liquidating dispositions of the Company’s investments paid to shareholders and amounts paid for share repurchases pursuant to the Company’s share repurchase plan.
Once the Company’s Core Earnings in any calendar quarter exceed the Applicable Quarterly Hurdle Rate, the Adviser is entitled to a “catch-up” fee equal to the amount of Core Earnings in excess of the Applicable Quarterly Hurdle Rate, until the Company’s Core Earnings for such quarter equal to the result of (i) the Applicable Quarterly Hurdle Rate, divided by (ii) 0.875 (or 1 minus 0.125) of adjusted capital. Thereafter, the Adviser is entitled to receive 12.5% of the Company’s Core Earnings.
For example, if the 90-Day Average SOFR was equal to 5% as of March 31 (assuming such date was the last business day of the preceding calendar quarter), the Applicable Quarterly Hurdle Rate for the immediately following period beginning on April 1 through June 30 (i.e., the following calendar quarter) would be equal to 1.5% (i.e., 6% divided by 4). Once the Company’s Core Earnings in such calendar quarter (i.e., April 1 through June 30) exceeded 1.5%, the Adviser would be entitled to a “catch-up” fee equal to the amount of Core Earnings in excess of 1.5%, until the Company’s Core Earnings for such calendar quarter (i.e., April 1 through June 30) equal 1.714% of adjusted capital. Thereafter, the Adviser is entitled to receive 12.5% of the Company’s Core Earnings during such calendar quarter (i.e., April 1 through June 30).
The Company does not pay the Adviser a performance fee with respect to the Class E shares or Class A shares.
The performance fee may be paid, at the Adviser’s election, in cash or Class E shares, or any combination thereof. To the extent that the Adviser elects to receive any portion of the performance fee in Class E shares, we may repurchase such Class E shares from the Adviser at a later date. Our Class E shares obtained by the Adviser will not be subject to our share repurchase plan, including the repurchase limits and any Early Repurchase Deduction (as defined below).
For purposes of calculating the performance fee, “Core Earnings” means: the net income (loss) attributable to shareholders of Class S shares, Class T shares, Class D shares, Class I shares and Class F-I shares, computed in accordance with U.S. GAAP, including realized gains (losses) not otherwise included in U.S. GAAP net income (loss) and excluding (i) non-cash equity compensation expense, (ii) the performance fee, (iii) depreciation and amortization, (iv) any unrealized gains or losses or other non-cash items that are included in net income for the applicable reporting period, regardless of whether such items are included in other comprehensive income or loss, or in net income, (v) one-time events pursuant to changes in U.S. GAAP, and (vi) certain non-cash adjustments and certain material non-cash in-come or expense items, in each case after discussions between the Adviser and the Company’s independent trustees and approved by a majority of the Company’s independent trustees.
The payment of any performance fee will be consistent with the requirements set forth in Rule 205-3 under the Investment Advisers Act of 1940, as amended, including that the Company will be a “qualified client” as defined in Rule 205-3.
Expense Reimbursements. Under the Advisory Agreement, the Adviser is entitled to reimbursement of all costs and expenses incurred by it or its affiliates on our behalf, provided that the Adviser is responsible for the expenses related to any and all personnel of the Adviser who provide investment advisory services to us pursuant to the Advisory Agreement (including, without limitation, each of our executive officers and any trustees who are also directors, officers or employees of the Adviser or any of its affiliates), and those who serve as our executive officers, including, without limitation, salaries, bonuses and other wages, payroll taxes and the cost of employee benefit plans of such personnel, and costs of insurance with respect to such personnel; provided, that the Adviser may be reimbursed for services performed by an executive officer that are outside the scope of such role. Without limiting the generality of the foregoing, costs eligible for reimbursement include out-of-pocket costs and expenses the Adviser or its affiliates incur in connection with the services it provides to us related to (1) the actual cost of goods and services used by us and obtained, whether payable to an affiliate or a non-affiliated person, including fees paid to administrators, consultants, attorneys, technology providers and other services providers, and brokerage fees paid in connection with the purchase and sale of investments and securities, (2) expenses of managing and operating our investments, whether payable to an affiliate or a non-affiliated person, and (3) out-of-pocket expenses in connection with the selection, evaluation, structuring, acquisition, origination, and financing of our investments, whether or not such investments are acquired. We may retain the Adviser and/or certain of the Adviser’s affiliates, from time to time, for services relating to our investments or our operations, which may include capital markets services, restructuring services, valuation services, underwriting and diligence services, and special servicing, as well as services related to mortgage servicing, group purchasing, healthcare, consulting/brokerage, capital markets/credit origination, loan servicing and asset management, property, title and other types of insurance, management consulting and other similar operational and investment matters. Any fees paid to the Adviser’s affiliates for any such services will not reduce the management fee. In addition, such out-of-pocket costs and expenses will include expenses relating to compliance-related matters and regulatory filings relating to our activities (including, without limitation, expenses relating to the preparation and filing of Form PF, Form ADV, reports to be filed with the CFTC and SEC, reports, disclosures, and/or other regulatory filings of the Adviser and its affiliates relating to our activities (including our pro rata share of the costs of the Adviser and its affiliates of regulatory expenses that relate to us and Other Principal Accounts)). Where any such expense relates to us and Other Principal Accounts (or the Adviser or its affiliates), we will only be responsible for our allocable share of the expense, as determined in good faith by the Adviser.
We reimburse the Adviser for any organization and offering expenses associated with our private offering that it incurs on our behalf (including legal, accounting, printing, mailing, subscription processing and filing fees and expenses, expenses incurred in connection with the provision of administrative or similar services by intermediary platforms or participating broker-dealers for their clients and reasonable bona fide due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our escrow agent and transfer agent, formation, distribution, administrative, regulatory or similar expenses related to the management and operation of feeder vehicles or related entities and expense reimbursements for actual costs incurred by employees of the Dealer Manager in the performance of wholesaling activities, but excluding upfront selling commissions, dealer manager fees and the shareholder servicing fee) and certain of our operating expenses. The Adviser currently pays wholesaling compensation expenses and certain related expenses of persons associated with the Dealer Manager without reimbursement from us.
The Adviser has agreed to advance our organization and offering expenses and certain of our operating expenses on our behalf through the first anniversary of the Initial Retail Closing. We will reimburse the Adviser for all such advanced expenses ratably in 60 equal monthly installments following the first anniversary of the Initial Retail Closing. Such reimbursement may be paid, at the Adviser’s election, in cash or Class E shares, or any combination thereof. If the Adviser elects to receive any portion of such reimbursement in our common shares, we may repurchase such shares from the Adviser at a later date. Such common shares that the Adviser receives in lieu of cash will not be subject to our share repurchase plan, including the repurchase limits and any Early Repurchase Deduction. After the first anniversary of the Initial Retail Closing, we will reimburse the Adviser for any organization and offering expenses and operating expenses that it incurs on our behalf as and when incurred.
Origination Fees. The Adviser does not retain Origination Fees (including loan origination fees, extension fees, exit fees, prepayment fees and loan assumption fees paid by borrowers in connection with the origination of each new loan), which generally are retained by us, and for our benefit.
Certain Loan Servicing and Closing Fees. In addition to Origination Fees, which generally will be retained by the Company, to borrowers, Principal Real Estate provides certain loan servicing services and provide certain closing services with respect to loans originated by the Company, including any interest earned on escrow accounts that is not required to be paid to borrowers (“Borrower Servicing and Closing-Related Fees”). Such Borrower Servicing and Closing-Related Fees will be paid by the borrower directly to an affiliate of Principal Real Estate, and will not reduce or offset the management fee or performance fee payable by the Company to the Adviser. For the avoidance of doubt, the Company will not be required to pay Principal Real Estate or the Adviser any Borrower Servicing and Closing-Related Fees (all such fees will be paid by or on behalf of the applicable borrower); provided, however, that if similar services are provided by a third party and a borrower is not obligated or otherwise does not pay the applicable fees and expenses, the Company may pay or otherwise bear such fees and expenses.
Acquisition Expense Reimbursement
We will reimburse the Adviser for out-of-pocket expenses in connection with the selection, origination and acquisition of investments, whether or not such investments are acquired.
Operating Expense Reimbursement
In addition to the organization and offering expense and acquisition expense reimbursements described above, we will reimburse the Adviser and its affiliates for out-of-pocket costs and expenses it incurs in connection with the services it provides to us, including, but not limited to, (1) the actual cost of goods and services used by us, whether payable to an affiliate or a non-affiliated person, including fees paid to administrators, consultants, attorneys, technology providers and other service providers, and brokerage fees paid in connection with the purchase and sale of investments and securities, (2) expenses of managing and operating our investments, whether payable to an affiliate or a non-affiliated person and (3) expenses related to personnel of the Adviser or its affiliates performing services for us other than those who provide investment advisory services or serve as our executive officers; provided, that the Adviser may be reimbursed for services performed by an executive officer that are outside the scope of such role.
The Adviser has agreed to advance certain of our operating expenses on our behalf through the first anniversary of the Initial Retail Closing. We will reimburse the Adviser for such advanced expenses ratably over the 60 months following the first anniversary of the Initial Retail Closing. Operating expenses incurred after the first anniversary of the Initial Retail Closing are paid by us as incurred.
Fees from Other Services of the Adviser
We may retain the Adviser and/or certain of the Adviser’s affiliates, from time to time, for services relating to our investments or our operations, which may include capital markets services, restructuring services, valuation services, underwriting and diligence services, and special servicing, as well as services related to mortgage servicing, group purchasing, healthcare, consulting/ brokerage, capital markets/credit origination, loan servicing and asset management, property, title and other types of insurance, management consulting and other similar operational and investment matters. Any fees paid to the Adviser’s affiliates for any such services will not reduce the management fee.

Anchor Investment and Repurchase Terms
In connection with the Company’s initial capitalization, (1) Principal Life has agreed, from time to time, to purchase an aggregate amount of $75 million in Class A shares and (2) an unaffiliated life insurance company and/or its affiliates (collectively with Principal Life, the “Anchor Investors”) has agreed, from time to time, to purchase an aggregate amount of $75 million in Class A shares, in each case, at a price per share equal to the most recently determined NAV of the Class A shares, or if a Class A share NAV has yet to be calculated, then at a price per share equal to $20.00 (collectively, referred to as, the “Anchor Investment”). As of the date of this Registration Statement, no Anchor Investor has purchased any Class A shares in connection with the Anchor Investment.
Each of the Anchor Investors has agreed to hold all of the Class A shares it receives in connection with the Anchor Investment until the earlier of (1) the first date that the Company’s NAV reaches $1.5 billion and (2) the date that is the fifth anniversary of the Initial Retail Closing (the “Anchor Investor Liquidity Date”). Following the Anchor Investor Liquidity Date, each quarter, the Anchor Investors may, from time to time, request, with respect to the Class A shares issued in respect of the Anchor Investment, that we repurchase (each, an “Anchor Investor Repurchase”), an aggregate number of Class A shares equal to the amount available under our share repurchase plan’s 5% quarterly cap, but only after we first satisfy repurchase requests from all other common shareholders who have properly submitted a repurchase request for such quarter in accordance with our share repurchase plan. The Class A shares issued in the Anchor Investment are not eligible for repurchase pursuant to our share repurchase plan adopted by our board of trustees (but rather are eligible for repurchase pursuant to the terms of the applicable subscription agreement through which the Anchor Investor purchased the Class A shares) and are therefore not subject to the quarterly limitation or the Early Repurchase Deduction. However, the aggregate amount of Class A shares that may be repurchased by the Company from Anchor Investors during any calendar quarter is determined by reference to repurchases by other shareholders pursuant to the Repurchase Plan, as described above.
Notwithstanding the foregoing, for so long as Principal Real Estate or its affiliate acts as the investment adviser to the Company, the Company will not affect any Anchor Investor Repurchase in any quarter that the total number of all common shares requested to be repurchased by shareholders other than the Anchor Investors and their respective affiliates under the share repurchase plan are not repurchased or the share repurchase plan has been suspended. The Company may fund any Anchor Investor Repurchase from sources other than cash flow from operations, including, without limitation, borrowings, offering net proceeds, the sale of assets, and return of capital, and the Company has no limits on the amounts it may fund from such sources.
Allocation of Investment Opportunities
Principal Real Estate currently has private debt mandates with multiple Other Principal Accounts. Principal Real Estate believes there has been to date, and expect there to continue to be, sufficient investment opportunities for the Company within its investment guidelines because of the scale of the CRE debt market. At times there may be overlap of the Company’s investment opportunities with certain Other Principal Accounts that are actively investing and may be similar overlap with future Other Principal Accounts. In some instances conflicts may occur when a particular investment meets the stated investment parameters of more than one Other Principal Account. The Adviser employs an established allocation policy to address potentially competing client demands. The allocation process is designed to be fair and equitable to all Other Principal Accounts to the fullest extent possible. In particular, no Other Principal Account shall receive preferential treatment in the process due to its status as an affiliate or non-affiliate of Principal Real Estate. Other Principal Account eligibility for any specific allocation shall be determined by the Other Principal Account’s portfolio manager and by the investment allocator (a designated staff member of Principal Real Estate’s portfolio management team), taking into consideration the Other Principal Account’s investment criteria, return requirements and remaining investment need. The portfolio manager will serve as the Company’s advocate in the allocation process, except that the allocator shall serve in a neutral role specifically regarding his or her duties as allocator. If multiple Other Principal Accounts are eligible for an investment, a rotational queue process is followed to determine the allocation of the investment.
While the Adviser will seek to manage potential conflicts of interest in a fair and reasonable manner as required the Advisory Agreement, the portfolio strategies employed by the Adviser and its affiliates in managing the Other Principal Accounts could conflict with the strategies employed by the Adviser in managing our business and may adversely affect the marketability, exit strategy, prices and availability of the properties, securities and instruments in which we invest. The Adviser or its affiliates may also give advice to the Other Principal Accounts that may differ from advice given to us even though their investment objectives or guidelines may be the same or similar to ours.
For additional information, see “Item 7 Certain Relationships And Related Transactions, And Trustee Independence—Potential Conflicts of Interest—Allocation of Investment Opportunities.”
Term
The Company has been established, and is expected to continue, for an indefinite period of time. As part of the Company’s indefinite term structure, investors may request the repurchase of their common shares on a quarterly basis (as further discussed below). See “—Share Repurchase Plan” below for more information regarding repurchases.
Governmental Regulations
Our operations are subject, in certain instances, to supervision and regulation by U.S. and other governmental authorities, and may be subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, which, among other things: (i) regulate credit-granting activities; (ii) establish maximum interest rates, finance charges and other charges; (iii) require disclosures to customers; (iv) govern secured transactions; and (v) set collection, foreclosure, repossession and claims-handling procedures and other trade practices. We are also required to comply with certain provisions of the Equal Credit Opportunity Act that are applicable to commercial loans. We intend to conduct our business so that neither we nor any of our subsidiaries are required to register as an investment company under the Investment Company Act.
In our judgment, existing statutes and regulations have not had a material adverse effect on our business. In recent years, legislators in the United States and in other countries have said that greater regulation of financial services firms is needed, particularly in areas such as risk management, leverage, and disclosure. While we expect that additional new regulations in these areas will be adopted and existing ones may change in the future, it is not possible at this time to forecast the exact nature of any future legislation, regulations, judicial decisions, orders or interpretations, nor their impact upon our future business, financial condition, or results of operations or prospects.
Competition
We face competition from various entities for investment opportunities, including other REITs, pension funds, insurance companies, investment funds and companies, partnerships and developers. In addition to third-party competitors, Other Principal Accounts with investment strategies that overlap with ours may be allocated investment opportunities, which the Adviser and its affiliates will seek to manage in a fair and reasonable manner in their sole discretion in accordance with Principal Real Estate’s prevailing policies and procedures.
In the face of this competition, we have access to the Adviser’s professionals and their industry expertise and relationships, which we believe provide us with a competitive advantage and help us source, evaluate and compete for potential investments. We believe these relationships will enable us to compete more effectively for attractive investment opportunities. However, we may not be able to achieve our business goals or expectations due to the competitive risks that we face.
Emerging Growth Company
We will be and we will remain an “emerging growth company” as defined in the JOBS Act until the earlier of (a) the last day of the fiscal year (i) following the fifth anniversary of the date of an initial public offering pursuant to an effective registration statement under the Securities Act, (ii) in which we have total annual gross revenue of at least $1.235 billion, or (iii) in which we are deemed to be a large accelerated filer, which means the market value of our shares that is held by non-affiliates exceeds $700 million as of the date of our most recently completed second fiscal quarter, and (b) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. For so long as we remain an “emerging growth company” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”). Also, because we are not a large accelerated filer or an accelerated filer under Section 12b-2 of the Exchange Act, and will not be for so long as our common shares are not traded on a securities exchange, we will not be subject to auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act even once we are no longer an emerging growth company. We cannot predict if investors will find our shares less attractive because we may rely on some or all of these exemptions.
Distribution Reinvestment Plan
We intend to adopt a distribution reinvestment plan whereby shareholders will have their cash distributions automatically reinvested in additional common shares unless they elect to receive their distributions in cash. If you participate in our distribution reinvestment plan, the cash distributions attributable to the class of common shares that you own will be automatically invested in additional common shares of the same class. The purchase price for common shares purchased under our distribution reinvestment plan will be equal to the transaction price for such common shares at the time the distribution is payable. Shareholders will not pay upfront selling commissions or dealer manager fees when purchasing common shares under our distribution reinvestment plan; however, all outstanding Class S shares, Class T shares, and Class D shares, including those purchased under our distribution reinvestment plan, will be subject to ongoing shareholder servicing fees. Participants may terminate their participation in the distribution reinvestment plan with ten business days’ prior written notice to us. See “Description of Registrant’s Securities to be Registered—Distribution Reinvestment Plan” for more information regarding the reinvestment of distributions investors may receive from us.
Share Repurchase Plan
While shareholders may request on a quarterly basis that we repurchase all or any portion of their common shares pursuant to our share repurchase plan, we are not obligated to repurchase any common shares and may choose to repurchase only some, or even none, of our common shares that have been requested to be repurchased in any particular calendar quarter in our discretion. In addition, our ability to fulfill repurchase requests is subject to a number of limitations. As a result, share repurchases may not be available each calendar quarter. Under our share repurchase plan, to the extent we choose to repurchase common shares in any particular calendar quarter, we will only repurchase common shares following the close of business as of the last calendar day of that calendar quarter (each such date, a “Repurchase Date”). Repurchases will be made at the transaction price in effect on the Repurchase Date, except that common shares that have not been outstanding for at least one year will be repurchased at 95% of the transaction price (an “Early Repurchase Deduction”). The one-year holding period is measured from the first calendar day of the month in which the shares were issued to the subscription closing date immediately following the prospective repurchase date. The Early Repurchase Deduction may only be waived in the case of repurchase requests arising from the death or qualified disability of the holder and in other limited circumstances. To have your common shares repurchased, your repurchase request and required documentation must be received in good order by 4:00 p.m. (Eastern Time) on the second to last business day of the applicable calendar quarter. In the unlikely case that the repurchase price of the applicable calendar quarter is not made available by the tenth business day prior to the last business day of such calendar quarter (or is changed after such date), then no repurchase requests will be accepted for such calendar quarter and shareholders who wish to have their shares repurchased the following calendar quarter must resubmit their repurchase requests. Settlements of share repurchases will be generally made within three business days of the Repurchase Date using the prior month’s transaction price. We will disclose the repurchase price for each quarter when available on our website at www.principalcreditreit.com and directly to financial intermediaries. The Early Repurchase Deduction will not apply to common shares acquired through our distribution reinvestment plan. An investor may withdraw its repurchase request by notifying the transfer agent before 4:00 p.m. (Eastern Time) on the last business day of the applicable calendar quarter. Certain broker-dealers require that their clients process repurchases through their broker-dealer, which may impact the time necessary to process such repurchase request, impose more restrictive deadlines than described in our share repurchase plan, impact the timing of a shareholder receiving repurchase proceeds and require different paperwork or process than described in our share repurchase plan. Investors should contact their broker-dealer first if they want to request the repurchase of their shares. We expect to begin the share repurchase plan, if at all, in the first full calendar quarter following the Initial Retail Closing.

The aggregate NAV of total repurchases of Class S shares, Class T shares, Class D shares, Class I shares, Class F-I shares, Class E shares and Class A shares (including repurchases at certain non-U.S. investor access funds primarily created to hold our common shares) is limited to no more than 5% of our aggregate NAV per calendar quarter (measured using the aggregate NAV as of the end of the immediately preceding month). Common shares issued to the Adviser pursuant to the Advisory Agreement are not subject to these repurchase limitations.
In the event that we determine to repurchase some but not all of our common shares submitted for repurchase during any calendar quarter, common shares repurchased at the end of the calendar quarter will be repurchased on a pro rata basis. All unsatisfied repurchase requests must be resubmitted after the start of the next calendar quarter, or upon the recommencement of the share repurchase plan, as applicable.
We may fund repurchase requests from sources other than cash flow from operations, including, without limitation, borrowings, offering proceeds (including from sales of our common shares), the sale of our assets, and repayments of our real estate debt investments, and we have no limits on the amounts we may fund from such sources. Should repurchase requests, in our discretion, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the Company as a whole, or should we otherwise determine that investing our liquid assets in CRE Debt Investments or other investments rather than repurchasing our common shares is in the best interests of the Company as a whole, we may choose to repurchase fewer common shares in any particular calendar quarter than have been requested to be repurchased, or none at all. Further, our board of trustees may make exceptions to, modify or suspend our share repurchase plan if in its reasonable determination it deems such action to be in our best interest.
Human Capital
We do not currently have any employees and do not expect to have any employees. Services necessary for our business are provided by individuals who are employees of the Adviser or its affiliates pursuant to the terms of the Advisory Agreement and our Declaration of Trust. See “Item 1 Business—Description of Business—Advisory Agreement.”
Our Private Offering
Subscriptions to purchase our common shares may be made on an ongoing basis; however investors may only purchase our common shares pursuant to accepted subscription orders as of the first business day of each month (based on the prior month’s transaction price), and to be accepted, a subscription request must be made with a completed and executed subscription agreement in good order, including satisfying any additional requirements imposed by the subscriber’s broker-dealer, and payment of the full purchase price of our common shares being subscribed at least five business days prior to the first business day of the month (unless waived by the Dealer Manager or otherwise agreed to between the Dealer Manager and the applicable participating broker-dealer).
The initial per share purchase price for each class of our common shares (other than Class A shares) sold in our private offering will be equal to the most recently determined NAV per share for the Class A shares issued to the Anchor Investors in connection with the Anchor Investment (which is deemed to be $20.00 until the last calendar day of the month during which we make our first investment), plus, for Class S shares, Class T shares and Class D shares only, applicable upfront selling commissions and dealer manager fees. Thereafter, the purchase price per share for each class of our common shares will vary and will generally equal our prior month’s NAV per share for such class, as determined monthly, plus any applicable upfront selling commissions and dealer manager fees. Although the offering price for our common shares will generally be based on the prior month’s NAV per share, the NAV per share as of the date on which your purchase is settled may be significantly different. We may offer our common shares at a price that we believe reflects the NAV per share of such share more appropriately than the prior month’s NAV per share, including by updating a previously available offering price, in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. The NAV per share for the classes of common shares we are offering in our private offering may differ because shareholder servicing fees, management fees and performance fees allocable to a specific class are only included in the NAV calculation for that class. See “—Net Asset Value Calculation and Valuation Guidelines” for more information about the calculation of NAV per share.

On each business day, our transfer agent will collect purchase orders. Notwithstanding the submission of an initial purchase order, we can reject purchase orders for any reason. Investors may only purchase our common shares pursuant to accepted subscription orders as of the first business day of each month (based on the prior month’s transaction price), and to be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price of our common shares being subscribed at least five business days prior to the first business day of the month. If a purchase order is received less than five business days prior to the first business day of the month, unless waived by the Dealer Manager, the purchase order will be executed in the next month’s closing at the transaction price applicable to that month, plus applicable upfront selling commissions and dealer manager fees. As a result of this process, and unless the subscription order is cancelled prior to its acceptance, the price per share at which a subscriber’s order is executed may be different than the price per share for the month in which they submitted their purchase order.
Generally, within 15 calendar days after the last calendar day of each month, we will determine our NAV per share for each share class as of the last calendar day of the prior month, which will generally be the transaction price for the then-current month for such share class. However, in certain circumstances, the transaction price will not be made available until a later time.
Reporting Obligations
We will file our annual reports containing audited financial statements, quarterly reports, and such other periodic reports as we determine to be appropriate or as may be required by law. We are filing this Registration Statement with the SEC under the Exchange Act to register under Section 12(g) of the Exchange Act and comply with applicable requirements thereunder.
We intend to make available on our website, when available, our annual reports on Form 10-K, quarterly reports on Form 10-Q and our current reports on Form 8-K. The SEC also maintains a website (www.sec.gov) that contains such information. Our website will contain additional information about our business, but the contents of the website are not incorporated by reference in or otherwise a part of this Registration Statement.
Certain U.S. Tax Considerations
The discussion of tax matters set forth in this Registration Statement is not intended to be used, and cannot be used by any prospective investor, for the purpose of avoiding penalties that may be imposed. Each prospective investor should seek advice based on its particular circumstances from an independent tax advisor.
The following summary describes certain material U.S. federal income tax considerations relating to the ownership of our common shares as of the date hereof by U.S. holders and non-U.S. holders (each as defined below). Except where noted, this summary deals only with common shares held as a capital asset and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, regulated investment companies, tax-exempt entities (except as described in “—Taxation of Tax-Exempt Holders of Our Common Shares” below), insurance companies, persons holding common shares as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons liable for alternative minimum tax, persons who are “foreign governments” within the meaning of Section 892 of the Code, investors in pass-through entities or U.S. holders of shares whose “functional currency” is not the U.S. dollar. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not discussed herein. In addition, this summary does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the net investment income tax. Furthermore, the discussion below is based upon the provisions of the Code and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. No ruling on the U.S. federal, state, or local tax considerations relevant to our operation or to the purchase, ownership or disposition of our common shares has been requested from the IRS or other tax authority. It is possible that the IRS may assert or a court may sustain a position contrary to any of the tax consequences described below. The summary is also based upon the assumption that we and our subsidiaries and affiliated entities will operate in accordance with our and their applicable organizational documents.
The U.S. federal income tax treatment of holders of our common shares depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular shareholder of holding our common shares will depend on the shareholder’s particular tax circumstances.
EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF INTERESTS IN THE COMPANY.
Our Taxation as a REIT
We intend to elect and qualify to be taxed as a REIT under the Code commencing with our taxable year ending December 31, 2024. Furthermore, we intend to operate in such a manner as to qualify for taxation as a REIT under the applicable provisions of the Code so long as our board of trustees determines that REIT qualification remains in our best interest.
The sections of the Code and the corresponding regulations that govern the U.S. federal income tax treatment of a REIT and its shareholders are highly technical and complex. The following discussion is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative interpretations thereof.
REITs in General
As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “—Requirements for Qualification as a REIT.” While we intend to operate so that we qualify as a REIT, the IRS may challenge our qualification, or we may not be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”
Provided that we qualify as a REIT, generally we will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our REIT taxable income that is currently distributed to our shareholders. This treatment substantially eliminates the “double taxation” at the corporate and shareholder levels that generally results from an investment in a C corporation (i.e., a corporation generally subject to U.S. federal corporate income tax). Double taxation means taxation once at the corporate level when income is earned and once again at the shareholder level when the income is distributed. In general, the income that we generate, to the extent declared as a dividend and subsequently paid to our shareholders, is taxed only at the shareholder level.
If we qualify as a REIT, we will nonetheless be subject to U.S. federal tax or penalties in the following circumstances:
•We will pay U.S. federal income tax on our taxable income, including net capital gain, that we do not distribute to shareholders during, or within a specified time after, the calendar year in which the income is earned.
•If we have net income from “prohibited transactions,” which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax.
•If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to U.S. federal corporate income tax.
•If due to reasonable cause and not willful neglect we fail to satisfy either the 75% Gross Income Test or the 95% Gross Income Test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on the greater of the amount by which we fail the 75% Gross Income Test or the 95% Gross Income Test, multiplied in either case by a fraction intended to reflect our profitability.
•If (i) we fail to satisfy the asset tests (other than a de minimis failure of the 5% Value Test, 10% Vote Test or 10% Value Test, as described below under “—Asset Tests”) due to reasonable cause and not to willful neglect, (ii) we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter in which we identify such failure and (iii) we file a schedule with the IRS describing the assets that caused such failure, we will pay a tax equal to the greater of $50,000 or the net income from the nonqualifying assets during the period in which we failed to satisfy such asset tests multiplied by the highest U.S. federal corporate income tax rate.
•If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and the failure was due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.
•We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s shareholders, as described below in “—Requirements for Qualification as a REIT.”
•If we fail to distribute during each calendar year at least the sum of:
◦85% of our ordinary income for such calendar year;
◦95% of our capital gain net income for such calendar year; and
◦any undistributed taxable income from prior taxable years, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.
•We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. holder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the shareholder) in its income, and would receive a credit or a refund for its proportionate share of the tax we paid.
•We will be subject to a 100% excise tax on amounts received by us from a taxable REIT subsidiary (“TRS”) (or on certain expenses deducted by a TRS) if certain arrangements between us and a TRS of ours, as further described below, are not comparable to similar arrangements among unrelated parties.
•If we acquire any assets from a non-REIT C corporation in a carry-over basis transaction, we could be liable for specified tax liabilities inherited from that non-REIT C corporation with respect to that corporation’s “built-in gain” in its assets. Built-in gain is the amount by which an asset’s fair market value exceeds its adjusted tax basis at the time we acquire the asset. Applicable Treasury regulations, however, allow us to avoid the recognition of gain and the imposition of corporate-level tax with respect to a built-in gain asset acquired in a carry-over basis transaction from a non-REIT C corporation unless and until we dispose of that built-in gain asset during the 5-year period following its acquisition, at which time we would recognize, and would be subject to tax at the regular U.S. federal corporate income tax rate on, the built-in gain.
•We will generally be subject to tax on the portion of any “excess inclusion income” derived from an investment in residual interests in REMICs that is allocable to any of our shareholders that are “disqualified organizations.” Similar rules will apply if we own an equity interest in a taxable mortgage pool. To the extent that we own a REMIC residual interest or a taxable mortgage pool through a TRS, we will not be subject to this tax, but the TRS would be taxable on the excess inclusion income. For a discussion of “excess inclusion income,” see “—Taxable Mortgage Pools.”
In addition, notwithstanding our status as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. Moreover, as further described below, any domestic TRS in which we own an interest will be subject to U.S. federal corporate income tax on its net income.
Requirements for Qualification as a REIT. The Code defines a REIT as a corporation, trust or association:
(1)that is managed by one or more trustees or directors;
(2)the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;
(3)that would be taxable as a domestic corporation, but for its election to be subject to tax as a REIT;
(4)that is neither a financial institution nor an insurance company subject to certain provisions of the Code;
(5)the beneficial ownership of which is held by 100 or more persons;
(6)of which not more than 50% in value of the outstanding shares are owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) after applying certain attribution rules;
(7)that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year, which has not been terminated or revoked; and
(8)that meets other tests described below regarding the nature of its income and assets.
Conditions (1) through (4), inclusive, must be met during the entire taxable year. Condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Condition (6) must be met during the last half of each taxable year, but neither conditions (5) nor (6) apply to the first taxable year for which an election to be taxed as a REIT is made. We believe that we will maintain sufficient diversity of ownership to allow us to satisfy conditions (5) and (6) above. In addition, our Declaration of Trust contains restrictions regarding the ownership and transfer of our shares that are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. The provisions of our Declaration of Trust restricting the ownership and transfer of our common shares are described in “Description of Registrant’s Securities to be Registered—Restrictions on Ownership and Transfer.” These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements. If we fail to satisfy these share ownership requirements, we will fail to qualify as a REIT.
If we comply with regulatory rules pursuant to which we are required to send annual letters to holders of our common shares requesting information regarding the actual ownership of our common shares (as discussed below), and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet requirement (6) above, we will be treated as having met such requirement.
To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our common shares. To do so, we must demand written statements each year from the record holders of significant percentages of our common shares pursuant to which the record holders must disclose the actual owners of our common shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our common shares and other information. In addition, we must satisfy all relevant filing and other administrative requirements established by the IRS to maintain REIT status, use a calendar year for U.S. federal income tax purposes, and comply with the record keeping requirements of the Code and regulations promulgated thereunder.
Ownership of Partnership Interests. In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% Value Test described below (see “—Asset Tests”), the determination of a REIT’s interest in a partnership’s assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes certain excluded securities as described in the Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest is treated as assets and items of income of our Company for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership.
Disregarded Subsidiaries. If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary is disregarded for U.S. federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a TRS, all of the stock of which is owned directly or indirectly by the REIT. Other entities that are wholly-owned by us, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. All assets, liabilities and items of income, deduction and credit of qualified REIT subsidiaries and disregarded subsidiaries will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A qualified REIT subsidiary of ours is not subject to U.S. federal corporate income taxation, although it may be subject to state and local taxation in some states.
In the event that a qualified REIT subsidiary or a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Asset Tests” and “—Gross Income Tests.”
Taxable REIT Subsidiaries. A TRS is an entity in which we directly or indirectly own stock that is taxable as a corporation and that elects with us to be treated as a TRS. The separate existence of a TRS is not ignored for U.S. federal income tax purposes. Accordingly, a domestic TRS generally is subject to U.S. federal corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our shareholders. In addition, if a TRS owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a TRS. We generally may not own more than 10%, as measured by voting power or value, of the securities of a corporation that is not a qualified REIT subsidiary unless we and such corporation elect to treat such corporation as a TRS. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.
Income earned by a TRS is not attributable to the REIT. Rather, the stock issued by a TRS to us is an asset in our hands, and we treat dividends paid to us from such TRS, if any, as income. This income can affect our income and asset tests calculations, as described below. As a result, income that might not be qualifying income for purposes of the income tests applicable to REITs could be earned by a TRS without affecting our status as a REIT. For example, we may use TRSs to perform services or conduct activities that give rise to certain categories of income such as management fees, or to conduct activities that, if conducted by us directly, would be treated in our hands as prohibited transactions.

Several provisions of the Code regarding the arrangements between a REIT and its TRSs ensure that a TRS will be subject to an appropriate level of U.S. federal income taxation. For example, a TRS is limited in its ability to deduct interest payments made to affiliated REITs. In addition, we would be obligated to pay a 100% penalty tax on some payments that we receive from, or on certain expenses deducted by, a TRS if the IRS were to assert successfully that the economic arrangements between us and a TRS are not comparable to similar arrangements between unrelated parties.
Deductions are disallowed for business interest expense (even if paid to third parties) in excess of the sum of a taxpayer’s business interest income and 30% of the adjusted taxable income of the business, which is its taxable income computed without regard to business interest income or expense, net operating losses or the pass-through income deduction. Such limitations may also impact the amount of U.S. federal income tax paid by any of our TRSs.
In the event that we expect to foreclose or otherwise acquire property with respect to a loan, we may transfer such loan to a TRS. Any gain with respect to such foreclosure or other acquisition, and on any subsequent sale or exchange of the property by the TRS, would be subject to U.S. corporate federal income tax, but would not generally cause a non-U.S. holder of our shares to be treated as recognizing income subject to taxation under FIRPTA. See “—Taxation of Non-U.S. Holders of our Common Shares.”
Taxable Mortgage Pools
An entity, or a portion of an entity, is classified as a taxable mortgage pool under the Code if:
•(i) substantially all of its assets consist of debt obligations or interests in debt obligations, and more than 50% of such debt obligations or interests in debt obligations are real estate mortgage loans or interests in real estate mortgage loans as of specified testing dates;
•(ii) the entity has issued debt obligations that have two or more maturities; and
•(iii) the payments required to be made by the entity on the debt obligations described in clause (ii) above “bear a relationship” to the payments to be received by the entity on the debt obligations or interests in debt obligations described in clause (i) above.
Under the Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations (or interests therein), these debt obligations (or interests therein) are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a taxable mortgage pool.
A taxable mortgage pool generally is treated as a corporation for U.S. federal income tax purposes. However, special rules apply to a REIT, a portion of a REIT, or a qualified REIT subsidiary that is a taxable mortgage pool. If a REIT owns directly, or indirectly through one or more qualified REIT subsidiaries or other entities that are disregarded as a separate entity for U.S. federal income tax purposes, 100% of the equity interests in the taxable mortgage pool, the taxable mortgage pool will be a qualified REIT subsidiary and, therefore, disregarded as an entity separate from the REIT for U.S. federal income tax purposes and would not generally affect the tax qualification of the REIT.
If a REIT is a taxable mortgage pool, or if a REIT owns all of the equity interests in a taxable mortgage pool (in which case the taxable mortgage pool would be treated as a qualified REIT subsidiary), then a portion of the REIT’s income may be treated as excess inclusion income and a portion of the distributions the REIT makes to its shareholders may be considered to be excess inclusion income. A shareholder’s share of excess inclusion income (a) cannot be offset by any losses otherwise available to the shareholder, (b) in the case of a shareholder that is a REIT, a RIC or a common trust fund or other pass through entity, would be considered excess inclusion income of such entity, (c) would be subject to tax as unrelated business taxable income in the hands of most tax-exempt shareholders, (d) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty, to the extent allocable to non-U.S. holders, and (e) would be taxable (at the highest corporate tax rates) to the REIT, rather than its shareholders, to the extent allocable to the REIT’s stock held in record name by disqualified organizations (generally, tax-exempt entities not subject to unrelated business income tax, including governmental organizations). Nominees or other broker-dealers who hold the REIT’s stock on behalf of disqualified organizations would be subject to this tax on the portion of the REIT’s excess inclusion income allocable to the REIT’s stock held on behalf of disqualified organizations. A REIT’s excess inclusion income will be allocated among its shareholders in proportion of its dividends paid. The manner in which excess inclusion income would be allocated among shares of different classes of stock is not clear under the current law. Tax-exempt investors, RIC or REIT investors, non-U.S. investors and taxpayers with net operating losses should consult with their tax advisers with respect to excess inclusion income.
Gross Income Tests
To qualify as a REIT, we must satisfy two gross income requirements, each of which is applied on an annual basis. First, at least 75% of our gross income, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, for each taxable year generally must be derived directly or indirectly from:
•rents from real property;
•interest on debt secured by mortgages on real property or on interests in real property;
•dividends or other distributions on, and gain from the sale of, stock in other REITs;
•gain from the sale of real property or mortgage loans;
•abatements and refunds of taxes on real property;
•income and gain derived from foreclosure property (as described below);
•amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on interests in real property or (ii) to purchase or lease real property (including interests in real property and interests in mortgages on real property); and
•interest or dividend income from investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt obligations with at least a five-year term (the “75% Gross Income Test”).
Second, at least 95% of our gross income, excluding gross income from prohibited transactions and certain hedging transactions, for each taxable year must be derived from sources that qualify for purposes of the 75% Gross Income Test, and from (i) dividends, (ii) interest and (iii) gain from the sale or disposition of stock or securities, which need not have any relation to real property (the “95% Gross Income Test”).
If we fail to satisfy the 75% Gross Income Test or the 95% Gross Income Test (or both) for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect, and we attach a schedule of the sources of our income to our U.S. federal income tax return. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally recognize exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances, we will fail to qualify as a REIT. Even if these relief provisions apply, a penalty tax would be imposed based on the amount of nonqualifying income. See “—REITs in General.”
Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of the gross income tests. We intend to monitor the amount of our nonqualifying income and manage our portfolio to comply at all times with the gross income tests. The following paragraphs discuss some of the specific applications of the gross income tests to us.

Dividends. We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of earnings and profits of the distributing corporation. Our dividend income from stock in any corporation (other than any REIT), including any TRS, will be qualifying income for purposes of the 95% Gross Income Test, but not the 75% Gross Income Test. Dividends that we receive from any REITs in which we own stock and our gain on the sale of the stock in those REITs will be qualifying income for purposes of both gross income tests. However, if a REIT in which we own stock fails to qualify as a REIT in any year, our income from such REIT would be qualifying income for purposes of the 95% Gross Income Test, but not the 75% Gross Income Test.
Interest. The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person; however, it generally includes the following: (i) an amount that is received or accrued based on a fixed percentage or percentages of receipts or sales, and (ii) an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.
Interest on debt secured by mortgages on real property or on interests in real property (including, for this purpose, prepayment penalties, loan assumption fees and late payment charges that are not compensation for services) generally is qualifying income for purposes of the 75% Gross Income Test. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date we agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% Gross Income Test but will be qualifying income for purposes of the 95% Gross Income Test. The portion of the interest income that will not be qualifying income for purposes of the 75% Gross Income Test will be equal to the portion of the principal amount of the loan that is not secured by real property—that is, the amount by which the loan exceeds the value of the real estate that is security for the loan.
Gross Income Test. In the case of CMBS treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans would be qualifying income for purposes of the 75% Gross Income Test to the extent that the obligation is secured by real property, as discussed above. In the case of CMBS treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% Gross Income Test. In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce nonqualifying income for the holder of the related REMIC securities.
Also among the assets we may hold are mezzanine loans, i.e. subordinated loans secured by equity interests in a pass-through entity that directly or indirectly owns real property, rather than a direct mortgage on the real property. Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the asset tests (described below), and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% Gross Income Test (described above). Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. The mezzanine loans that we acquire may not meet all of the requirements for reliance on this safe harbor. Hence, the IRS may challenge the qualification of such assets as real estate assets for purposes of the asset tests (described below) or the interest generated by these loans as qualifying income under the 75% Gross Income Test (described above). To the extent we make corporate mezzanine loans, such loans will not qualify as real estate assets and interest income with respect to such loans will not be qualifying income for the 75% Gross Income Test (described above).
We believe that substantially all of our income from our mortgage-related securities generally will be qualifying income for purposes of the gross income tests. However, to the extent that we own non-REMIC collateralized mortgage obligations (“CMOs”) or other debt instruments secured by mortgage loans (rather than by real property), or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property (including CLOs), the interest income received with respect to such securities generally will be qualifying income for purposes of the 95% Gross Income Test, but not the 75% Gross Income Test.
Hedging Transactions. We and our subsidiaries may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we enter into (i) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as a hedge along with the risk that it hedges within prescribed time periods specified in Treasury regulations, (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests which is clearly identified as a hedge along with the risk that it hedges within prescribed time periods, or (iii) in connection with the effective termination of certain hedging transactions described above will be excluded from gross income for purposes of both the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as nonqualifying income for purposes of both the 75% and 95% gross income tests. Moreover, to the extent that a position in a hedging transaction has positive value at any particular point in time, it may be treated as an asset that does not qualify for purposes of the asset tests described below. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. Our hedging activities may give rise to income or assets that do not qualify for purposes of the REIT tests and may adversely affect our ability to satisfy the REIT qualification requirements.
We may conduct some or all of our hedging activities through a TRS or other corporate entity, the income of which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries.
Fee Income. Any fee income that we earn will generally not be qualifying income for purposes of either gross income test. Any fees earned by a TRS will not be included for purposes of the gross income tests.
Rents from Real Property. To the extent that we own any real property (or interests therein), rents we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions described below are met. These conditions relate to the identity of the tenant, the computation of the rent payable, and the nature of the property leased and any services provided in connection with the property. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS, at least 90% of the property is leased to unrelated tenants, the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space and the rent is not attributable to an increase in rent due to a modification of a lease with a “controlled taxable REIT subsidiary” (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock). A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Whether rents paid by a TRS are substantially comparable to rents paid by other tenants is determined at the time the lease with the TRS is entered into, extended, or modified, if such modification increases the rents due under such lease. Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property. Finally, for rents to qualify as “rents from real property” for purposes of the gross income tests, we are only allowed to provide services that are both usually or “customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant” of the property. Examples of these permitted services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. We may, however, render services to our tenants through an “independent contractor” who is adequately compensated and from whom we do not derive revenue if certain requirements are satisfied. We may also own an interest in a TRS which provides non-customary services to tenants without tainting our rental income from the related properties.

Even if a REIT furnishes or renders services that are non-customary with respect to a property, if the greater of (i) the amounts received or accrued, directly or indirectly, or deemed received by the REIT with respect to such services, or (ii) 150% of our direct cost in furnishing or rendering the services during a taxable year is not more than 1% of all amounts received or accrued, directly or indirectly, by the REIT with respect to the property during the same taxable year, then only the amounts with respect to such non-customary services are not treated as rent for purposes of the REIT gross income tests.
We intend to cause any services that are not usually or “customarily rendered,” or that are for the benefit of a particular tenant in connection with the rental of real property, to be provided through a TRS or through an “independent contractor” who is adequately compensated and from which we do not derive revenue, and which meets certain other requirements. However, the IRS may not concur with our determination as to whether a particular service is usual or customary, or otherwise in this regard.
Prohibited Transactions Tax. A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Whether a REIT holds an asset primarily for sale to customers in the ordinary course of a trade or business depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. While we intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business, we cannot assure you that we will comply with certain safe harbor provisions or that we will avoid owning property that may be characterized as property that we hold primarily for sale to customers in the ordinary course of a trade or business. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of such corporation at regular corporate income tax rates. We intend to structure our activities to avoid prohibited transaction characterization.
Foreclosure Property. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:
•that is acquired by a REIT as the result of the REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;
•for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and
•for which the REIT makes a proper election to treat the property as foreclosure property.
However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor.
Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:
•on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% Gross Income Test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% Gross Income Test;
•on which any construction takes place on the property, other than completion of a building or any other improvement, if more than 10% of the construction was completed before default became imminent; or

•which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business that is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.
We will be subject to tax at the highest U.S. federal corporate income tax rate on any income from foreclosure property, including gain from the disposition of the foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% Gross Income Test, less expenses directly connected with the production of that income. However, net income from foreclosure property, including gain from the sale of foreclosure property held for sale in the ordinary course of a trade or business, will qualify for purposes of the 75% and 95% gross income tests. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property.
Phantom Income. Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from certain assets in advance of our receipt of cash flow from or proceeds from disposition of such assets, and may be required to report taxable income that exceeds the economic income ultimately realized on such assets.
We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount generally will be treated as “market discount” for U.S. federal income tax purposes. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made, unless we elect to include accrued market discount in income as it accrues. Principal payments on certain debt instruments may be made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.
The terms of the debt instruments that we hold may be modified under certain circumstances. These modifications may be considered “significant modifications” for U.S. federal income tax purposes that give rise to a deemed debt-for-debt exchange upon which we may recognize taxable income or gain without a corresponding receipt of cash.
Some of the debt securities that we acquire may have been issued with original issue discount. In general, we will be required to accrue non-de minimis original issue discount based on the constant yield to maturity of such debt securities, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though such yield may exceed cash payments, if any, received on such debt instrument.
In addition, in the event that any debt instruments or debt securities acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinated mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.
Finally, we may be required under the terms of indebtedness that we incur to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our shareholders.
As a result of each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a risk that we may have taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “—Annual Distribution Requirements Applicable to REITs.”

Asset Tests
At the close of each quarter of our taxable year, we must satisfy the following tests relating to the nature of our assets:
•At least 75% of the value of our total assets must be represented by the following:
◦interests in real property, including leaseholds and options to acquire real property and leaseholds;
◦interests in mortgages on real property;
◦stock in other REITs and debt instruments issued by publicly offered REITs;
◦cash and cash items (including certain receivables);
◦government securities;
◦investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt obligations with at least a five-year term; and
◦regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consists of assets that are qualifying real estate-related assets under U.S. federal income tax laws, determined as if we held such assets directly, we will be treated as holding directly our proportionate share of the assets of such REMIC (the “75% Asset Test”).
•Not more than 25% of our total assets may be represented by securities, other than those in the 75% asset class described above.
•Except for securities in TRSs and the securities in the 75% asset class described in the first bullet point above, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets (the “5% Value Test”).
•Except for securities in TRSs and the securities in the 75% asset class described in the first bullet point above, we may not own more than 10% of any one issuer’s outstanding voting securities (the “10% Vote Test”).
•Except for securities of TRSs and the securities in the 75% asset class described in the first bullet point above, we may not own more than 10% of the total value of the outstanding securities of any one issuer, other than securities that qualify for the “straight debt” exception or other exceptions discussed below (the “10% Value Test”).
•Not more than 20% of the value of our total assets may be represented by the securities of one or more TRSs.
•Not more than 25% of the value of our total assets may be represented by nonqualified publicly offered REIT debt instruments.
Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by such partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (although such debt will not be treated as “securities” for purposes of the 10% Value Test, as explained below).
Securities, for purposes of the asset tests, may include debt we hold from other issuers. However, debt we hold in an issuer that does not qualify for purposes of the 75% Asset Test will not be taken into account for purposes of the 10% Value Test if the debt securities meet the straight debt safe harbor. Subject to certain exceptions, debt will meet the “straight debt” safe harbor if the debt is a written unconditional promise to pay on demand or on a specified date a sum certain in money, the debt is not convertible, directly or indirectly, into stock, and the interest rate and the interest payment dates of the debt are not contingent on the profits of any person, the borrower’s discretion or similar factors. In the case of an issuer that is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer that (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, in the case of a partnership issuer, our interest as a partner in the partnership).
In addition to straight debt, the Code provides that certain other securities will not violate the 10% Value Test. Such securities include (i) any loan made to an individual or an estate, (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (v) any security (including debt securities) issued by another REIT and (vi) any debt instrument issued by a partnership if the partnership’s income is of such a nature that the partnership would satisfy the 75% Gross Income Test described above under “—Gross Income Tests.” In applying the 10% Value Test, a debt security issued by a partnership (other than straight debt or any other excluded security) is not taken into account to the extent, if any, of the REIT’s proportionate interest as a partner in that partnership.
Any stock that we hold or acquire in other REITs will be a qualifying asset for purposes of the 75% Asset Test. However, if a REIT in which we own stock fails to qualify as a REIT in any year, the stock in such REIT will not be a qualifying asset for purposes of the 75% Asset Test. Instead, we would be subject to the second, third, fourth, and fifth asset tests described above with respect to our investment in such a disqualified REIT. We will also be subject to those assets tests with respect to our investments in any non-REIT C corporations for which we do not make a TRS election.
Mezzanine loans that do not qualify for the safe harbor in Revenue Procedure 2003-65 may not be treated as qualifying assets for purposes of the 75% Asset Test. If such loans are not qualifying assets for purposes of the 75% Asset Test, they would be subject to the 10% Vote Test or 10% Value Test. In such case, such mezzanine loans may not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% Value Test. We intend to make any such investments in such a manner as not to fail the asset tests described above, but we may not be successful in this regard.
We may hold certain participation interests, including B Notes, in mortgage loans and mezzanine loans originated by other lenders. B Notes are interests in underlying loans created by virtue of participations or similar agreements to which the originators of the loans are parties, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loan, and if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan and grants junior participations which absorb losses first in the event of a default by the borrower. We generally expect to treat our participation interests in mortgage loans and mezzanine loans that qualify for safe harbor under Revenue Procedure 2003-65 as qualifying real estate assets for purposes of the asset tests and interest that we derive from such investments as qualifying mortgage interest for purposes of the 75% Gross Income Test discussed above. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however, and the IRS may challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT.
We expect that the assets and mortgage-related securities that we own generally will be qualifying assets for purposes of the 75% Asset Test. However, to the extent that we own non-REMIC CMOs or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities issued by C corporations that are not secured by mortgages on real property, those securities will not be qualifying assets for purposes of the 75% Asset Test.
In addition, we may enter into repurchase agreements under which we will nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we will be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any such repurchase agreement and the repurchase agreement will be treated as a secured lending transaction notwithstanding that we may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the assets during the term of the repurchase agreement, in which case we could fail to qualify as a REIT.
We intend to monitor the status of our assets for purposes of the various asset tests and manage our portfolio to comply at all times with such tests. However, we may not be successful in this effort. Independent appraisals may not have been obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, the values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, the IRS may contend that our interests in our subsidiaries or in the securities of other issuers cause a violation of the REIT asset tests.
However, certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. For example, if we failed to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if (i) we satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of nonqualifying assets, but instead arose from changes in the relative market values of our assets. If the condition described in (ii) were not satisfied, we could nevertheless avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of the relief provisions described above.
In the case of de minimis violations of the 10% Vote Test, 10% Value Test or the 5% Value Test, a REIT may maintain its qualification despite a violation of such requirements if (i) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000 and (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.
Even if we did not qualify for the foregoing relief provisions, a REIT which fails one or more of the asset requirements for a particular tax quarter may nevertheless maintain its REIT qualification if (i) the REIT provides the IRS with a description of each asset causing the failure, (ii) the failure is due to reasonable cause and not willful neglect, (iii) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest U.S. federal corporate income tax rate and (iv) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant tests within that time frame.
Annual Distribution Requirements Applicable to REITs
To qualify for taxation as a REIT, we generally must distribute dividends (other than capital gain dividends) to our shareholders in an amount at least equal to:
•the sum of (i) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain and (ii) 90% of our net income after tax, if any, from foreclosure property; minus
•the excess of the sum of specified items of non-cash income (including original issue discount on our mortgage loans) over 5% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain.

Distributions generally must be made during the taxable year to which they relate. Distributions may be made in the following year in two circumstances. First, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend on December 31 of the year in which the dividend was declared. Second, distributions may be made in the following year if the dividends are declared before we timely file our tax return for the year and if made before the first regular dividend payment made after such declaration; these distributions are taxable to our shareholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement. To the extent that we do not distribute all of our net capital gain or we distribute at least 90%, but less than 100% of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular U.S. federal corporate income tax rates.
To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the tax treatment to our shareholders of any distributions that are actually made.
If we fail to distribute during a calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year) at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed taxable income from prior years, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior years) and (y) the amounts of income retained on which we have paid corporate income tax.
We intend to make timely distributions sufficient to satisfy the distribution requirements. However, it is possible that, from time to time, we may not have sufficient cash or other liquid assets to meet the distribution requirements. For example, although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may not have sufficient cash to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such situations, we may need to borrow funds or make non-cash distributions (including, for example, distributions of our own shares) in order to satisfy the distribution requirements.
We may elect to retain rather than distribute all or a portion of our net capital gains and pay the tax on such gains. In that case, our shareholders must include their proportionate share of the undistributed net capital gains in income as long-term capital gains and will receive a credit or refund for their share of the tax paid by us to the extent it exceeds their tax liability on the undistributed capital gain. Our shareholders would then increase the adjusted basis of their shares by the difference between (i) the amount of capital gain dividends that we designated and that they include in their taxable income, and (ii) the tax that we paid on their behalf with respect to that income. For purposes of the 4% excise tax described above, any retained amounts for which we elect this treatment would be treated as having been distributed.
If our taxable income for a particular year is subsequently determined to have been understated, under some circumstances we may be able to rectify a failure to meet the distribution requirement for a year by paying deficiency dividends to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.
Penalty Tax
Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a TRS, and redetermined deductions and excess interest represent any amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations. Rents that we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code. Redetermined TRS service income is income earned by a TRS that is attributable to services provided to us, or on our behalf to any of our tenants, that is less than the amounts that would have been charged based upon arms’ length negotiations.
Record Keeping Requirements
We are required to comply with applicable record-keeping requirements. Failure to comply could result in monetary fines. For example, we must request on an annual basis information from our shareholders designed to disclose the actual ownership of our outstanding common shares.
Failure to Qualify
If we fail to satisfy one or more requirements of REIT qualification, other than the income tests or asset requirements, then we may still retain REIT qualification if the failure is due to reasonable cause and not willful neglect, and we pay a penalty of $50,000 for each failure.
If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax on our taxable income as a corporation. This would significantly reduce both our cash available for distribution to our shareholders and our earnings. If we fail to qualify as a REIT, we will not be required to make any distributions to shareholders and any distributions that are made will not be deductible by us. Moreover, all distributions to shareholders would be taxable as dividends to the extent of our current and accumulated earnings and profits, whether or not attributable to capital gains of ours. Furthermore, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction with respect to those distributions, and individual, trust and estate distributees may be eligible for reduced U.S. federal income tax rates on such dividends as “qualified dividend income.” Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost.
Tax Aspects of any Subsidiary Partnerships
General. We may hold certain investments indirectly through subsidiary partnerships and limited liability companies which are treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes are “pass-through” entities which are not required to pay U.S. federal income tax. Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership or limited liability company, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership or limited liability company. A partner in such entity that is a REIT will include in its income its share of these partnership and limited liability company items for purposes of the various gross income tests, the computation of its REIT taxable income, and the REIT distribution requirements. Pursuant to these rules, for purposes of the asset tests, we will include our pro rata share of assets held by any subsidiary partnerships and limited liability companies, based on our capital interest in each such entity.
Entity Classification. Our interests in subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships (or disregarded entities), as opposed to associations taxable as corporations for U.S. federal income tax purposes. For example, an entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” (subject to certain exceptions). A partnership or limited liability company would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury regulations. If a subsidiary partnership or limited liability company were treated as an association rather than as a partnership, it would be taxable as a corporation and would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from qualifying as a REIT. See “—Failure to Qualify” for a discussion of the effects of our failure to meet the REIT asset and income tests. In addition, a change in the tax status of a subsidiary partnership or limited liability company might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions. We do not anticipate that any subsidiary partnership or limited liability company of ours will be treated as a publicly traded partnership which is taxable as a corporation.
U.S. federal income tax audits of partnerships, such as subsidiary partnerships or limited liability companies treated as partnerships for U.S. federal income tax purposes are conducted at the entity level, but unless such an entity qualifies for and affirmatively elects an alternative procedure, any adjustments to the amount of tax due (including interest and penalties) will be payable by the entity itself. Under an alternative procedure, if elected, a partnership would issue information returns to persons who were partners in the audited year, who would then be required to take such adjustments into account in calculating their own tax liability, and the partnership would not be liable for the adjustments. If any of our subsidiary partnerships or limited liability companies is able to and in fact elects the alternative procedure for a given adjustment, the amount of taxes for which such persons will be liable will be increased by any applicable penalties and a special interest charge. Any such entities may not make such an election for any given adjustment.
Taxation of U.S. Holders of Our Common Shares
U.S. Holder. As used in the remainder of this discussion, the term “U.S. holder” means a beneficial owner of our common shares that is for U.S. federal income tax purposes:
•a citizen or resident of the United States;
•a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia;
•an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•a trust if it (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.
If a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding common shares, you should consult your advisers. A “non-U.S. holder” is a beneficial owner of our common shares that is neither a U.S. holder nor a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes).
Distributions Generally. As long as we qualify as a REIT, distributions made by us to our taxable U.S. holders out of our current or accumulated earnings and profits that are not designated as capital gain dividends or “qualified dividend income” will be taken into account by them as ordinary income taxable at ordinary income tax rates and will not qualify for the reduced capital gains rates that currently generally apply to distributions by non-REIT C corporations to certain non-corporate U.S. holders. However, under the current tax law, U.S. holders that are individuals, trusts and estates generally may deduct 20% of “qualified REIT dividends” (i.e., REIT dividends other than capital gain dividends and portions of REIT dividends designated as qualified dividend income eligible for capital gain tax rates). The overall deduction is limited to 20% of the sum of the taxpayer’s taxable income (less net capital gain) and certain cooperative dividends, subject to further limitations based on taxable income. The deduction, if allowed in full, equates to a maximum effective U.S. federal income tax rate on ordinary REIT dividends of 29.6%. Without further legislation, the deduction would sunset after 2025.
In determining the extent to which a distribution constitutes a dividend for tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred shares, if any, and then to our common shares. Corporate shareholders will not be eligible for the dividends received deduction with respect to these distributions.
Distributions in excess of both current and accumulated earnings and profits will not be taxable to a U.S. holder to the extent that the distributions do not exceed the adjusted basis of the holder’s shares. Rather, such distributions will reduce the adjusted basis of the shares. To the extent that distributions exceed the adjusted basis of a U.S.

holder’s shares, the U.S. holder generally must include such distributions in income as long-term capital gain if the shares have been held for more than one year, or short-term capital gain if the shares have been held for one year or less.
Distributions will generally be taxable, if at all, in the year of the distribution. However, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend, and the shareholder will be treated as having received the dividend, on December 31 of the year in which the dividend was declared.
We will be treated as having sufficient earnings and profits to treat as a dividend any distribution we pay up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain dividend, as the case may be, regardless of our earnings and profits. As a result, U.S. holders may be required to treat certain distributions that would otherwise result in a tax-free return of capital as taxable dividends.
Capital Gain Dividends. We may elect to designate distributions of our net capital gain as “capital gain dividends” to the extent that such distributions do not exceed our actual net capital gain for the taxable year. Capital gain dividends are taxed to U.S. holders of our shares as gain from the sale or exchange of a capital asset held for more than one year. This tax treatment applies regardless of the period during which the shareholders have held their shares. If we designate any portion of a dividend as a capital gain dividend, the amount that will be taxable to the shareholder as capital gain will be indicated to U.S. holders on IRS Form 1099-DIV. Corporate shareholders, however, may be required to treat up to 20% of capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends received deduction for corporations.
Instead of paying capital gain dividends, we may elect to require shareholders to include our undistributed net capital gains in their income. If we make such an election, U.S. holders (i) will include in their income as long-term capital gains their proportionate share of such undistributed capital gains and (ii) will be deemed to have paid their proportionate share of the tax paid by us on such undistributed capital gains and thereby receive a credit or refund to the extent that the tax paid by us exceeds the U.S. holder’s tax liability on the undistributed capital gain. A U.S. holder of our common shares will increase the basis in its common shares by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. A U.S. holder that is a corporation will appropriately adjust its earnings and profits for the retained capital gain in accordance with Treasury regulations to be prescribed by the IRS. Our earnings and profits will be adjusted appropriately.
We must classify portions of our designated capital gain dividend into the following categories:
•a 20% gain distribution, which would be taxable to non-corporate U.S. holders of our common shares at a federal rate of up to 20%; or
•an unrecaptured Section 1250 gain distribution, which would be taxable to non-corporate U.S. holders of our common shares at a maximum rate of 25%.
We must determine the maximum amounts that we may designate as 20% and 25% capital gain dividends by performing the computation required by the Code as if the REIT were an individual whose ordinary income were subject to a marginal tax rate of at least 28%. The IRS currently requires that distributions made to different classes of shares be comprised proportionately of dividends of a particular type.
Passive Activity Loss and Investment Interest Limitation. Distributions that we make and gains arising from the disposition of our common shares by a U.S. holder will not be treated as passive activity income, and therefore U.S. holders will not be able to apply any “passive activity losses” against such income. Dividends paid by us, to the extent they do not constitute a return of capital, will generally be treated as investment income for purposes of the investment income limitation on the deduction of the investment interest.
Qualified Dividend Income. Distributions that are treated as dividends may be taxed at capital gains rates, rather than ordinary income rates, if they are distributed to an individual, trust or estate, are properly designated by us as qualified dividend income and certain other requirements are satisfied. Dividends are eligible to be designated by us as qualified dividend income up to an amount equal to the sum of the qualified dividend income received by us during the year of the distribution from other C corporations such as TRSs, our “undistributed” REIT taxable income from the immediately preceding year, and any income attributable to the sale of a built-in gain asset from the immediately preceding year (reduced by any U.S. federal income taxes that we paid with respect to such REIT taxable income and built-in gain).
Dividends that we receive will be treated as qualified dividend income to us if certain criteria are met. The dividends must be received from a domestic corporation (other than a REIT or a regulated investment company) or a qualifying foreign corporation. A foreign corporation generally will be a qualifying foreign corporation if it is incorporated in a possession of the United States, the corporation is eligible for benefits of an income tax treaty with the United States which the Secretary of Treasury determines is satisfactory, or the shares on which the dividend is paid is readily tradable on an established securities market in the United States. However, if a foreign corporation is a foreign personal holding company, a foreign investment company or a passive foreign investment company, then it will not be treated as a qualifying foreign corporation, and the dividends we receive from such an entity would not constitute qualified dividend income.
Furthermore, certain exceptions and special rules apply to determine whether dividends may be treated as qualified dividend income to us. These rules include certain holding requirements that we would have to satisfy with respect to the shares on which the dividend is paid, and special rules with regard to dividends received from regulated investment companies and other REITs.
In addition, even if we designate certain dividends as qualified dividend income to our shareholders, the shareholder will have to meet certain other requirements for the dividend to qualify for taxation at capital gains rates. For example, the shareholder will only be eligible to treat the dividend as qualifying dividend income if the shareholder is taxed at individual rates and meets certain holding requirements. In general, in order to treat a particular dividend as qualified dividend income, a shareholder will be required to hold our shares for more than 60 days during the 121-day period beginning on the date which is 60 days before the date on which the share becomes ex-dividend.
Other Tax Considerations. To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, are not passed through to shareholders and do not offset income of shareholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of shareholders to the extent that we have current or accumulated earnings and profits.
Although not expected, if excess inclusion income from a taxable mortgage pool or REMIC residual interest is allocated to a U.S. shareholder, that income will be taxable in the hands of the U.S. shareholder and would not be offset by any net operating losses of the U.S. shareholder that would otherwise be available. See “—Taxable Mortgage Pools” above. As required by IRS guidance, we intend to notify our U.S. shareholders if a portion of a dividend paid by us is attributable to excess inclusion income.
Sales of Our Common Shares. Upon any taxable sale or other disposition of our common shares (except pursuant to a repurchase by us, as described below), a U.S. holder of our common shares will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between:
•the amount of cash and the fair market value of any property received on such disposition; and
•the U.S. holder’s adjusted basis in such common shares for tax purposes.
Gain or loss will be capital gain or loss if our common shares have been held by the U.S. holder as a capital asset. The applicable tax rate will depend on the holder’s holding period in the asset (generally, if an asset has been held for more than one year, it will produce long-term capital gain) and the holder’s tax bracket.

In general, any loss upon a sale or exchange of our common shares by a U.S. holder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, but only to the extent of distributions from us received by such U.S. holder that are required to be treated by such U.S. holder as long-term capital gains.
Repurchases of Our Common Shares. A repurchase of our common shares will be treated as a distribution in exchange for the repurchased shares and taxed in the same manner as any other taxable sale or other disposition of our common shares discussed above, provided that the repurchase satisfies one of the tests enabling the repurchase to be treated as a sale or exchange. A repurchase will generally be treated as a sale or exchange if it (i) results in a complete termination of the holder’s interest in our common shares, (ii) results in a substantially disproportionate redemption with respect to the holder, or (iii) is not essentially equivalent to a dividend with respect to the holder. In determining whether any of these tests has been met, common shares actually owned, as well as common shares considered to be owned by the holder by reason of certain constructive ownership rules set forth in Section 318 of the Code, generally must be taken into account. The sale of common shares pursuant to a repurchase generally will result in a “substantially disproportionate” redemption with respect to a holder if the percentage of our then outstanding voting shares owned by the holder immediately after the sale is less than 80% of the percentage of our voting shares owned by the holder determined immediately before the sale. The sale of common shares pursuant to a repurchase generally will be treated as not “essentially equivalent to a dividend” with respect to a holder if the reduction in the holder’s proportionate interest in our shares as a result of our repurchase constitutes a “meaningful reduction” of such holder’s interest.
A repurchase that does not qualify as an exchange under such tests will constitute a dividend equivalent repurchase that is treated as a taxable distribution and taxed in the same manner as regular distributions, as described above under “—Distributions Generally.” In addition, although guidance is sparse, the IRS could take the position that a holder who does not participate in any repurchase treated as a dividend should be treated as receiving a constructive distribution of our common shares taxable as a dividend in the amount of their increased percentage ownership of our common shares as a result of the repurchase, even though the holder did not actually receive cash or other property as a result of the repurchase.
Taxation of Non-U.S. Holders of Our Common Shares
The rules governing the U.S. federal income taxation of non-U.S. holders are complex. This section is only a summary of such rules.
We urge non-U.S. holders to consult their own tax advisors to determine the impact of federal, state, local and foreign income tax laws on the ownership and disposition of our common shares, including any reporting requirements.
Distributions. Distributions by us to a non-U.S. holder on our common shares that are neither attributable to gain from sales or exchanges by us of “U.S. real property interests” nor designated by us as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. These distributions generally will be subject to U.S. federal withholding tax on a gross basis at a rate of 30%, or a lower rate as may be specified under an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. Further, if we engage in transactions that result in a portion of our dividends being considered excess inclusion income, reduced treaty rates are not available to the extent the income allocated to the non-U.S. holder is excess inclusion income. Dividends that are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment) will be subject to tax on a net basis, that is, after allowance for deductions, at graduated rates, in the same manner as U.S. holders are taxed with respect to these dividends, and are generally not subject to withholding. Applicable certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exception. Any dividends received by a corporate non-U.S. holder that is engaged in a trade or business within the United States may also be subject to an additional branch profits tax at a 30% rate, or lower applicable treaty rate.

A non-U.S. holder of our common shares who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for our ordinary dividends will be required (i) to complete the applicable IRS Form W-8 and certify under penalty of perjury that such holder is not a U.S. person as defined under the Code and is eligible for treaty benefits or (ii) if our common shares are held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.
A non-U.S. holder of our common shares eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Distributions that are neither attributable to gain from sales or exchanges of “U.S. real property interests” nor designated as capital gains dividends and that are in excess of our current or accumulated earnings and profits that do not exceed the adjusted basis of the non-U.S. holder in its common shares will reduce the non-U.S. holder’s adjusted basis in its common shares and will not be subject to U.S. federal income tax. Distributions that are neither attributable to gain from sales or exchanges of “U.S. real property interests” nor designated as capital gains dividends and that are in excess of current and accumulated earnings and profits that do exceed the adjusted basis of the non-U.S. holder in its common shares will be treated as gain from the sale of its shares, the tax treatment of which is described below under “—Sales of Our Common Shares.” Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend.
We would be required to withhold at least 15% of any distribution to a non-U.S. holder in excess of our current and accumulated earnings and profits if our common shares constitute a U.S. real property interest with respect to such non-U.S. holder, as described below under “—Sales of Our Common Shares.” This withholding would apply even if a lower treaty rate otherwise applies or the non-U.S. holder is not liable for tax on the receipt of that distribution. However, a non-U.S. holder may seek a refund of these amounts from the IRS if the non-U.S. holder’s U.S. tax liability with respect to the distribution is less than the amount withheld.
Distributions to a non-U.S. holder that are designated by us at the time of the distribution as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation unless:
•The investment in our common shares is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder), in which case the non-U.S. holder will generally be subject to the same treatment as U.S. holders with respect to any gain, except that a holder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed above; or
•The non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year of the distribution and has a “tax home” in the United States, in which case the individual will be subject to a 30% tax on the individual’s capital gains.
Under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), distributions to a non-U.S. holder that are attributable to gain from sales or exchanges by us of U.S. real property interests, whether or not designated as capital gain dividends, will cause the non-U.S. holder to be treated as recognizing gain that is income effectively connected with the conduct of a trade or business in the United States. Non-U.S. holders will be taxed on this gain at the same rates applicable to U.S. holders, subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, this gain may be subject to a 30% (or lower applicable treaty rate) branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not attributable to a U.S. real property interest if we held an interest in the underlying asset solely as a creditor.
We will be required to withhold and remit to the IRS at the highest rate of U.S. federal income tax applicable to each non-U.S. holder, based on the status of such holder, of any distributions to non-U.S. holders that are designated as capital gain dividends, or, if greater, the highest rate of U.S. federal income tax applicable to each non-

U.S. holder, based on the status of such holder, of a distribution that could have been designated as a capital gain dividend, whether or not attributable to sales of U.S. real property interests. Distributions can be designated as capital gain dividends to the extent of our net capital gain for the taxable year of the distribution. The amount withheld, which for individual non-U.S. holders may exceed the actual tax liability, is creditable against the non-U.S. holder’s U.S. federal income tax liability.
However, the above withholding tax will not apply to any capital gain dividend with respect to (i) any class of our shares which is “regularly traded” on an established securities market located in the United States if the non-U.S. holder did not own more than 10% of such class of shares at any time during the one-year period ending on the date of such dividend or (ii) a “qualified shareholder” or a “qualified foreign pension fund.” Instead, any capital gain dividend will be treated as a distribution subject to the rules discussed above under “—Distributions.” Also, the branch profits tax would not apply to such a distribution. However, it is not anticipated that our common shares will be “regularly traded” on an established securities market.
Although the law is not clear on the matter, it appears that amounts we designate as undistributed capital gains in respect of the shares held by U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as actual distributions by us of capital gain dividends. Under that approach, the non-U.S. holders would be able to offset as a credit against their U.S. federal income tax liability resulting therefrom their proportionate share of the tax paid by us on the undistributed capital gains, and to receive from the IRS a refund to the extent that their proportionate share of this tax paid by us were to exceed their actual U.S. federal income tax liability. If we were to designate a portion of our net capital gain as undistributed capital gain, a non-U.S. holder is urged to consult its tax advisor regarding the taxation of such undistributed capital gain.
Sales of Our Common Shares. Subject to the discussion below under “—Repurchases of Our Common Shares,” gain recognized by a non-U.S. holder upon the sale or exchange of our shares generally would not be subject to U.S. taxation unless:
•the investment in our common shares is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder), in which case the non-U.S. holder will be subject to the same treatment as domestic holders with respect to any gain;
•the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a tax home in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gains for the taxable year; or
•the non-U.S. holder is not a qualified shareholder or a qualified foreign pension fund (each as defined below) and our common shares constitute U.S. real property interests within the meaning of FIRPTA, as described below.
Our common shares will not generally constitute a U.S. real property interest within the meaning of FIRPTA as long as (i) we are not a “United States real property holding corporation” during a specified testing period and certain procedural requirements are satisfied or (ii) we are a domestically controlled REIT. A “United States real property holding corporation” is a U.S. corporation that at any time during the applicable testing period owned U.S. real property interests that exceeded in value 50% of the value of the corporation’s U.S. real property interests, interests in real property located outside the United States and other assets used in the corporation’s trade or business. We do not expect that 50% or more of our assets will consist of U.S. real property interests and therefore we do not expect that we will be a United States real property holding corporation.
If, contrary to our expectation, we become in the future a United States real property holding corporation, our common shares will not constitute a U.S. real property interest if we are a domestically controlled REIT. We will be a domestically controlled REIT if, at all times during a specified testing period, less than 50% in value of our shares is held directly or indirectly by non-U.S. holders.
Treasury regulations finalized on April 24, 2024 modify the existing Treasury regulations relating to the determination of whether we are a domestically controlled REIT (which are only relevant to a non-U.S. holder if we are a United States real property holding corporation) by providing a look-through rule for our shareholders that are non-publicly traded partnerships, REITs, regulated investment companies or domestic “C” corporations owned 50% or more directly or indirectly by foreign persons (“foreign owned domestic corporations”) and by treating “qualified foreign pension funds” as foreign persons for this purpose. No assurance can be given that we are or will be a domestically controlled REIT.
Even if we were a United States real property holding corporation and were not a domestically controlled REIT, a sale of common shares by a non-U.S. holder would nevertheless not be subject to taxation under FIRPTA as a sale of a U.S. real property interest if:
•our common shares were “regularly traded” on an established securities market within the meaning of applicable Treasury regulations; and
•the non-U.S. holder did not actually, or constructively under specified attribution rules under the Code, own more than 10% of our common shares at any time during the shorter of the five-year period preceding the disposition or the holder’s holding period.
However, it is not anticipated that our common shares will be “regularly traded” on an established securities market. If gain on the sale or exchange of our common shares were subject to taxation under FIRPTA, the non-U.S. holder would be subject to regular U.S. federal income tax with respect to any gain in the same manner as a taxable U.S. holder, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals. In such a case, under FIRPTA the purchaser of common shares may be required to withhold 15% of the purchase price and remit this amount to the IRS.
Qualified Shareholders. Subject to the exception discussed below, a qualified shareholder who holds our common shares directly or indirectly (through one or more partnerships) will not be subject to FIRPTA withholding on distributions by us or dispositions of our common shares. While a qualified shareholder will not be subject to FIRPTA withholding on distributions by us or dispositions of our common shares, certain investors of a qualified shareholder (i.e., non-U.S. persons who hold interests in the qualified shareholder (other than interests solely as a creditor) and hold more than 10% of our common shares (whether or not by reason of the investor’s ownership in the qualified shareholder)) may be subject to FIRPTA withholding.
A qualified shareholder is a non-U.S. person that (i) either is eligible for the benefits of a comprehensive income tax treaty which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or NASDAQ markets, (ii) is a “qualified collective investment vehicle” (within the meaning of Section 897(k)(3)(B) of the Code), and (iii) maintains records on the identity of each person who, at any time during the non-U.S. person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.
Qualified Foreign Pension Funds. Any distribution to a qualified foreign pension fund or qualified controlled entity (or a foreign partnership that is entirely owned by a qualified foreign pension fund or qualified controlled entity) who holds our common shares will not be subject to FIRPTA withholding on distributions by us or dispositions of our common shares.
A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (i) which is created or organized under the law of a country other than the United States, (ii) which is established (a) by such country (or one or more political subdivisions thereof) to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (including self-employed individuals) or persons designated by such employees, as a result of services rendered by such employees to their employers or (b) by one or more employers to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (including self-employed individuals) or persons designated by such employees in consideration for services rendered by such employees to such employers, (iii) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) which is subject to government regulation and with respect to which annual information reporting about its beneficiaries is provided, or is otherwise available, to the relevant tax authorities in the country in which it is established or operates, and (v) with respect to which, under the laws of the country in which it is established or operates, (a) contributions to such trust, corporation, organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or arrangement or taxed at a reduced rate, or (b) taxation of any investment income of such trust, corporation, organization or arrangement is deferred or such income is excluded from the gross income of such entity or arrangement or is taxed at a reduced rate. A qualified controlled entity is any trust or corporation organized under the laws of a foreign country, all of the interests of which (other than an interest solely as a creditor) are held directly by one or more qualified foreign pension funds or indirectly by one or more qualified foreign pension funds through one or more qualified controlled entities or partnerships.
We urge non-U.S. holders to consult their own tax advisors to determine their eligibility for exemption from FIRPTA withholding and their qualification as a qualified shareholder, a qualified foreign pension fund, a qualified controlled entity or a foreign partnership that is entirely owned by a qualified foreign pension fund or qualified controlled entity.
Repurchases of Our Common Shares. A repurchase of our common shares that is not treated as a sale or exchange will be taxed in the same manner as regular distributions under the rules described above. See “—Taxation of U.S. Holders of Our Common Shares—Repurchases of Our Common Shares” for a discussion of when a redemption will be treated as a sale or exchange and related matters.
A repurchase of our common shares generally will be subject to tax under FIRPTA to the extent the distribution in the repurchase is attributable to gains from our dispositions of U.S. real property interests. To the extent the distribution is not attributable to gains from our dispositions of U.S. real property interests, the excess of the amount of money received in the repurchase over the non-U.S. holder’s basis in the repurchased shares will be treated in the manner described above under “—Sales of Our Common Shares.” The IRS has released an official notice stating that repurchase payments may be attributable to gains from dispositions of U.S. real property interests (except when the 10% publicly traded exception would apply), but has not provided any guidance to determine when and what portion of a repurchase payment is a distribution that is attributable to gains from our dispositions of U.S. real property interests. Due to the uncertainty, we may withhold at the highest rate of U.S. federal income tax applicable to each non-U.S. holder, based on the status of such holder, from all or a portion of repurchase payments to non-U.S. holders other than qualified shareholders or qualified foreign pension funds. To the extent the amount of tax we withhold exceeds the amount of a non-U.S. holder’s U.S. federal income tax liability, the non-U.S. holder may file a U.S. federal income tax return and claim a refund.
U.S. Federal Income Tax Returns. If a non-U.S. holder is subject to taxation under FIRPTA on proceeds from the sale of our common shares or on distributions we make, the non-U.S. holder will be required to file a U.S. federal income tax return.
Prospective non-U.S. holders are urged to consult their tax advisors to determine the impact of U.S. federal, state, local and foreign income tax laws on their acquisition, ownership and disposition of our common shares, including any reporting requirements.
Taxation of Tax-Exempt Holders of Our Common Shares
Provided that a tax-exempt holder has not held its common shares as “debt-financed property” within the meaning of the Code and our shares of beneficial interest are not being used in an unrelated trade or business, dividend income from us generally will not be unrelated business taxable income (“UBTI”) to a tax-exempt holder. Similarly, income from the sale of our common shares will not constitute UBTI unless the tax-exempt holder has held its common shares as debt-financed property within the meaning of the Code or has used our common shares in a trade or business.
Although not expected, to the extent that we are (or part of us, or a disregarded subsidiary of ours, is) a taxable mortgage pool, or we hold residual interests in a REMIC, the portion of the dividends paid to a U.S. tax-exempt holder that is allocable to excess inclusion income will be treated as UBTI. If, however, excess inclusion income is allocable to some categories of U.S. tax-exempt holders that are not subject to UBTI, we might be subject to corporate level tax on such income, and, in that case, may reduce the amount of distributions to those holders whose ownership gave rise to the tax. See “—Taxable Mortgage Pools” above. As required by IRS guidance, we intend to notify our shareholders if a portion of a dividend paid by us is attributable to excess inclusion income.
Further, for a tax-exempt holder that is a social club, voluntary employee benefit association, supplemental unemployment benefit trust or qualified group legal services plan exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, or a single parent title-holding corporation exempt under Section 501(c)(2) the income of which is payable to any of the aforementioned tax-exempt organizations, income from an investment in our common shares will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Code. These tax-exempt holders should consult their own tax advisors concerning these “set aside” and reserve requirements.
Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” are treated as UBTI as to any trust which is described in Section 401(a) of the Code, is tax-exempt under Section 501(a) of the Code, and holds more than 10%, by value, of the interests in the REIT. Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as “pension trusts.”
A REIT is a “pension-held REIT” if it meets the following two tests:
•it would not have qualified as a REIT but for Section 856(h)(3) of the Code, which provides that stock owned by pension trusts will be treated, for purposes of determining whether the REIT is closely held, as owned by the beneficiaries of the trust rather than by the trust itself; and
•either (i) at least one pension trust holds more than 25% of the value of the interests in the REIT, or (ii) a group of pension trusts each individually holding more than 10% of the value of the REIT’s stock, collectively owns more than 50% of the value of the REIT’s stock.
The percentage of any REIT dividend from a “pension-held REIT” that is treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any year, in which case none of the dividends would be treated as UBTI. The provisions requiring pension trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is not a “pension-held REIT” (for example, if the REIT is able to satisfy the “not closely held requirement” without relying on the “look through” exception with respect to pension trusts). Because of our Declaration of Trust’s restrictions on the number of our shares that a person may own, we do not anticipate that we will become a “pension-held REIT.”
Prospective tax-exempt holders are urged to consult their tax advisors regarding the impact of U.S. federal, state, local and foreign income tax laws on their acquisition, ownership and disposition of our common shares, including any reporting requirements.
Distribution Reinvestment Plan
Holders who participate in the distribution reinvestment plan will recognize taxable income in the amount they would have received had they elected not to participate, even though they receive no cash. These deemed distributions will be treated as actual distributions from us to the participating holders and will retain the character and U.S. federal income tax effects applicable to all distributions. Common shares received under the plan will have a holding period beginning with the day after purchase, and a U.S. federal income tax basis equal to their cost, which is the gross amount of the deemed distribution.
Backup Withholding Tax and Information Reporting
U.S. Holders of Common Shares. In general, information-reporting requirements will apply to payments of dividends and proceeds of the sale of our common shares held by U.S. holders, unless such U.S. holder is an exempt recipient. A backup withholding tax may apply to such payments if such U.S. holder fails to provide a taxpayer identification number or certification of other exempt status or fails to report in full dividend or interest income. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. holders who fail to certify their U.S. status to us. Any amounts withheld under the backup withholding rules will be allowed as a credit against your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.
Brokers that are required to report the gross proceeds from a sale of our common shares on IRS Form 1099-B will also be required to report the customer’s adjusted basis in our common shares sold and whether any gain or loss with respect to such shares is long-term or short-term. In some cases, there may be alternative methods of determining the basis in our common shares sold, in which case your broker will apply a default method of its choosing if you do not indicate which method you choose to have applied. U.S. holders should consult their own tax advisors regarding these reporting requirements and their election options.
Non-U.S. Holders of Our Common Shares. We must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.
A non-U.S. holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a “United States person” as defined under the Code), or such holder otherwise establishes an exemption.
Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our common shares within the United States or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a “United States person” as defined under the Code), or such owner otherwise establishes an exemption.
Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.
Legislative or Other Actions Affecting REITs
The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the Treasury, which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our common shares.
Tax Shelter Reporting
If a shareholder recognizes a loss with respect to our shares of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the shareholder must file a disclosure statement with the IRS on Form 8886. Direct shareholders of portfolio securities are in many cases exempt from this reporting requirement, but shareholders of a REIT currently are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.
Additional Withholding Requirements
Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any ordinary dividends and other distributions that we pay to (i) a “foreign financial institution” (as specifically defined in the Code and whether such foreign financial institution is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the

United States) in a manner that avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code and whether such non-financial foreign entity is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial U.S. beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to withholding tax discussed above, the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other taxable disposition of our common shares, proposed Treasury regulations (upon which taxpayers may rely until final regulations are issued) eliminate FATCA withholding on payments of gross proceeds entirely. Non-U.S. holders should consult their tax advisers to determine the applicability of this legislation in light of their individual circumstances.
Certain ERISA Considerations
The following is a summary of certain considerations associated with an investment in the Company by any (i) “employee benefit plan” (within the meaning of Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is subject to Title I of ERISA; (ii) “plan” within the meaning of Section 4975 of the Code that is subject to Section 4975 of the Code (including, without limitation, an individual retirement account (an “IRA”) and a “Keogh” plan); (iii) plan, fund, account or other arrangement that is subject to the provisions of any other federal, state, local, non-U.S. or other laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (collectively, “Similar Laws”); or (iv) entity whose underlying assets are considered to include the assets of any of the foregoing described in clauses (i), (ii) and (iii) (we refer to each of the foregoing described in clauses (i), (ii), (iii) and (iv) as a “Plan”).
General Fiduciary Matters
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan which is a Benefit Plan Investor (defined below) and prohibit certain transactions involving the assets of a Benefit Plan Investor and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Benefit Plan Investor or the management or disposition of the assets of a Benefit Plan Investor, or who renders investment advice for a fee or other compensation to a Benefit Plan Investor, is generally considered to be a fiduciary of the Benefit Plan Investor. The term “benefit plan investor” (“Benefit Plan Investor”) is generally defined to include (i) “employee benefit plans” within the meaning of Section 3(3) of ERISA that are subject to Title I of ERISA, (ii) “plans” within the meaning of, and subject to, Section 4975 of the Code (including “Keogh” plans and IRAs), and (iii) entities whose underlying assets include the assets of any of such employee benefit plan or plan by reason of such an employee benefit plan’s or plan’s investment in such entity (e.g., an entity of which 25% or more of the total value of any class of equity interests is held by Benefit Plan Investors and which does not satisfy another exception under ERISA).
In contemplating an investment in the Company of a portion of the assets of any Plan, each prospective investor that is, or is acting on behalf of, a Plan must independently determine that our common shares are an appropriate investment for the Plan, taking into account the Plan’s obligations under the applicable provisions of ERISA, the Code and any applicable Similar Laws, and the facts and circumstances of such investing Plan, including for example: (1) whether the investment is in accordance with the documents and instruments governing the Plan; (2) whether the investment satisfies the fiduciary requirements associated with the Plan; (3) whether the investment will generate unrelated business taxable income to the Plan; (4) whether there is sufficient liquidity for an investment in our common shares for the Plan; (5) the need to value the assets of the Plan annually or more frequently; and (6) whether the investment would constitute a non-exempt prohibited transaction under Title I of ERISA or Section the Code, or a similar violation under applicable Similar Laws.
Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Code prohibit Benefit Plan Investors from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest”, within the meaning of

ERISA, or “disqualified persons” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Benefit Plan Investor that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The fiduciary of a Benefit Plan Investor that proposes to purchase or hold any common shares should consider, among other things, whether such purchase and holding may involve the sale or exchange of any property between a Benefit Plan Investor and a party in interest or disqualified person, or the transfer to, or use by or for the benefit of, a party in interest or disqualified person, of any assets of the Benefit Plan Investor. Depending on the satisfaction of certain conditions which may include the identity of the fiduciary of the Benefit Plan Investor making the decision to acquire or hold common shares on behalf of the Benefit Plan Investor, Prohibited Transaction Class Exemption (“PTCE”) 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) could provide an exemption from the prohibited transaction provisions of Section 406 ERISA and Section 4975 of the Code. It should be noted that these exemptions do not provide relief from the self-dealing prohibitions of Section 406 of ERISA or Section 4975 of the Code. It should be further noted that even if the conditions specific to one or more of these exemptions are satisfied, the scope of relief provided by these exemptions may not necessarily cover all acts involving the common shares that might be construed as prohibited transactions. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Benefit Plan Investors considering acquiring common shares in reliance on these or any other exemption should carefully review the exemption in consultation with its legal advisers to assure it is applicable. There can be no assurance that any of the foregoing exemptions or any other class, administrative or statutory exemption will be available with respect to any particular transaction involving the common shares.
Plan Asset Issues
An additional issue concerns the extent to which the Company or all or a portion of the assets of the Company could itself be treated as subject to the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and Section 4975 of the Code. ERISA and the regulations promulgated thereunder by the United States Department of Labor (the “DOL”), as modified by section 3(42) of ERISA (the “Plan Asset Regulations”) concerns the definition of what constitutes the assets of a Benefit Plan Investor for purposes of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and the prohibited transaction provisions of Section 4975 of the Code.
Under ERISA and the Plan Asset Regulations, generally when a Benefit Plan Investor acquires an “equity interest” in an entity that is neither a “publicly-offered security” (within the meaning of the Plan Asset Regulations) nor a security issued by an investment company registered under the Investment Company Act, the Benefit Plan Investor’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that less than 25% of the total value of each class of equity interest in the entity is held by Benefit Plan Investors within the meaning of the Plan Asset Regulations (the “25% Test”) or that the entity is an “operating company” as defined in the Plan Asset Regulations. The Plan Asset Regulations defines an “equity interest” as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. For purposes of the 25% Test, the assets of an entity will not be treated as “plan assets” if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the total value of each class of equity interest in the entity is held by Benefit Plan Investors, excluding equity interests held by persons (other than Benefit Plan Investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof.
Under the Plan Asset Regulations, a “publicly-offered security” is a security that is (a) “freely transferable,” (b) part of a class of securities that is “widely held,” and (c) (i) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and the class of securities to which such security is a part is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (ii) is part of a class of securities that is registered under Section 12 of the Exchange Act.
The definition of an “operating company” in the Plan Asset Regulations includes, among other things, a “venture capital operating company (“VCOC”). Generally, in order to qualify as a VCOC, an entity must demonstrate on its “initial valuation date” (as defined in the Plan Asset Regulations) and annually thereafter that at least 50% of its assets, valued at cost (other than short-term investments pending long-term commitment or distribution to investors) are invested in operating companies (other than VCOCs) (i.e., operating entities that (i) are primarily engaged directly, or through a majority owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital or (ii) qualify as “real estate operating companies” as defined in the Plan Asset Regulations) in which such entity has direct contractual management rights. In addition, to qualify as a VCOC an entity must, in the ordinary course of its business, actually exercise such management rights with respect to at least one of the operating companies in which it invests. Similarly, the definition of an “operating company” under the Plan Asset Regulations includes a REOC. Generally in order to qualify as REOC an entity must demonstrate on its initial valuation date and annually thereafter that at least 50% of its assets valued at cost (other than short term investments pending long term commitment or distribution to investors) are invested in real estate which is managed or developed and with respect to which such entity has the right to substantially participate directly in the management or development activities. In addition, to qualify as a REOC an entity must in the ordinary course of its business actually be engaged directly in such real estate management or development activities. The Plan Asset Regulations do not provide specific guidance regarding what rights will qualify as management rights, and the DOL has consistently taken the position that such determination can only be made in light of the surrounding facts and circumstances of each particular case, substantially limiting the degree to which it can be determined with certainty whether particular rights will satisfy this requirement.
We will not be an investment company under the Investment Company Act. Accordingly, to the extent the Company does not qualify as a VCOC or a REOC, we intend to rely on the “publicly offered security” exception or another exception under ERISA, such as the 25% Test, however no assurance can be given that this will be the case.
If the assets of the Company were deemed to be “plan assets” of a Benefit Plan Investor within the meaning of ERISA and the Plan Asset Regulations, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by the Company, and (ii) the possibility that certain transactions in which the Company might seek to engage could constitute “prohibited transactions” under ERISA and the Code. If a prohibited transaction occurs for which no exemption is available, the Adviser and/or any other fiduciary that has engaged in the prohibited transaction could be required to (i) restore to the Benefit Plan Investor any profit realized by the fiduciary on the transaction and (ii) reimburse the Benefit Plan Investor for any losses suffered by the Benefit Plan Investor as a result of the investment. In addition, each disqualified person (within the meaning of Section 4975 of the Code) involved could be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within statutorily required periods, to an additional tax of 100%. Fiduciaries of Benefit Plan Investors who decide to invest in the Company could, under certain circumstances, be liable for prohibited transactions or other violations as a result of their investment in the Company or as co-fiduciaries for actions taken by or on behalf of the Company or the Adviser. With respect to an IRA that invests in the Company, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiaries, would cause the IRA to lose its tax-exempt status.
In addition, ERISA generally provides that discretionary authority with respect to the management and disposition of the assets of a Benefit Plan Investor may be delegated to certain “investment managers” who acknowledge that they are fiduciaries of the Benefit Plan Investor. In such case, a fiduciary of a Benefit Plan Investor who has appointed an investment manager will generally not be liable for the acts of such investment manager. We do not expect to be an “investment manager” within the meaning of ERISA. Consequently, if the Company’s assets are deemed to constitute “plan assets” of any shareholder which is Benefit Plan Investor, the fiduciary of any such Benefit Plan Investor would not be protected from liability resulting from our decisions.

Representation
By acceptance of any class of common shares, each shareholder will be deemed to have represented and warranted that either (i) no portion of the assets used by such shareholder to acquire or hold our common shares constitutes assets of any Plan or (ii) the purchase and holding of our common shares by such shareholder will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, or similar violation under any applicable Similar Laws.
Independent Fiduciaries with Financial Expertise. This Registration Statement does not constitute an undertaking to provide impartial investment advice and it is not our intention to act in a fiduciary capacity with respect to any Plan. The Adviser, the Dealer Manager and their respective affiliates (the “Relevant Entities”) have a financial interest in investors’ investment in common shares on account of the fees and other compensation they expect to receive (as the case may be) from the Company and their other relationships with the Company as contemplated in this Registration Statement. Any such fees and compensation do not constitute fees or compensation rendered for the provision of investment advice to any Plan. Each Plan will be deemed to represent and warrant that it is advised by a fiduciary that is (a) independent of the Relevant Entities; (b) capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies contemplated in this Registration Statement; and (c) a fiduciary (under ERISA, Section 4975 of the Code or applicable Similar Law, as applicable) with respect to the Plan’s investment in our common shares, who is responsible for exercising independent judgment in evaluating the Plan’s investment in our common shares and any related transactions.
Reporting of Indirect Compensation. Under ERISA’s general reporting and disclosure rules, certain Benefit Plan Investors subject to Title I of ERISA are required to file annual reports (Form 5500) with the DOL regarding their assets, liabilities and expenses. To facilitate a plan administrator’s compliance with these requirements it is noted that the descriptions contained in this Registration Statement of fees and compensation, including shareholder servicing fee payable to the Dealer Manager and the management fee and performance fee payable to the Adviser are intended to satisfy the disclosure requirements for “eligible indirect compensation” for which the alternative reporting option on Schedule C of Form 5500 may be available.
Other Plans
Certain Plans, such as governmental plans and non-U.S. plans, may not be subject to ERISA or Section 4975 of the Code, but may be subject to provisions of Similar Laws which may restrict the type of investments such a Plan may make or otherwise have an impact on such a Plan’s ability to invest the Company. Accordingly, each Plan, including governmental and non-U.S. plans, considering an investment in our common shares should consult with their legal advisors regarding their proposed investment in our common shares.
The foregoing discussion is general in nature and is not intended to be all-inclusive. Each Plan fiduciary should consult with its legal advisors concerning the considerations discussed above before making an investment in the Company. As indicated above, Similar Laws governing the investment and management of the assets of Plans that are not subject to Title I of ERISA or Section 4975 of the Code, such as governmental plans and non-U.S. plans, may contain fiduciary responsibility and prohibited transaction requirements similar to those under ERISA and Section 4975 of the Code. Accordingly, Plans, in consultation with their legal advisors, should consider the impact of their respective laws and regulations on an investment in the Company and the considerations discussed above, if applicable. The sale of common shares to a Plan is in no respect a representation by us or any other person associated with our offering of our common shares that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan. Neither this discussion nor anything provided in this Registration Statement is, or is intended to be, investment advice directed at any potential Plan purchasers or at Plan purchasers generally and purchasers of any common shares should consult and rely on their own advisors as to whether an investment in our common shares is suitable for the Plan.

ITEM 1A.RISK FACTORS
Risks Related to Our Private Offering and Our Organizational Structure
We have no operating history and there is no assurance that we will be able to successfully achieve our investment objectives.
We are a newly formed entity with no operating history and may not be able to achieve our investment objectives. As of the date of this Registration Statement, we have not originated or acquired any loans or other real estate debt investments. We cannot assure you that the past experiences of the Adviser or its affiliates will be sufficient to allow us to successfully achieve our investment objectives. As a result, an investment in our common shares may entail more risk than an investment in a REIT with a substantial operating history.
There are no assurances that our private offering will raise substantial capital, which may materially adversely affect our ability to achieve our investment objectives.
Our private offering is being made on a “best efforts” basis, meaning that the Dealer Manager is only required to use its best efforts to sell our common shares and has no firm commitment or obligation to purchase any of our common shares. As a result, the amount of net proceeds we raise in our private offering may be substantially less than the amount we would need to achieve a broader portfolio of investments. If we are unable to raise substantial funds in our private offering, we will make fewer investments, resulting in less breadth in terms of the type, number and size of investments that we make. In that case, the likelihood that any single asset’s performance would adversely affect our profitability will increase. There is also a greater risk that you will lose money in your investment if we have less breadth in our portfolio. Further, we will have certain fixed operating expenses, including expenses of being a public reporting company, regardless of whether we are able to raise substantial funds. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions to shareholders.
We are dependent on the Adviser and its affiliates and their key personnel who provide services to us through the Advisory Agreement, and we may not find a suitable replacement for the Adviser if the Advisory Agreement is terminated, or for these key personnel if they leave Principal Real Estate or otherwise become unavailable to us.
We have no employees and are completely reliant on the Adviser. Some of our officers are executive officers of Principal Real Estate. The Adviser has significant discretion as to the implementation of our investment and operating policies and strategies. Accordingly, we believe that our success depends to a significant extent upon the efforts, experience, diligence, skill and network of business contacts of the officers and key personnel of the Adviser. The officers and key personnel of the Adviser evaluate, negotiate, originate and monitor our investments; therefore, our success depends on their continued service. The departure of any of the officers or key personnel of the Adviser could have a material adverse effect on our performance.
The Adviser is not obligated to dedicate any specific personnel exclusively to us. In addition, none of our officers or the officers of the Adviser are obligated to dedicate any specific portion of their time to our business. Some of our officers have significant responsibilities for Other Principal Accounts and/or the Adviser and its affiliates that may not be specific to an Other Principal Account. Although these individuals will be able to allocate an adequate amount of their time to the management of our business, they may not always be able to devote significant time to the management of our business. Further, when there are turbulent conditions or distress in the real estate credit markets or more generally the CRE market, the attention of the Adviser’s personnel and our executive officers and the resources of Principal Real Estate will also be required by Other Principal Accounts. In such situations, we may not receive the level of support and assistance that we may receive if we were internally managed.
In addition, we offer no assurance that Principal Real Estate Investors, LLC will remain the Adviser or that we will continue to have access to Principal Real Estate’s officers and key personnel. If the Advisory Agreement is terminated and no suitable replacement is found, we may not be able to execute our business plan.

Finally, there is no guarantee (i) that the Adviser will succeed in implementing our investment objectives or strategy or in identifying investments that are in accordance with our investment philosophy or (ii) that historical trends of prior programs sponsored by Principal Real Estate will continue during the life of our operations.
The Adviser manages our portfolio pursuant to very broad investment guidelines and generally is not required to seek the approval of our board of trustees for each investment, financing or asset allocation decision made by it, which may result in our making riskier investments and, in turn, may materially adversely affect our results of operations and financial condition.
Our board of trustees is expected to approve very broad investment guidelines that delegate to the Adviser the authority to execute and implement our investment strategy on our behalf, so long as such investments are consistent with the investment guidelines and our Declaration of Trust. The Adviser will implement on our behalf the strategies and discretionary approaches it believes from time to time may be best suited to prevailing market conditions in furtherance of that purpose, subject to the limitations under our investment guidelines and our Declaration of Trust. There can be no assurance that the Adviser will be successful in implementing any particular strategy or discretionary approach to our investment activities. Our board of trustees will review our investment guidelines and investment portfolio periodically. The prior approval of our board of trustees or a committee of independent trustees will be required only as set forth in our Declaration of Trust (including for transactions with the Adviser and its affiliates) or for the acquisition or disposition of assets that are not in accordance with our investment guidelines. In addition, in conducting periodic reviews, our trustees will rely primarily on information provided to them by the Adviser. Furthermore, transactions entered into on our behalf by the Adviser may be costly, difficult or impossible to unwind when they are subsequently reviewed by our board of trustees.
We may make changes to our business, investment, leverage and financing strategies without shareholder approval.
Our board of trustees has approved very broad investment guidelines with which we must comply, but these investment guidelines provide the Adviser with broad discretion and can be changed by the approval of a majority of our board of trustees. As the market evolves, we may, with the approval of a majority of our board of trustees, change our business, investment and financing strategies without a vote of, or notice to, our shareholders, which could result in our making investments and engaging in business activities that are different from, and possibly riskier than, the investments and businesses described in this filing. In particular, a change in our investment strategy, including the manner in which we allocate our resources across our portfolio or the types of assets in which we seek to invest, may increase our exposure to interest rate risk, default risk and real estate market fluctuations. In addition, we intend to use leverage at times and in amounts deemed prudent by our management in its discretion, subject to the oversight of our board of trustees, and the decision of what amount of leverage is prudent is not subject to shareholder approval. Changes to our strategies with regards to the foregoing could materially and adversely affect our financial condition and results of operations.
There is no public trading market for our common shares; therefore, your ability to dispose of your common shares will likely be limited to repurchase by us. If you do sell your common shares to us, you may receive less than the price you paid.
There is no current public trading market for our common shares, and we do not expect that such a market will ever develop in the future. Therefore, the repurchase of common shares by us will likely be the only way for you to dispose of your common shares. We will repurchase common shares at a price equal to the transaction price of the class of common shares being repurchased on the date of repurchase (which will generally be equal to our prior month’s NAV per share) and not based on the price at which you initially purchased your common shares. Subject to limited exceptions, common shares repurchased within one year of the date of issuance will be repurchased at 95% of the transaction price. As a result, you may receive less than the price you paid for your common shares when you sell them to us pursuant to our share repurchase plan. See “Share Repurchases—Early Repurchase Deduction.”

Your ability to have your common shares repurchased through our share repurchase plan is limited. We may choose to repurchase fewer common shares than have been requested to be repurchased, or none at all, in our discretion at any time, and the amount of common shares we may repurchase is subject to caps. Further, our board of trustees may make exceptions to, modify or suspend our share repurchase plan if it deems such action to be in our best interest.
We may choose to repurchase fewer common shares than have been requested in any particular calendar quarter to be repurchased under our share repurchase plan, or none at all, in our discretion at any time. We may repurchase fewer common shares than have been requested to be repurchased due to, among other reasons, in the discretion of our board of trustees, lack of readily available funds because of adverse market conditions beyond our control, the need to maintain liquidity for our operations or because we have determined that investing in additional assets is a better use of our capital than repurchasing our common shares. In addition, the aggregate NAV of total repurchases (including repurchases at certain non-U.S. investor access funds primarily created to hold our common shares but excluding any Early Repurchase Deduction applicable to the repurchased common shares) is limited, in any calendar quarter, to common shares whose aggregate value is no more than 5% of our aggregate NAV (measured using the aggregate NAV as of the end of the immediately preceding month). Further, our board of trustees may make exceptions to, modify or suspend our share repurchase plan if in its discretion it deems such action to be in our best interest. Our board of trustees cannot terminate our share repurchase plan absent a liquidity event that results in our shareholders receiving cash or securities listed on a national securities exchange or where otherwise required by law. If we do not repurchase the full amount of all common shares requested to be repurchased in any given calendar quarter, funds will be allocated pro rata based on the total number of common shares being repurchased without regard to class after we have repurchased all common shares for which repurchase has been requested due to death, disability or divorce and other limited exceptions. All unsatisfied repurchase requests must be resubmitted after the start of the next quarter, or upon the recommencement of the share repurchase plan, as applicable.
The vast majority of our assets will consist of investments that cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have a sufficient amount of cash to immediately satisfy repurchase requests. Should repurchase requests, as determined by our board of trustees, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the Company as a whole, or should we otherwise determine that investing our liquid assets in CRE Debt Investments or other illiquid investments rather than repurchasing our common shares is in the best interests of the Company as a whole, then we may choose to repurchase fewer common shares than have been requested to be repurchased, or none at all. As a result, your ability to have your common shares repurchased by us may be limited and at times you may not be able to liquidate your investment. See “Share Repurchases—Repurchase Limitations.”
Economic events that may cause our shareholders to request that we repurchase their common shares may materially adversely affect our cash flow and our results of operations and financial condition.
Economic events affecting the U.S. economy, such as the general negative performance of the CRE markets (including as a result of inflation or higher interest rates), actual or perceived instability in the U.S. banking system, disruptions in the labor market (including labor shortages and unemployment), stock market volatility (including volatility as a result of geopolitical events and military conflicts, such as the recent outbreak of hostilities between Israel and Hamas and between Ukraine and Russia) and increasing inflation, could cause our shareholders to seek repurchase of their common shares pursuant to our share repurchase plan at a time when such events are adversely affecting the performance of our assets. Even if we decide to satisfy all resulting repurchase requests, our cash flow could be materially adversely affected. In addition, if we determine to sell assets to satisfy repurchase requests, we may not be able to realize the return on such assets that we may have been able to achieve had we sold at a more favorable time, and our results of operations and financial condition, including, without limitation, breadth and diversification of our portfolio, could be materially adversely affected.
We face risks associated with the deployment of our capital.
In light of the nature of our continuous private offering in relation to our investment strategy and the need to be able to deploy potentially large amounts of capital quickly to capitalize on potential investment opportunities, we may have difficulty identifying, originating and/or purchasing suitable CRE Debt Investments and other investments on attractive terms, and there could be a delay between the time we receive net proceeds from the sale of our common shares and the time we invest such net proceeds. We may also from time to time hold cash pending deployment into investments or have less than our targeted leverage, which cash or shortfall in targeted leverage may at times be significant, particularly at times when we are receiving high amounts of offering net proceeds, during the Ramp-Up Period and/or times when there are few attractive investment opportunities. Such cash may be held in an account that may be invested in money market accounts or other similar temporary investments, each of which are subject to the management fees payable to the Adviser.
In the event we are unable to find suitable investments, such cash may be maintained for longer periods, which would be dilutive to overall investment returns. This could cause a substantial delay in the time it takes for a shareholder’s investment to realize its full potential return and could adversely affect our ability to pay regular distributions of cash flow from operations. It is not anticipated that the temporary investment of such cash into money market accounts or other similar temporary investments pending deployment into investments will generate significant interest, and investors should understand that such low interest payments on the temporarily invested cash may materially adversely affect overall returns. In the event we fail to timely invest the net proceeds from sales of our common shares or do not deploy sufficient capital to meet our targeted leverage, our results of operations and financial condition may be materially adversely affected.
The amount and source of distributions, if any, we may make to our shareholders is uncertain, and we may be unable to generate sufficient cash flows from our operations to make distributions to our shareholders at any time in the future.
We have not established a minimum distribution payment level, and our ability to make distributions to our shareholders may be materially adversely affected by a number of factors, including, but not limited to, the risk factors described in this Registration Statement. Because we currently have no investments and have not identified any investments to acquire with the net proceeds of our private offering, we may not generate sufficient income to make distributions to our shareholders. Our board of trustees (or a committee of our board of trustees) will make determinations regarding distributions based upon, among other factors, our financial performance (which in a large part will depend on our borrowers’ ability to continue to pay principal and interest payments to us under the terms of our loans), debt service obligations, debt covenants, REIT qualification and tax requirements and capital expenditure requirements. Among the factors that could impair our ability to make distributions to our shareholders are:
•the limited size of our portfolio during the Ramp-Up Period;
•our inability to invest the net proceeds from sales of our common shares on a timely basis in income-producing investments;
•our inability to realize attractive risk-adjusted returns on our investments;
•high levels of expenses or reduced revenues that reduce our cash flow or non-cash earnings; and
•defaults in our investment portfolio or decreases in the value of our investments.
As a result, we may not be able to make distributions to our shareholders at any time in the future, and the level of any distributions, if any, we do make to our shareholders is unknown, may not increase or even be maintained over time, any of which could materially and adversely affect the value of your investment.
We may pay distributions from sources other than our cash flow from operations, including, without limitation, borrowings, offering net proceeds and the sale of or repayments under our investments, and we have no limits on the amounts we may fund from such sources.
We may not generate sufficient cash flow from operations to fully fund distributions to shareholders, particularly during the Ramp-Up Period. Therefore, particularly during the Ramp-Up Period, we may fund distributions to our shareholders from sources other than cash flow from operations, including, without limitation, borrowings, offering net proceeds (including from sales of our common shares to the Adviser or its affiliates) and the sale of or repayments under our investments. The extent to which we fund distributions from sources other than cash flow from operations will depend on various factors, including, but not limited to, the level of participation in our distribution reinvestment plan, the extent to which the Adviser elects to receive its management fee or performance fee in our common shares (in lieu of cash), how quickly we invest the proceeds from this and any future offering and the performance of our CRE debt portfolio and other assets. Funding distributions from borrowings, offering net proceeds (including from sales of our common shares to the Adviser or its affiliates) and the sale of or repayments under our investments will result in us having less funds available to originate or acquire CRE Debt Investments or other assets. As a result, the return you realize on your investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional common shares (or other securities convertible into our common shares) will dilute your interest in us on a percentage basis and may impact the value of your investment especially if we sell these securities at prices less than the price you paid for your common shares. We may be required to continue to fund distributions from a combination of some of these sources if our investments fail to perform, if expenses are greater than our revenues or due to numerous other factors. We cannot predict when, if ever, distribution payments sourced from borrowings and from offering net proceeds may occur, and an extended period of such payments would likely be unsustainable. We have not established a limit on the amount of our distributions that may be funded from any of these sources.
To the extent we borrow funds to pay distributions, we would incur borrowing costs (including interest) and these borrowings would require a future repayment. The use of these sources for distributions and the ultimate repayment of any liabilities incurred could adversely impact our ability to pay distributions in future periods, decrease our NAV, decrease the amount of cash we have available for operations and new investments and materially adversely impact the value of your investment.
We may also defer operating expenses or pay expenses (including management fees or performance fees payable to the Adviser) with our common shares to preserve cash flow for the payment of distributions. The ultimate repayment of these deferred expenses could materially adversely affect our operations and reduce the future return on your investment. We may repurchase common shares from the Adviser shortly after issuing such common shares as compensation or reimbursement for certain expenses. The payment of expenses in our common shares will dilute your ownership interest in us. There is no guarantee any of our operating expenses will be deferred and the Adviser is under no obligation to receive fees or distributions in our common shares and may elect to receive such amounts in cash.
Payments to the Adviser in the form of common shares, which the Adviser may elect to receive in lieu of cash in respect of management fees or performance fees or certain expense reimbursements, will dilute future cash available for distribution to our shareholders.
The Adviser may elect to receive our common shares in lieu of cash in respect of management fees or performance fees or certain expense reimbursements. The amount of common shares issued to the Adviser may be significant, particularly during periods in which the value of our investment portfolio appreciates, resulting in higher performance fees. Repurchases of our common shares paid to the Adviser as a management fee or performance fee or expense reimbursements are not subject to our share repurchase plan, including the quarterly volume limitation and the Early Repurchase Deduction), and, therefore, any such repurchases may receive priority over other repurchase requests of our common shares subject to our share repurchase plan for any period.
Purchases and repurchases of our common shares will not be made based on the current NAV per share as of the date of the purchase or repurchase.
Generally, our offering price per common share and the price at which we make repurchases of our common shares will equal the NAV per share of the applicable class as of the last calendar day of the prior month, plus, in the case of our offering price, applicable upfront selling commissions and dealer manager fees. The NAV per share, if calculated as of the date on which you make your subscription request or repurchase request, may be significantly different than the transaction price you pay or the repurchase price you receive. Certain of our investments or liabilities may be subject to high levels of volatility from time to time and could change in value significantly between the end of the prior month as of which our NAV is determined and the date that you acquire or repurchase our common shares; however, the prior month’s NAV per share will generally continue to be used as the transaction price per share and repurchase price per share. In exceptional circumstances, we may, in our sole discretion, but are not obligated to, offer and repurchase common shares at a different price that we believe reflects the NAV per share more appropriately than the prior month’s NAV per share, including by updating a previously disclosed transaction price, in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month and we believe an updated price is appropriate. In such exceptional cases, the transaction price and the repurchase price will not equal our NAV per share as of any time.
Valuations of our investments may reflect estimates of fair value and may not necessarily correspond to realizable value, which could adversely affect the value of your investment.
Newly originated or acquired loan investments will initially be valued at par in the month that they are closed, which is expected to represent fair value at that time. For each month after the initial month in which a loan investment is closed, our independent valuation advisor, SitusAMC Valuation Advisory and Risk Solutions, LLC, (the “Independent Valuation Advisor”) will value each such loan at fair market value. In the event we pursue ownership interest in the underlying collateral on a defaulted loan, then the asset will become real estate owned (“REO”) and such REO properties will initially be valued at fair value less closing costs, at the time of acquisition. Thereafter, the REO properties will be valued by the Adviser, subject to the review and confirmation of the reasonableness by the Independent Valuation Advisor. Our publicly traded real-estate related assets that are not restricted as to salability or transferability will generally be valued by the Adviser monthly on the basis of publicly available market quotations or at fair value determined in accordance with U.S. GAAP. Our investments in privately placed debt instruments and securities of real estate-related operating businesses (other than joint ventures), such as real estate development or management companies, will initially be valued by the Adviser at the acquisition price and thereafter will be revalued monthly by the Independent Valuation Advisor at fair value. We will also report our derivative assets and liabilities at fair value based on price quotes from at least one independent pricing service. Our liquid non-real estate-related assets, including credit rated government debt securities, corporate debt securities, cash and cash equivalents, will be valued monthly by the Adviser based on market quotations or at fair value determined in accordance with U.S. GAAP.
Within the parameters of our valuation guidelines, the valuation methodologies used to value our investments in real estate debt and real estate-related securities will involve subjective judgments and projections and may not be accurate. Valuation methodologies will also involve assumptions and opinions about future events, which may or may not turn out to be correct. Ultimate realization of the value of an asset depends to a great extent on economic, market and other conditions beyond our control and the control of the Adviser and the Independent Valuation Advisor. Further, valuations do not necessarily represent the price at which an asset would sell, since market prices of assets can only be determined by negotiation between a willing buyer and seller. As such, the estimated fair value of an asset may not reflect the price at which the asset could be sold in the market, and the difference between the estimated fair value and the ultimate sales price could be material. In addition, accurate valuations are more difficult with respect to illiquid assets and/or during times of low transaction volume because there are fewer market transactions that can be considered in the context of the valuation analysis. However, there will be no retroactive adjustment in the valuation of such assets, the offering price of our common shares, the price we paid to repurchase our common shares or NAV-based fees we paid to the Adviser and the Dealer Manager to the extent such valuations prove to not accurately reflect the realizable value of our assets. Because the price you will pay for our common shares in our private offering, and the price at which your shares may be repurchased by us pursuant to our share repurchase plan are generally based on our prior month’s NAV per share, you may pay more than realizable value or receive less than realizable value for your investment.
Our NAV per share may change materially if the values of our investments materially change, if the actual operating results for a particular month differ from what we originally budgeted for that month or if there are fluctuations in interest rates.
Our investments are valued on a monthly basis in accordance with our valuation guidelines. As such, when these new valuations are reflected in our NAV calculation, there may be a sudden change in our NAV per share for each class of our common shares. These changes in an investment’s value may be as a result of investment-specific events or as a result of more general changes to real estate values resulting from local, national or global economic changes. In addition, actual operating results for a given month may differ from what we originally budgeted for that month, which may cause a sudden increase or decrease in the NAV per share amounts. We accrue estimated income and expenses on a daily basis based on our budgets. As soon as practicable after the end of each month, we adjust the income and expenses we estimated for that month to reflect the income and expenses actually earned and incurred. In addition, because we are focused on senior floating-rate mortgage loans, interest rate fluctuations may also cause a sudden increase or decrease in our NAV per share. We do not retroactively adjust the NAV per share of each class.
The NAV per share that we publish may not necessarily reflect changes in our NAV that are not immediately quantifiable.
From time to time, we may experience events with respect to our investments that may have a material impact on our NAV. For example, it may be difficult to reflect fully and accurately rapidly changing market conditions or material events that may impact the value of our investments or to obtain quickly complete information regarding such events. The NAV per share of each class of our common shares may not reflect such extraordinary events to the extent that their financial impact is not immediately quantifiable. As a result, the NAV per share of each class, as determined monthly, after the announcement of a material event may differ significantly from our actual NAV per share for such class until such time as the financial impact is quantified and our NAV is appropriately adjusted in a subsequent month and in accordance with our valuation guidelines. The resulting potential disparity in our NAV may inure to the benefit of shareholders whose common shares are repurchased or new shareholders, depending on whether our published NAV per share for such class is overstated or understated.
NAV calculations are not governed by governmental or independent securities, financial or accounting rules or standards.
The methods for calculating our NAV, including the components used in calculating our NAV, is not prescribed by rules of the SEC or any other regulatory agency. Further, there are no accounting rules or standards that prescribe which components should be used in calculating NAV, and our NAV is not audited by our independent registered public accounting firm. We calculate and publish NAV solely for purposes of establishing the price at which we sell and repurchase our common shares and to calculate certain fees and distributions payable to the Adviser and the Dealer Manager, and you should not view our NAV as a measure of our historical or future financial condition or performance. The components and methodology used in calculating our NAV may differ from those used by other companies now or in the future.
In addition, calculations of our NAV, to the extent that they incorporate valuations of our assets and liabilities, are not prepared in accordance with U.S. GAAP. These valuations may differ from liquidation values that could be realized in the event that we were forced to sell assets.
Additionally, errors may occur in calculating our NAV, which could impact the price at which we sell and repurchase our common shares and the amount of the Adviser’s management fee. The Adviser has implemented certain policies and procedures to address such errors in NAV calculations. If such errors were to occur, the Adviser, depending on the circumstances surrounding each error and the extent of any impact the error has on the price at which our common shares were sold or repurchased or on the amount of the Adviser’s management fee, may determine in its sole discretion to take certain corrective actions in response to such errors, including, subject to the Adviser’s policies and procedures, making adjustments to prior NAV calculations. You should carefully review the disclosure of our valuation policies and how NAV will be calculated under “Net Asset Value Calculation and Valuation Guidelines.”
Our shareholders generally have limited voting rights.
As permitted by Maryland law, our Declaration of Trust provides limited voting rights to our shareholders. Under our Declaration of Trust, subject to certain exceptions, shareholders generally are only entitled to vote at a duly held meeting at which a quorum is present on (1) amendments to our Declaration of Trust that would materially and adversely affect the contract rights of outstanding shares subject to certain exceptions provided in our Declaration of Trust, (2) a merger, consolidation, conversion (other than a Conversion Event (as defined below)) or transfer of all or substantially all of our assets as provided in our Declaration of Trust, (3) removal of a trustee for cause and the election of a successor trustee to the extent provided in our Declaration of Trust, (4) the dissolution of the Company as set forth in our Declaration of Trust, (5) in the event that there are no trustees, the election of trustees and (6) such other matters that our board of trustees has submitted to our shareholders for approval or ratification.
The affirmative vote of a plurality of the votes cast in the election of a trustee is generally required to elect any trustee, and the affirmative vote of a majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present is generally sufficient to approve any other matter that may properly come before the shareholders at such meeting (other than the removal of a trustee, which requires the affirmative vote of shareholders entitled to cast at least two-thirds of all the votes entitled to be cast on the matter).
All other matters are subject to the discretion of our board of trustees. Thus, except as set forth above or in any class or series of our shares and subject to the restrictions on transfer and ownership of our shares contained in our Declaration of Trust, holders of common shares do not have the right to vote on any matter.
Our Declaration of Trust does not provide for the annual election of trustees by our shareholders, and contains provisions that could make removal of our trustees difficult, which could make it difficult for our shareholders to effect changes to our management.
Our Declaration of Trust provides that shareholders are only entitled to elect trustees upon the removal of a trustee by shareholders (unless the trustee so removed was designated by Principal Real Estate pursuant to the Declaration of Trust) or in the event there are no trustees. A trustee may be removed by our shareholders only for “cause” (as defined in our Declaration of Trust), and then only upon the affirmative vote of shareholders entitled to cast at least two-thirds of all the votes entitled to be cast on the matter in accordance with our Declaration of Trust); provided, that, prior to the Initial Retail Closing, Principal Life may remove and elect the replacement of any trustee with or without cause.
Our Declaration of Trust provides that any vacancy on our board of trustees (other than vacancies resulting from shareholder removal of a trustee for cause or vacancies among the independent trustees) may be filled only by a vote of a majority of the remaining trustees. Following the Initial Retail Closing, independent trustee vacancies shall be filled by a majority of the remaining independent trustees, except where removed for cause by the shareholders. Following the Initial Retail Closing, for so long as the Adviser or its affiliate acts as investment adviser to us, Principal Real Estate has the right to designate two trustees for election to our board of trustees. Our board of trustees must also consult with Principal Real Estate in connection with filling any vacancies created by the removal, resignation, retirement or death of any trustee (other than in connection with a removal of a trustee for cause by shareholders in accordance with our Declaration of Trust) following the Initial Retail Closing. If the vacancy resulting from shareholder removal of a trustee for cause was a trustee designated by Principal Real Estate, Principal Real Estate has the exclusive right to designate a successor trustee for election to our board of trustees.
These requirements make it more difficult to change our management by removing and replacing trustees and may prevent a change in our control.
Our Declaration of Trust permits our board of trustees to authorize us to issue preferred shares on terms that may be senior to the rights of the holders of our current common shares or discourage a third party from acquiring us.
Our board of trustees is permitted, subject to certain restrictions set forth in our Declaration of Trust, to authorize the issuance of preferred shares without shareholder approval. Further, our board of trustees may classify or reclassify any unissued common shares or preferred shares from time to time into one or more classes or series by setting or changing the number, par value, designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any new class or series of common shares or preferred shares. Thus, our board of trustees could authorize us to issue preferred shares with terms and conditions that could be senior to the rights of the holders of our common shares or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction such as a merger, tender offer or sale of all or substantially all of our assets, that might provide a premium price for holders of our common shares.

Your interest in us will be diluted if we issue additional shares.
Holders of our common shares will not have preemptive rights to any shares we issue in the future. Our Declaration of Trust currently authorizes us to issue an unlimited number of common shares, including an unlimited number of shares classified as Class S shares, an unlimited number of shares classified as Class T shares, an unlimited number of shares classified as Class D shares, an unlimited number of shares classified as Class I shares, an unlimited number of shares classified as Class F-I shares, an unlimited number of shares classified as Class E shares, and an unlimited number of shares classified as Class A shares, and an unlimited number of shares classified as preferred shares of beneficial interest, par value $0.01 per share (the “preferred shares”). After you purchase our common shares in our private offering, our board of trustees may elect, without shareholder approval, to, among other things,: (1) sell additional common shares (of existing classes or such classes as may be designated by our board of trustees from time to time) in this or any future offering; (2) issue common shares upon the exercise of the options we may grant to our independent trustees or future employees; (3) issue common shares to the Adviser, or its successor or assign, in payment of an outstanding obligation to pay fees for services rendered to us or for the management fee or performance fee or expense reimbursements; or (4) issue equity incentive compensation to certain employees of affiliated service providers or to third parties as satisfaction of obligations under incentive compensation arrangements. To the extent we issue additional common shares in the future after your purchase of common shares in our private offering, your percentage ownership interest in us will be diluted. Because of these and other reasons, our shareholders may experience substantial dilution in their percentage ownership of our common shares.
Maryland law and our Declaration of Trust limit our rights and the rights of our shareholders to recover claims against Covered Persons (as defined below), which could reduce your and our recovery against them if they cause us to incur losses.
Maryland law provides that a trustee will not have any liability as a trustee so long as he or she performs his or her duties in accordance with the applicable standard of conduct. In addition, our Declaration of Trust limits the personal liability of our trustees and officers for monetary damages to the maximum extent permitted by Maryland law. Our Declaration of Trust requires us to indemnify each trustee, each officer, the Adviser and each equityholder, member, manager, director, officer, employee or agent of any trustee or our board of trustees (each a “Covered Person”), including any individual or entity who, while serving as the Covered Person and, at our request, serves or has served any other enterprise in any management or agency capacity, against any claim or liability to which the Covered Person may become subject by reason of such status, except for liability for the Covered Person’s gross negligence or intentional misconduct. In addition, the Company must, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former Covered Person or shareholder made a party to or witness in a proceeding by reason of such status. The Company is not required to indemnify or advance funds to any person entitled to indemnification under our Declaration of Trust (x) with respect to any action initiated or brought voluntarily by such indemnified person (and not by way of defense) unless (I) approved or authorized by our board of trustees or (II) incurred to establish or enforce such person’s right to indemnification under the Declaration of Trust, or (y) in connection with any claim with respect to which such person is found to be liable to the Company. As a result, you and we may have more limited rights against Covered Persons than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a manner that causes us to incur losses.
We will not be required to comply with certain reporting requirements, including those relating to auditor’s attestation reports on the effectiveness of our system of internal control over financial reporting, accounting standards and disclosure about our executive compensation, that apply to other public companies.
The JOBS Act contains provisions that, among other things, relax certain reporting requirements for emerging growth companies, including certain requirements relating to accounting standards and compensation disclosure. We are classified as an emerging growth company. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we will not be required to (1) provide an auditor’s attestation report on the effectiveness of our system of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (2) comply with any new or revised financial accounting standards applicable to public companies until such standards are also applicable to private companies under Section 102(b)(1) of the JOBS Act, (3) comply with the requirement in Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard 3101, The Auditor's Report on an Audit of Financial Statements When the Auditor Expresses an Unqualified Opinion, to communicate critical audit matters in the auditor's report, (4) comply with any new audit rules adopted by the PCAOB after April 5, 2012 unless the SEC determines otherwise, (5) provide certain disclosure regarding executive compensation required of larger public companies or (6) hold shareholder advisory votes on executive compensation.
Once we are no longer an emerging growth company, so long as our common shares are not traded on a securities exchange, we will be deemed to be a “non-accelerated filer” under the Exchange Act, and as a non-accelerated filer, we will be exempt from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. In addition, so long as we are externally managed by the Adviser and we do not directly compensate our executive officers, or reimburse the Adviser or its affiliates for salaries, bonuses, benefits and severance payments for persons who also serve as one of our executive officers or as an executive officer of the Adviser, we do not have any executive compensation, making the exemptions listed in (5) and (6) above generally inapplicable.
We cannot predict if investors will find our common shares less attractive because we choose to rely on any of the exemptions discussed above.
As noted above, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards that have different effective dates for public and private companies until such time as those standards apply to private companies.
Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.
We intend to conduct our operations so that neither we nor our subsidiaries are investment companies under the Investment Company Act. However, there can be no assurance that we and our subsidiaries will be able to successfully avoid registering as an investment company. See “Item 1 Business—Operating and Regulatory Structure—Investment Company Act Considerations.”
We presently intend to conduct our business primarily through our wholly owned subsidiaries. Thus, we believe we are not an investment company under Section 3(a)(1)(A) of the Investment Company Act because we do not engage primarily or hold our self out as being engaged primarily in the business of investing, reinvesting or trading in securities; rather, we will be primarily engaged in the business of owning and operating our subsidiaries. Similarly, we intend to conduct our operations so that we do not come within the definition of an investment company under Section 3(a) (1)(C) of the Investment Company Act because more than 60% of our assets, exclusive of cash and U.S. government securities, will consist of ownership interests in wholly owned subsidiaries that are not themselves investment companies and are not relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.
We expect that the majority of our business will be conducted through our primary subsidiary. To the extent that, on an unconsolidated basis the value of its investment securities, which may include subsidiaries that must rely on Section 3(c)(1) or Section 3(c)(7), exceeds 40% of the value of its total assets, exclusive of cash and U.S. government securities, then we believe that it will not be deemed an investment company because it will be able to rely on Section 3(c)(6) of the Investment Company Act. It will in turn primarily engage in the origination, acquisition, financing of a portfolio of primarily CRE Debt Investments through subsidiaries of its own, the majority of which will be able to individually rely upon Section 3(c)(5)(C). Accordingly, because we will own 100% of the outstanding voting securities of the subsidiary, we believe that we will not be deemed an investment company under Section 3(a)(1)(A) or 3(a)(1)(C) of the Investment Company Act so long as it is able to maintain its exemption under Section 3(c)(6). Additionally, if the Company in the future directly invests in real-estate related debt securities rather than indirectly through our subsidiaries, we may also rely on Section 3(c)(6) of the Investment Company Act.
Section 3(c)(6) of the Investment Company Act excepts from the definition of investment company any company primarily engaged, directly or through majority-owned subsidiaries, in one or more of the businesses described in paragraphs (3), (4) and (5) of Section 3(c), or in one or more such businesses (from which not less than 25% of such company’s gross income during its last fiscal year was derived) together with an additional business or businesses other than investing, reinvesting, owning, holding or trading in securities. In the context of a parent company conducting its business through its majority owned subsidiaries relying upon the Section 3(c)(5)(C) exclusion, we interpret the “primarily engaged” element of the 3(c)(6) exclusion to generally depend on where the parent deploys its assets and on where the parent derives its income.
Section 3(c)(5)(C) is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exception generally requires that, for purposes of Section 3(c)(5)(C), at least 55% of a portfolio must be comprised of “Qualifying Interests” and at least 80% of its portfolio must be comprised of Qualifying Interests and “Real Estate-related Interests” (and no more than 20% comprised of non-qualifying or non-real estate-related assets).
As a consequence of certain of our subsidiaries seeking to maintain compliance with Sections 3(c)(6) or Section 3(c)(5)(C) of the Investment Company Act on an ongoing basis, our subsidiaries may be restricted from making certain investments or may structure investments in a manner that would be less advantageous to us than would be the case in the absence of such requirements. In particular, a change in the value of any of our assets could negatively affect our ability to maintain an exclusion from registration under the Investment Company Act and cause the need for a restructuring of our investment portfolio.
For example, these restrictions may limit our subsidiaries’ ability to invest directly in mortgage-backed securities that represent less than the entire ownership in a pool of senior loans, debt and equity tranches of securitizations and certain asset-backed securities, non-controlling equity interests in real estate companies or in assets not related to real estate. We and our subsidiaries may, however, invest in such securities to a certain extent so long as we maintain compliance with the applicable tests.
In addition, seeking to maintain an exclusion from registration under the Investment Company Act may cause us and/or our subsidiaries to acquire or hold additional assets that we might not otherwise have acquired or held or dispose of investments that we and/or our subsidiaries might not have otherwise disposed of, which could result in higher costs or lower proceeds to us than we would have paid or received if we were not seeking to comply with such requirements. Thus, maintaining an exclusion from registration under the Investment Company Act may hinder our ability to operate solely on the basis of maximizing profits.
We assess our subsidiaries’ compliance with Section 3(c)(5)(C) by reference to SEC staff no-action positions and other guidance. No-action positions are based on specific factual situations that may be substantially different from the factual situations our subsidiaries may face, and a number of the no-action positions relevant to our business were issued more than twenty years ago. There may be no guidance from the SEC staff that applies directly to our factual situations and as a result we may have to apply SEC staff guidance that relates to other factual situations by analogy. No assurance can be given that the SEC or its staff will concur with our classification of our assets. In addition, the SEC or its staff may, in the future, issue further guidance that may require us to reclassify our assets for purposes of the Investment Company Act, including for purposes of our subsidiaries’ compliance with the exclusion provided in Section 3(c)(5)(C) of the Investment Company Act. There is no guarantee that we will be able to adjust our assets in the manner required to maintain an exclusion from registration under the Investment Company Act and any adjustment in our strategy or assets could have a material adverse effect on us.
To the extent that the SEC or its staff provide new specific guidance the exemptions under Section 3(c)(5)(C) or 3(c)(6) of the Investment Company Act, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC or its staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.
We depend on the Adviser to develop appropriate systems and procedures to control operational risk.
Operational risks arising from mistakes made in the confirmation or settlement of transactions, from transactions not being properly booked, evaluated or accounted for or other similar disruption in our operations may cause us to suffer financial losses, the disruption of our business, liability to third parties, regulatory intervention or damage to our reputation. We depend on the Adviser and its affiliates to develop the appropriate systems and procedures to control operational risk. We rely heavily on the Adviser’s financial, accounting and other data processing systems. The ability of our systems to accommodate transactions could also constrain our ability to properly manage our portfolio. Generally, the Adviser will not be liable for losses incurred due to the occurrence of any such errors. The personnel of the Adviser are engaged in other business activities, which could distract them, divert their time and attention such that they could no longer dedicate a significant portion of their time to our businesses or otherwise slow our rate of investment. Any failure to manage our business and our future growth effectively could have a material adverse effect on our business, financial condition, results of operations and cash flows.
Operational risks, including the risk of cyberattacks, may disrupt our businesses, result in losses or limit our growth.
We rely heavily on our and Principal Real Estate’s financial, accounting, treasury, communications and other data processing systems. Such systems may fail to operate properly or become disabled as a result of tampering or a breach of the network security systems or otherwise. In addition, such systems are from time to time subject to cyberattacks, which may continue to increase in sophistication and frequency in the future. Attacks on the Adviser’s and its affiliates and their portfolio companies’ and service providers’ systems could involve, and in some instances, have in the past involved attempted attacks that are intended to obtain unauthorized access to our proprietary information or personal identifying information of our shareholders, destroy data or disable, degrade or sabotage our systems, through the introduction of computer viruses or other malicious code.
Cyber security incidents and cyber-attacks have been occurring globally at a more frequent and severe level and will likely continue to increase in frequency in the future. Our information and technology systems as well as those of Principal Real Estate, its portfolio entities and other related parties, such as service providers, may be vulnerable to damage or interruptions from cyber security breaches, computer viruses, network failures, computer and telecommunication failures, infiltration by unauthorized persons and other security breaches, usage errors by their respective professionals or service providers, power, communications or other service outages and catastrophic events such as fires, tornadoes, floods, hurricanes and earthquakes. Cyberattacks and other security threats could originate from a wide variety of sources, including cyber criminals, nation state hackers, hacktivists and other outside parties. There has been an increase in the frequency and sophistication of the cyber and security threats Principal Real Estate faces, with attacks ranging from those common to businesses generally to those that are more advanced and persistent, which may target Principal Real Estate because Principal Real Estate holds a significant amount of confidential and sensitive information about its investors, its portfolio companies and potential investments. As a result, Principal Real Estate may face a heightened risk of a security breach or disruption with respect to this information. If successful, these types of attacks on Principal Real Estate’s network or other systems could have a material adverse effect on our business and results of operations, due to, among other things, the loss of investor or proprietary data, interruptions or delays in the operation of our business and damage to our reputation. There can be no assurance that measures Principal Real Estate takes to ensure the integrity of its systems will provide protection, especially because cyberattack techniques used change frequently or are not recognized until successful.
If unauthorized parties gain access to such information and technology systems, they may be able to steal, publish, delete or modify private and sensitive information including nonpublic personal information related to shareholders (and their beneficial owners) and material nonpublic information. Although Principal Real Estate has implemented, and its portfolio entities and service providers may implement various measures to manage risks relating to these types of events, such systems could prove to be inadequate and, if compromised, could become inoperable for extended periods of time, cease to function properly or fail to adequately secure private information. Principal Real Estate does not control cyber security plans and systems put in place by third party service providers, and such third party service providers may have limited indemnification obligations to Principal Real Estate, its portfolio entities and us, each of which could be negatively impacted as a result. Breaches such as those involving covertly introduced malware, impersonation of authorized users and industrial or other espionage may not be identified even with sophisticated prevention and detection systems, potentially resulting in further harm and preventing them from being addressed appropriately. The failure of these systems or of disaster recovery plans for any reason could cause significant interruptions in Principal Real Estate’s, its affiliates’, their portfolio entities’ or our operations and result in a failure to maintain the security, confidentiality or privacy of sensitive data, including personal information relating to shareholders, material nonpublic information and the intellectual property and trade secrets and other sensitive information in the possession of Principal Real Estate and portfolio entities. We, Principal Real Estate or a portfolio entity could be required to make a significant investment to remedy the effects of any such failures, harm to their reputations, legal claims that they and their respective affiliates may be subjected to, regulatory action or enforcement arising out of applicable privacy and other laws, adverse publicity and other events that may affect their business and financial performance.
In addition, Principal Real Estate operates in businesses that are highly dependent on information systems and technology. The costs related to cyber or other security threats or disruptions may not be fully insured or indemnified by other means. In addition, cybersecurity has become a top priority for regulators around the world. Many jurisdictions in which Principal Real Estate operates have laws and regulations relating to data privacy, cybersecurity and protection of personal information, including the California Consumer Privacy Act in the State of California. Some jurisdictions have also enacted laws requiring companies to notify individuals of data security breaches involving certain types of personal data. Breaches in security could potentially jeopardize Principal Real Estate, its employees’ or our investors’ or counterparties’ confidential and other information processed and stored in, and transmitted through Principal Real Estate’s computer systems and networks, or otherwise cause interruptions or malfunctions in its, its employees’, our investors’, our counterparties’ or third parties’ operations, which could result in significant losses, increased costs, disruption of Principal Real Estate’s business, liability to our investors and other counterparties, regulatory intervention or reputational damage.
If Principal Real Estate fails to comply with the relevant laws and regulations, it could result in regulatory investigations and penalties, which could lead to negative publicity and may cause our investors or Principal Real Estate fund investors and clients to lose confidence in the effectiveness of our or Principal Real Estate’s security measures.
Finally, a disaster or a disruption in the infrastructure that supports our business, including a disruption involving electronic communications or other services used by us or third parties with whom we conduct business, or directly affecting our headquarters, could have a material adverse impact on our ability to continue to operate our business without interruption. Principal Real Estate’s disaster recovery programs may not be sufficient to mitigate the harm that may result from such a disaster or disruption. In addition, insurance and other safeguards might only partially reimburse us for our losses, if at all.
Uncertainty with respect to the financial stability of the United States could have a significant adverse effect on our business, financial condition and results of operations.
Our investment strategy depends on the CRE industry generally, which in turn depends on broad economic conditions in the United States and, to the extent our investments are secured by CRE located outside of the United States, elsewhere. Recently, concerns over global economic conditions, energy and commodity prices, geopolitical issues and military conflicts, inflation, Federal Reserve short term rate decisions, actual or perceived instability in the U.S. banking system, foreign exchange rates, the availability and cost of credit, the sovereign debt crisis, the U.S. mortgage market and a potentially weakening real estate market in the United States have contributed to increased economic uncertainty and diminished expectations for the global economy. These factors, combined with volatile prices of oil and the potential for declining business and consumer confidence, may precipitate an economic slowdown, as well as cause extreme volatility in security prices. Global economic and political headwinds, along with global market instability and the risk of maturing debt that may have difficulties being refinanced, may continue to cause periodic volatility in the CRE market for some time. Adverse conditions in the CRE industry negatively impact our returns by, among other factors, the tightening of the credit markets, decline in the value of underlying real estate assets, and continuing credit and liquidity concerns, among other potential risks.
Risks Related to Our Investments
Our loans and other investments expose us to risks associated with debt-oriented real estate investments generally.
We seek to invest primarily in CRE Debt Investments, including senior mortgage loans, subordinated debt and other similar investments. As such, we are subject to, among other things, risk of defaults by borrowers in paying debt service on outstanding indebtedness and to other impairments of our loans and investments. Any deterioration of real estate fundamentals generally could negatively impact our performance by making it more difficult for borrowers of our mortgage loans, or borrower entities, to satisfy their debt payment obligations, increasing the default risk applicable to borrower entities, and/or making it more difficult for us to generate attractive risk-adjusted returns. Changes in general economic conditions will affect the creditworthiness of borrower entities and/or the value of underlying real estate collateral relating to our investments and may include economic and/or market fluctuations, changes in environmental, zoning and other laws, casualty or condemnation losses, regulatory limitations on rents, decreases in property values, changes in the appeal of properties to tenants, changes in supply and demand of real estate products, fluctuations in real estate fundamentals, the financial resources of borrower entities, energy supply shortages, various uninsured or uninsurable risks, natural disasters, climate-related risks, pandemics or outbreaks of contagious disease, political events, terrorism and acts of war, outbreak of wars and military conflicts, changes in government regulations, changes in monetary policy, changes in real property tax rates and/or tax credits, changes in operating expenses, changes in interest rates, changes in inflation rates, changes in the availability of debt financing and/or mortgage funds which may render the sale or refinancing of properties difficult or impracticable, increased mortgage defaults, increases in borrowing rates, changes in consumer spending, negative developments in the economy and/or adverse changes in real estate values generally and other factors that are beyond our control. This risk may be magnified in the case of the more recent conflicts between Israel and Hamas, and the ongoing conflict between Russia and Ukraine, due to the significant sanctions and other restrictive actions taken against Russia by the U.S. and other countries, as well as the cessation of all business in Russia by many global companies. In addition, recent concerns about the real estate market, rising interest rates, inflation, energy costs and geopolitical issues have contributed to increased volatility and diminished expectations for the economy and markets going forward.
We cannot predict the degree to which economic conditions generally, and the conditions for real estate debt investing in particular, will improve or decline. Any declines in the performance of the U.S. and global economies or in the real estate debt markets could have a material adverse effect on our business, financial condition, and results of operations.
The lack of liquidity in our investments may adversely affect our business.
The lack of liquidity of our CRE Debt Investments and other illiquid investments may make it difficult for us to sell such investments if the need or desire arises. Many of the securities we purchase are not registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or their disposition, except in a transaction that is exempt from the registration requirements of, or otherwise in accordance with, those laws. In addition, certain investments such as “B Notes,” mezzanine loans and bridge and other loans are also particularly illiquid investments due to their short life, their potential unsuitability for securitization and/or the greater difficulty of recovery in the event of a borrower default. In addition, certain of our investments may become less liquid after our investment as a result of periods of delinquencies or defaults or turbulent market conditions, including due to current market conditions and exacerbated market volatility, which may make it more difficult for us to dispose of such assets at advantageous times or in a timely manner. As a result, many of our current investments are, and our future investments will be, illiquid and if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments. Further, we may face other restrictions on our ability to liquidate an investment in a business entity to the extent that we or our Manager has or could be attributed with material non-public information regarding such business entity. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited, which could adversely affect our results of operations and financial condition.
Prepayment rates may adversely affect the value of our investment portfolio.
We are subject to the risk that the issuer of a security or borrower under a loan may exercise its option to prepay principal earlier than scheduled, forcing us to reinvest the proceeds from such prepayment in lower yielding securities or loans, which may result in a decline in our return. Debt investments frequently have call features that allow the issuer to redeem the security at dates prior to its stated maturity at a specified price (typically greater than par) only if certain prescribed conditions are met. An issuer may choose to redeem a debt security if, for example, the issuer can refinance the debt at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. Any such prepayments of our securities or loans could adversely impact our results of operations and financial condition.
Difficulty in redeploying the proceeds from repayments of our loans and investments may cause our financial performance and returns to investors to suffer.
As our loans and investments are repaid, we will have to redeploy the proceeds we receive into new loans and investments. It is possible that we will fail to identify reinvestment options that would provide returns or a risk profile that is comparable to the asset that was repaid. If we fail to redeploy the proceeds we receive from repayment of a loan in equivalent or better alternatives, our financial performance and returns to investors could suffer.
The mortgage loans in which we may invest and the mortgage loans underlying the mortgage securities in which we may invest are subject to delinquency, foreclosure and loss, which could result in losses to us.
CRE Debt Investments are generally secured by commercial properties and are subject to risks of delinquency and foreclosure. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by, among other things: tenant mix and tenant bankruptcies, success of tenant businesses, property management decisions, including with respect to capital improvement, particularly in older building structures, property location and condition, competition from comparable types of properties offering the same or similar services, changes in laws that increase operating expenses or limit rents that may be charged, changes in interest rates, foreign exchange rates, and in the state of the credit and securitization markets and the debt and equity capital markets, including diminished availability or lack of debt financing for commercial real estate, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in real estate tax rates, tax credits and other operating expenses, changes in governmental rules, regulations and fiscal policies, including environmental legislation, natural disasters, terrorism, social unrest and civil disturbances, and adverse changes in zoning laws.
In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations and limit amounts available for distribution to our shareholders. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a mortgage loan can be an expensive and lengthy process, which could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan.
In addition, we are exposed to the risk of judicial proceedings with our borrowers and entities we invest in, including bankruptcy or other litigation, as a strategy to avoid foreclosure or enforcement of other rights by us as a lender or investor. In the event that any of the properties or entities underlying or collateralizing our loans or investments experiences or continues to experience any of the other foregoing events or occurrences, the value of, and return on, such investments could be reduced, which would adversely affect our results of operations and financial condition.
We may need to foreclose on certain of the loans we originate or acquire, which could result in losses that harm our results of operations and financial condition.
We may find it necessary or desirable to foreclose on certain of the loans we originate or acquire, and the foreclosure process may be lengthy and expensive. If we foreclose on an asset, we may take title to the property securing that asset, and if we do not or cannot sell the property, we would then come to own and operate it as “real estate owned.” Owning and operating real property involves risks that are different (and in many ways more significant) than the risks faced in owning an asset secured by that property. The costs associated with operating and redeveloping a property, including any operating shortfalls and significant capital expenditures, could materially and adversely affect our results of operations, financial conditions and liquidity. In addition, we may end up owning a property that we would not otherwise have decided to acquire directly at the price of our original investment or at all, and the liquidation proceeds upon sale of the underlying real estate may not be sufficient to recover our cost basis in the loan, resulting in a loss to us.
Whether or not we have participated in the negotiation of the terms of any such loans, we cannot assure you as to the adequacy of the protection of the terms of the applicable loan, including the validity or enforceability of the loan and the maintenance of the anticipated priority and perfection of the applicable security interests. Furthermore, claims may be asserted by lenders or borrowers that might interfere with enforcement of our rights. Borrowers may resist foreclosure actions by asserting numerous claims, counterclaims and defenses against us, including, without limitation, lender liability claims and defenses, even when the assertions may have no basis in fact, in an effort to prolong the foreclosure action and seek to force the lender into a modification of the loan or a favorable buy-out of the borrower’s position in the loan. Foreclosure actions in some U.S. states can take several years or more to litigate and may also be time consuming and expensive to complete in other U.S. states and foreign jurisdictions in which we do business. At any time prior to or during the foreclosure proceedings, the borrower may file for bankruptcy, which would have the effect of staying the foreclosure actions and further delaying the foreclosure process, and could potentially result in a reduction or discharge of a borrower’s debt. Foreclosure may create a negative public perception of the related property, resulting in a diminution of its value. Even if we are successful in foreclosing on a loan, the liquidation proceeds upon sale of the underlying real estate may not be sufficient to recover our cost basis in the loan, resulting in a loss to us. Furthermore, any costs or delays involved in the foreclosure of the loan or a liquidation of the underlying property will further reduce the net sale proceeds and, therefore, increase any such losses to us.
Delays in liquidating defaulted CRE Debt Investments could reduce our investment returns.
The occurrence of a default on a CRE Debt Investment could result in our taking title to collateral. However, we may not be able to take title to and sell the collateral securing the loan quickly. Taking title to collateral can be an expensive and lengthy process that could have a negative effect on the return on our investment. Borrowers often resist when lenders, such as us, seek to take title to collateral by asserting numerous claims, counterclaims and defenses, including but not limited to lender liability claims, in an effort to prolong the foreclosure action. In some states, taking title to collateral can take several years or more to resolve. At any time during a foreclosure proceeding, for instance, the borrower may file for bankruptcy, which would have the effect of staying the foreclosure action and further delaying the foreclosure process. The resulting time delay could reduce the value of our investment in the defaulted loans. Furthermore, an action to take title to collateral securing a loan is regulated by state statutes and regulations and is subject to the delays and expenses associated with lawsuits if the borrower raises defenses, counterclaims or files for bankruptcy. In the event of default by a borrower, these restrictions, among other things, may impede our ability to take title to and sell the collateral securing the loan or to obtain proceeds sufficient to repay all amounts due to us on the loan. In addition, we may be forced to operate any collateral for which we take title for a substantial period of time, which could be a distraction for the Adviser and may require us to pay significant costs associated with such collateral. We may not recover any of our investment even if we take title to collateral.
Interest rate fluctuations could reduce our ability to generate income on our investments and may cause losses.
Changes in interest rates will affect our net interest income, which is the difference between the interest income we earn on our interest-earning investments and the interest expense we incur in financing these investments. Changes in the level of interest rates also may affect our ability to originate and acquire assets, the value of our assets and our ability to realize gains from the disposition of assets. Changes in interest rates may also affect borrower default rates. In a period of rising interest rates, our interest expense could increase, while the interest we earn on our fixed-rate debt investments would not change, adversely affecting our profitability. Our operating results depend in large part on differences between the income from our assets, net of credit losses, and our financing costs. We anticipate that for any period during which our assets are not match-funded, the income from such assets will respond more slowly to interest rate fluctuations than the cost of our borrowings. Consequently, changes in interest rates may significantly influence our net income. Interest rate fluctuations resulting in our interest expense exceeding interest income would result in operating losses for us.
The due diligence process that the Adviser undertakes in regard to investment opportunities may not reveal all facts that may be relevant in connection with an investment and if the Adviser incorrectly evaluates the risks of our investments we may experience losses.
Before making investments for us, the Adviser conducts due diligence that it deems reasonable and appropriate based on the facts and circumstances relevant to each potential investment. When conducting due diligence, the Adviser may be required to evaluate important and complex issues, including but not limited to those related to business, financial, tax, accounting, environmental, social and governance (“ESG”), legal, and regulatory and macroeconomic trends. With respect to ESG, the nature and scope of the Adviser’s diligence will vary based on the investment, but may include a review of, among other things: energy management, air and water pollution, land contamination, diversity, human rights, employee health and safety, accounting standards and bribery and corruption. Outside consultants, legal advisors, accountants and investment banks may be involved in the due diligence process in varying degrees depending on the type of potential investment. Selecting and evaluating material ESG factors is subjective by nature, and there is no guarantee that the criteria utilized or judgment exercised by the Adviser or a third-party ESG specialist (if any) will reflect the beliefs, values, internal policies or preferred practices of any particular investor or align with the beliefs or values or preferred practices of other asset managers or with market trends. The materiality of sustainability risks and impacts on an individual potential investment or portfolio as a whole are dependent on many factors, including the relevant industry, country, asset class and investment style. The Advisor’s loss estimates may not prove accurate, as actual results may vary from estimates. If the Adviser underestimates the asset-level losses relative to the price we pay for a particular investment, we may experience losses with respect to such investment.
Moreover, investment analyses and decisions by the Adviser may frequently be required to be undertaken on an expedited basis to take advantage of investment opportunities. In such cases, the information available to the Adviser at the time of making an investment decision may be limited, and they may not have access to detailed information regarding such investment. Further, some matters covered by the Adviser’s diligence, such as ESG, are continuously evolving and the Adviser may not accurately or fully anticipate such evolution. For instance, the Adviser’s ESG framework does not represent a universally recognized standard for assessing ESG considerations as there are different frameworks and methodologies being implemented by other asset managers, in addition to numerous international initiatives on the subject. There has also been recent regulatory focus on the marketing of socially conscious investment strategies and the methodology used to evaluate ESG, which has resulted in fines and penalties related to insufficient assessment processes around the marketing of investments marketed as ESG. Therefore, it may be the case that the Adviser may not possess complete knowledge of all circumstances that may adversely affect such investment.
The properties securing our CRE Debt Investments may be subject to unknown liabilities, including liabilities resulting from environmental hazards, that could affect the value of these properties and as a result, our investments.
Collateral properties securing our CRE Debt Investments may be subject to unknown or unquantifiable liabilities that may adversely affect the value of our investments. Such defects or deficiencies may include title defects, title disputes, liens, servitudes or other encumbrances on the mortgaged properties. The discovery of such unknown defects, deficiencies and liabilities could affect the ability of our borrowers to make payments to us or could affect our ability to foreclose and sell the underlying properties, which could adversely affect our results of operations and financial condition.
Furthermore, to the extent we foreclose on properties with respect to which we have extended loans, we may be subject to environmental liabilities arising from such foreclosed properties. Under various U.S. federal, state and local laws, an owner or operator of real property may become liable for the costs of removal of certain hazardous substances released on its property. These laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances. In addition, we could be subject to similar liabilities in applicable foreign jurisdictions.

If we foreclose on any properties underlying our investments, the presence of hazardous substances on a property may adversely affect our ability to sell the property and we may incur substantial remediation costs, therefore the discovery of material environmental liabilities attached to such properties could adversely affect our results of operations and financial condition.
If the Adviser overestimates the yields or incorrectly prices the risks of our investments, we may experience losses.
The Adviser values our potential investments based on yields and risks, taking into account estimated future losses on the mortgage loans and the underlying collateral included in the securitization’s pools, and the estimated impact of these losses on expected future cash flows and returns. The Adviser’s loss estimates may not prove accurate, as actual results may vary from estimates. In the event that the Adviser underestimates the asset level losses relative to the price we pay for a particular investment, we may experience losses with respect to such investment.
Inflation risks may have an adverse impact on our returns.
Inflation and rapid fluctuations in inflation rates have had in the past, and may in the future have, negative effects on the economies and financial markets, which may in turn affect the markets in which we invest. Inflation in the United States remained elevated throughout 2022 and 2023 and may continue to remain high in the future. While inflation has shown signs of moderating, it remains uncertain whether substantial inflation in the United States will be sustained over an extended period of time or have a significant effect on the United States or other economies. For example, wages and prices of inputs increase during periods of inflation, which can negatively impact returns on investments. Governmental efforts to curb inflation often have negative effects on the level of economic activity. Depending on the inflation assumptions relating to the cash flows anticipated from the assets underlying our investments, as well as the manner in which asset revenue is determined with respect to such asset, returns from assets may vary as a result of changes in the rate of inflation. There can be no assurance that inflation will not become a serious problem in the future and have an adverse impact on our returns.
Real estate valuation is inherently subjective and uncertain.
The valuation of real estate and therefore the valuation of any underlying security relating to loans made by us is inherently subjective due to, among other factors, the individual nature of each property, its location, the expected future rental revenues from that particular property and the valuation methodology adopted. As a result, the valuations of the real estate assets against which we make loans are subject to a degree of uncertainty and are made on the basis of assumptions and methodologies that may not prove to be accurate, particularly in periods of volatility, low transaction flow or restricted debt availability in the commercial or residential real estate markets.
Loans on properties in transition will involve a greater risk of loss than conventional mortgage loans.
We intend to invest in transitional loans to borrowers who are typically seeking relatively short-term capital to be used in an acquisition or rehabilitation of a property. The typical borrower in a transitional loan has usually identified an undervalued asset that has been under-managed and/or is located in a recovering market. If the market in which the asset is located fails to improve according to the borrower’s projections, or if the borrower fails to improve the quality of the asset’s management and/or the value of the asset, the borrower may not receive a sufficient return on the asset to satisfy the transitional loan, and we bear the risk that we may not recover all or a portion of our investment.
In addition, borrowers usually use the proceeds of a conventional mortgage to repay a transitional loan. Transitional loans therefore are subject to the risk of a borrower’s inability to obtain permanent financing to repay the transitional loan and to the broader availability of conventional mortgages at amenable rates. In the event of any default under transitional loans that may be held by us, we bear the risk of loss of principal and non-payment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount and unpaid interest of the transitional loan. To the extent we suffer such losses with respect to these transitional loans, it could adversely affect our results of operations and financial condition.

Risks of cost overruns and noncompletion of renovations of properties in transition may result in significant losses.
The renovation, refurbishment or expansion of a property by a borrower involves risks of cost overruns and noncompletion. Estimates of the costs of improvements to bring an acquired property up to standards established for the market position intended for that property may prove inaccurate. Other risks may include rehabilitation costs exceeding original estimates, possibly making a project uneconomical, environmental risks, delays in legal and other approvals (e.g., for condominiums) and rehabilitation and subsequent leasing of the property not being completed on schedule. If such renovation is not completed in a timely manner, or if it costs more than expected, the borrower may experience a prolonged reduction of net operating income and may not be able to make payments on our investment on a timely basis or at all, which could result in significant losses.
Investment ratings that we may use are relative and subjective.
In general, the ratings of nationally recognized rating organizations represent the opinions of these agencies as to the credit quality of securities that they rate. These ratings may be used by us as initial criteria for the selection of investments. Such ratings, however, are relative and subjective; they are not absolute standards of quality and do not evaluate the market value risk of the securities. It is also possible that a rating agency might not change its rating of a particular issue on a timely basis to reflect subsequent events.
Investments in non-conforming and non-investment grade rated loans or securities involve increased risk of loss.
We may originate and/or acquire investments that do not conform to conventional loan standards applied by traditional lenders and either are not rated or rated as non-investment grade by the rating agencies. The non-investment grade credit ratings for these assets typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers’ credit history, the properties’ underlying cash flow or other factors. As a result, these investments have a higher risk of default and loss than investment grade rated assets. Any loss we incur may be significant and may reduce distributions to our shareholders and adversely affect the value of our common shares. There are no limits on the percentage of unrated or non-investment grade rated assets we may hold in our investment portfolio.
Any credit ratings assigned to our investments are subject to ongoing evaluations and revisions and we cannot assure you that those ratings will not be downgraded.
Some of our investments may be rated by Moody’s Investors Service, Inc., Fitch Ratings, Inc., S&P Global Ratings, DBRS, Inc. or Kroll Bond Rating Agency, Inc. Any credit ratings on our investments are subject to ongoing evaluation by credit rating agencies, and we cannot assure you that any such ratings will not be changed or withdrawn by a rating agency in the future if, in its judgment, circumstances warrant. If rating agencies assign a lower-than-expected rating or reduce or withdraw, or indicate that they may reduce or withdraw, their ratings of our investments in the future, the value of these investments could significantly decline, which would adversely affect the value of our investment portfolio and could result in losses upon disposition or the failure of borrowers to satisfy their debt service obligations to us.
Our investments may be concentrated and are subject to risk of default.
While we seek to diversify our portfolio of investments, we are not required to observe specific diversification criteria, except as may be set forth in the investment guidelines adopted by our board of trustees. Therefore, our investments in our target assets may at times be concentrated in certain property types that are subject to higher risk of foreclosure or secured by properties concentrated in a limited number of geographic locations. To the extent that our portfolio is concentrated in any one region or type of asset, downturns relating generally to such region or type of asset may result in defaults on a number of our investments within a short time period, which may reduce our net income and the value of our common shares and accordingly reduce our ability to make distributions to our shareholders.

Difficult conditions in the mortgage and CRE markets may cause us to experience market losses related to our holdings.
Our results of operations are materially affected by conditions in the real estate markets, the financial markets and the economy generally. Concerns about the real estate market, inflation, energy costs, geopolitical issues and the availability and cost of credit, have contributed to increased volatility and diminished expectations for the economy and markets going forward. Deterioration in the real estate market may cause us to experience losses related to our assets and to sell assets at a loss. Declines in the market values of our investments may adversely affect our results of operations and credit availability, which may reduce earnings and, in turn, cash available for distribution to our shareholders.
We operate in a highly competitive market for investment opportunities and competition may limit our ability to originate and/or acquire desirable investments in our target assets and could also affect the pricing of these assets.
We operate in a highly competitive market for lending and investment opportunities. Our profitability depends, in large part, on our ability to originate and/or acquire our target assets at attractive prices. In originating or acquiring our target assets, we compete with a variety of institutional investors, including other REITs, commercial and investment banks, specialty finance companies, public and private funds, commercial finance and insurance companies and other financial institutions. Many of our competitors are substantially larger and have considerably greater financial, technical, marketing and other resources than we do. Several other REITs have recently raised significant amounts of capital, and may have investment objectives that overlap with ours, which may create additional competition for investment opportunities. Some competitors may have a lower cost of funds and access to funding sources that may not be available to us, such as funding from the U.S. government, if we are not eligible to participate in programs established by the U.S. government. Many of our competitors are not subject to the operating constraints associated with REIT tax compliance or maintenance of an exception from the definition of an investment company under the Investment Company Act. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. Furthermore, competition for originations of and investments in our target assets may lead to decreasing yields, which may further limit our ability to generate desired returns. We cannot assure you that the competitive pressures we face will not have a material adverse effect on our business, financial condition and results of operations. Also, as a result of this competition, desirable investments in our target assets may be limited in the future and we may not be able to take advantage of attractive investment opportunities from time to time, as we can provide no assurance that we will be able to identify and make investments that are consistent with our investment objectives.
If we are unable to successfully integrate new assets or businesses and manage our growth, our results of operations and financial condition may suffer.
We may significantly increase the size and/or change the mix of our portfolio of assets. We may be unable to successfully and efficiently integrate newly-acquired or originated assets into our existing portfolio or otherwise effectively manage our assets or our growth effectively. In addition, increases in our portfolio of assets and/or changes in the mix of our assets may place significant demands on the Adviser’s administrative, operational, asset management, financial and other resources. Any failure to manage increases in size effectively could adversely affect our results of operations and financial condition.
The “B Notes” that we originate or acquire are subject to additional risks related to the privately negotiated structure and terms of the transaction, which may result in losses to us.
We may originate or acquire “B Notes.” A “B Note” is a mortgage loan typically (i) secured by a first mortgage on a single large commercial property or group of related properties and (ii) subordinated to an “A Note” secured by the same first mortgage on the same collateral. As a result, if a borrower defaults, there may not be sufficient funds remaining for a “B Note” holder after payment to the “A Note” holder. However, because each transaction is privately negotiated, “B Notes” can vary in their structural characteristics and risks. For example, the rights of holders of “B Notes” to control the process following a borrower default may vary from transaction to transaction.

Further, “B Notes” typically are secured by a single property and so reflect the risks associated with significant concentration. Significant losses related to our “B Notes” would result in operating losses for us and may limit our ability to make distributions to our shareholders.
Mezzanine loans involve greater risks of loss than senior loans secured by income-producing properties.
We may invest in mezzanine loans, which sometimes take the form of subordinated loans secured by second mortgages on the underlying property or more commonly take the form of loans secured by a pledge of the ownership interests of either the entity owning the property or a pledge of the ownership interests of the entity that owns the interest in the entity owning the property. These types of assets involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property because the loan may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the property and increasing the risk of loss of principal. Significant losses related to our mezzanine loans would result in operating losses for us and may limit our ability to make distributions to our shareholders.
A replacement of LIBOR by SOFR or other alternative benchmark rate(s) may disrupt the overall financial markets.
In July 2017, the Financial Conduct Authority of the U.K. (the “FCA”) announced its intention to cease sustaining London Interbank Offering Rate (“LIBOR”) by the end of 2021. The ICE Benchmark Administration, which is supervised by the FCA, ended publication of the one-week and two-month USD LIBOR tenors on December 31, 2021, and the remaining USD LIBOR tenors (overnight, one-month, three-month, six-month and 12-month) ended immediately following their publication on June 30, 2023.
There is currently no certainty regarding the future utilization of LIBOR or of any particular replacement rate. The U.S. Federal Reserve, in conjunction with the Alternative Reference Rates Committee, a steering committee comprised of large U.S. financial institutions, has formally recommended Secured Overnight Financing Rate (“SOFR”), an index calculated by short-term repurchase agreements, backed by Treasury securities, as its preferred alternative rate for LIBOR. At this time, it is not possible to predict how markets will respond to SOFR or other alternative reference rates, and the overall financial markets may be disrupted as a result of the phase-out of LIBOR.
The effect of the establishment of alternative reference rates cannot be predicted at this time, and the transition away from LIBOR and other current reference rates to alternative reference rates is complex and could have a material adverse effect on our business, financial condition and results of operations. Factors such as the pace of the transition to replacement rates, the specific terms and parameters for and market acceptance of any alternative reference rate, prices of and the liquidity of trading markets for products based on alternative reference rates, and our ability to transition and develop appropriate systems and analytics for one or more alternative reference rates could also have a material adverse effect on our business, financial condition and results of operations.
Some of our portfolio investments are expected to be recorded at fair value and, as a result, there is uncertainty as to the value of these investments.
Some of our portfolio investments may be in the form of positions or securities that are not publicly traded. The fair value of securities and other investments that are not publicly traded may not be readily determinable. In accordance with our valuation guidelines, some of our portfolio investments for which no secondary market exists will be valued based on, among other factors, consideration of unobservable inputs. Because such valuations are subjective, the fair value of certain of our assets may fluctuate over short periods of time and our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. The value of our common shares could be adversely affected if our determinations regarding the fair value of these investments were materially higher than the values that we ultimately realize upon their disposal.

We may experience a decline in the fair value of our assets.
A decline in the fair value of our assets would require us to recognize an unrealized loss against earnings for those assets that are recorded at fair value through earnings, or may trigger an impairment, credit loss or other charge against earnings under applicable U.S. GAAP for those assets that are not recorded at fair value through earnings if we expect that the carrying value of those assets will not be recoverable. Subsequent disposition or sale of such assets could further affect our future losses or gains depending on the actual proceeds received.
Investments outside the U.S. that are denominated in foreign currencies subject us to foreign currency risks and to the uncertainty of foreign laws and markets, which may adversely affect our distributions and our REIT status.
Our investments outside the U.S. denominated in foreign currencies subject us to foreign currency risk due to potential fluctuations in exchange rates between foreign currencies and the U.S. dollar. As a result, changes in exchange rates of any such foreign currency to U.S. dollars may affect our income and distributions and may also affect the book value of our assets and the amount of shareholders’ equity. In addition, these investments subject us to risks of multiple and conflicting tax laws and regulations, and other laws and regulations that may make foreclosure and the exercise of other remedies in the case of default more difficult or costly compared to U.S. assets, and political and economic instability abroad, any of which factors could adversely affect our receipt of returns on and distributions from these investments.
Changes in foreign currency exchange rates used to value a REIT’s foreign assets may be considered changes in the value of the REIT’s assets. These changes may adversely affect our status as a REIT. Further, bank accounts in foreign currency which are not considered cash or cash equivalents may adversely affect our status as a REIT.
Any distressed loans or investments we make, or loans and investments that later become distressed, may subject us to losses and other risks relating to bankruptcy proceedings.
While our investment strategy focuses primarily on CRE Debt Investments in “performing” real estate-related interests, our investment strategy may include making distressed investments from time to time (e.g., investments in defaulted, out-of-favor or distressed loans and debt securities) or may involve investments that become “non-performing” following our origination or acquisition thereof. Certain of our investments may, therefore, include specific securities of companies that typically are highly leveraged, with significant burdens on cash flow and, therefore, involve a high degree of risk of substantial or total losses on our investments and in certain circumstances, may become subject to certain additional potential liabilities that may exceed the value of our original investment therein. For example, under certain circumstances, a lender who has inappropriately exercised control over the management and policies of a debtor may have its claims subordinated or disallowed or may be found liable for damages suffered by parties as a result of such actions.
During an economic downturn or recession, securities of financially troubled or operationally troubled issuers are more likely to go into default than securities of other issuers. Securities of financially troubled issuers and operationally troubled issuers are less liquid and more volatile than securities of companies not experiencing financial difficulties. The market prices of such securities are subject to erratic and abrupt market movements and the spread between bid and ask prices may be greater than normally expected. Investment in the securities of financially troubled issuers and operationally troubled issuers involves a high degree of credit and market risk.
In certain limited cases (e.g., in connection with a workout, restructuring and/or foreclosing proceedings involving one or more of our debt investments), the success of our investment strategy with respect thereto will depend, in part, on our ability to effectuate loan modifications and/or restructures and improve the operations of our borrower entities. The activity of identifying and implementing any such restructuring programs entails a high degree of uncertainty. There can be no assurance that we will be able to successfully identify and implement such restructuring programs. Further, such modifications and/or restructuring may entail, among other things, a substantial reduction in the interest rate and substantial write-offs of the principal of such loan, debt securities or other interests. However, even if a restructuring were successfully accomplished, a risk exists that, upon maturity of such real estate loan, debt securities or other interests replacement “takeout” financing will not be available.

These financial difficulties may never be overcome and may cause borrowers to become subject to bankruptcy or other similar administrative and operating proceedings. There is a possibility that we may incur substantial or total losses on our investments and in certain circumstances, become subject to certain additional potential liabilities that may exceed the value of our original investment therein. For example, under certain circumstances, a lender who has inappropriately exercised control over the management and policies of a debtor may have its claims subordinated or disallowed or may be found liable for damages suffered by parties as a result of such actions. In any reorganization or liquidation proceeding relating to our investments, we may lose our entire investment, may be required to accept cash or securities with a value less than our original investment and/or may be required to accept payment over an extended period of time. In addition, under certain circumstances, payments to us and distributions by us to the stockholders may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance, preferential payment or similar transaction under applicable bankruptcy and insolvency laws. Furthermore, bankruptcy laws and similar laws applicable to administrative proceedings may delay our ability to realize value on collateral for loan positions held by us or may adversely affect the priority of such loans through doctrines such as equitable subordination or may result in a restructure of the debt through principles such as the “cramdown” provisions of the bankruptcy laws.
There are increased risks involved with our construction lending activities.
We may invest in mortgage loans and mezzanine loans in which the underlying real property was under construction, which may expose us to increased lending risks. Construction lending generally is considered to involve a higher degree of risk of non-payment and loss than other types of lending due to a variety of factors, including the difficulties in estimating construction costs and anticipating construction delays (or governmental shut-downs of construction activity) and, generally, the dependency on timely, successful completion and the lease-up and commencement of operations post-completion. In addition, since such loans generally entail greater risk than mortgage loans collateralized by income-producing property, we may need to increase our allowance for loan losses in the future to account for the likely increase in probable incurred credit losses associated with such loans. Further, as the lender under a construction loan, we may be obligated to fund all or a significant portion of the loan at one or more future dates. We may not have the funds available at such future date(s) to meet our funding obligations under the loan. In that event, we would likely be in breach of the loan unless we are able to raise the funds from alternative sources, which we may not be able to achieve on favorable terms or at all.
If a borrower fails to complete the construction of a project or experiences cost overruns, there could be adverse consequences associated with the loan, including a decline in the value of the property securing the loan, a borrower claim against us for failure to perform under the loan documents if we choose to stop funding, increased costs to the borrower that the borrower is unable to pay, a bankruptcy filing by the borrower, and abandonment by the borrower of the collateral for the loan.
Our investments in CMBS are generally subject to losses.
Our investments in CMBS are subject to losses. In general, losses on a mortgaged property securing a mortgage loan included in a securitization will be borne first by the equity holder of the property, then by a cash reserve fund or letter of credit, if any, then by the holder of a mezzanine loan or “B Note,” if any, then by the “first loss” subordinated security holder (generally, the “B-Piece” buyer) and then by the holder of a higher-rated security. In the event of default and the exhaustion of any equity support, reserve fund, letter of credit, mezzanine loans or “B Notes,” and any classes of securities junior to those in which we invest, we will not be able to recover all of our investment in the securities we purchase. In addition, if the underlying mortgage portfolio has been overvalued by the originator, or if the values subsequently decline and, as a result, less collateral is available to satisfy interest and principal payments due on the related CMBS, there would be an increased risk of loss. The prices of lower credit quality securities are generally less sensitive to interest rate changes than more highly rated investments, but more sensitive to adverse economic downturns or individual issuer developments.

We may not control the special servicing of the mortgage loans included in the CMBS in which we invest, and, in such cases, the special servicer may take actions that could adversely affect our interests.
With respect to each series of CMBS in which we invest, overall control over the special servicing of the related underlying mortgage loans may be held by a directing certificate-holder, which is appointed by the holders of the most subordinate class of CMBS in such series. We may acquire classes of existing series of CMBS where we will not have the right to appoint the directing certificate-holder. In connection with the servicing of the specially serviced mortgage loans, the related special servicer may, at the direction of the directing certificate-holder, take actions that could adversely affect our interests.
With respect to certain mortgage loans included in our CMBS investments, the properties that secure the mortgage loans backing the securitized pool may also secure one or more related mortgage loans that are not in the CMBS, which may conflict with our interests.
Certain mortgage loans included in our CMBS investments may be part of a loan combination or split loan structure that includes one or more additional mortgaged loans (senior, subordinate or pari passu and not included in the CMBS investments) that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject mortgage loan. Pursuant to one or more co-lender or similar agreements, a holder, or a group of holders, of a mortgage loan in a subject loan combination may be granted various rights and powers that affect the mortgage loan in that loan combination, including: (i) cure rights; (ii) a purchase option; (iii) the right to advise, direct or consult with the applicable servicer regarding various servicing matters affecting that loan combination; or (iv) the right to replace the directing certificate-holder (without cause).
Dislocations, illiquidity and volatility in the market for commercial real estate as well as the broader financial markets could adversely affect the performance and value of commercial mortgage loans, the demand for CMBS and the value of CMBS investments.
Any significant dislocations, illiquidity or volatility in the real estate and securitization markets, including the market for CMBS, as well as global financial markets and the economy generally, could adversely affect our business and financial results. We cannot assure you that dislocations in the commercial mortgage loan market will not occur in the future.
Challenging economic conditions affect the financial strength of many commercial, multifamily and other tenants and result in increased rent delinquencies and decreased occupancy. Economic challenges may lead to decreased occupancy, decreased rents or other declines in income from, or the value of, commercial, multifamily and manufactured housing community real estate.
Declining commercial real estate values, coupled with tighter underwriting standards for commercial real estate loans, may prevent commercial borrowers from refinancing their mortgages, which results in increased delinquencies and defaults on commercial, multifamily and other mortgage loans. Declines in commercial real estate values also result in reduced borrower equity, further hindering borrowers’ ability to refinance in an environment of increasingly restrictive lending standards and giving them less incentive to cure delinquencies and avoid foreclosure. The lack of refinancing opportunities has impacted and could impact in the future, in particular, mortgage loans that do not fully amortize and on which there is a substantial balloon payment due at maturity, because borrowers generally expect to refinance these types of loans on or prior to their maturity date. Finally, declining commercial real estate values and the associated increases in loan-to-value ratios would result in lower recoveries on foreclosure and an increase in losses above those that would have been realized had commercial property values remained the same or increased. Continuing defaults, delinquencies and losses would further decrease property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints and further declines in property values.
The CMBS in which we invest is subject to the risks of the mortgage securities market as a whole and risks of the securitization process.
The value of CMBS may change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities market as a whole. CMBS is also subject to several risks created through the securitization process. Subordinate tranches of CMBS is paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes delinquent loans, there is a risk that the interest payment on subordinate CMBS will not be fully paid. Subordinate CMBS is also subject to greater credit risk than those CMBS that is more highly rated.
We are subject to the risks relating to increases in prepayment rates of debt underlying CMBS.
CMBS are indirectly subject to the risks associated with prepayments (including both voluntary prepayments by the borrowers and liquidations due to defaults and foreclosures) on mortgage loans.
In general, “premium” securities (securities whose market values exceed their principal or par amounts) are adversely affected by faster than anticipated prepayments, and “discount” securities (securities whose principal or par amounts exceed their market values) are adversely affected by slower than anticipated prepayments. Since many CMBS will be discount securities when interest rates are high, and will be premium securities when interest rates are low, these CMBS may be adversely affected by changes in prepayments in any interest rate environment.
The adverse effects of prepayments may impact investments in at least two ways. First, particular investments may experience outright losses, as in the case of interest-only securities in an environment of faster actual or anticipated prepayments. Second, particular investments may under-perform relative to hedges that may have been constructed for these investments, resulting in a loss to us. In particular, prepayments (at par) may limit the potential upside of many CMBS to their principal or par amounts, whereas their corresponding hedges often have the potential for unlimited loss. In addition, in the case of “premium” securities, prepayments at par may result in losses.
We may sponsor, and purchase the more junior securities of, CLOs and such instruments involve significant risks, including that these securities receive distributions from the CLO only if the CLO generates enough income to first pay all the investors holding senior tranches and all CLO expenses.
We may sponsor, and purchase the junior securities of, CLOs. In CLOs, investors purchase specific tranches, or slices, of debt instruments that are secured or backed by a pool of loans. The CLO debt classes have a specific seniority structure and priority of payments. The most junior securities along with the preferred shares of a CLO are generally retained by the sponsor of the CLO and are usually entitled to all of the income generated by the pool of loans after the payment of debt service on all the more senior classes of debt and the payment of all expenses. Defaults on the pool of loans therefore first affect the most junior tranches. The subordinate tranches of CLO debt may also experience a lower recovery and greater risk of loss, including risk of deferral or non-payment of interest than more senior tranches of the CLO debt because they bear the bulk of defaults from the loans held in the CLO and serve to protect the other, more senior tranches from default in all but the most severe circumstances. Despite the protection provided by the subordinate tranches, even more senior CLO tranches can experience substantial losses due to actual defaults, increased sensitivity to defaults due to collateral default and disappearance of protecting tranches, decline in market value due to market anticipation of defaults and aversion to CLO securities as a class. Further, the transaction documents relating to the issuance of CLO securities may impose eligibility criteria on the assets of the CLO, restrict the ability of the CLO’s sponsor to trade investments and impose certain portfolio-wide asset quality requirements. Finally, the credit risk retention rules of the SEC impose a retention requirement of 5% of the issued debt classes by the sponsor of the CLO. These criteria, restrictions and requirements may limit the ability of the CLO’s sponsor (or collateral manager) to maximize returns on the CLO securities.
In addition, CLOs are not actively traded and are relatively illiquid investments and volatility in CLO trading markets may cause the value of these investments to decline. The market value of CLO securities may be affected by, among other things, changes in the market value of the underlying loans held by the CLO, changes in the distributions on the underlying loans, defaults and recoveries on the underlying loans, capital gains and losses on the underlying losses (or foreclosure assets), prepayments on the underlying loans and the availability, prices and interest rate of underlying loans. Furthermore, the leveraged nature of each subordinated tranche may magnify the adverse impact on such class of changes in the value of the loans, changes in the distributions on the loans, defaults and recoveries on the loans, capital gains and losses on the loans (or foreclosure assets), prepayment on loans and availability, price and interest rates of the loans.

Our CLOs include certain interest coverage tests, overcollateralization coverage tests or other tests that, if not met, may result in a change in the priority of distributions, which may result in the reduction or elimination of distributions to the subordinate debt and equity tranches until the tests have been met or certain senior classes of securities have been paid in full. For example, even if no loan in the pool experiences a default, an appraisal reduction of a loan in the pool may cause the pool of loans in the applicable CLO not to meet certain of these test. Accordingly, if such tests are not satisfied, we, as holders of the subordinate debt and equity interests in the applicable CLO, may experience a significant reduction in our cash flow from those interests.
Moreover, the reinvestment and replenishment period in one or more of our CLOs may be nearing the end of its term. Once the reinvestment and replenishment period has ended any repayments of a loan in the applicable CLO will require us to pay down the most senior debt in such CLO resulting in an increase in our cost of funds.
Furthermore, if any CLO that we sponsor or in which we hold interests fails to meet certain tests relevant to the most senior debt issued and outstanding by the CLO issuer, an event of default may occur under that CLO. If that occurs, (i) if we were serving as manager of such CLO, our ability to manage the CLO may be terminated and (ii) our ability to attempt to cure any defaults in such CLO may be limited, which would increase the likelihood of a reduction or elimination of cash flow and returns to us in such CLO for an indefinite time.
Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on joint venture partners’ financial condition and liquidity and disputes between us and our joint venture partners.
We may make investments through joint ventures. Such joint venture investments may involve risks not otherwise present when we make investments without partners, including the following:
•we may not have exclusive control over the investment or the joint venture, which may prevent us from taking actions that are in our best interest and could create the potential risk of creating impasses on decisions, such as with respect to acquisitions or dispositions;
•joint venture agreements often restrict the transfer of a partner’s interest or may otherwise restrict our ability to sell the interest when we desire and/or on advantageous terms;
•joint venture agreements may contain buy-sell provisions pursuant to which one partner may initiate procedures requiring the other partner to choose between buying the other partner’s interest or selling its interest to that partner;
•a partner may, at any time, have economic or business interests or goals that are, or that may become, inconsistent with our business interests or goals;
•a partner may be in a position to take action contrary to our instructions, requests, policies or objectives, including our policy with respect to maintaining our qualification as a REIT and our exemption from registration under the Investment Company Act;
•a partner may fail to fund its share of required capital contributions or may become bankrupt, which may mean that we and any other remaining partners generally would remain liable for the joint venture’s liabilities;
•our relationships with our partners are contractual in nature and may be terminated or dissolved under the terms of the applicable joint venture agreements and, in such event, we may not continue to own or operate the interests or investments underlying such relationship or may need to purchase such interests or investments at a premium to the market price to continue ownership;
•disputes between us and a partner may result in litigation or arbitration that could increase our expenses and prevent our Manager and our officers and trustees from focusing their time and efforts on our business and could result in subjecting the investments owned by the joint venture to additional risk; or

•we may, in certain circumstances, be liable for the actions of a partner, and the activities of a partner could adversely affect our ability to qualify as a REIT or maintain our exclusion from registration under the Investment Company Act, even though we do not control the joint venture
Any of the above may subject us to liabilities in excess of those contemplated and adversely affect the value of our joint venture investments.
Various jurisdictional licensing requirements will cause us to incur expenses and our failure to be properly licensed may have a material adverse effect on us and our operations.
We will be subject to the laws, rules and regulations of various federal, state, local and, if applicable, foreign government agencies regarding the origination, processing, underwriting, sale and servicing of mortgage loans. Non-bank companies are generally required to hold licenses in a number of U.S. states and foreign jurisdictions to conduct lending activities. These licensing statutes vary from jurisdiction to jurisdiction and prescribe or impose various recordkeeping requirements; restrictions on loan origination and servicing practices, including limits on interest rates, finance charges and the type, amount and manner of charging fees and prohibiting discrimination; disclosure requirements; requirements that licensees submit to periodic examination; surety bond and minimum specified net worth requirements; periodic financial reporting requirements; notification requirements for changes in principal officers, stock ownership or corporate control; restrictions on advertising; and requirements that loan forms be submitted for review. Obtaining and maintaining licenses will cause us to incur expenses and failure to be properly licensed under such laws or otherwise may have a material adverse effect on us and our operations, including by foregoing otherwise advantageous investment opportunities. In addition, mortgage originators are subject to inspection by government agencies. A mortgage originator’s failure to comply with these requirements could lead to, among other things, the loss of approved status, termination of contractual rights without compensation, demands for indemnification or mortgage loan repurchases, class action lawsuits and administrative enforcement actions.
Risks Related to Debt Financing
We may incur significant leverage.
Our investments will involve significant amounts of indebtedness. While we intend to target between a 65% to 75% leverage ratio on senior mortgages, which we expect will result in portfolio-wide leverage ratio of 50% to 75%, there is no limit on the amount we may borrow with respect to any individual investment or, subject to our board of trustee’s oversight, on a portfolio-wide basis. Debt service requirements may deplete cash flows and relatively small changes in the overall value of investments will have a magnified impact on us. If an investment were unable to generate sufficient cash flow to meet principal and interest payments on its indebtedness, the value of our investment in such investment would be significantly reduced or even eliminated. The amount of debt financing may restrict the amount of funds available for distribution to investors. In addition, the terms of any debt financing may contain covenants that, among other things, might restrict our operations or activities or our investments.
We may use repurchase agreements to finance our investments, which may expose us to risks that could result in losses, including due to cross-defaults and cross-collateralization under warehouse repurchase and credit facilities.
We may finance our acquisition and origination of mortgage loans, mezzanine loans and other portfolio assets under warehouse repurchase and credit facilities with various lenders. Such repurchase and credit facilities will be entered into by special purpose vehicles directly or indirectly owned and controlled by us (or us and one or more Other Principal Accounts). Although each transaction under our repurchase agreements has its own specific terms, such as identification of the assets subject to the transaction, sale price, repurchase price and rate, our financing subsidiaries remain exposed to the credit risk of each asset because they must purchase the asset from the applicable counterparty on a specified date. In addition, repurchase agreements involve the risk that the counterparty may liquidate the assets underlying the repurchase agreements following the occurrence of an event of default under the applicable repurchase agreement by us. Furthermore, the counterparty may require us to provide additional margin in the form of cash or other forms of collateral under the terms of the applicable repurchase agreement. In addition, the interest costs and other fees associated with repurchase agreement transactions may adversely affect our results of operations and financial condition, and, in some cases, we may be worse off than if we had not used such instruments.
We also expect to provide guaranties to the lenders under which we expect to guarantee amounts of the balance outstanding from time to time under such repurchase and credit facilities by the special purpose vehicle sellers or borrowers. We expect to also be liable under such guaranties for customary “bad-boy” events. Other Principal Accounts are expected to receive the benefit of such guarantees, although as such funds, vehicles or accounts are not expected to agree to participate in guarantee arrangements in negotiating to participate in a transaction, such funds, vehicles or accounts are not expected to bear a commensurate percentage of potential liability under such guarantees. The repurchase and credit facilities will include customary cross-default provisions pursuant to which the occurrence of an event of default under any such facility (including breach of a financial covenant applicable to us under a guaranty) will trigger an event of default under all of the repurchase and credit facilities and allow the lenders to accelerate payment of all obligations due under such facilities. In addition, all loans and assets subject to repurchase transactions or pledged under an individual repurchase or credit facility will be cross-collateralized as security for such facility. Thus, the poor performance or non-performance of an individual loan or asset included as collateral for a repurchase or credit facility could result in us losing our interests in all loans and assets in the collateral pool for such facility.
For our borrowed money, the potential for gain or loss on amounts invested in us will be magnified and may increase the risk of investing in us.
We intend to use borrowings, also known as leverage, to finance the acquisition of a portion of our investments with credit facilities and other borrowings. The use of leverage increases the volatility of investments by magnifying the potential for gain or loss on invested equity capital. If we use leverage to partially finance our investments, through borrowing from banks and other lenders, you will experience increased risks of investing in our common shares. If the value of our assets increases, leverage would cause the NAV attributable to each of the classes of our common shares to increase more sharply than it would have had we not leveraged. Conversely, if the value of our assets decreases, leverage would cause NAV to decline more sharply than it otherwise would have had we not leveraged. Similarly, any increase in our income in excess of interest payable on the borrowed funds would cause our net income to increase more than it would without the leverage, while any decrease in our income would cause net income to decline more sharply than it would have had we not borrowed. Such a decline could negatively affect our ability to make common share distribution payments. Leverage is generally considered a speculative investment technique. Our ability to execute our strategy using leverage depends on various conditions in the financing markets that are beyond our control, including liquidity and credit spreads. In addition, the decision to utilize leverage will increase our assets and, as a result, will increase the amount of advisory fees payable to the Adviser.
Changes in interest rates may affect our cost of capital and net investment income.
Since we use debt to finance a portion of our investments, our net investment income depends, in part, upon the difference between the rate at which we borrow funds and the rate at which we invest those funds. As a result, we can offer no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income. In periods of rising interest rates when we have debt outstanding, our cost of funds will increase, which could reduce our net investment income. We expect that our long-term fixed-rate investments will be financed primarily with equity and long-term debt. We may use interest rate risk management techniques in an effort to limit our exposure to interest rate fluctuations. These techniques may include various interest rate hedging activities. These activities may limit our ability to participate in the benefits of lower interest rates with respect to the hedged portfolio. Adverse developments resulting from changes in interest rates or hedging transactions could have a material adverse effect on our business, financial condition and results of operations.
A rise in the general level of interest rates can be expected to lead to higher interest rates applicable to our debt investments. Accordingly, an increase in interest rates would make it easier for us to meet or exceed the performance fee hurdle rate which is used for purposes of calculating the performance fees payable to the Adviser and may result in a substantial increase of the amount of such performance fees.

We may not be able to access financing sources on attractive terms which could adversely affect our ability to execute our business plan.
We require significant outside capital to fund and grow our business. Our business may be adversely affected by disruptions in the debt and equity capital markets and institutional lending market, including the lack of access to capital or prohibitively high costs of obtaining or replacing capital. A primary source of liquidity for companies in the real estate industry has been the debt and equity capital markets. Access to the capital markets and other sources of liquidity was severely disrupted during the relatively recent global credit crisis and, despite some recent improvements, the markets could suffer another severe downturn and another liquidity crisis could emerge. Based on the current conditions, we do not know whether any sources of capital, other than those currently utilized by us, will be available to us in the future on terms that are acceptable to us. If we cannot obtain sufficient debt and equity capital on acceptable terms, our business and our ability to operate could be severely impacted.
We may not successfully align the maturities of our liabilities with the maturities on our assets, which could harm our operating results and financial condition.
Our general financing strategy is focused on the use of “match-funded” structures. This means that we seek to align the maturities of our liabilities with the maturities on our assets in order to manage the risks of being forced to refinance our liabilities prior to the maturities of our assets. In addition, we plan to match interest rates on our assets with like-kind borrowings, so fixed-rate investments are financed with fixed-rate borrowings and floating-rate assets are financed with floating-rate borrowings, directly or indirectly through the use of interest rate swaps, caps and other financial instruments or through a combination of these strategies. We may fail to appropriately employ match-funded structures on favorable terms, or at all. We may also determine not to pursue a fully match-funded strategy with respect to a portion of our financings for a variety of reasons. If we fail to appropriately employ match-funded strategies or determine not to pursue such a strategy, our exposure to interest rate volatility and exposure to matching liabilities prior to the maturity of the corresponding asset may increase substantially which could harm our operating results, liquidity and financial condition.
We may utilize non-recourse securitizations to finance our investments, which may expose us to risks that could result in losses.
We may utilize non-recourse securitizations of certain of our investments to generate cash for funding new investments and for other purposes. Such financing generally involves creating a special purpose vehicle, contributing a pool of our investments to the entity, and selling interests in the entity on a non-recourse basis to purchasers (whom we would expect to be willing to accept a lower interest rate to invest in investment-grade loan pools). We would expect to retain all or a portion of the equity and potentially other tranches in the securitized pool of portfolio investments. Prior to any such financings, we may use other financing facilities to finance the acquisition of investments until a sufficient quantity of investments had been accumulated, at which time we would refinance these facilities through a securitization, such as a CLO. The inability to consummate securitizations to finance our investments could require us to seek other forms of less attractive financing, which could adversely affect our performance and our ability to grow our business. Moreover, conditions in the capital markets, including volatility and disruption in the capital and credit markets, may not permit a securitization at any particular time or may make the issuance of any such securitization less attractive to us even when we do have sufficient eligible assets. We may also suffer losses if the value of the mortgage loans we acquire declines prior to securitization. In addition, we may suffer a loss due to the incurrence of transaction costs related to executing these transactions. To the extent that we incur a loss executing or participating in future securitizations for the reasons described above or for other reasons, it could materially and adversely impact our business and financial condition. The inability to securitize our portfolio may hurt our performance and our ability to grow our business.
Restrictive covenants relating to our operations may have adverse effects on us.
A credit facility lender may impose restrictions on us that would affect our ability to incur additional debt, originate loans, reduce liquidity below certain levels, make distributions to our shareholders and impact our flexibility to determine our operating policies and investment strategies. For example, our loan agreements may contain negative covenants that limit, among other things, our ability to distribute more than a certain amount of our net cash flow to our shareholders, dispose of or refinance loans and enter into transactions with affiliates. In addition, our loan agreements may contain negative covenants that limit leverage beyond certain amounts contrary to our leverage ratio goals. If we fail to meet or satisfy any of these covenants, we would be in default under such agreements, and a lender could elect to declare outstanding amounts due and payable, terminate its commitment, require the posting of additional collateral and/or enforce its interests against existing collateral.
Risks Related to our Relationship with the Adviser and the Dealer Manager
We depend on the Adviser to select our investments and otherwise conduct our business, and any material adverse change in its financial condition or our relationship with the Adviser could have a material adverse effect on our business and ability to achieve our investment objectives.
Our success is dependent upon our relationship with, and the performance of, the Adviser in the acquisition and management of our real estate portfolio and our corporate operations. The Adviser may suffer or become distracted by adverse financial or operational problems in connection with its business and activities unrelated to us and over which we have no control. Should the Adviser fail to allocate sufficient resources to perform its responsibilities to us for any reason, we may be unable to achieve our investment objectives or to pay distributions to our shareholders.
The termination or replacement of the Adviser could trigger a repayment event under the terms of any future indebtedness.
The termination or replacement of the Adviser may trigger repayment of outstanding amounts under any future indebtedness. If a repayment event occurs with respect to any such indebtedness, our results of operations and financial condition may be adversely affected.
The Adviser’s inability to retain the services of key real estate professionals could hurt our performance.
Our success depends to a significant degree upon the contributions of certain key real estate professionals employed by the Adviser, each of whom would be difficult to replace. There is ever increasing competition among alternative asset firms, financial institutions, private equity firms, investment advisers, investment managers, real estate investment companies, REITs and other industry participants for hiring and retaining qualified investment professionals and there can be no assurance that such professionals will continue to be associated with us or the Adviser, particularly in light of our perpetual-life nature, or that replacements will perform well. Neither we nor the Adviser have employment agreements with these individuals and they may not remain associated with us. If any of these persons were to cease their association with us, our operating results could suffer. Our future success depends, in large part, upon the Adviser’s ability to attract and retain highly skilled managerial, operational and marketing professionals. If the Adviser loses or is unable to obtain the services of highly skilled professionals, our ability to implement our investment strategies could be delayed or hindered.
The success of our private offering is dependent, in part, on the ability of the Dealer Manager to retain key employees and to successfully build and maintain a network of licensed broker-dealers.
The dealer manager for our private offering is Principal Funds Distributor, Inc. The success of our private offering and our ability to implement our business strategy is dependent upon the ability of our Dealer Manager to retain key employees and to build and maintain a network of licensed securities broker-dealers and other agents. If the Dealer Manager is unable to retain qualified employees or build and maintain a sufficient network of participating broker-dealers to distribute common shares in our private offering, we may not be able to raise adequate proceeds through our private offering to implement our investment strategy. In addition, the Dealer Manager may serve as dealer manager for other issuers. As a result, the Dealer Manager may experience conflicts of interest in allocating its time between our private offering and such other issuers, which could adversely affect our ability to raise adequate proceeds through our private offering and implement our investment strategy. Further, the participating broker-dealers retained by the Dealer Manager may have numerous competing investment products, some with similar or identical investment strategies and areas of focus as us, which they may elect to emphasize to their retail clients.

We do not own the “Principal” name, but we may use it as part of our corporate name pursuant to the Advisory Agreement. Use of the name by other parties or the termination of our trademark license agreement may harm our business.
The Adviser has permitted us a fully paid-up, royalty-free, non-exclusive, non-transferable license to use the name “Principal Credit Real Estate Income Trust.” Accordingly, we have a right to use this name for so long as the Adviser (or another affiliate of the license-holder of the Principal name (the “Licensor”)) serves as our Adviser (or another advisory entity) and the Adviser remains an affiliate of the Licensor. The Licensor and its affiliates, such as the Adviser, will retain the right to continue using the “Principal” name. We will further be unable to preclude the Licensor from licensing or transferring the ownership of the “Principal” name to third parties, some of whom may compete with us. Consequently, we will be unable to prevent any damage to goodwill that may occur as a result of the activities of the Licensor, the Adviser or others. We may also be required to, among other things, change our name. Any of these events could disrupt our recognition in the market place, damage any goodwill we may have generated and otherwise harm our business.
Risks Related to Conflicts of Interest
Various potential and actual conflicts of interest will arise, and these conflicts may not be identified or resolved in a manner favorable to us.
Various potential and actual conflicts of interest will arise as a result of our overall investment activities and the overall investment activities of Principal Real Estate, the Dealer Manager, the Adviser and their affiliates. The following risk factors enumerate certain but not all potential conflicts of interest that should be carefully evaluated before making an investment in us. Principal Real Estate and Principal Real Estate personnel may in the future engage in further activities that may result in additional conflicts of interest not addressed below. If any matter arises that we and our affiliates (including the Adviser) determine in our good faith judgment constitutes an actual conflict of interest, we and our affiliates (including the Adviser) may take such action as we determine in good faith may be necessary or appropriate to ameliorate the conflict. Transactions between us and Principal Real Estate or its affiliates will require approval by a majority of our trustees, including a majority of our independent trustees, not otherwise interested in the transaction in accordance with our Declaration of Trust. There can be no assurance that our board of trustees or Principal Real Estate will identify or resolve all conflicts of interest in a manner that is favorable to us.
The Adviser faces a conflict of interest because the fees it receives for services performed are based in part on our NAV, which the Adviser is ultimately responsible for determining.
The Adviser is paid the management fee for its services that are based on the value of our portfolio of investments as determined in connection with our determination of NAV, which is calculated by the Adviser in accordance with our valuation guidelines. The calculation of our NAV includes certain subjective judgments with respect to estimating, for example, our accrued expenses, net portfolio income and liabilities, and therefore, our NAV may not correspond to realizable value upon a sale of those assets. The Adviser may benefit by us retaining ownership of our assets at times when our shareholders may be better served by the sale or disposition of our assets in order to avoid a reduction in our NAV. If our NAV is calculated in a way that is not reflective of our actual NAV, then the then-current transaction price of common shares on a given date may not accurately reflect the value of our portfolio, and common shares may be worth less than the then-current transaction price.
The management fee and performance fee may not create proper incentives or may induce the Adviser and its affiliates to make certain investments, including speculative investments that increase the risk of our portfolio.
We will pay the Adviser the management fee regardless of the performance of our portfolio. The Adviser’s entitlement to the management fee, which is not based upon performance metrics or goals, might reduce its incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. We may be required to pay the Adviser the management fee in a particular period despite experiencing a net loss or a decline in the value of our portfolio during that period.
The performance fee may create an incentive for the Adviser to make riskier or more speculative investments on our behalf than it would otherwise make in the absence of such performance-based compensation.

Because the management fee is based on our NAV, the Adviser may also be motivated to accelerate acquisitions in order to increase NAV or, similarly, delay or curtail repurchases to maintain a higher NAV, which would, in each case, increase amounts payable to the Adviser.
Principal Real Estate personnel work on other projects and conflicts may arise in the allocation of personnel between us and other projects.
The Adviser and its affiliates will devote such time as shall be necessary to conduct our business affairs in an appropriate manner. However, a core group of professionals will devote substantially all of their business time not only to our activities but also to the activities of several other investment vehicles and any successor funds thereto (and their respective investments) and their related entities (which may include separate accounts, dedicated managed accounts and investment funds formed for specific geographical areas or investments). Consequently, conflicts are expected to arise in the allocation of personnel, and we may not receive the level of support and assistance that we otherwise might receive if we were internally managed. The Adviser and its affiliates are not restricted from entering into other investment advisory relationships or from engaging in other business activities.
Principal Real Estate is subject to a number of conflicts of interest, regulatory oversight and legal and contractual restrictions due to its multiple business lines, which may reduce the synergies that we expect to draw on or otherwise reduce the opportunities available to us.
Principal Real Estate and its affiliates are involved in a number of other businesses and activities, which may result in conflicts of interest or other obligations that are disadvantageous to us. Specified policies and procedures implemented by Principal Real Estate to mitigate potential conflicts of interest and address certain regulatory requirements and contractual restrictions will from time to time reduce the synergies across Principal Real Estate’s various businesses that we expect to draw on for purposes of pursuing attractive investment opportunities. Because Principal Real Estate has many different asset management businesses, it is subject to a number of actual and potential conflicts of interest, greater regulatory oversight and subject to more legal and contractual restrictions than that to which it would otherwise be subject if it had just one line of business. In addressing these conflicts and regulatory, legal and contractual requirements across its various businesses, the Adviser has implemented certain policies and procedures (e.g., information walls) that reduce the positive synergies that we expect to utilize for purposes of finding attractive investments. For example, the Adviser will from time to time come into possession of material, non-public information with respect to companies in which its private equity business may be considering making an investment or companies that are clients of the Adviser. As a consequence, that information, which could be of benefit to us, might become restricted to those respective businesses and otherwise be unavailable to us. In addition, to the extent that the Adviser is in possession of material, non-public information or is otherwise restricted from trading in certain securities, we and the Adviser generally also are deemed to be in possession of such information or otherwise restricted. This could reduce the investment opportunities available to us, prevent us from exiting an investment or otherwise limit our investment flexibility. Additionally, the terms of confidentiality or other agreements with or related to companies in which any Other Principal Account has or has considered making an investment or which is otherwise a client of Principal Real Estate will from time to time restrict or otherwise limit our ability to make investments in or otherwise engage in businesses or activities competitive with such companies. Principal Real Estate may enter into one or more strategic relationships, in certain regions or with respect to certain types of investments that, although intended to provide greater opportunities for us, may require us to share such opportunities or otherwise limit the amount of an opportunity we can otherwise take.
The Adviser and its affiliates engage in a broad spectrum of activities, including a broad range of activities relating to investments in the real estate industry, and have invested or committed billions of dollars in capital through various investment funds, managed accounts and other vehicles affiliated with Principal Real Estate. In the ordinary course of their business activities, the Adviser and its affiliates may engage in activities where the interests of certain divisions of the Adviser and its affiliates or the interests of their clients may conflict with the interests of our shareholders. Certain of these divisions and entities affiliated with the Adviser have or may have an investment strategy similar to ours and therefore may engage in competing activities with us.

Principal Real Estate engages various advisors and operating partners who may co-invest alongside us, and there can be no assurance that such advisors and operating partners will continue to serve in such roles.
Principal Real Estate engages and retains strategic advisors, consultants, senior advisors, executive advisors and other similar professionals who are not employees or affiliates of Principal Real Estate and who may, from time to time, receive payments from, or allocations with respect to, portfolio entities (as well as from Principal Real Estate or us). In such circumstances, such payments from, or allocations with respect to, us and our underlying assets will not, even if they have the effect of reducing any retainers or minimum amounts otherwise payable by Principal Real Estate, be deemed paid to or received by Principal Real Estate. These strategic advisors, senior advisors, consultants, executive advisors or other professionals may have the right or may be offered the ability to co-invest alongside us, including in those investments in which they are involved, or otherwise participate in equity plans for management of any such portfolio entity, which may have the effect of reducing the amount invested by us in any property. Additionally, and notwithstanding the foregoing, these senior advisors, consultants and other professionals as well as current and former chief executive officers of Principal Real Estate portfolio entities, may be (or have the preferred right to be) investors in various Principal Real Estate portfolio entities or Other Principal Accounts. The nature of the relationship with each of the strategic advisors, consultants, executive advisors and other professionals and the amount of time devoted or required to be devoted by them varies considerably. In certain cases, they provide the Dealer Manager and the Adviser with industry-specific insights and feedback on investment themes, assist in transaction due diligence, make introductions to and provide reference checks on management teams. In other cases, they may take on more extensive roles and serve as executives or trustees on the boards of various entities or contribute to the origination of new investment opportunities. In certain instances, Principal Real Estate may have formal arrangements with these senior advisors, executive advisors, consultants, management teams for operating platforms or other professionals (which may or may not be terminable upon notice by any party), and in other cases the relationships may be more informal. They may be compensated (including pursuant to retainers and expense reimbursement) from Principal Real Estate, us or portfolio properties or otherwise uncompensated unless and until an engagement with a portfolio property develops. In certain cases, they have certain attributes of Principal Real Estate “employees” (e.g., they may have dedicated offices at Principal Real Estate, have a Principal Real Estate email address, participate in general meetings and events for Principal Real Estate personnel, work on Principal Real Estate matters as their primary or sole business activity) even though they are not considered Principal Real Estate employees, affiliates or personnel for purposes of the Dealer Manager Agreement (as defined below) or Advisory Agreement. There can be no assurance that any of the senior advisors, consultants and other professionals will continue to serve in such roles or continue their arrangements with Principal Real Estate, us and any portfolio properties.
We may purchase assets from or sell assets to the Adviser and its affiliates, and such transactions may cause conflicts of interest.
We may purchase assets from or sell assets to the Adviser and its affiliates or their respective related parties. These transactions involve conflicts of interest, as Principal Real Estate may receive fees and other benefits, directly or indirectly, from or otherwise have interests in both parties to the transaction. The purchases and sales referred to in this paragraph are subject to the approval of a majority of trustees (including a majority of our independent trustees) not otherwise interested in the transaction in accordance with our Declaration of Trust.
Certain Other Principal Accounts have similar or overlapping investment objectives and guidelines, and we will not be allocated certain opportunities and may be allocated only opportunities with lower relative returns.
Through Other Principal Accounts, Principal Real Estate currently invests and plans to continue to invest third-party capital in a wide variety of investment opportunities in the United States and globally. There will be overlap of CRE debt and other investment opportunities with certain Other Principal Accounts that are actively investing and similar overlap with future Other Principal Accounts. See “—Principal Real Estate may raise or manage Other Principal Accounts which could result in the reallocation of Principal Real Estate personnel and the direction of potential investments to such Other Principal Accounts” below. This overlap will from time to time create conflicts of interest. Additionally, in certain circumstances investment opportunities suitable for us will not be presented to us.

With respect to Other Principal Accounts with investment objectives or guidelines that may overlap with ours but that do not have priority over us, investment opportunities are allocated among us and one or more Other Principal Accounts in accordance with Principal Real Estate’s prevailing policies and procedures on a basis that the Adviser and its affiliates believe to be fair and equitable to all Other Principal Accounts, including the Company, to the fullest extent possible. For additional information, see “Item 7 Certain Relationships And Related Transactions, And Trustee Independence—Potential Conflicts of Interest—Allocation of Investment Opportunities.”
While the Adviser will seek to manage potential conflicts of interest in a fair and reasonable manner as required the Advisory Agreement, the portfolio strategies employed by the Adviser and its affiliates in managing the Other Principal Accounts could conflict with the strategies employed by the Adviser in managing our business and may adversely affect the marketability, exit strategy, prices and availability of the properties, securities and instruments in which we invest. The Adviser or its affiliates may also give advice to the Other Principal Accounts that may differ from advice given to us even though their investment objectives or guidelines may be the same or similar to ours.
The amount of performance-based compensation charged and management fees paid by us may be less than or exceed the amount of performance-based compensation charged or management fees paid by Other Principal Accounts. Such variation may create an incentive for the Adviser or its affiliates to allocate a greater percentage of an investment opportunity to us or such Other Principal Accounts, as the case may be.
Under certain circumstances, the Adviser may determine not to pursue some or all of an investment opportunity within our investment objectives and guidelines, including without limitation, as a result of our prior investments, business or other reasons applicable to us or Other Principal Accounts.
Under certain circumstances, the Adviser may determine not to pursue some or all of an investment opportunity within our investment objectives and guidelines, including without limitation, as a result of business, reputational or other reasons applicable to us or Other Principal Accounts. In addition, the Adviser may determine that we should not pursue some or all of an investment opportunity, including, by way of example and without limitation, because we have already invested sufficient capital in the investment, sector, industry, geographic region or markets in question, as determined by the Adviser, or the investment is not appropriate for us for other reasons as determined by the Adviser. In any such case the Adviser could, thereafter, offer such opportunity to other parties, including Other Principal Accounts, portfolio entities, joint venture partners, related parties or third parties. Any such Other Principal Accounts may be advised by a different Principal Real Estate business group with a different investment approval process, which could determine an investment opportunity to be more attractive than the Adviser believes to be the case. In any event, there can be no assurance that the Adviser’s assessment will prove correct or that the performance of any investments actually pursued by us will be comparable to any investment opportunities that are not pursued by us. Principal Real Estate, including its personnel, may receive compensation from any such party that makes the investment, including an allocation of carried interest or referral fees, and any such compensation could be greater than amounts paid by us to the Adviser. In some cases, Principal Real Estate earns greater fees when Other Principal Accounts participate alongside or instead of us in an investment.
The Adviser makes good faith determinations for allocation decisions based on expectations that may prove inaccurate. Information unavailable to the Adviser, or circumstances not foreseen by the Adviser at the time of allocation, may cause an investment opportunity to yield a different return than expected. There is no assurance that any conflicts arising out of the foregoing will be resolved in our favor. Principal Real Estate is entitled to amend its policies and procedures at any time without prior notice or our consent.
To the extent we acquire investments through joint ventures with Other Principal Accounts, such investments will be allocated as described above, and we may be allocated interests in such joint ventures that are smaller than the interests of the Other Principal Accounts. We expect that the level of control we have with respect to any joint venture will correspond to our economic interest in such joint venture. We will not participate in joint ventures in which we do not have or share control to the extent that such participation would potentially threaten our status as a non-investment company exempt from the Investment Company Act. This may prevent us from receiving an allocation with respect to certain investment opportunities that are suitable for both us and one or more Other Principal Accounts.

Principal Real Estate may have an opportunity to acquire a portfolio or pool of assets, securities and instruments that it determines in its sole discretion should be divided and allocated among us and Other Principal Accounts. Such allocations generally would be based on its assessment of the expected returns and risk profile of the portfolio and the assets therein. For example, some of the assets in a pool may have an opportunistic return profile not appropriate for us. Also, a pool may contain debt that Principal Real Estate determines should be allocated to different funds. In all of these situations, the combined purchase price paid to a seller would be allocated among the multiple assets, securities and instruments in the pool and therefore among Other Principal Accounts and us acquiring any of the assets, securities and instruments. Similarly, there will likely be circumstances in which we and Other Principal Accounts will sell assets in a single or related transactions to a buyer. In some cases a counterparty will require an allocation of value in the purchase or sale contract, though Principal Real Estate could determine such allocation of value is not accurate and should not be relied upon. Unless an appraisal is required by our Declaration of Trust, Principal Real Estate will generally rely upon internal analysis to determine the ultimate allocation of value, though it could also obtain third party valuation reports. Regardless of the methodology for allocating value, Principal Real Estate will have conflicting duties to us and Other Principal Accounts when they buy or sell assets together in a portfolio, including as a result of different financial incentives Principal Real Estate has with respect to different vehicles, most clearly when the fees and compensation, including performance-based compensation, earned from the different vehicles differ. There can be no assurance that our investment will not be valued or allocated a purchase price that is higher or lower than it might otherwise have been allocated if such investment were acquired or sold independently rather than as a component of a portfolio shared with Other Principal Accounts.
Our Declaration of Trust renounces our interest or expectancy with respect to business opportunities and competitive activities.
Our Declaration of Trust provides that, to the maximum extent permitted from time to time by Maryland law, (a) none of our trustees, officers or agents who is also an officer, employee or agent of Principal Real Estate or any of its affiliates is required to present, communicate or offer any business opportunity to us or any of our subsidiaries and (b) any such person shall have the right to hold and exploit any business opportunities or to direct, recommend, offer, sell, assign or otherwise transfer such business opportunity to any person or entity other than us and our subsidiaries. In addition, our Declaration of Trust provides that we renounce our interest or expectancy in, or in being offered an opportunity to participate in, any such business opportunity to the maximum extent permitted from time to time by Maryland law.
Our Declaration of Trust also provides that any Covered Person may have business interests and engage in business activities similar, in addition to or in competition with those of or relating to us.
We may co-invest with Principal Real Estate affiliates in CRE Debt Investments or other investments and such investments may be in different parts of the capital structure of an issuer and may otherwise involve conflicts of interest. When we hold investments in which Other Principal Accounts have a different principal investment, conflicts of interest may arise between us and Other Principal Accounts, and the Adviser may take actions that are adverse to us.
We may co-invest with Other Principal Accounts in investments that are suitable for both us and such Other Principal Accounts. We and the Other Principal Accounts may make or hold investments at different levels of an issuer’s capital structure, which may include us making one or more investments directly or indirectly relating to portfolio entities of Other Principal Accounts and vice versa. To the extent we hold interests that are different (including with respect to their relative seniority) than those held by such Other Principal Accounts, the Adviser and its affiliates may be presented with decisions when our interests and the interests of the Other Principal Accounts are in conflict. In order to mitigate any such conflicts of interest, we may recuse ourselves from participating in any decisions relating or with respect to such securities held by such Other Principal Accounts (notwithstanding that if such Other Principal Accounts maintain voting rights with respect to the securities they hold) or, if we do not recuse ourselves, Principal Real Estate may be required to take action where it will have conflicting loyalties between its duties to us and to such Other Principal Accounts, which may adversely impact us.

Other Principal Accounts may also participate in a separate tranche of a financing with respect to an issuer/ borrower in which we have an interest or otherwise in different classes of such issuer’s securities. In connection with negotiating loans and bank financings in respect of our real estate-related transactions, from time to time Principal Real Estate will obtain the right to participate on its own behalf in a portion of the financings with respect to such transactions. If an Other Principal Account has a mezzanine debt investment with respect to the same issuer to whom we have made a mortgage loan, Principal Real Estate may have conflicting loyalties between its duties to us and to other affiliates. Such investments may inherently give rise to conflicts of interest or perceived conflicts of interest between or among the various classes of securities that may be held by such entities. To the extent we hold an equity interest or an interest in a loan or debt security that is different (including with respect to their relative seniority) than those held by such Other Principal Accounts, the Adviser and its affiliates may have limited or no rights with respect to decisions when our interests and the interests of the Other Principal Accounts are in conflict, and Principal Real Estate may have conflicting loyalties between its duties to us and to other affiliates. In that regard, actions may be taken for the Other Principal Accounts that are adverse to us. There can be no assurance that any such conflict will be resolved in our favor and Principal Real Estate may be required to take action where it will have conflicting loyalties between its duties to us and to Other Principal Accounts, which may adversely impact us.
In addition, conflicts may arise in determining the amount of an investment, if any, to be allocated among potential investors and the respective terms thereof. There can be no assurance that the return on our investment will be equivalent to or better than the returns obtained by the other affiliates participating in the transaction. In addition, it is possible that in a bankruptcy proceeding our interest may be subordinated or otherwise adversely affected by virtue of such Other Principal Accounts’ involvement and actions relating to its investment.
Principal Real Estate may raise or manage Other Principal Accounts which could result in the reallocation of Principal Real Estate personnel and the direction of potential investments to such Other Principal Accounts.
Principal Real Estate reserves the right to raise and/or manage Other Principal Accounts, including opportunistic and stabilized and substantially stabilized real estate funds or separate accounts, dedicated managed accounts, investments suitable for lower risk, lower return funds or higher risk, higher return funds, real estate debt obligation and trading investment vehicles, real estate funds primarily making investments in a single sector of the real estate investment space (e.g., office, industrial, retail or multifamily) or making non-controlling investments in public and private debt securities or investment funds that may have the same or similar investment objectives or guidelines as us, investment funds formed for specific geographical areas or investments, including those raised by us and one or more managed accounts (or other similar arrangements structured through an entity) for the benefit of one or more specific investors (or related group of investors) which, in each case, may have investment objectives or guidelines that overlap with ours. See “—Certain Other Principal Accounts have similar or overlapping investment objectives and guidelines, and we will not be allocated certain opportunities and may be allocated only opportunities with lower relative returns.” In particular, we expect that there will be overlap of real estate debt and real estate-related debt securities investment opportunities with certain Other Principal Accounts that are actively investing and similar overlap with future Other Principal Accounts. The closing of an Other Principal Account could result in the reallocation of Principal Real Estate personnel, including reallocation of existing real estate professionals, to such Other Principal Account. In addition, potential investments that may be suitable for us may be directed toward such Other Principal Account.
Principal Real Estate’s potential involvement in financing a third party’s purchase of assets from us could lead to potential or actual conflicts of interest.
We may from time to time dispose of all or a portion of an investment by way of a third-party purchaser’s bid where Principal Real Estate or one or more Other Principal Accounts is providing financing as part of such bid or acquisition of the investment or underlying assets thereof. This may include the circumstance where Principal Real Estate or one or more Other Principal Accounts is making commitments to provide financing at or prior to the time such third-party purchaser commits to purchase such investments or assets from us. Such involvement of Principal Real Estate or one or more Other Principal Accounts as such a provider of debt financing in connection with the potential acquisition of portfolio investments by third parties from us may give rise to potential or actual conflicts of interest.

Certain principals and employees may be involved in and have a greater financial interest in the performance of other Principal Real Estate funds or accounts, and such activities may create conflicts of interest in making investment decisions on our behalf.
Certain of the principals and employees of the Adviser and the Dealer Manager may be subject to a variety of conflicts of interest relating to their responsibilities to us and the management of our portfolio. Such individuals may serve in an advisory capacity to other managed accounts or investment vehicles, as members of an investment or advisory committee or a board of trustees (or similar such capacity) for one or more investment funds, corporations, foundations or other organizations. Such positions may create a conflict between the services and advice provided to such entities and the responsibilities owed to us. The other managed accounts and investment funds in which such individuals may become involved may have investment objectives that overlap with ours. Furthermore, certain principals and employees of the Adviser may have a greater financial interest in the performance of such other funds or accounts than our performance. Such involvement may create conflicts of interest in making investments on our behalf and such other funds and accounts. Such principals and employees will seek to limit any such conflicts in a manner that is in accordance with their fiduciary duties to us and such organizations.
The Adviser may face conflicts of interests in choosing our service providers and certain service providers may provide services to the Dealer Manager, the Adviser or Principal Real Estate on more favorable terms than those payable by us.
Certain advisors and other service providers or their affiliates (including accountants, administrators, lenders, bankers, brokers, attorneys, consultants, title agents and investment or commercial banking firms) that provide goods or services to us, Principal Real Estate or certain entities in which we have an investment may also provide goods or services to or have business, personal, financial or other relationships with Principal Real Estate and its other businesses. Such advisors and service providers may be investors in us, affiliates of the Dealer Manager or the Adviser, sources of investment opportunities or co-investors or commercial counterparties or entities in which Principal Real Estate or Other Principal Accounts have an investment, and payments by us may indirectly benefit Principal Real Estate or such Other Principal Accounts. Additionally, certain employees of the Adviser may have family members or relatives employed by such advisors and service providers. The Adviser or its affiliates may also provide administrative services to us. These relationships may influence us, Principal Real Estate and the Adviser in deciding whether to select or recommend such a service provider to perform services for us or a portfolio property (the cost of which will generally be borne directly or indirectly by us or such portfolio property, as applicable).
It is expected that certain Principal Real Estate affiliates will also provide other services in respect of our investments from time to time, including, but not limited to administrative corporate services. Employees of these affiliates may also act as our executive officers and may also receive performance-based compensation in respect of our investments. The fees and expenses of such Principal Real Estate-affiliated service providers (and, if applicable, their employees) are borne by our investments and there is no related offset to the management fee we pay to the Adviser. While Principal Real Estate believes that any such affiliated service providers, when engaged, generally provide (or will provide) services at rates equal to or better than those provided by third parties (even in jurisdictions where insurance rates are statutorily determined), there is an inherent conflict of interest that may incentivize Principal Real Estate to engage its affiliated service provider over a third party.
Notwithstanding the foregoing, transactions relating to our real estate debt and real estate-related debt securities that require the use of a service provider generally is allocated to service providers on the basis of best execution, the evaluation of which includes, among other considerations, such service provider’s provision of certain investment-related services and research that the Adviser believes to be of benefit to us. Service providers or their affiliates often charge different rates or have different arrangements for different types of services. With respect to service providers, for example, the fee for a given type of work may vary depending on the complexity of the matter as well as the expertise required and demands placed on the service provider. Therefore, to the extent the types of services used by us are different from those used by Principal Real Estate and its affiliates, the Adviser or its affiliates may pay different amounts or rates than those paid by us. However, the Adviser and its affiliates have a longstanding practice of not entering into any arrangements with service providers that could provide for lower rates or discounts than those available to us, or other Principal Real Estate investment vehicles for the same services.

The personnel of the Dealer Manager and the Adviser may trade in securities for their own accounts, subject to restrictions applicable to Principal Real Estate personnel.
The officers, trustees, members, managers and employees of the Dealer Manager and the Adviser may trade in securities for their own accounts, subject to restrictions and reporting requirements as may be required by law and Principal Real Estate policies, or otherwise determined from time to time by the Dealer Manager or the Adviser. Such personal securities transactions and investments could, in certain circumstances, result in conflicts of interest, including to the extent they relate to (i) a company in which we hold or acquire an interest (either directly through a privately negotiated investment or indirectly through the purchase of securities or other traded instruments related thereto) and (ii) entities that have interests which are adverse to ours or pursue similar investment opportunities as us.
We expect to have a diverse shareholder group and the interests of our shareholders may conflict with one another and may conflict with the interests of investors in other vehicles that we co-invest with.
Our shareholders may have conflicting investment, tax and other interests with respect to their investments in us and with respect to the interests of investors in other investment vehicles managed or advised by the Adviser or its affiliates that may participate in the same investments as us. The conflicting interests of individual shareholders with respect to other shareholders and relative to investors in other investment vehicles and investors relate to, among other things, the nature, structuring financing, tax profile and timing of disposition of investments. The Adviser may as a result have conflicts in making these decisions, which may be more beneficial for one or more (but not all) shareholders than for other shareholders. In addition, we may make investments that may have a negative impact on related investments made by the shareholders in separate transactions. In selecting and structuring investments appropriate for us, the Adviser considers our investment and tax objectives (including our qualification as a REIT) and those of our shareholders (and those of investors in other investment vehicles managed or advised by the Adviser or its affiliate) as a whole, not the investment, tax or other objectives of any shareholders individually.
The Adviser will be required to decide whether certain costs and expenses are to be borne by us, on the one hand, or the Adviser or one or more Other Principal Accounts on the other hand, and whether certain costs and expenses should be allocated between or among us, on the one hand, and one or more Other Principal Accounts, on the other hand.
From time to time, the Adviser will be required to decide whether costs and expenses are to be borne by us, on the one hand, or the Adviser (pursuant to the terms of the Advisory Agreement) or one or more Other Principal Accounts, on the other hand, and whether certain costs and expenses should be allocated between or among us, on the one hand, and one or more Other Principal Accounts, on the other hand. The Adviser intends to generally allocate expenses that are applicable to both us and any Other Principal Account, as applicable, on a pro rata basis (on a basis that is most equitable among such parties). There can be no assurance that a different manner of allocation would not result in us, any Other Principal Account, or any other client of Principal Real Estate or its affiliates bearing less (or more) expenses. If the expenses incurred in connection with a particular matter should be borne in part by us and in part by the Adviser, then such expenses will be allocated between us and the Adviser as determined by the Adviser to be fair and equitable under the circumstances over time.
Risks Related to our REIT Status and Certain Other Tax Items
Our failure to qualify as a REIT in any taxable year would subject us to U.S. federal income tax and applicable state and local taxes, which would reduce the amount of cash available for distribution to our shareholders.
We intend to elect and qualify to be taxed as a REIT under the Code commencing with our taxable year ending December 31, 2024. We do not intend to request a ruling from the Internal Revenue Service (the “IRS”) that we qualify to be taxed as a REIT. The U.S. federal income tax laws governing REITs are complex. Judicial and administrative interpretations of the U.S. federal income tax laws governing REIT qualification are limited. To qualify as a REIT, we must meet, on an ongoing basis, various tests regarding the nature of our assets and our income, the ownership of our outstanding shares, and the amount of our distributions. New legislation, court decisions or administrative guidance, in each case possibly with retroactive effect, may make it more difficult or impossible for us to qualify as a REIT. Thus, while we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given that we will so qualify for any particular year. These considerations also might restrict the types of assets that we can acquire in the future.
If we fail to qualify as a REIT in any taxable year, and we do not qualify for certain statutory relief provisions, we would be required to pay U.S. federal income tax and applicable state and local income tax on our taxable income at regular corporate income tax rates, and distributions to our shareholders would not be deductible by us in determining our taxable income. In such a case, we might need to borrow money or sell assets in order to pay our taxes. Our payment of income tax would decrease the amount of our income available for distribution to our shareholders. Furthermore, if we fail to maintain our qualification as a REIT, we no longer would be required to distribute substantially all of our REIT taxable income to our shareholders. In addition, unless we were eligible for certain statutory relief provisions, we could not re-elect to be taxed as a REIT until the fifth calendar year following the year in which we failed to qualify.
Qualifying as a REIT involves highly technical and complex provisions of the Code.
Qualification as a REIT involves the application of highly technical and complex Code provisions and the Treasury regulations promulgated thereunder for which only limited judicial and administrative authorities exist. Even a technical or inadvertent violation could jeopardize our REIT qualification. Our qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, shareholder ownership and other requirements on a continuing basis. In addition, our ability to satisfy the requirements to qualify as a REIT may depend in part on the actions of third parties over which we have no control or only limited influence, including in cases where we own an equity interest in an entity that is classified as a partnership for U.S. federal income tax purposes. Furthermore, new tax legislation, administrative guidance or court decisions, in each instance potentially with retroactive effect, could make it more difficult or impossible for us to qualify as a REIT.
Our board of trustees is authorized to revoke our REIT election without shareholder approval, which may cause adverse consequences to our shareholders.
Our Declaration of Trust authorizes our board of trustees to revoke or otherwise terminate our REIT election, without the approval of our shareholders, if it determines that it is no longer in our best interests to qualify as a REIT. Our board of trustees has duties to us and could only cause such changes in our tax treatment if it determines that such changes are in our best interests. In this event, we would become subject to U.S. federal income tax on our taxable income and we would no longer be required to distribute most of our net income to our shareholders, which may cause a reduction in the total return to our shareholders.
Ordinary dividends paid by REITs generally do not qualify for the reduced tax rates applicable to “qualified dividend income.”
Dividends paid by C corporations to domestic shareholders that are individuals, trusts and estates currently are generally taxed at a maximum U.S. federal income tax rate of 20% as qualified dividend income. Dividends payable by REITs, however, are generally not eligible for the reduced rates applicable to qualified dividend income, except to the extent designated as capital gain dividends or qualified dividend income. The more favorable rates currently applicable to regular corporate dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in shares of non-REIT corporations that pay dividends, even taking into account the deduction of up to 20% of qualified REIT dividends received by non-corporate U.S. shareholders in taxable years beginning before January 1, 2026.
Failure to make required distributions would subject us to tax, which would reduce the cash available for distribution to our shareholders.
To qualify as a REIT, we must distribute to our shareholders each year dividends equal to at least 90% of our REIT taxable income (which is computed without regard to the dividends-paid deduction, excludes net capital gain and does not necessarily equal net income as calculated in accordance with U.S. GAAP). To the extent that we satisfy the 90% distribution requirement, but distribute less than 100% of our taxable income, we will be subject to U.S. federal corporate income tax on our undistributed income (including net capital gain). In addition, we will incur a 4% nondeductible excise tax on the amount, if any, by which our distributions in any calendar year are less than minimum amounts specified under U.S. federal income tax laws. We intend to make distributions to our shareholders in a manner that will satisfy the REIT 90% distribution requirement and avoid corporate income tax and the 4% nondeductible excise tax.
Our taxable income may substantially exceed our net income as determined based on U.S. GAAP or differences in timing between the recognition of taxable income and the actual receipt of cash may occur. For example, we may be required to accrue income on mortgage loans, mortgage-backed securities and other types of debt securities or interests in debt securities before we receive any payments of interest or principal on such assets. We may also acquire distressed debt investments that are subsequently modified by agreement with the borrower either directly or indirectly. As a result of amendments to a debt investment, we may be required to recognize taxable income to the extent that the principal amount of the modified debt exceeds our cost of purchasing it prior to the amendments. We may be required under the terms of the indebtedness that we incur, whether to private lenders or pursuant to government programs, to use cash received from interest payments to make principal payments on that indebtedness, with the effect that we will recognize income but will not have a corresponding amount of cash available for distribution to our shareholders. We generally will be required to take certain amounts into income no later than the time they are reflected on certain financial statements. We may generate less cash flow than taxable income in a particular year and find it difficult or impossible to meet the REIT distribution requirement in certain circumstances.
In such circumstances, we may be required to: (i) sell assets in adverse market conditions, (ii) borrow on unfavorable terms, (iii) distribute amounts that would otherwise be applied to make investments or repay debt or (iv) make a taxable distribution of our shares as part of a distribution in which shareholders may elect to receive shares or (subject to a limit measured as a percentage of the total distribution) cash, in order to comply with the REIT distribution requirement. Thus, compliance with the REIT distribution requirement may hinder our ability to grow, which could adversely affect the value of our common shares. We may be required to use cash reserves, incur debt, or liquidate non-cash assets at rates or at times that we regard as unfavorable to satisfy the distribution requirement and to avoid corporate income tax and the 4% nondeductible excise tax in that year.
The ownership limits that apply to REITs, as prescribed by the Code and by our Declaration of Trust, may restrict our business combination opportunities.
In order for us to qualify as a REIT, not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of each taxable year after the first year for which we elect to qualify be taxed as a REIT. Additionally, 100 or more persons must beneficially own our shares during at least 335 days of a taxable year (other than the first taxable year for which we elect to be taxed as a REIT). Our Declaration of Trust, with certain exceptions, authorizes our board of trustees to take such actions as are necessary or appropriate to preserve our qualification as a REIT. Our Declaration of Trust also provides that, unless exempted by our board of trustees prospectively or retroactively, no person may own more than 9.9% by value or number of shares, whichever is more restrictive, of our outstanding common shares or 9.9% in value or number of shares, whichever is more restrictive, of the outstanding shares of all classes and series. Our board of trustees may, in its sole discretion, subject to such conditions as it may determine and the receipt of certain representations and undertakings, prospectively or retroactively, waive the ownership limits or establish a different limit on ownership, or excepted holder limit, for a particular shareholder if the shareholder’s ownership in excess of the ownership limits would not result in our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT. These ownership limits could delay or prevent a transaction or a change in control of our Company that might involve a premium price for our common shares or otherwise be in the best interest of our shareholders.
Even if we qualify as a REIT, we may face tax liabilities that reduce our cash flow.
Even if we qualify as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income and assets, including taxes on any undistributed income, tax on income from some activities conducted as a result of a foreclosure, and state or local income, franchise, property and transfer taxes. See “Certain U.S. Tax Considerations—REITs in General.” In addition, any domestic TRSs we own will be subject to U.S. federal, state and local corporate taxes. In order to meet the REIT qualification requirements, or to avoid the imposition of a 100% tax that applies to certain gains derived by a REIT from sales of inventory or property held primarily for sale to customers in the ordinary course of business, we may hold some of our assets through taxable subsidiary corporations, including domestic TRSs. Any taxes paid by such subsidiary corporations would decrease the cash available for distribution to our shareholders.
Complying with REIT requirements may cause us to forego otherwise attractive investment opportunities or financing or hedging strategies.
Any income from a hedging transaction we enter into (1) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in the Treasury regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests (as discussed further below), or (3) to hedge existing hedging transactions after all or part of the hedged indebtedness or property has been disposed of, which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income tests. Our annual gross income from non-qualifying hedges, together with any other income not generated from qualifying real estate assets, cannot exceed 25% of our gross income (excluding for this purpose, gross income from qualified hedges). In addition, our aggregate gross income from non-qualifying hedges, fees, and certain other non-qualifying sources cannot exceed 5% of our annual gross income (excluding for this purpose, gross income from qualified hedges). As a result, we might have to limit our use of advantageous hedging techniques or implement those hedges through a TRS. This could increase the cost of our hedging activities or expose us to greater risks associated with changes in interest rates than we would otherwise not want to bear. We may even be required to altogether forego investments we might otherwise make. Thus, compliance with the REIT requirements may hinder our investment performance.
Complying with REIT requirements may force us to liquidate or restructure otherwise attractive investments.
To qualify as a REIT, we generally must ensure that at the end of each calendar quarter at least 75% of the value of our total assets consists of cash, cash items, government securities and qualified real estate assets, including certain mortgage loans and mortgage-backed securities, as well as shares of another REIT. The remainder of our investment in securities (other than government securities, qualified real estate assets or securities of a TRS of ours) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. The 10% value asset test does not apply to “straight debt” securities. Debt will generally be treated as “straight debt” for these purposes if the debt is a written unconditional promise to pay on demand or on a specified date a certain sum of money, the debt is not convertible, directly or indirectly, into stock, and the interest rate and the interest payment dates of the debt are not contingent on the profits, the borrower’s discretion, or similar factors. In addition, in general, no more than 5% of the value of our assets (other than government securities, qualified real estate assets or securities of a TRS of ours) can consist of the securities of any one issuer, no more than 20% of the value of our total securities can be represented by stock and securities of one or more TRSs, and no more than 25% of the value of our total assets can be represented by “nonqualified publicly offered REIT debt instruments.” If we fail to comply with these requirements at the end of any quarter, we must correct the failure within 30 days after the end of such calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate from our portfolio otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our shareholders.
We may choose to pay dividends in the form of our own shares, in which case our shareholders may be required to pay income taxes in excess of the cash dividends received.
We may distribute taxable dividends that are payable in cash or our shares. Shareholders (that are not otherwise exempt from U.S. federal income tax) receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes. As a result, a U.S. shareholder may be required to pay income taxes with respect to such dividends in excess of the cash dividends received. If a U.S. shareholder sells the shares it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the NAV per share of our common shares at the time of the sale. In addition, in such case, a U.S. shareholder could have a capital loss with respect to the shares sold that could not be used to offset such dividend income.
Furthermore, with respect to certain non-U.S. shareholders, we may be required to withhold U.S. federal income tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in shares.
Characterization of any repurchase agreements we enter into to finance our portfolio assets as sales for tax purposes rather than as secured lending transactions would adversely affect our ability to qualify as a REIT.
We may enter into repurchase agreements with a variety of counterparties to achieve our desired amount of leverage for the assets in which we intend to invest. When we enter into a repurchase agreement, we generally sell assets to our counterparty to the agreement and receive cash from the counterparty. The counterparty is obligated to resell the assets back to us at the end of the term of the transaction. We believe that for U.S. federal income tax purposes we will be treated as the owner of the assets that are the subject of repurchase agreements and that the repurchase agreements will be treated as secured lending transactions notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could successfully assert that we did not own these assets during the term of the repurchase agreements, in which case we could fail to qualify as a REIT.
The failure of a mezzanine loan to qualify as a real estate asset would adversely affect our ability to qualify as a REIT.
We may originate or acquire mezzanine loans, which are loans secured by equity interests in a partnership or limited liability company that directly or indirectly owns real property. In Revenue Procedure 2003-65, the IRS provided a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We may originate or acquire mezzanine loans that may not meet all of the requirements for reliance on this safe harbor. In the event we own a mezzanine loan that does not meet the safe harbor, the IRS could challenge such loan’s treatment as a real estate asset for purposes of the asset and income tests, and if such a challenge were sustained, we could fail to qualify as a REIT.
We may be required to report taxable income for certain investments in excess of the economic income we ultimately realize from them.
We may acquire interests in debt instruments in the secondary market for less than their face amount. The discount at which such interests in debt instruments are acquired may reflect doubts about the ultimate collectability of the underlying loans rather than current market interest rates. The amount of such discount will nevertheless generally be treated as “market discount” for U.S. federal income tax purposes. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made. Payments on certain debt instruments may be made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions in a subsequent taxable year.
Similarly, some of the securities that we acquire may have been issued with original issue discount. We will be required to report such original issue discount based on a constant yield method and will be taxed based on the assumption that all future projected payments due on such securities will be made. If such securities turn out not to be fully collectible, an offsetting loss deduction will become available only in the later year that uncollectability is provable.

Finally, in the event that any debt instruments or other securities acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income as it accrues, despite doubt as to its ultimate collectability. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at their stated rate regardless of whether corresponding cash payments are received or are ultimately collectible. In each case, while we would in general ultimately have an offsetting loss deduction available to us when such interest was determined to be uncollectible, the utility of that deduction could depend on our having taxable income in that later year or thereafter.
Due to each of these potential timing differences between income recognition or expense deduction and the related cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other actions to satisfy the REIT distribution requirements.
Certain financing activities may subject us to U.S. federal income tax and could have negative tax consequences for our shareholders.
We may enter into financing transactions that could result in us or a portion of our assets being treated as a “taxable mortgage pool” for U.S. federal income tax purposes. If we were to enter into such a transaction, we would be taxed at the highest U.S. federal corporate income tax rate on a portion of the income, referred to as “excess inclusion income,” that is allocable to shareholders that are “disqualified organizations,” which are generally certain cooperatives, governmental entities and tax-exempt organizations that are exempt from tax on unrelated business taxable income. To the extent that common shares owned by “disqualified organizations” are held in record name by a broker-dealer or other nominee, the broker-dealer or other nominee would be liable for the U.S. federal corporate level tax on the portion of our excess inclusion income allocable to the common shares held by the broker-dealer or other nominee on behalf of the “disqualified organizations.” A regulated investment company (“RIC”) or other pass-through entity owning our common shares in record name will be subject to tax at the highest U.S. federal corporate tax rate on any excess inclusion income allocated to their owners that are disqualified organizations.
In addition, if we realize excess inclusion income, our shareholders will be subject to special tax rules with respect to their allocable shares of our excess inclusion income. For example, excess inclusion income cannot be offset by net operating losses of our shareholders. If a shareholder is a tax-exempt entity and not a disqualified organization, excess inclusion income is fully taxable as unrelated business taxable income. If a shareholder is a non-U.S. person, excess inclusion income would be subject to a 30% withholding tax without any reduction or exemption pursuant to any otherwise applicable income tax treaty. If the shareholder is a REIT, RIC, common trust fund or other pass-through entity, their allocable share of our excess inclusion income could be considered excess inclusion income of such entity.
Distributions or gain on sale may be treated as unrelated business taxable income to U.S. tax-exempt investors in certain circumstances.
If (1) all or a portion of our assets are subject to the rules relating to taxable mortgage pools and the allocation of “excess inclusion income”, (2) we are a “pension-held REIT,” (3) a U.S. tax-exempt shareholder has incurred debt to purchase or hold our common shares, or (4) any residual real estate mortgage investment conduit (“REMIC”) interests we hold or any of our qualified REIT subsidiaries that is treated as a taxable mortgage pool generate “excess inclusion income,” then a portion of the distributions to a U.S. tax-exempt shareholder and, in the case of condition (3), gains realized on the sale of common shares by such tax-exempt shareholder, may be subject to U.S. federal income tax as unrelated business taxable income under the Code.
The tax on prohibited transactions will limit our ability to engage in transactions, including certain methods of securitizing mortgage loans, that would be treated as sales for U.S. federal income tax purposes.
A REIT’s net income from prohibited transactions is subject to a 100% tax unless a safe harbor exception applies. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, but including mortgage loans, held as inventory or primarily for sale to customers in the ordinary course of business. We might be subject to this tax if we were to sell or securitize loans in a manner that was treated as a sale of the loans as inventory for U.S. federal income tax purposes. Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans, other than through a TRS, and we may be required to limit the structures we use for our securitization transactions, even though such sales or structures might otherwise be beneficial for us.
Liquidation of our assets may jeopardize our REIT qualification.
To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our portfolio assets to repay obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets in transactions that are considered to be prohibited transactions.
Our ownership of, and relationship with, any TRS which we may form or acquire will be subject to limitations, and a failure to comply with the limitations could jeopardize our REIT status and may result in the application of a 100% excise tax.
A REIT may own up to 100% of the stock of one or more TRSs. A TRS may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS, directly or indirectly, owns more than 35% of the voting power or value of the stock will in turn automatically be treated as a TRS. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs. A TRS will pay U.S. federal, state and local income tax at the relevant corporate income tax rates on any income that it earns, and there is no requirement that a TRS make a distribution of its taxable income to the parent REIT. The Code also imposes a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis.
Although we plan to monitor our investments in TRSs (if any), there can be no assurance that we will be able to comply with the 20% limitation or avoid the application of the 100% excise tax, each as discussed above.
Investments in certain financial assets will not qualify as “real estate assets” or generate “qualifying income” for purposes of the 75% real estate asset and gross income qualification requirements and, as a result, our ability to make such investments will be limited.
To qualify as a REIT for U.S. federal income tax purposes, we must comply with certain asset and gross income qualification requirements. Because of these REIT qualification requirements, our ability to acquire certain financial assets such as asset-backed securities, or ABS, will be limited, or we may be required to make such investments through a TRS. In the event that we were to make such an investment through a domestic TRS, any income or gain from such ABS would generally be subject to U.S. federal, state and local corporate income tax, which may reduce the cash flow generated by us and our subsidiaries in the aggregate, and our ability to make distributions to our shareholders. Our ability to make such investments through a TRS is limited, however, because of the REIT qualification requirement that no more than 20% of the value of our total assets can be comprised of stock and securities held by us in TRSs, and that 75% of our gross income must come from certain specified real estate sources.
Legislative, regulatory or administrative changes could adversely affect us, our shareholders or our borrowers.
Legislative, regulatory or administrative changes could be enacted or promulgated at any time, either prospectively or with retroactive effect, and may adversely affect us, our shareholders or our borrowers.
Further changes to the tax laws are possible. In particular, the U.S. federal income taxation of REITs may be modified, possibly with retroactive effect, by legislative, administrative or judicial action at any time. There can be no assurance that future tax law changes will not increase income tax rates, impose new limitations on deductions, credits or other tax benefits, or make other changes that may adversely affect our business, cash flows or financial performance or the tax impact to a shareholder of an investment in our common shares.
Investors are urged to consult with their tax advisor with respect to the impact of any regulatory or administrative developments and proposals and their potential effect on an investment in our common shares.

Restrictions on the deduction of all of our interest expense could prevent us from satisfying the REIT distribution requirements and avoiding the incurrence of income or excise taxes.
Rules enacted as part of the Tax Cut and Jobs Act of 2017 may limit our ability (and the ability of entities that are not treated as disregarded entities for U.S. federal income tax purposes and in which we hold an interest) to deduct interest expense. Under amended Section 163(j) of the Code, the deduction for business interest expense may be limited to the amount of the taxpayer’s business interest income plus 30% of the taxpayer’s “adjusted taxable income” unless the taxpayer’s gross receipts do not exceed $25 million per year during the applicable testing period or the taxpayer qualifies to elect and elects to be treated as an “electing real property trade or business.” A taxpayer’s adjusted taxable income will start with its taxable income and add back items of non-business income and expense, business interest income and business interest expense, net operating losses, any deductions for “qualified business income”. A taxpayer that is exempt from the interest expense limitations as an electing real property trade or business is ineligible for certain expensing benefits and is subject to less favorable depreciation rules for real property. The rules for business interest expense will apply to us and at the level of each entity in which or through which we invest that is not a disregarded entity for U.S. federal income tax purposes. To the extent that our interest expense is not deductible, our taxable income will be increased, as will our REIT distribution requirements and the amounts we need to distribute to avoid incurring income and excise taxes.
Shareholders who participate in the distribution reinvestment plan will recognize taxable income in the amount they would have received had they elected not to participate, even though they receive no cash.
Shareholders who participate in the distribution reinvestment plan will recognize taxable income in the amount they would have received had they elected not to participate, even though they receive no cash. These deemed distributions will be treated as actual distributions from us to the participating shareholders and will retain the character and U.S. federal income tax effects applicable to all distributions. Shares received under the plan will have a holding period beginning with the day after purchase, and a U.S. federal income tax basis equal to their cost, which is the gross amount of the deemed distribution.
Foreclosures may impact our ability to qualify as a REIT and minimize tax liabilities.
If we foreclose, or consider foreclosing, on properties securing defaulted loans that we hold, we will have to consider the impact that taking ownership of such properties would have on our ability to continue to qualify to be taxed as a REIT and any tax liabilities attributable thereto if we continue to qualify as a REIT. In certain cases, the operation of real property will not generate qualifying rents from real property for purposes of the gross income tests, e.g., income from operation of a hotel. In certain circumstances, we will be able to make an election with the IRS to treat property we take possession of in a foreclosure as “foreclosure property.” If, and for so long as, such property qualifies as “foreclosure property,” income therefrom is treated as qualifying income for purposes of both gross income tests and gain from the sale of such property will not be subject to the 100% prohibited transaction tax for dealer sales, regardless of our how short our holding period in such property is when we sell such property or other dealer sales considerations. On the other hand, net income with respect to a property for which we’ve made a foreclosure property election that would not otherwise be qualifying income for purposes of the gross income tests will be taxed at the highest U.S. federal corporate income tax rate. In certain circumstances, the IRS might argue that a particular property did not qualify for a foreclosure property election or that its status as foreclosure property terminated while we believed it continued to qualify, possibly causing us to fail one or both gross income tests or causing any gain from the sale of such property to be subject to the prohibited transaction tax.
Risks Related to Plan Investors
If the fiduciary of an employee benefit plan or plan subject to ERISA or the Code fails to meet the fiduciary and other standards under ERISA, the Code or applicable statutory common law as a result of an investment in our common shares, the fiduciary could be subject to penalties.
There are special considerations that apply to investing in our common shares on behalf of a “benefit plan investor” within the meaning of ERISA and the Plan Asset Regulations including a pension, profit sharing, 401(k) or other employer-sponsored retirement plan, health or welfare plan or trust, an IRA and a “Keogh” plan, that are subject to Title I of ERISA and/or Section 4975 of the Code. If you are investing the assets of any of the entities identified in the prior sentence in our common shares, you should satisfy yourself, to the extent applicable, that:
•the investment is consistent with your fiduciary obligations under applicable law, including common law, ERISA and the Code;
•the investment is made in accordance with the documents and instruments governing the trust, plan or IRA, including a plan’s investment policy;
•the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA (to the extent such entity is subject to ERISA) and other applicable provisions of ERISA and the Code;
•the investment will not impair the liquidity of the trust, plan or IRA;
•the investment will not produce “unrelated business taxable income” for the trust plan or IRA;
•our shareholders will be able to value the assets of the plan in accordance with ERISA requirements and applicable provisions of the plan or IRA; and
•the investment will not constitute a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code.
Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA, the Code, or other applicable statutory or common law may result in the imposition of civil penalties, and can subject the fiduciary to equitable remedies. In addition, if an investment in our common shares constitutes a non-exempt prohibited transaction under Section 4975 of the Code, the fiduciary that authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount involved.
We may encounter risks arising from provision of managerial assistance.
As discussed under “Certain ERISA Considerations,” we intend to conduct our affairs so that our assets should not be deemed to constitute “plan assets” of any shareholder that is a “benefit plan investor” (each within the meaning of ERISA and the Plan Asset Regulations. In this regard, we may elect to operate the Company as a VCOC or a REOC, each within the meaning of the Plan Asset Regulations. Operating the Company as a VCOC would require that the Company obtain rights to substantially participate in or influence the conduct of the management of a number of the Company’s investments, in the case of operating as a VCOC, and participating in the management and development activities of the underlying real estate, in the case of operating as a REOC. Such rights could expose the assets of the Company to claims by a portfolio company, its security holders and its creditors. While the Company intends to minimize exposure to these risks, the possibility of successful claims cannot be precluded. In addition, because the Company may be operated in a manner intended to qualify the Company as a VCOC or REOC in order to avoid holding “plan assets” within the meaning of ERISA, the Company may be restricted or precluded from making certain investments and the Company could be required to liquidate investments at a disadvantageous time, resulting in lower proceeds to the Company than might have been the case without the need for such compliance.
If our assets at any time are deemed to constitute “plan assets” within the meaning of ERISA and the Plan Asset Regulations, that may lead to our being subject to certain ERISA and Code requirements.
As noted above and discussed under “Certain ERISA Considerations,” we intend to conduct our affairs so that our assets should not be deemed to constitute “plan assets” of any shareholder that is a “benefit plan investor” (each within the meaning of ERISA and the Plan Asset Regulations). If, notwithstanding our intent, our assets were deemed to constitute “plan assets” of any shareholder that is a “benefit plan investor” within the meaning of ERISA or the Plan Asset Regulations, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by the Company, and (ii) the possibility that certain transactions in which the Company might seek to engage could constitute “prohibited transactions” under ERISA and the Code. If a prohibited transaction occurs for which no exemption is available, the Adviser and/or any other fiduciary that has engaged in the prohibited transaction could be required to (i) restore to the benefit plan investor any profit realized on the transaction and (ii) reimburse the benefit plan investor for any losses suffered by the benefit plan investor as a result of the investment. In addition, each disqualified person (within the meaning of Section 4975 of the Code) involved could be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within statutorily required periods, to an additional tax of 100%. Fiduciaries of a benefit plan investor who decide to invest in the Company could, under certain circumstances, be liable for prohibited transactions or other violations as a result of the investment in the Company or as co-fiduciaries for actions taken by or on behalf of the Company or the Adviser. With respect to an IRA that invests in the Company, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiaries, would cause the IRA to lose its tax-exempt status.
We may encounter risks arising from potential control group liability.
Under ERISA, upon the termination of a tax-qualified single employer defined benefit pension plan, the sponsoring employer and all members of its “controlled group” will be jointly and severally liable for 100% of the plan’s unfunded benefit liabilities whether or not the controlled group members have ever maintained or participated in the plan. In addition, the U.S. Pension Benefit Guaranty Corporation (the “PBGC”) may assert a lien with respect to such liability against any member of the controlled group on up to 30% of the collective net worth of all members of the controlled group. Similarly, in the event a participating employer partially or completely withdraws from a multiemployer (union) defined benefit pension plan, any withdrawal liability incurred under ERISA will represent a joint and several liability of the withdrawing employer and each member of its controlled group. A “controlled group” includes all “trades or businesses” under 80% or greater common ownership. This common ownership test is broadly applied to include both “parent-subsidiary groups” and “brother-sister groups” applying complex exclusion and constructive ownership rules. However, regardless of the percentage ownership that the Company holds in one or more of its portfolio entities, the Company itself cannot be considered part of an ERISA controlled group unless the Company is considered to be a “trade or business.” While there are a number of cases that have held that managing investments is not a “trade or business” for tax purposes, the PBGC Appeals Board ruled that a private equity fund was a “trade or business” for ERISA controlled group liability purposes and at least one Federal Circuit Court has similarly concluded that a private equity fund could be a trade or business for these purposes based upon a number of factors including the fund’s level of involvement in the management of its portfolio companies and the nature of any management fee arrangements. If the Company were determined to be a trade or business for purposes of ERISA, it is possible, depending upon the structure of the portfolio investments by the Company and/or its affiliates and other co-investors in a portfolio entity and their respective ownership interests in the portfolio entity, that any tax-qualified single employer defined benefit pension plan liabilities and/or multiemployer plan withdrawal liabilities incurred by the portfolio entity could result in liability being incurred by the Company, with a resulting appropriation of Company assets to satisfy such pension liabilities and/or the imposition of a lien by the PBGC on certain Company assets. Moreover, regardless of whether or not the Company were determined to be a trade or business for purposes of ERISA, a court might hold that one of the portfolio entities in which we are investing could become jointly and severally liable for another portfolio entity’s unfunded pension liabilities pursuant to the ERISA “controlled group” rules, depending upon the relevant investment structures and ownership interests as noted above.
General Risk Factors
The past performance of the Adviser’s senior management is not a predictor of our future results.
Neither the track record of the senior management of the Adviser nor the performance of the Adviser will imply or predict (directly or indirectly) any level of our future performance. Our performance is dependent upon future events and is, therefore, inherently uncertain. Past performance cannot be relied upon to predict future events due to a variety of factors, including, without limitation, varying business strategies, different local and national economic circumstances, different supply and demand characteristics, varying degrees of competition and varying circumstances pertaining to the real estate capital markets.

Insurance on loans and real estate-related securities collateral may not cover all losses.
There are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods, hurricanes, terrorism or acts of war, which may be uninsurable or not economically insurable. Inflation, changes in building codes and ordinances, environmental considerations and other factors also might result in insurance proceeds insufficient to repair or replace a property if it is damaged or destroyed. Under these circumstances, the insurance proceeds received with respect to a property relating to one of our investments might not be adequate to restore our economic position with respect to our investment. Any uninsured loss could result in the corresponding nonperformance of or loss on our investment related to such property.
Our business may be adversely affected by the impact on the financial markets due to recent bank failures.
Recent bank failures in the United States and elsewhere could have far-reaching effects on the U.S. and other financial markets, including widespread failures of financial institutions, limited availability of credit, counterparty credit risks and adverse effects on issuers of debt and other assets in which we invest and other instruments to which we have exposure, as well as the broader economy. Any or all of these developments may have a material adverse effect on us; for example, fluctuations in the market prices of securities and/or interest rates may adversely affect the value of our portfolio and/or increase the inherent risks associated with an investment in real estate-related assets. The ability of assets securing our investments to refinance may depend on their ability to obtain additional financing. Any deterioration of the global debt markets or the credit ratings of certain investors (including, without limitation, sovereign nations), any possible future failures of certain financial services companies or a significant rise in interest rates, taxes or market perception of counterparty default risk will likely significantly reduce investor demand for Company-level financing and similar types of liquidity for investment grade, high-yield, and senior and other types of bank debt. This, in turn, is likely to result in some potential lenders being unable or unwilling to finance new investments, to provide working capital or to provide financing for other purposes permitted under the Advisory Agreement or to be willing to provide such financing only on terms less favorable than those that had been available in the recent past. As of the date of this Registration Statement, certain U.S. banks have experienced liquidity issues related to, among other factors, rising interest rates. It is currently unknown the extent to which these events will affect the availability of financing for CRE. While disruption in the capital markets could enhance our ability to originate or acquire debt investments on attractive terms, a component of our investment strategy rests on our ability to obtain financing for our investments and operations on terms accretive to our investment strategy. A lack of such financing would adversely affect our ability to achieve our investment objectives.
Risks associated with climate change may adversely affect our business and financial results and damage our reputation.
There has been increasing awareness of severe weather and other climate events outside of the historical norm as well as increasing concern from government agencies about the effects of climate change on the environment. Transition risks, such as government restrictions, standards or regulations intended to reduce greenhouse gas emissions and potential climate change impacts, are emerging and may increase in the future in the form of restrictions or additional requirements on the development of commercial real estate. Such restrictions and requirements, along with rising insurance premiums resulting from climate change, could increase our costs or require additional technology and capital investment by our borrowers, which could adversely affect our results of operations. This is a particular concern in the western and northeastern United States, where some of the most extensive and stringent environmental laws and building construction standards in the U.S. have been enacted. In addition, new climate change-related regulations may result in enhanced disclosure obligations, which could materially increase our regulatory burden and compliance costs.
Further, physical effects of climate change including changes in global weather patterns, rising sea levels, changing temperature averages or extremes and extreme weather events such as hurricanes, droughts or floods, can also have an adverse impact on certain properties. As the effects of climate change increase, we expect the frequency and impact of weather and climate-related events and conditions to increase as well. For example, unseasonal or extreme weather events can have a material impact to hospitality businesses or properties.

Some physical risk is inherent in all properties, particularly properties in certain locations and in light of the unknown potential for extreme weather or other events that could occur related to climate change.
Failure to identify and exclude bad actors could disqualify us from relying on certain rules on which we rely.
We are offering common shares in a private offering, not registered under the Securities Act, or any other securities laws, including state securities or blue sky laws. Our common shares are offered in reliance upon the exemption from registration thereunder provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act. If certain persons and entities involved with the offering of the common shares, including any shareholder holding (20%) or more of a fund’s outstanding voting equity securities, are or have been subject to certain criminal convictions, SEC disciplinary orders, court injunctions or similar adverse events (collectively, “bad act determinations”), then in certain instances we may be disqualified from relying upon Rule 506. There is no assurance that efforts to exercise reasonable care to identify and exclude bad actors from participating in the offering will be deemed to be sufficient to comply with these requirements. If we were disqualified from relying upon the exemption from registration provided in Rule 506, there may not be another exemption from registration available under the Securities Act and, consequently, we may not have an exemption from registration under any state securities or blue sky laws. If these exemptions from registration were unavailable, then we may be subject to, and incur significant costs related to, enforcement actions and rescission rights may be available to the shareholders, which if exercised, may require us to liquidate assets earlier and on less advantageous terms than were anticipated at underwriting and/or may cause us to have a more limited amount of capital available for investment, impairing our ability to assemble, manage, retain and harvest a complete and balanced portfolio.
Failure to obtain and maintain an exemption from being regulated as a commodity pool operator could subject us to additional regulation and compliance requirements that could materially adversely affect our business, results of operations and financial condition.
Registration with the U.S. Commodity Futures Trading Commission (the “CFTC”) as a “commodity pool operator” or any change in our operations necessary to maintain our ability to rely upon an applicable exemption from being regulated as a commodity pool operator could adversely affect our ability to implement our investment program, conduct our operations or achieve our objectives and subject us to certain additional costs, expenses and administrative burdens. Furthermore, any determination by us to cease or to limit investing in interests that may be treated as “commodity interests” to comply with the regulations of the CFTC may have a material adverse effect on our ability to implement our investment objectives and to hedge risks associated with our operations.
Political changes may affect the real estate-related securities markets.
The current regulatory environment in the United States may be impacted by future legislative developments.
The outcome of elections creates uncertainty with respect to legal, tax and regulatory regimes in which we and our investments, as well as the Adviser and its affiliates, will operate. Any significant changes in, among other things, economic policy (including with respect to interest rates and foreign trade), the regulation of the investment management industry, tax law, immigration policy or government entitlement programs could have a material adverse impact on us and our investments.
Litigation outcomes may have an adverse impact on us.
In the ordinary course of our business, we may be subject to litigation from time to time. The outcome of such proceedings may materially adversely affect our value and may continue without resolution for long periods of time. Any litigation may consume substantial amount of time and attention, and that time and the devotion of these resources to litigation may, at times, be disproportionate to the amounts at stake in the litigation. The expense of defending claims against us and paying any amounts pursuant to settlements or judgments would be borne by us and would reduce net assets. Our board of trustees will be indemnified by us in connection with such litigation, subject to certain conditions.

ITEM 2.FINANCIAL INFORMATION
Management’s Discussion and Analysis of Financial Condition and Results of Operations
Overview
We are a Maryland statutory trust formed on May 22, 2024. Our investment strategy is to originate, acquire, finance, manage and dispose of a portfolio of primarily CRE Debt Investments, diversified across both geography and asset class. Our CRE Debt Investments are expected to be primarily secured by properties located in the United States, and include, but are not limited to, multifamily, industrial and select other CRE asset classes, such as student housing, self-storage, life science and data center assets. However, we may selectively diversify our portfolio on a global basis through CRE Debt Investments in which the underlying properties are located outside the United States.
We are an externally advised, perpetual-life REIT formed to pursue the following investment objectives:
▪provide current income in the form of regular, stable cash distributions to achieve an attractive distribution yield;
▪preserve and protect invested capital, and mitigate downside risk by originating loans against high quality real estate assets with meaningful borrower equity or implied equity; and
▪provide an investment alternative for shareholders seeking to allocate a portion of their long-term investment portfolios to CRE debt with lower volatility than publicly traded securities and compelling risk-adjusted returns compared to fixed income alternatives.
We may not achieve our investment objectives. See “Item 1A. Risk Factors.”
We intend to elect and qualify to be taxed as a REIT under the Code commencing with our taxable year ending December 31, 2024.
Our board of trustees will at all times have ultimate oversight and policy-making authority over us, including responsibility for governance, financial controls, compliance and disclosure. Pursuant to the Advisory Agreement, however, we have delegated to the Adviser the authority to source, evaluate and monitor our investment opportunities and make decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of trustees.
We are not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, that may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from acquiring properties or real estate-related securities, other than those referred to in this Registration Statement.
Basis of Presentation
Our financial statements are and will be prepared in accordance with U.S. GAAP, which requires the use of estimates, assumptions and the exercise of subjective judgment as to future uncertainties.
Revenues
As of November 26, 2024, we have not engaged in principal operations nor generated any revenues. Our entire activity since inception to November 26, 2024, was our initial capitalization and preparation for our proposed fundraising through our private offering. We were capitalized through the purchase by Principal Real Estate of 50 common shares for an aggregate purchase price of $1,000 on June 25, 2024.
As of November 26, 2024, we have neither acquired nor entered into any arrangements to acquire any investments with the net proceeds from our private offering. The number and type of investments that we acquire will depend upon market conditions, the amount of proceeds we raise in our private offering and other circumstances existing at the time we are acquiring such assets.

We will seek to focus on senior secured floating rate investments, secured by high quality real estate assets to generate current cash flow. We seek to identify attractive risk-reward investments by financing high quality real estate assets primarily located in the top 50 MSAs as tracked by Principal Real Estate. We expect to create synergies with Principal Real Estate’s existing debt capabilities by leveraging its significant scale and existing relationships to source ample lending opportunities.
Expenses
Management Fee
For a discussion of the management fee payable to the Adviser, see “Item 1 Business—Description of Business—Advisory Agreement.”
Performance Fee
For a discussion of the performance fee payable to the Adviser, see “Item 1 Business—Description of Business—Advisory Agreement.”
Shareholder Servicing Fee
For a discussion of the shareholder servicing fee payable to the Dealer Manager, see “Item 7 Certain Relationships and Related Transactions, and Trustee Independence—Dealer Manager Agreement” below.
Organizational and Offering Expenses
For a discussion of the organizational and offering expense reimbursement to the Adviser, see “Item 1 Business—Description of Business—Advisory Agreement.”
Financial Condition, Liquidity and Capital Resources
As of November 26, 2024, we are in our organizational period and have not yet commenced principal operations or generated any revenues. We expect that principal operations will commence when we issue common shares in the Initial Retail Closing.
The Anchor Investors have agreed, from time to time, to purchase an aggregate amount of $150 million in Class A shares, in each case, at a price per share equal to the most recently determined NAV of Class A shares, or if a Class A share NAV has yet to be calculated, then at a price per share equal to $20.00. We expect to generate cash primarily from (i) the net proceeds of our continuous private offering, (ii) cash flows from our operations, (iii) any financing arrangements we may enter into in the future and (iv) any future offerings of our equity or debt securities.
Our primary use of cash will be for (i) origination or acquisition of commercial mortgage loans and other commercial debt investments, CMBS and other commercial real estate-related debt investments, (ii) the cost of operations (including the management fee and performance fee), (iii) debt service of any borrowings, (iv) periodic repurchases, including under our share purchase plan (as described herein), and (v) cash distributions (if any) to the holders of our shares to the extent authorized by our board of trustees and declared by us.
Quantitative and Qualitative Disclosures about Market Risk
The primary components of our market risk are related to interest rates, credit spreads, credit market values, liquidity and foreign currency exchange rates. While we do not seek to avoid risk completely, we believe that risk can be quantified from historical experience, and we seek to actively manage that risk, to earn sufficient compensation to justify taking those risks and to maintain capital levels consistent with the risks we undertake.
Interest Rate Risk
Interest rate risk is highly sensitive to many factors, including governmental, monetary and tax policies, domestic and international economic and political considerations, and other factors beyond our control. Our net interest income is exposed to interest rate volatility primarily as a result of the floating rate nature of the investments we hold and the financing we place on them. Additionally, we may use company-level facilities featuring floating interest rates for liquidity and working capital purposes. Furthermore, we may make investments in fixed and floating rate debt securities; the value of our positions may increase or decrease depending on interest rate movements. Finally, interest rate changes may impact the demand for loans and the availability of financing needed to expand our investment portfolio.
A rise in the general level of interest rates can be expected to lead to higher debt service payment requirements relative to any variable rate investments we hold and to declines in the value of any fixed rate investments we may hold. Rising interest rates carry default risk to our borrowers, because cash flows from underlying properties may fall below the debt service payments due to us on the investments, triggering borrower liquidity covenants. Therefore, we expect to protect property cash flows by requiring borrowers to purchase interest rate caps, which provides a hedge against rising interest rates, whereby the borrower will receive excess cash if interest rates exceed predetermined strike prices. Furthermore, rising interest rates also cause our overall cost of borrowing to increase, partially or fully, offsetting any increase in elevated debt service payments received on our variable rate investments. In general, we will seek to match the interest rate characteristics of our investments with the interest rate characteristics of any related financing obligations. In instances where the interest rate characteristics of an investment and the related financing obligation are not matched, we may mitigate such interest rate risk through the utilization of interest rate derivatives of the same duration. Given our target leverage ratios, an increase in interest rates may result in an increase in our net investment income and the amount of the performance fee payable to the Adviser.
A decline in interest rates can be expected to lead to lower debt service payments received from any variable rate investments we may hold, decreases in the interest income earned on any floating rate investments we hold, and increases in the value of any fixed rate investments we hold. To mitigate the impact of reduced earnings as a result of declining interest rates, we expect to structure interest rate floors into each loan where the borrower will be required to pay minimum interest payments should interest rates fall below a predetermined rate. Additionally, reduced interest rates also cause our overall cost of borrowings to decrease. Because our borrowings do not typically feature interest rate floors, but our variable rate investments feature minimum interest payments due to us, declining interest rates may result in an increase to the Company’s net interest income and an increase in the amount of the performance fee payable to the Adviser.
As of November 26, 2024, we held no market sensitive instruments.
Credit Spread Risk
Credit spread risk is the risk that interest rate spreads between two different financial instruments will change. In general, U.S. fixed-rate commercial mortgage loans and CMBS are priced based on a spread to U.S. Treasury securities or interest rate swaps. We will generally benefit if credit spreads narrow during the time that we hold a portfolio of mortgage loans, CMBS and/or CLO investments, and we may experience losses if credit spreads widen during the time that we hold a portfolio of mortgage loans, CMBS and/or CLO investments. We actively monitor our exposure to changes in credit spreads and we may enter into credit total return swaps or take positions in other credit-related derivative instruments to moderate our exposure to losses associated with a widening of credit spreads.
Credit Risk
We are exposed to credit risk in our investments with respect to a borrower’s ability to make required debt service payments to us and repay the unpaid principal balance in accordance with the terms of the loan agreement. We manage this risk by conducting a credit analysis prior to making an investment and by actively monitoring our portfolio and the underlying credit quality, including subordination and diversification, of our investments on an ongoing basis. In addition, we re-evaluate the credit risk inherent in our investments on a regular basis taking into consideration a number of fundamental macro-economic factors such as gross domestic product, unemployment, interest rates, capital markets activity, retail sales, store closing/openings, corporate earnings, housing inventory, affordability and regional home price trends.
We are exposed to credit risk with respect to the tenants that occupy properties that serve as collateral to our investments. To mitigate this risk, we seek to avoid large single tenant exposure and we undertake a credit evaluation of major tenants prior to making a loan. This analysis includes extensive due diligence of a potential tenant’s creditworthiness and business, as well as an assessment of the strategic importance of the property to the tenant’s core business operations.
Finally, we may be exposed to counterparty credit risk under the terms of a derivative contract. If the fair value of a derivative contract is positive, the counterparty will owe us, which creates credit risk for us. If the fair value of a derivative contract is negative, we will owe the counterparty and, therefore, do not have credit risk. We may seek to mitigate the credit risk associated with derivative instruments by entering into transactions with high-quality counterparties.
Market Value Risks
We may also be exposed to market value risk with respect to the fair value of our investments, including debt securities, and borrowings due to changes in market conditions, including credit spreads, interest rates, property cash flows, and commercial property values that serve as collateral. We seek to manage our exposure to market risk by originating or acquiring investments secured by different property types located in diverse, but liquid markets with stable credit ratings. The fair value of our investments may fluctuate, therefore the amount we will realize upon any repayment, sale, or an alternative liquidation event is unknown.
Commercial property values are subject to volatility and may be adversely affected by a number of factors, including: national, regional and local economic conditions; local real estate conditions; changes or continued weakness in specific industry segments; construction quality, age and design; demographic factors; and retroactive changes to building or similar codes and/or tax and legal considerations. Changes in commercial property values are difficult to predict with accuracy. We model a range of valuation scenarios and the resulting impacts to our investments.
Liquidity Risk
Market disruptions may lead to a significant decline in transaction activity in all or a significant portion of the asset classes in which we intend to invest and may at the same time lead to a significant contraction in short-term and long-term debt and equity funding sources. A decline in liquidity of real estate and real estate-related investments, as well as a lack of availability of observable transaction data and inputs, may make it more difficult to sell our investments or determine their fair values. As a result, we may be unable to sell investments, or only be able to sell investments at a price that may be materially different from the fair values presented. Also, in such conditions, there is no guarantee that the Company’s borrowing arrangements or other arrangements for obtaining leverage will continue to be available or, if available, will be available on terms and conditions acceptable to us. In addition, a decline in market value of our assets may have particular adverse consequences in instances where we borrowed money based on the fair value of our assets. A decrease in the market value of our assets may result in the lender requiring us to post additional collateral or otherwise sell assets at a time when it may not be in our best interest to do so.
Foreign Currency Risk
Our loans and investments that are denominated in a foreign currency are also subject to risks related to fluctuations in exchange rates. We generally expect to mitigate this exposure by matching the currency of our foreign currency assets to the currency of the borrowings that finance those assets. As a result, we expect to substantially reduce our exposure to changes in portfolio value related to changes in foreign exchange rates.
We intend to hedge our net currency exposures in a prudent manner. In doing so, we generally expect to structure our foreign currency hedges so that the notional values and expiration dates of our hedges approximate the amounts and timing of future payments we expect to receive on the related investments. However, our currency hedging strategies may not eliminate all of our currency risk due to, among other things, uncertainties in the timing and/or amounts of payments received on the related investments, and/or unequal, inaccurate, or unavailable hedges to perfectly offset changes in future exchange rates. Additionally, we may be required under certain circumstances to collateralize our currency hedges for the benefit of the hedge counterparty, which could adversely affect our liquidity.

ITEM 3.PROPERTIES
Our principal office is located at 711 High Street, Des Moines, Iowa 50392. As part of the Advisory Agreement, the Adviser is responsible for providing office space and office services required in rendering services to us. We consider these facilities to be suitable and adequate for the management and operations of our business.

ITEM 4.SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
We have not yet commenced commercial activities. Principal Real Estate made an initial capital contribution of $1,000 in cash, in exchange for 50 common shares. Principal Real Estate currently holds all of the outstanding common shares issued by the Company, and, as of November 26, 2024, Principal Real Estate was our only shareholder. The address for Principal Real Estate is in care of our principal executive offices at 711 High Street, Des Moines, Iowa 50392.

ITEM 5.TRUSTEES AND EXECUTIVE OFFICERS
We operate under the direction of our board of trustees. Our board of trustees is currently comprised of five trustees, John T. Berg, Rohit Vohra, Andrea Balkan, Richard Jones and Jennifer Pedigo, three of whom will be independent trustees, as defined by our Declaration of Trust. A description of definition of “independent trustee” is found in “Item 7 Certain relationships and Related Transactions, and Trustee Independence—Trustee Independence” below.
Trustees and Executive Officers
Information regarding our trustees and executive officers are set forth below:

Name	Age*	Position	Position Held Since
John T. Berg	54	Chairman of the Board and Chief Executive Officer	2024
Rohit Vohra	52	Trustee and Head of Global Wealth Alternatives	2024
Christopher Duey	55	President	2024
Brian Riley	39	Chief Financial Officer	2024
Patricia (Pat) A. Bailey	60	Chief Operating Officer	2024
Kevin Catlett	54	Head of Investment Production	2024
Anne Cook	44	Counsel and Secretary	2024
Kirloes Gerges	42	Portfolio Manager	2024
Troy W. Kort	54	Portfolio Manager	2024
Andrea Balkan	60	Independent Trustee	2024
Richard Jones	71	Independent Trustee	2024
Jennifer Pedigo	60	Independent Trustee	2024
__________________
*As of November 26, 2024.
Each trustee will hold office until his or her death, resignation, removal or adjudication of legal incompetence or the election and qualification of his or her successor. The address for each of our trustees is c/o 711 High Street, Des Moines, Iowa 50392.
Each officer holds office at the pleasure of our board of trustees until his or her successor is duly appointed and qualified or until his or her earlier death, resignation or removal.
John T. Berg has served as our Chairman of the Board and Chief Executive Officer since our formation in May 2024. He is a Senior Managing Director and Global Head of Private Real Estate for Principal Asset Management. He is responsible for leadership of private real estate debt and equity activities in the United States and Europe. Mr. Berg joined the organization in 1994 and has been active in portfolio management, asset management, new business development and leadership positions in real estate. He received an MBA from the University of Iowa and a bachelor’s degree in economics and psychology from Georgetown University. Mr. Berg serves on the Principal Real Estate Investment Committee . In addition, he is a board member for Principal Real Estate Europe.
Rohit Vohra has served as our Head of Global Wealth Alternatives since our formation in May 2024 and has served as a trustee since November 2024. He is the Head of Global Wealth Alternatives at Principal Asset Management. Mr. Vohra is leading Principal’s efforts in delivering its institutional-quality private investing platform to high-net worth investors and their advisors globally. Prior to joining Principal in 2021, Mr. Vohra was COO at Invesco Private Capital focusing on private equity. In 2016 OppenheimerFunds hired him to build the private market business, where he launched OC Private Capital (a joint venture between OppenheimerFunds and The Carlyle Group). As COO of OC Private Capital, he launched the Carlyle Tactical Private Credit Fund, focused on mass affluent investors. Between 2013 and 2016, Mr. Vohra was at RBC Wealth Management, where he was responsible for its global alternative investment business. Over his more than two decades in the alternative investment industry he has built a deep expertise in engineering, originating, and executing global strategies for multi-billion-dollar alternative investment businesses. Mr. Vohra received his MBA from the University of Chicago Booth School of Business.
Christopher Duey has served as our President since our formation in May 2024. Mr. Duey is a Senior Managing Director, Head of Private Debt Portfolio Management for Principal Real Estate, the dedicated real estate group of Principal Asset Management. In this role, he is responsible for the oversight of the private debt portfolio management team, which handles all investment activities for the affiliated and nonaffiliated private debt capital clients. In addition, he is involved with new business development activities involving various private debt programs. Mr. Duey joined the firm in 1992 and has held various roles within Principal Real Estate, moving into his current position in 2017. He received an MBA from Drake University and a BBA in finance and marketing from the University of Iowa. Mr. Duey is a member of the Urban Land Institute.
Brian Riley has served as our Chief Financial Officer since our formation in May 2024. Mr. Riley is the Chief Financial Officer for Principal Real Estate, the dedicated real estate unit of Principal Asset Management. His team is responsible for the preparation, review, and forecasting of financials for the real estate asset management businesses as well as financial statement accounting and reporting for debt clients and funds. Mr. Riley joined the firm in 2012, after working in the audit practice of KPMG. He received a bachelor’s degree in accounting and finance from Iowa State University. Mr. Riley has been a Certified Public Accountant since 2009.
Patricia (Pat) A. Bailey has served as our Chief Operating Officer since our formation in May 2024. Ms. Bailey is the Chief Operating Officer/Senior Managing Director of Real Estate Operations for Principal Real Estate, the dedicated real estate group of Principal Asset Management. She is responsible for the Commercial Mortgage Servicing Team and the Commercial Mortgage Closing Team, the Commercial Mortgage Engineering (Environmental & Structural) Team as well as Commercial Appraisal Services (Debt & Equity), the Asset Management Operations Team, the Real Estate Risk Management Team, the Equity Financial Services Management areas in the U.S. and the UK/Europe and the Real Estate Intelligence and Data Strategy. She also works closely with the Information Technology and Data Science teams. She is a member of the Commercial Real Estate Investment Committee. Ms. Bailey joined the firm in 1990 and held several other management positions within commercial real estate and prior to moving into this role was the Chief Financial Officer. Ms. Bailey received a bachelor's degree in management and accounting from Upper Iowa University.
Kevin Catlett has served as our Head of Investment Production since our formation in May 2024. Mr. Catlett is a Senior Managing Director at Principal Real Estate, the dedicated real estate group of Principal Asset Management. He is responsible for the Private Debt Origination/Underwriting Operation. He joined the firm in 1995. Prior to his current role, Mr. Catlett managed the Western Region's commercial real estate debt production efforts. He is a member of Principal Real Estate Commercial Real Estate Committee. He received an MBA in management and finance and a bachelor's degree in finance, both from the University of Iowa. He is a member of the Mortgage Bankers Association and serves on the Board of Directors for the Life Mortgage and Real Estate Officers Council.
Anne Cook has served as our Counsel and Secretary since our formation in May 2024. Ms. Cook is an Associate General Counsel at Principal Real Estate, the dedicated real estate unit of Principal Asset Management. Ms. Cook leads the real estate attorney team supporting Principal Real Estate. She provides legal advice and counsel to Principal Real Estate, focusing on private funds, product development and investment management agreements. Ms. Cook joined the firm in 2008. Prior to her current role, she served as an Associate Attorney at Bradshaw, Fowler, Proctor & Fairgrave, P.C. Ms. Cook received a JD in Law from University of Kansas School of Law and a bachelor's degree in management and organization from the University of Iowa (Tippie College of Business).
Kirloes Gerges has served as our Portfolio Manager since our formation in May 2024. Mr. Gerges is a Managing Director of portfolio management at Principal Real Estate, the dedicated real estate unit of Principal Asset Management. He focuses on high yield debt investments. Prior to joining Principal, Mr. Gerges was the portfolio manager for Aon’s OCIO group where he was a four-quadrant investor with an emphasis on debt research and investments. Mr. Gerges holds a bachelor’s degree in Economics from Rutgers University, and an MBA from Seton Hall University. He also holds a post graduate certificate in Real Estate Finance and Investment from New York University.

Troy W. Kort, CFA, has served as our Portfolio Manager since our formation in May 2024. Mr. Kort is a Managing Director of Portfolio Management at Principal Real Estate, the dedicated real estate group of Principal Asset Management. His focus is on the private real estate credit portfolios managed by the firm including the debt funds. Other prior experience includes subordinate debt, capital markets, bridge loans, special servicing, and core mortgages. Mr. Kort has been part of Principal Real Estate and its predecessors for over 26 years. He received an MBA with a concentration in finance and a bachelor's degree in mathematics from the University of Nebraska. He has earned the right to use the Chartered Financial Analyst designation and is a member of the CFA Institute.
Andrea Balkan has served as a trustee since November 2024 and has decades of experience as a real estate finance executive. Ms. Balkan’s experience spans real estate debt and equity investments, portfolio construction and optimizing resolution of distressed real estate. She currently is a transition advisor at Brookfield Asset Management, where she previously held roles as a Managing Partner and a Partner. Prior to that, she was the Director, Large Loan Origination Group and Director, Co-Head of U.S. Conduit at Merrill Lynch. Ms. Balkan received a bachelor’s degree from Wesleyan University.
Jennifer Pedigo has served as a trustee since November 2024 and has decades of experience in global financial services and asset management firms. She brings tenure in business strategy, product management, and distribution roles spanning institutional, wealth management, insurance and retirement markets. Throughout her career, Ms. Pedigo has represented a breadth of investment capabilities, encompassing customized portfolios, traditional asset classes and alternative assets such as real estate, private credit, agriculture, timber, and infrastructure.
Ms. Pedigo is the President of Jesamm Partners, Inc, a consulting practice. Most recently, Ms. Pedigo served as a board member of Securian Asset Management and as Securian Asset Management Senior Vice President, Head of Strategy and Business Development. Additionally, she held distribution leadership roles at Polen Capital Management, TIAA Global Asset Management and BMO Global Asset Management.
Ms. Pedigo earned a Bachelor of Business Administration in Finance and a Master of Business Administration from the University of Iowa. She is a Chartered Financial Analyst Charterholder and a member of the CFA Institute, the CFA Society of Chicago, and the CFA Society of South Florida.
Richard Jones has served as a trustee since November 2024. Mr. Jones served as a Partner at Dechert LLP from 1996 to 2024, where he chaired the Finance and Real Estate practice. Mr. Jones received a bachelor’s degree from Washington and Lee University, a masters of laws from Boston University and a JD from the University of Virginia.
Although most of the services provided to us by the individuals who are executive officers are in their respective roles as executive officers of the Adviser, they have certain duties as executive officers of the Company arising from Maryland law, our Declaration of Trust and our Bylaws. These duties include executing contracts and other instruments in our name and on our behalf and such other duties as may be prescribed by our board of trustees from time to time.
Our executive officers will act as our agents, execute contracts and other instruments in our name and on our behalf, and in general perform all duties incident to their offices and such other duties as may be prescribed by our board of trustees from time to time. Our officers will devote such portion of their time to our affairs as is required for the performance of their duties, but they are not required to devote all of their time to us.
Leadership Structure and Oversight Responsibilities
Our entire board of trustees is responsible for supervising our business. However, pursuant to our Bylaws, our board of trustees may delegate some of its powers to one or more committees as deemed appropriate by our board of trustees, provided that each committee consists of at least a majority of independent trustees.
Our board of trustees has established an Audit Committee (the “Audit Committee”) and may form additional committees in the future.

Audit Committee
The Audit Committee is composed of Mses. Balkan and Pedigo and Mr. Jones. Each of the members of the Audit Committee will meet the independence standards and financial literacy requirements for service on an audit committee of a board of trustees pursuant to the Exchange Act and New York Stock Exchange rules applicable to audit committees and corporate governance, and at least one member of the Audit Committee will be an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K, as promulgated under the Exchange Act. Ms. Balkan serves as Chairperson of the Audit Committee and qualifies as the “audit committee financial expert.” The SEC has determined that the audit committee financial expert designation does not impose on a person with that designation any duties, obligations or liability that are greater than the duties, obligations or liability imposed on such person as a member of the audit committee of the board of trustees in the absence of such designation.
The Audit Committee will operate pursuant to its charter, which was approved by our board of trustees. The charter sets forth the responsibilities of the Audit Committee, which includes, oversight of the following:
•our accounting and financial reporting processes;
•the integrity of our financial statements and other financial information provided by the Company to its shareholders, the public and others;
•our compliance with legal and regulatory requirements;
•the qualifications and independence of our independent auditors; and
•the performance of our internal and independent auditors.
In addition, the Audit Committee determines the selection, appointment, retention and termination of the independent auditors to audit our annual financial statements and reviews with the independent auditors the plans and results of the audit engagement. The Audit Committee also approves all audit and non-audit services provided by the independent public accountants to us and certain other persons and the fees we pay for these services.
The Audit Committee adopted procedures for the processing of complaints relating to accounting, internal control and auditing matters. The Audit Committee oversees the review and handling of any complaints submitted pursuant to the forgoing procedures and of any whistleblower complaints
Corporate Governance
The individuals who serve as our executive officers have certain responsibilities arising from Maryland law and our Bylaws. These responsibilities include executing contracts and other instruments in our name and on our behalf and such other responsibilities as may be prescribed by our board of trustees from time to time. Our officers will devote such portion of their time to our affairs as is required for the performance of their responsibilities, but they are not required to devote all of their time to us.
A majority of our entire board of trustees may change the number of trustees from time to time, provided that, following the Initial Retail Closing and unless we amend our Bylaws, the total number is not less than 3 and not more than fifteen. Our Bylaws provide that, following the Initial Retail Closing, a majority of our trustees must be independent trustees, except for a period of up to 60 days after the death, removal or resignation of, or other vacancy involving, an independent trustee pending the election of a successor independent trustee. Our Declaration of Trust defines “independent trustee” as a trustee who (a) who is not an officer or employee of the Trust, any subsidiary of the Trust, or Principal Real Estate or its affiliates, (b) whom the Board affirmatively determines has no material relationship with the Trust and (c) who otherwise satisfies the trustee independence tests provided for in Section 303A.02 of the New York Stock Exchange Listed Company Manual, as may be amended from time to time. We expect our board of trustees will determine that each of Mses. Balkan and Pedigo and Mr. Jones are independent trustees, giving us a majority independent board of trustees following the Initial Retail Closing.

Following the Initial Retail Closing, for so long as the Adviser or its affiliate acts as investment adviser to us, Principal Real Estate has the right to designate two trustees for election to our board of trustees. Our board of trustees must also consult with Principal Real Estate in connection with filling any vacancies created by the removal, resignation, retirement or death of any trustee (other than in connection with a removal by shareholders in accordance with our Declaration of Trust) following the Initial Retail Closing.
Each trustee will serve until his or her resignation, removal, death or adjudication of legal incompetence or the election and qualification of his or her successor. Although the number of trustees may be increased or decreased, a decrease may not shorten the term of any incumbent trustee. Any trustee may resign at any time or may be removed by the shareholders only for “cause,” and then only upon the affirmative vote of shareholders entitled to cast at least two-thirds of all the votes entitled to be cast on the matter; provided, that, prior to the Initial Retail Closing, Principal Life may remove and elect the replacement of any trustee with or without cause. In addition, any trustee may be removed, at any time, but only for “cause” by written instrument, signed by a majority of the trustees, specifying the date when such removal shall become effective. A vacancy on our board of trustees resulting for any reason other than removal for “cause” by the shareholders, may be filled only by a vote of a majority of the remaining trustees; provided, that, following the Initial Retail Closing, any vacancy involving an independent trustee may be filled only by a vote of a majority of the remaining independent trustees. A vacancy on our board of trustees resulting from removal by the shareholders for “cause” or if there are no trustees may be filled only by the shareholders. “Cause” is defined in our Declaration of Trust as conviction of a felony or a final judgment of a court of competent jurisdiction holding that such trustee caused demonstrable, material harm to the Company through bad faith or active and deliberate dishonesty.
Our board of trustees will generally meet quarterly or more frequently if necessary. Our trustees are not required to devote all of their time to our business and are only required to devote the time to our business as their duties may require. Consequently, in the exercise of their duties as trustees, our trustees will rely heavily on the Adviser and on information provided by the Adviser. As part of our trustees’ duties, our board of trustees will supervise the relationship between us and the Adviser. Our board of trustees is empowered to approve the payment of compensation to trustees for services rendered to us.
Our board of trustees will adopt written policies on investments and borrowings, the general terms of which are set forth in this Registration Statement. The board of trustees may revise these policies or establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance. Our board of trustees, including a majority of our independent trustees, will periodically review our investment policies to determine that they are in our best interest.
Code of Business Conduct and Ethics. We will adopt a Code of Business Conduct and Ethics that applies to all of our trustees, officers and employees (if any), and to all of the officers and employees of the Adviser, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions while they are performing services for us. Our Code of Business Conduct and Ethics, as it relates to those also covered by Principal Real Estate’s code of conduct, operates in conjunction with, and in addition to, Principal Real Estate’s code of conduct. Our Code of Business Conduct and Ethics is designed to comply with SEC regulations relating to codes of conduct and ethics.
Corporate Governance Guidelines. We will adopt corporate governance guidelines to advance the functioning of our board and the audit committee and to set forth the expectations of our board of trustees as to how it and any committees should perform its and their respective functions.

ITEM 6.EXECUTIVE COMPENSATION
(a)Compensation of Executive Officers
We are externally managed and have no employees. Our executive officers serve as officers of the Adviser and are employees of the Adviser or one or more of its affiliates. The Advisory Agreement provides that the Adviser is responsible for managing our investment activities, as such our executive officers do not receive any cash compensation from us or any of our subsidiaries for serving as our executive officers but, instead, receive compensation from the Adviser. In addition, we do not reimburse the Adviser for compensation it pays to our executive officers. The Advisory Agreement does not require our executive officers to dedicate a specific amount of time to fulfilling the Adviser’s obligations to us under the Advisory Agreement. Accordingly, the Adviser has informed us that it cannot identify the portion of the compensation it awards to our executive officers that relates solely to such executives’ services to us, as the Adviser does not compensate its employees specifically for such services. Furthermore, we do not have employment agreements with our executive officers, we do not provide pension or retirement benefits, perquisites or other personal benefits to our executive officers, our executive officers have not received any nonqualified deferred compensation and we do not have arrangements to make payments to our executive officers upon their termination or in the event of a change in control of us.
A description of the Advisory Agreement and fees that we pay to the Adviser is found in “Item 7 Certain Relationships and Related Transactions, and Trustee Independence” below.
Compensation Committee Interlocks and Insider Participation
We currently do not have a compensation committee of our board of trustees because we do not directly compensate our executive officers or reimburse the Adviser for their compensation. There are no interlocks or insider participation as to compensation decisions required to be disclosed pursuant to SEC regulations.
Trustee Compensation
We compensate each of our non-employee trustees who are not affiliated with Principal Real Estate with an annual retainer of $75,000, plus an additional cash annual retainer of $15,000 for the chairperson of the Audit Committee. We pay in quarterly installments 75% of the annual retainer in cash and the remaining 25% in an annual grant of restricted Class E shares based on the most recent prior month’s NAV. The restricted shares will generally vest one year from the date of grant, however, in connection with the trustees’ first annual grant, the restricted shares will vest one year from the date on which the independent trustees were appointed, and will be based on the initial per share price of our common shares offered in our private offering. The additional retainer for the chairperson of the Audit Committee will be paid in quarterly installments in cash. We do not pay our trustees additional fees for attending board meetings, but we reimburse each of our trustees for reasonable out-of-pocket expenses incurred in attending board and committee meetings (including, but not limited to, airfare, hotel and food). Our trustees who are affiliated with Principal Real Estate, including the Adviser, will not receive additional compensation for serving on our board of trustees or committees thereof.

ITEM 7.CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND TRUSTEE INDEPENDENCE
(a)Transactions with Related Persons, Promoters and Certain Control Persons
Advisory Agreement
On November 11, 2024, we entered into the Amended and Restated Advisory Agreement with the Adviser, pursuant to which we pay the management fee and performance fee. In addition, pursuant to the Advisory Agreement, we reimburse the Adviser for certain expenses as they occur. See “Item 1 Description of Business—Advisory Agreement.”
Dealer Manager Agreement
On November 11, 2024, we entered into an Amended and Restated Dealer Manager Agreement (the “Dealer Manager Agreement”) with the Dealer Manager, and we intend to enter into participating broker-dealer agreements with certain broker-dealers. Under the terms of the Dealer Manager Agreement and the participating broker-dealer agreements, the Dealer Manager serves as the dealer manager, and certain participating broker-dealers solicit capital, for our private offering of Class S shares, Class T shares, Class D shares, Class I shares, Class F-I shares, Class E shares and Class A shares.
The Dealer Manager is entitled to receive upfront selling commissions of up to 3.0%, and upfront dealer manager fees of up to 0.5%, of the transaction price of each Class T share sold in the primary offering; however, such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.5% of the transaction price. The Dealer Manager is entitled to receive upfront selling commissions of up to 3.5% of the transaction price of each Class S share sold in the primary offering. The Dealer Manager is entitled to receive upfront selling commissions of up to 1.5% of the transaction price of each Class D share sold in the primary offering. No upfront selling commissions, dealer manager fees or shareholder servicing fees are paid with respect to Class I shares, Class F-I shares, Class A shares and Class E shares. See “Item 11 Description of Registrant’s Securities to be Registered—Description of Shares” for further discussion of the differences between our Class S shares, Class T shares, Class D shares, Class I shares, Class F-I shares, Class E shares and Class A shares.
In addition, we pay the Dealer Manager selling commissions over time as shareholder servicing fees for ongoing services rendered to shareholders by participating broker-dealers or broker-dealers servicing investors’ accounts, referred to as servicing broker-dealers:
▪with respect to our outstanding Class S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares; and
▪with respect to our outstanding Class T shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares, consisting of an advisor shareholder servicing fee of 0.65% per annum, and a dealer shareholder servicing fee of 0.20% per annum, of the aggregate NAV of our outstanding Class T shares; however, with respect to Class T shares sold through certain participating broker-dealers, the investment professional shareholder servicing fee and the dealer shareholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares;
▪with respect to our outstanding Class D shares equal to 0.25% per annum of the aggregate NAV of our outstanding Class D shares.
We do not pay a shareholder servicing fee with respect to our outstanding Class I shares, Class F-I shares, Class E shares or Class A shares.
We will cease paying the shareholder servicing fee with respect to any Class S shares, Class T shares or Class D shares held in a shareholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and shareholder servicing fees paid with respect to such shares would exceed any applicable limit set by a participating broker-dealer set forth in any applicable agreement between the Dealer Manager and a participating broker-dealer at the time such shares were issued. Thereafter, under certain arrangement made between the Dealer Manager and financial intermediaries such Class S shares, Class T shares or Class D shares (including any shares issued under the distribution reinvestment plan (“DRIP”) upon reinvestment of distributions paid with respect to such Class S shares, Class T shares or Class D shares or with respect to any shares issued under the DRIP directly or indirectly attributable to such Class S shares, Class T shares or Class D shares) may convert into a number of Class I shares (or fraction thereof) with an equivalent aggregate NAV as such shares.
Indemnification Agreements with Trustees and Officers
We entered into indemnification agreements with our trustees and officers. The indemnification agreements are intended to provide our trustees and officers the maximum indemnification permitted under Maryland law and our Declaration of Trust. Each indemnification agreement provides that we must indemnify the trustee or officer who is a party to the agreement including the advancement of legal expenses, if, by reason of his or her status with the Company, such trustee or officer is, or is threatened to be, made a party to or a witness in any threatened, pending, or completed proceeding, other than a proceeding by or in the right of the Company. For more information, see “Item 12 Indemnification of Trustees and Officers” below.
Sale of Shares to Principal Real Estate
We were capitalized through the purchase by Principal Real Estate of 50 common shares for an aggregate purchase price of $1,000 on June 25, 2024. These shares were issued and sold in reliance upon the available exemptions from registration requirements of Section 4(a)(2) of the Securities Act.
Sale of Shares to Principal Life
In connection with the Anchor Investment, Principal Life has agreed, from time to time, to purchase an aggregate amount of $75 million in Class A shares at a price per share equal to the most recently determined NAV of Class A shares, or if a Class A share NAV has yet to be calculated, then at a price per share equal to $20.00. Principal Life has agreed to hold all of the Class A shares it receives in connection with the Anchor Investment until the earlier of (1) the first date that the Company’s NAV reaches $1.5 billion and (2) the date that is the fifth anniversary of the Initial Retail Closing.
Potential Conflicts of Interest
We are subject to conflicts of interest arising out of our relationship with Principal Life, the Adviser and/or certain of the Adviser’s affiliates. Certain of our executive officers are also executives of the Adviser. There is no guarantee that the policies and procedures adopted by us, the terms of our Declaration of Trust, the terms and conditions of the Advisory Agreement or the policies and procedures adopted by the Adviser and its affiliates will enable us to identify, adequately address or mitigate these conflicts of interest. Transactions between us and the Adviser or its affiliates will be subject to approval by our independent trustees. See “Risk Factors—Risks Related to Conflicts of Interest.”
We pay the Adviser the management fee regardless of the performance of our portfolio. The Adviser’s entitlement to the management fee, which is not based upon performance metrics or goals, might reduce its incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. We are required to pay the Adviser the management fee in a particular period despite experiencing a net loss or a decline in the value of our portfolio during that period. In addition, the Adviser is entitled to receive the performance fee based on our achievement of target levels of “Core Earnings,” which may create an incentive for the Adviser to place undue emphasis on the maximization of Core Earnings at the expense of other criteria, such as preservation of capital, in order to achieve higher incentive compensation or to use substantial debt or leverage for our portfolio or make riskier or more speculative investments on our behalf than they would otherwise make in the absence of such fee. If our interests and those of the Adviser are not aligned, the execution of our business plan and our results of operations could be adversely affected, which could adversely affect our results of operations and financial condition.

Some additional examples of conflicts of interest that may arise by virtue of our relationship with Principal Life, the Adviser and certain of the Adviser’s affiliates include:
•Conflicts of Interest, General. As a financial services firm, Principal Life, including the Adviser, engage in a broad spectrum of activities, including financial advisory services, financing, capital markets, sponsoring and managing private investment funds and other activities. In the ordinary course of its business, Principal Life engages in activities where their interests (including, without limitation, those of the Adviser) or the interests of their clients or funds may conflict with our interests, notwithstanding Principal Life’s direct or indirect participation in us through its purchase of shares in connection with the Anchor Investment.
Conflicts of interest that arise between us, on the one hand, and the Adviser or any Other Principal Account, on the other hand, are expected to be resolved on a case-by-case basis by officers of the Adviser and its affiliates. Investors should be aware that conflicts will not necessarily be resolved in our favor.
The Adviser and its affiliates provide real estate investment advice and perform related services for Other Principal Accounts similar to the advice to be provided and services to be performed by the Adviser for us. Such Other Principal Accounts may have investment objectives and policies comparable to ours and may be in competition with us. Other Principal Accounts may be formed in the future with objectives which are the same as or similar to our objectives. Employees of the Adviser and its affiliates also invest in real estate for their own accounts and may devote business time to such Other Principal Accounts.
•Other Benefits. The Adviser and its affiliates and their personnel and related parties will receive intangible and other benefits, discounts and perquisites arising or resulting from their activities on behalf of us, which will not offset or reduce the management fee or otherwise be shared with us or our investors. For example, airline travel or hotel stays will result in “miles” or “points” or credit in loyalty or status programs, and such benefits will, whether or not de minimis or difficult to value, inure exclusively to the benefit of the Adviser and its affiliates or their personnel or related parties receiving them, even though the cost of the underlying service is borne directly by us or we otherwise reimburse the Adviser for such expense.
•Tax Positions. To the extent that certain decisions or transactions involve tax considerations, the interests of the Adviser and its affiliates may be inconsistent with those of our investors (e.g., the timing of transactions). In addition, situations may arise in which the Adviser may be required to act on our behalf in administrative and judicial proceedings involving the IRS or other enforcement authorities. Such proceedings may involve or affect other entities for which the Adviser or an affiliate acts as a manager. In such situations, the positions taken by the Adviser may have differing effects on us and other such entities.
•Use of Subscription Lines. The Adviser may, on our behalf, obtain a general credit facility for working capital, including to fund management fees and other expenses, to finance investments, to bridge capital calls, to provide interim bridge financing and capital, and for any other permitted uses. The use of a general credit facility may delay calling capital from certain investors, such as the Anchor Investors, which tends to increase the internal rate of return of an investment and reduce the potential preferred return. As a general matter, use of leverage in lieu of drawing down commitments amplifies returns (either negative or positive) to investors.
•Principal Life. Principal Life invests separately from the Adviser in real estate for its own account and in other investments that are not subject to the Adviser’s transaction allocation policy. Principal Life will have no obligation to provide us with investment opportunities presented to it for its own account, regardless of the suitability of such investment opportunities.
•Affiliated Distributor. The Company intends to engage an affiliate of the Adviser, Principal Funds Distributor, Inc. to act as the Dealer Manager for our private offering, and may engage other broker-dealers affiliated with the Adviser. The costs of diligencing and engaging third-party distribution partners and any fees paid to participating broker-dealers engaged to comply with local legal or regulatory requirements related to our private offering will be borne by the Company (and will not offset the management fee). The relationship with the Dealer Manager creates conflicts of interest because certain employees of the affiliated broker-dealer will have compensation plans that include credit for realized Company sales they generate. Prospective investors should take into consideration the relationship between the affiliated broker-dealer and the Adviser when evaluating the merits of an investment in the Company.
•Possible Joint Investments with Affiliates. Subject to the approval of our independent trustees, the Adviser may cause us to enter into a joint venture or joint participation with Other Principal Accounts. In such case, it is possible that we may have differing interests from such Other Principal Accounts with respect to certain decisions affecting such joint investments, including the timing of expenditures, sale of certain assets and other matters. Differing interests between us and Other Principal Accounts may result because of differing terms, diversification requirements or other reasons. As a result, there exists the possibility of an impasse in the event the joint venture partners disagree.
•Certain Other Transactions with Affiliates. In accordance with, and subject to, our Declaration of Trust, (including the requirement that such transaction be approved by a majority of our trustees, including a majority of our independent trustees, not otherwise interested in the transaction as being fair and reasonable and on terms no less favorable than those available from unaffiliated third parties), the terms and conditions of the Advisory Agreement and our Code of Business Conduct and Ethics and applicable laws and regulations, the Company may enter into transactions with any of the Adviser and its affiliates, including (i) acquiring investments from affiliates of the Adviser, including Other Principal Accounts, (ii) selling or transferring investments held by the Company to affiliates of the Adviser and (iii) paying a fee to affiliates of the Adviser in exchange for services. Other Principal Accounts may own equity interests in real estate assets, interests in loans with real estate assets as the underlying collateral, CMBS with respect to loans with commercial real estate assets as the underlying collateral or other interests in real estate assets. To the extent that the proceeds of our investment (or any acquisition of an investment) will be used to repay or otherwise retire or extinguish any interest in an investment held by the Adviser, any of its affiliates, or any Other Principal Account, the Adviser will have a conflict of interest in determining whether we should consummate such investment (or acquisition of an investment) and would have additional incentives to cause us to make such investment (or consummate such acquisition of an investment). Affiliates of the Adviser may have an incentive to seek, refer or recommend such investments to us, or pay a price for such investments, or agree on other terms that are not as favorable as might be obtained from an unaffiliated third party acting on a completely arm’s length basis, as a result of such affiliates’ financial interests in such investments. Conflicts may arise in connection with the foregoing and, as a result, there can be no assurance that all potentially suitable investment opportunities that come to the attention of the Adviser will be made available to us.
Without limitation to the foregoing, we may utilize one or more affiliates of the Adviser as a servicer who will be responsible for the servicing of certain our investments or other assets and such servicer will be paid fees by us or at the asset-level in connection with such services, and accordingly, such fees will be borne by us and will not offset the management fee. Specifically, we will engage an affiliate of the Adviser to conduct certain loan servicing services for us and the Adviser and/or another affiliate will provide certain closing services with respect to our loans. Conflicts may exist in determining whether a service should be provided by the Adviser in consideration for the management fee or whether another servicer should instead be engaged, which would result in the incurrence of additional fees beyond the management fee. The Adviser generally intends to use affiliated service providers only to the extent the Adviser determines a third party would otherwise have been required to perform such services (i.e., value-added services beyond the scope of the services that the Adviser provides in-house). However, the decision to use affiliated service providers will be made in the Adviser’s sole discretion, subject to the terms of our Declaration of Trust. The Adviser currently anticipates the use of such servicers may, in the future, expand into servicing roles in both mature and new markets, including through joint ventures with, or taking ownership stakes in, existing third-party servicing organizations.
While the Adviser may have an incentive to utilize affiliated service providers, there can be no guarantee that such service providers will have a positive impact on us or our investments, or that they will produce results better than those that could have been achieved by unaffiliated service providers. For example, the Adviser may be less incentivized to pursue remedies and enforce rights against an affiliated service provider as compared to an unaffiliated service provider, and the Adviser may be incentivized to utilize an affiliated service provider in order to support such entity, benefit the other users of or purchasers from such entity, and/or benefit the Adviser-affiliated owners of such entity, including by generating fees paid to such entity (which fees will not reduce the management fee). In addition, any affiliated service provider may have duties to parties other than us or our investments, and we may not be able to control or influence the standards or actions of such service provider notwithstanding its affiliation. Any such affiliated service provider may also be acquired by one or more third parties, which could reduce or eliminate any benefits we previously received by virtue of its prior affiliation.
Although the Adviser selects service providers that it believes are aligned with its operational strategies and will enhance our returns, the Adviser has an incentive to recommend an affiliated servicer or other person because of the financial or other business interests of its affiliates resulting from such affiliation. With respect to affiliate services, the Adviser will not necessarily seek out the lowest cost options when incurring (or causing us or our investments to incur) expenses thereof, subject to terms of our Declaration of Trust. Although the Adviser generally seeks appropriate rates for services, it reserves the right to prioritize prior usage, perceived sector competence or expertise, familiarity, onboarding speed or other factors in retaining or recommending service providers. In certain circumstances where the Adviser commits or has committed to seek “market” or “arms-length” rates or terms, the Adviser will do so in its sole discretion, seeking rates that it has determined in its sole discretion to be reflective of the range of rates in the applicable or related markets. Consequently, the Adviser undertakes no minimum amount of benchmarking, and does not represent that any such benchmarking relates specifically to the assets or services to which such rates or terms relate.
Subject to the terms of our Declaration of Trust, the Adviser reserves the right to determine or strongly influence the amount of such payments or compensation that such affiliates receive, and such payments or compensation may be substantial. Certain decisions made by the Adviser, portfolio managers and other key personnel of the Adviser or its affiliates have the potential to be influenced by this conflict of interest, including decisions with respect to the amount of such fees. Whether or not the Adviser has a relationship or receives financial or other benefit from recommending a particular service provider, there can be no assurance that another service provider is not more qualified to provide the applicable services or able to provide such services at lesser cost.
•Selection of Service Providers. Subject to the terms of our Declaration of Trust, the Adviser will exercise its discretion to cause us to contract for services with one or more parties that has a financial or business interest or other relationship with one or more of the Adviser or its affiliates (which may be done in an effort to establish, recognize, strengthen or cultivate relationships that have the potential to provide longer-term benefits to such parties). This subjects the Adviser to potential conflicts of interest, because it may have an incentive to recommend such party over service providers that are more qualified or willing and able to provide a better price and/or qualify of service. In addition, the Adviser may have a conflict of interest in determining the costs of such services that will be charged to us.
In addition to conflicts arising with respect to affiliated service providers as described in “—Certain Other Transactions with Affiliates” above, the Adviser, its affiliates and/or personnel maintain relationships, including professional or personal relationships, with financial institutions, service providers, operating partners, joint venture partners and other market participants, including managers of private funds, banks and brokers (collectively, “Third-Party Providers”). Certain of these Third-Party Providers, their affiliates and/or personnel may invest (or may be affiliated with an investor) in, engage in transactions with and/or provide services (including services at reduced rates) to, the Adviser, its affiliates, personnel and/or Other Principal Accounts. In addition, the Adviser, its affiliates and/or personnel may invest (or may be affiliated with an investor) in, engage in transactions with and/or provide services (including services at reduced rates) to certain Third-Party Providers, their affiliates, personnel and/or their private funds or other investment vehicles they advise. The Adviser, its affiliates and/or personnel may have a conflict of interest in recommending or making decisions regarding the retention or continuation of a Third-Party Provider to us if such recommendation, for example, is motivated by a belief that the Third-Party Provider, its affiliates and/or personnel may be more likely to continue to invest in Other Principal Accounts, allow the Adviser, its affiliates and/or personnel to continue to invest with the Third-Party Provider, provide the Adviser, its affiliates and/or personnel with information about markets and industries in which the Adviser and/or its affiliates operate (or is contemplating operations), provide other services that are beneficial to the Adviser, its affiliates and/or its personnel or otherwise as a result of a personal relationship. The Adviser and/or its affiliates may have a conflict of interest in making such recommendations or decisions. Whether or not the Adviser and/or their respective affiliates have a relationship with or receives financial or other benefit from recommending a particular service provider, there can be no assurance that the most-qualified, lowest-cost or highest-quality service provider will be chosen.
•Service Provider Fees. The Adviser and/or its respective affiliates may agree to certain preferential rates or caps with service providers with respect to work carried out for their benefit, which rates or caps would not have been available if it were not for such service providers also performing work with respect to us. The Adviser and/or their respective affiliates may elect to receive the full (or a disproportionately high) benefit of such preferential rates or caps, in which case we may not receive such benefit therefrom.
•Diverse Investors. Our investors, including the Anchor Investors, are expected to include diverse investors that may have conflicting investment, tax and other interests with respect to their investments in us. The conflicting interests of individual investors may relate to or arise from, among other things, the nature of the investments, the structuring, financing or acquisition of investments and the timing of disposition of the investments, the tax sensitivities of certain investors (including taxable and exempt investors), the type of investors (natural person or entity), and the jurisdiction or regulatory status of investors. As a result, conflicts of interest may arise in connection with decisions made by the Adviser that may be more beneficial for one or more (but not all) investors than for other investors In addition, we may make investments that may have a negative impact on related investments made by the investors in separate transactions unrelated to us. In selecting and structuring investments appropriate for us, the Adviser will consider our investment and tax objectives and our investors as a whole, not the investment, tax or other objectives of any investor individually.
•Feeder Vehicles. One or more feeder vehicles, which may or may not be managed or controlled by the Adviser or its affiliates, may invest directly or indirectly in the Company.
The Adviser or other manager of a feeder vehicle (each, a “Feeder Manager”) will determine when to accept investors, if any, into the applicable feeder vehicle in its sole discretion. A feeder vehicle will be permitted in certain circumstances to make other investments in addition to its investment in the Company, which may include investments in other investment vehicles managed by the Adviser or an affiliate. A Feeder Manager or its affiliates may earn a management fee and other compensation in connection with a feeder.
A feeder vehicle may be subject to the laws and/or regulations of a non-U.S. country and such laws or regulations may impact the rights and obligations of such feeder vehicle with respect to its investment in the Company in a manner that provides benefits to such feeder vehicle and/or its direct and indirect investors that are more favorable than those provided to other investors. The offering of interests in a feeder vehicle may be conducted in a manner that could impact or limit the exemptions available to the Company under certain laws and regulations (including the Securities Act).
•Expenses. Certain costs and expenses related to our business also relate to the business of Other Principal Accounts and are incurred on an aggregate basis, and therefore, will be allocated among us and such Other Principal Accounts in a manner that the Adviser believes is fair and reasonable.
In addition, the Adviser and its affiliates may from time to time incur fees, costs and expenses, including in connection with transactions not consummated, on behalf of us or one or more Other Principal Accounts. To the extent such fees, costs and expenses are incurred for the account, or for the benefit, of us and Other Principal Accounts (i.e., in circumstances in which we invest in the same investment as an Other Principal Accounts), we will typically bear an allocable portion as the Other Principal Accounts of any such fees, costs, and expenses in proportion to the size of the investment made by each in respect of the entity to which the expense relates or in such other manner as the Adviser considers fair and reasonable (subject to the Adviser’s sole discretion to determine the terms on which any Other Principal Accounts may be offered, subject to the terms of our Declaration of Trust). Although the Adviser and its affiliates will endeavor to allocate such fees, costs and expenses on a fair and reasonable basis, there can be no assurance that such fees, costs and expenses will in all cases be allocated appropriately. The Adviser has policies to mitigate these conflicts, but there is no guarantee that conflicts will be eliminated. Notwithstanding the foregoing, the Adviser and its affiliates may in the future develop policies and procedures to address the allocation of expenses that differ from its current practice.
•Unconsummated Transaction Expenses. The Adviser is not required to and, in most circumstances, will not seek reimbursement of unconsummated transaction expenses (i.e., expenses incurred in pursuit of an investment that is not consummated) from third parties, including potential counterparties to the potential transaction or potential joint-investors, even if such counterparties and joint-investors have been identified in advance. Examples of such expenses include, but are not limited to, reverse termination fees, extraordinary expenses such as litigation costs and judgments, travel and entertainment expenses, and legal, accounting, tax, underwriting and other due diligence and pursuit costs and expenses, including fees and expenses paid or reimbursed to our service providers. Any such expenses could, in the sole discretion of the Adviser, be allocated solely to and borne solely by us and not to any other entity which may be an identified joint-investor, including one or more Other Principal Accounts, despite any intent to syndicate an investment opportunity to a joint-investor, due to the fact that, among other reasons, a prospective joint-investor generally has no obligation with respect to unconsummated transaction expenses until it signs definitive documentation with respect to an investment opportunity. In such cases, our share of expenses would increase. In the event such expenses are allocated to a joint-investor, we may, or the Adviser may, advance such fees and expenses without charging interest until paid by such joint-investor.
•Fees and Incentive Compensation. The management fee, performance fee and other fees to be retained by or paid to the Adviser as described in this Registration Statement and the terms applicable to such fees may vary as compared to Other Principal Accounts that compete for investments with us or invest in the same or similar investments. The Adviser or its affiliates may be incentivized to dedicate increased resources and allocate more profitable investment opportunities to Other Principal Accounts bearing higher fees or performance-based compensation compared to us or whose governing documents contain less restrictive fee terms. The Adviser and its affiliates have adopted written allocation policies and procedures to help address conflicts arising in the allocation of resources and investment opportunities among us and Other Principal Accounts, but there is no guarantee they will be effective.
In addition, in the case where distributions in kind are made, the Adviser or its affiliates may be incentivized to employ valuation methodologies that may give rise to a higher valuation of such assets. The Adviser and its affiliates have adopted written valuation policies and procedures intended to address conflicts of interests that arise in respect of the receipt of incentive-based compensation and the valuation of assets.
•Acquisitions or Dispositions of Investments. A conflict could also arise in connection with the acquisition or disposition of investments, the refinancing of any particular investment or funding of actions to preserve or protect, or exercise prospective rights with respect to, any investment, as it may be beneficial for the Adviser to delay or accelerate an acquisition, disposition, refinancing or funding of protective actions in order to increase the amount, or delay, accelerate or extend payment, of the management fee.
•Competition for Management’s Time and Services; Investment Allocation. The Adviser and its affiliates will not be required to manage or advise us as its sole and exclusive functions, and they will have other business interests and may engage in other activities in addition to those relating to us, which could distract them from their activities on our behalf. In addition, members of the Adviser will spend a portion of their time on matters unrelated to the Company. Such persons will have other business interests and may engage in other activities in addition to those relating to us. Accordingly, conflicts may arise in the allocation of management time, services, functions and resources including in allocating management time, services, and functions among the Company, certain affiliated entities, any future companies, partnerships or other ventures which may be organized by, or other clients of, the Adviser or its affiliates (including Other Principal Accounts).
Certain Other Principal Accounts have (and will in the future have) investment objectives that are similar to our investment objectives. Whether an opportunity is presented to us or one or more Other Principal Accounts will depend on certain judgments made by the Adviser and its affiliates regarding how to structure such investment and the terms of such investment. Such judgments may result in an Other Principal Account being presented an opportunity that would be suitable for the Company if the Adviser and/or its affiliates altered certain of such judgments. We will not have an exclusive right with regard to the acquisition pipelines of the Adviser and its affiliates. We will be in a transaction allocation queue with Other Principal Accounts with respect to investments sourced by the Adviser that meet our investment criteria and are available to us. Accordingly, the availability of investment opportunities will generally depend upon the length of time since the Company was last offered an investment and which particular opportunity is available. This may result in the Company obtaining investment opportunities less profitable than ones obtained by Other Principal Accounts. Further, the transaction allocation policy may be modified by the Adviser in its sole and absolute discretion from time to time as long as in the reasonable opinion of the Adviser the modification is fair and reasonable to the Company. As a result, not all potentially suitable investment opportunities that come to the attention of the Adviser or its affiliates will be made available to the Company.
•Other Relationships. The Adviser and its affiliates have existing and potential relationships with a significant number of corporations, institutions and individuals in matters related to its other businesses and investments, including existing and potential investors in the Company and other existing and potential counterparties, service providers and consultants. Such relationships may include owning interests in, having financial incentives with respect to or otherwise serving as directors or in other advisory capacities with respect to such persons. As a result of these relationships, the Adviser may face conflicts of interest in connection with any transactions involving an investment by the Company with such persons, in the Company by such persons or an investment by the Adviser or its affiliate outside of the Company with such persons, including with respect to the consideration offered by, and the obligations of, such persons, such as the amounts of fees and incentive compensation to be paid to such persons. In determining whether to pursue a particular investment on behalf of the Company, these relationships could be considered by the Adviser, and there may be certain potential investments which will not be pursued on behalf of the Company in view of such relationships. As a result, there can be no assurance that all potentially suitable investment opportunities that come to the attention of the Adviser will be made available to the Company.
In addition, the Adviser and its affiliates may use consultants in connection with the provision of certain investment-related activity. Such consultants can include former employees or part-time employees or current but inactive partners of the Adviser or its affiliates. Consultants may be engaged on a non-exclusive basis and may pursue other real estate opportunities without a requirement to pursue such opportunities through the Adviser and its affiliates. Third-party consultants are generally an expense of the Company.
•Investments With Respect to Which Other Principal Accounts May Benefit. We may make investments or engage in other activities that give rise to future investment opportunities (e.g., a forward commitment or other option acquired by us or a relationship developed in connection with the making of an investment by us) from which one or more Other Principal Accounts may benefit. The Adviser may have an incentive to take such future opportunities and/or benefits into consideration when making investment decisions for us.
•Personal Investments. The Adviser and its principals have made personal investments in Other Principal Accounts alongside the investors. As described above in “—Fees and Incentive Compensation”, the Adviser receives incentive compensation from Other Principal Accounts. Affiliates of the Adviser may pay no or reduced fees or incentive compensation or receive other economic benefits in connection with their investments in Other Principal Accounts.
Employees of the Adviser may invest personally in real estate related investments subject to the internal policies of the Adviser.

•Employee Joint-investment. The existence of a joint-investment by the employees of the Adviser, if consummated, may create an incentive for employees of the Adviser to consider such joint-investment rather than the Company as a whole or to act in a manner more beneficial to such joint-investment rather than acting in a manner beneficial to the Company as a whole. In addition, members of the Adviser may have investments in one or more Other Principal Accounts , and such investments could create an incentive for employees of the Adviser to act in a manner more beneficial to such other investments in order to increase the value of such investments to the detriment of the Company. The Adviser has policies in place to mitigate such conflicts, but there can be no guarantee that they will be effective.
•Indemnification. The Company will be required to indemnify each Covered Person for liabilities incurred in connection with the affairs of the Company and/or the Adviser (or any affiliate or related party). Such indemnification obligations may be material and may have an adverse effect on the returns to investors.
It should be noted that the Company intends to purchase insurance to cover certain Covered Persons against liability for any breach or alleged breach of their fiduciary responsibilities. In addition, because in many cases the Company may advance the costs and expenses of an Covered Person pending the outcome of the particular matter (including the determination as to whether or not the person was entitled to indemnification or engaged in conduct that negated such person’s entitlement to indemnification), there may be periods where the Company is advancing expenses to an individual or entity with whom the Company is not aligned or is otherwise an adverse party in a dispute. Moreover, the Adviser will, notwithstanding any actual or perceived conflict of interest, be the beneficiary of any decision by it to provide indemnification (including advancement of expenses).
•Board Membership. Members of our board of trustees and/or key employees of the Adviser, or its affiliates may, with or without compensation, hold positions on the boards of directors of certain private and/or public companies or in certain charitable organizations. Any such person who so serves will devote a portion of his or her time in the future to their duties associated with such positions.
•Material Non-Public Information. The Adviser and its affiliates periodically come into possession of material, nonpublic information with respect to investment targets and other public companies in connection with advising the Company as well as Other Principal Accounts. The Adviser maintains policies and procedures designed to protect such information in accordance with applicable regulations, including maintenance of internal watch and restricted lists. The Adviser also maintains policies and procedures designed to seek to ensure the confidentiality of client information generally. However, the Adviser generally does not maintain formal “information barriers” between different groups. As a result, possession of material, nonpublic information by the Adviser will generally limit the ability of the Company to buy or sell the applicable company’s securities even if such information was not obtained on behalf of the Company. In addition, certain Other Principal Accounts sometimes enter into confidentiality agreements that include provisions, such as “standstills”, that limit the ability of affected entities to buy or sell certain securities, potentially for extended periods.
•Lack of Separate Representation. Simpson Thacher & Bartlett LLP (“Company Counsel”) has acted and will act as counsel to the Adviser, as well as to the Company, solely with respect to the specific matters as to which they have been retained and consulted by the Adviser, including in connection with the formation of the Company and the securities offered and the transactions contemplated by this Registration Statement, and may in the future represent the Adviser and/or the Company in other matters. Other matters may exist that could have a bearing on the Company and its investments, the Adviser and/or their respective affiliates as to which Company Counsel has been neither retained nor consulted. Company Counsel is not representing any prospective investors and is not rendering any legal advice to any prospective investors, in connection with their investment in the Company and the transactions contemplated by this Registration Statement. In addition, Company Counsel does not undertake to monitor the compliance of the Adviser and its affiliates with the investment program, valuation procedures and other guidelines and procedures set forth in this Registration Statement and our Declaration of Trust, nor does Company Counsel monitor the compliance by the Company, the Adviser and/or their affiliates with applicable laws, unless in each case Company Counsel has been specifically retained to do so. Company Counsel does not investigate or verify the accuracy and completeness of information set forth in this Registration Statement (or any other disclosure documents) concerning the Company, the Adviser and their respective affiliates, personnel, investments. To the extent that prospective investors in our private offering would benefit by an independent review, such benefit is not available.
Accordingly, prospective investors are strongly urged to consult their own tax and legal advisors with respect to the tax and other legal aspects of an investment in the Company and the transactions contemplated by this Registration Statement, and with specific reference to their own personal financial and tax situation.
•Consent of Investors. By executing a subscription agreement with respect to the Company, each investor acknowledges the existence of all actual, apparent and potential conflicts of interest described herein, acknowledges any actions, policies and procedures for handling them described herein, acknowledges that these conflicts will not necessarily be resolved in favor of the Company and that investors may not be entitled to receive notice or disclosure of the occurrence of these conflicts or be given any right to consent to them. Notwithstanding the foregoing, nothing contained in this paragraph or elsewhere herein shall constitute a waiver by the Company or any investor of any legal rights under applicable U.S. federal securities laws or any other laws whose applicability is not permitted to be contractually waived.
•No Independent Advice. The terms of the agreements and arrangements under which the Company is established and will be operated have been or will be established by Principal Real Estate and are not the result of arm’s-length negotiations or representations of shareholders by separate counsel. Potential investors should therefore seek their own legal, tax and financial advice before making an investment in the Company.
•Current Business Relationships. Certain of our current trustees and officers are directors, officers or employees of the Adviser.
•Trustee Independence. Our Declaration of Trust defines an “independent trustee” as a trustee (a) who is not an officer or employee of the Company, any subsidiary of the Company, or Principal Real Estate or its affiliates, (b) whom our board of trustees affirmatively determines has no material relationship with the Company and (c) who otherwise satisfies the director independence tests provided for in Section 303A.02 of the New York Stock Exchange Listed Company Manual, as may be amended from time to time.
Other Considerations
No Independent Advice
The terms of the agreements and arrangements under which the Company is established and will be operated have been or will be established by the Adviser and are not the result of arm’s-length negotiations or representations of shareholders by separate counsel. Potential investors should therefore seek their own legal, tax and financial advice before making an investment in the Company.
Certain Business Relationships
Certain of our current trustees and officers are directors, officers or employees of the Adviser.
Trustee Independence
Our Declaration of Trust defines an “independent trustee” as a trustee (a) who is not an officer or employee of the Company, any subsidiary of the Company, or the Adviser or its affiliates, (b) whom our board of trustees affirmatively determines has no material relationship with the Company and (c) who otherwise satisfies the director independence tests provided for in Section 303A.02 of the New York Stock Exchange Listed Company Manual, as may be amended from time to time.
(b)[Reserved]

(c)Promoters and Certain Control Persons
The Adviser may be deemed a promoter of the Company. We expect to enter into the Advisory Agreement with the Adviser. The Adviser, for its services to us, will be entitled to receive the management fee and the performance fee in addition to the reimbursement of certain expenses. In addition, under the Advisory Agreement and our Declaration of Trust, we expect, to the extent permitted by applicable law, to indemnify the Adviser and certain of its affiliates. See “Item 1 Business.”
(d)Smaller Reporting Company
See “Item 2 Financial Information” and “Item 4 Security Ownership of Certain Beneficial Owners and Management” for information about our ownership.

ITEM 8.LEGAL PROCEEDINGS
Neither we nor the Adviser are currently subject to any material legal proceedings, nor, to our knowledge, are any material legal proceeding threatened against us or the Adviser. From time to time, we or the Adviser may be a party to certain legal and regulatory proceedings in the ordinary course of business.

ITEM 9.MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED SHAREHOLDER MATTERS
Market Information
Our common shares will be offered and sold in transactions exempt from registration under Section 4(a)(2) of the Securities Act and Regulation D. See “Item 10 Recent Sales of Unregistered Securities” for more information. There is no public market for our common shares currently, nor can we give any assurance that one will develop.
Because our common shares are being acquired by investors in one or more transactions “not involving a public offering,” they are “restricted securities” and may be required to be held indefinitely. Our common shares may not be sold or transferred (i) except as permitted under our Declaration of Trust and (ii) unless the common shares are registered under applicable securities laws or specifically exempted from registration. Accordingly, an investor must be willing to bear the economic risk of investment in our common shares unless and until we accept their repurchase or transfer request. No sale, transfer, assignment, pledge or other disposition, whether voluntary or involuntary, of the shares may be made except by registration of the transfer on our books. Each transferee will be required to execute an instrument agreeing to be bound by these restrictions and the other restrictions imposed on the shares and to execute such other instruments or certifications as are reasonably required by us.
Holders
As of November 26, 2024, there was one holder of record of our common shares.
Net Asset Value Calculation and Valuation Guidelines
Our board of trustees adopted valuation guidelines that contain a comprehensive set of methodologies to be used by the Adviser and our Independent Valuation Advisor in connection with estimating the values of our assets and liabilities for purposes of our NAV calculation. These guidelines are designed to seek to produce a fair and accurate estimate of the price that would be received for our investments in an arm’s-length transaction between a willing buyer and a willing seller in possession of all material information about our investments. Periodically, our board of trustees, including a majority of our independent trustees, will review the appropriateness of our valuation procedures. From time to time, our board of trustees, including a majority of our independent trustees, may adopt changes to the valuation guidelines if it (1) determines that such changes are likely to result in a more accurate reflection of NAV or a more efficient or less costly procedure for the determination of NAV without having a material adverse effect on the accuracy of such determination or (2) otherwise reasonably believes a change is appropriate for the determination of NAV.
The calculation of NAV is intended to be a calculation of the fair value of our assets less our outstanding liabilities as described below and will likely differ from the book value of equity reflected in our financial statements.
To calculate NAV for the purpose of establishing a purchase and repurchase price for our common shares, we expect to adopt a model that calculates the fair values of our assets and liabilities in accordance with our valuation guidelines. Because these fair value calculations will involve significant professional judgment in the application of both observable and unobservable attributes, the calculated fair value of assets may differ from their actual realizable value or future fair value. While we believe these NAV calculation methodologies are consistent with standard industry practices, there is no rule or regulation that requires we calculate NAV in a certain way. As a result, other REITs may use different methodologies or assumptions to determine NAV. In addition, NAV is not a measure used under U.S. GAAP and the valuations of and certain adjustments made to our assets and liabilities used in the determination of NAV will differ from U.S. GAAP. Shareholders should not consider NAV to be equivalent to shareholders’ equity or any other U.S. GAAP measure.
Independent Valuation Advisor
We have engaged SitusAMC Valuation Advisory and Risk Solutions, LLC, which will be approved by our board of trustees, including a majority of our independent trustees, to serve as the Independent Valuation Advisor.

The Independent Valuation Advisor is expected to be engaged in the business of rendering opinions regarding the value of real estate-related investments and related liabilities and is not affiliated with us or the Adviser.
The Adviser, with the approval of our board of trustees, including a majority of independent trustees, may engage additional independent valuation advisors in the future as our portfolio grows and diversifies. While the Independent Valuation Advisor is responsible for providing monthly valuations of certain of our investments in accordance with the Company’s valuation policy, it is not responsible for, and does not calculate, our NAV. The Adviser is ultimately responsible for the determination of NAV.
The Independent Valuation Advisor may be replaced at any time, in accordance with agreed-upon notice requirements, by a majority vote of our board of trustees, including a majority of our independent trustees. We will promptly disclose any changes to the identity or role of the Independent Valuation Advisor to shareholders. The Independent Valuation Advisor will discharge its responsibilities in accordance with our valuation guidelines.
Our board of trustees will not be involved in the periodic valuation of our assets and liabilities but will periodically receive and review such information about the valuation of our assets and liabilities as it deems necessary to exercise its oversight responsibility. Our NAV per share for each class of shares will be calculated monthly by our fund administrator and such calculation will be reviewed and confirmed by the Adviser. Pursuant to a valuation services agreement with the Independent Valuation Advisor, the Independent Valuation Advisor will provide valuations of certain of our investments each month in accordance with the Company’s valuation policy. Based on the monthly valuations provided to us by the Independent Valuation Advisor, the Adviser will determine the final valuations of our assets and liabilities in order for our fund administrator to calculate the NAV per share for each class of shares.
We will pay fees to the Independent Valuation Advisor upon its delivery of each valuation report in accordance with the valuation services agreement. We will also agree to indemnify the Independent Valuation Advisor against certain liabilities arising out of the engagement. The compensation paid to the Independent Valuation Advisor will not be based on the estimated values of our assets and liabilities or any confirmation thereof.
The Independent Valuation Advisor and its affiliates have provided and is expected to continue to provide valuation advisory services to Principal Real Estate and its affiliates and have received, and are expected to continue to receive, fees in connection with such services. The Independent Valuation Advisor and its affiliates will from time to time perform other commercial real estate and financial advisory services for Principal Real Estate and its affiliates, or in transactions related to collateral that is a component of the subjects of the valuations being performed for us, or otherwise, so long as such other services do not adversely affect the independence of the Independent Valuation Advisor as certified in the applicable valuation report.
Valuation of Investments
CRE Loans
Newly originated or acquired CRE loan investments will initially be valued at par in the month that they are closed, which is expected to represent fair value at that time. For each month after the initial month in which a loan investment is closed, the Independent Valuation Advisor will provide the valuation of each of our CRE loan investments. Valuations of CRE loan investments reflect changes in interest rates, spreads, collateral value, loan tests (including loan impairment testing) and metrics, risk ratings, and anticipated liquidation timing and proceeds, among others. The fair values are determined by discounting the future contractual cash flows to the present value using a current market interest rate or spread. The market rate is determined through consideration of the interest rates for debt of comparable quality and maturity, and, where applicable, the value of the underlying real estate investment.
Each report prepared by the Independent Valuation Advisor is addressed solely to us. The Independent Valuation Advisor’s reports are not addressed to the public and may not be relied upon by any other person to establish an estimated value of our common shares and do not constitute a recommendation to any person to purchase or sell our common shares. In preparing its reports, the Independent Valuation Advisor will not solicit third-party indications of interest for our common shares in connection with possible purchases thereof or the acquisition of all or any part of us.
Valuation of Collateral
For CRE loan investments, an appraisal will be completed by an independent appraisal firm prior to the closing of each transaction. Appraised values of property collateral are based on comparable sales, occupancy, leasing rates and expirations, discounted cash flows, and anticipated liquidation timing and proceeds, among other factors. The Adviser may choose to obtain an updated third party appraisal subsequent to the loan closing date if a material event occurs and impacts the collateral.
Independent appraisal reports are not addressed to the public and may not be relied upon by any other person to establish an estimated value of our collateral.
Valuation of Real Estate Owned Properties
In the event we pursue ownership interest in the underlying collateral on a defaulted loan, then the asset will become REO property. REO properties will initially be valued at fair value (prepared by an independent appraiser) less closing costs, at the time of acquisition. Thereafter, as of the end of each month, the Adviser will determine the fair market value of each of the REO properties and the Independent Valuation Advisor will review and confirm the reasonableness of those valuations on a quarterly basis. Additionally, the REO properties will be valued by an independent appraiser annually. Property-level valuations reflect changes in property value based on comparable sales, occupancy, leasing rates and expirations, discounted cash flows, and anticipated liquidation timing and proceeds, among other factors.
Each valuation report prepared by an independent appraiser is addressed solely to us but provided to the Independent Valuation Advisor for use in consideration of the reasonableness of the Adviser’s valuation of our REO properties. Any independent appraiser’s valuation report is not addressed to the public and may not be relied upon by any other person to establish the value of the property.
Valuation of Other Real Estate-Related Assets
Our investments in real estate-related assets will focus on non-distressed public and private real estate-related debt securities, including, but not limited to, CMBS and CLOs. In general, real estate-related assets are valued by the Adviser according to the procedures specified below upon acquisition or issuance and then monthly. Interim valuations of real estate-related assets that are valued monthly may be performed if the Adviser believes the value of the applicable asset may have changed materially since the most recent valuation. In addition, our board of trustees may retain additional independent valuation firms to assist with the valuation of real estate-related assets.
Publicly Traded Real Estate-Related Assets
Publicly traded real-estate related assets that are not restricted as to salability or transferability will generally be valued by the Adviser monthly on the basis of publicly available market quotations or at fair value determined in accordance with U.S. GAAP. Market quotations may be obtained from third-party pricing service providers or broker-dealers. When reliable market quotations are available from multiple sources, the Adviser will use commercially reasonable efforts to use two or more quotations and will typically value the assets based on the average of the quotations obtained. U.S. GAAP defines fair value as the price that would be received to sell an asset or be paid to transfer a liability (i.e., the exit price) in an orderly transaction between market participants at the measurement date. If market quotations are not readily available (or are otherwise not reliable for a particular investment), the fair value will be determined in good faith by the Adviser. The Adviser may adjust the value of public debt real estate-related assets and derivatives that are restricted as to salability or transferability for a liquidity discount. In determining the amount of such discount, consideration is given to the nature and length of such restriction and the relative volatility of the market price of the security.

Private Real Estate-Related Assets
Investments in privately placed debt instruments and securities of real estate-related operating businesses (other than joint ventures), such as real estate development or management companies, will initially be valued by the Adviser at the acquisition price and thereafter will be revalued monthly at fair value. Each month, the Independent Valuation Advisor will provide those valuations. The fair value of real-estate related operating businesses is generally determined by using valuation methodologies such as discounted cash flow and market comparable analysis. The valuation analysis is supplemented with a qualitative assessment of the businesses’ operating metrics and industry outlook. In evaluating the fair value of our interests in certain commingled investment vehicles, values periodically assigned to such interests by the respective issuers or broker-dealers may be relied upon.
Valuation of Derivative Instruments
In the ordinary course of business, we may hedge interest rate and foreign currency exposure with derivative financial instruments. We report our derivative assets and liabilities at fair value based on price quotes from at least one independent pricing service. The pricing service values bilateral interest rate swaps and interest rate caps under the income approach using valuation models. The significant inputs in these models are readily available in public markets or can be derived from observable market transactions for substantially the full terms of the contracts. The pricing service values currency forward contracts under the market approach through the use of quoted market prices available in an active market.
Valuation of Liquid Non-Real Estate-Related Assets
Liquid non-real estate-related assets include credit rated government debt securities, corporate debt securities, cash and cash equivalents. Liquid non-real estate-related assets will be valued monthly by the Adviser based on market quotations or at fair value determined in accordance with U.S. GAAP.
Valuation of Liabilities
The fair market value of any of our future facilities will be determined by the Adviser on a monthly basis, which will be used in calculating our NAV. New facilities will initially be valued at par, which is expected to represent fair value at that time. Each month thereafter, the Independent Valuation Advisor will provide the valuations of each facility liability that will be used in calculating NAV. Any changes to the fair value of facilities are expected to reflect changes including interest rates, spreads, and key loan metrics and tests utilizing the collateral value and cash flows, including the estimated liquidation timing and proceeds.
The fair value of any financing liabilities will generally be measured using our valuation guidelines discussed above.
Each report prepared by the Independent Valuation Advisor is addressed solely to us. The Independent Valuation Advisor’s reports are not addressed to the public and may not be relied upon by any other person to establish value of the facilities that will be used in calculating NAV.
The Board has delegated to the Adviser the responsibility for monitoring significant events that may materially affect the values of our facilities for determining whether the existing valuations should be re-evaluated prior to the next scheduled monthly valuation in light of such significant events.
In addition to our debt obligations, we expect that our liabilities will include the fees payable to the Adviser and the Dealer Manager, accounts payable, accrued operating expenses, and other liabilities. Liabilities related to shareholder servicing fees will be allocable to Class S shares, Class T shares and Class D shares and will only be included in the NAV calculation for that class. Liabilities related to the management fee and performance fee will be allocable to Class S shares, Class T shares, Class D shares, Class I shares, Class F-I shares and Class A shares and will only be included in the NAV calculation for those classes.
For purposes of calculating our NAV, neither (1) organization and offering expenses paid by the Adviser through the first anniversary of the Initial Retail Closing, nor (2) operating expenses paid by the Adviser, incurred by us during the period through the first anniversary of the Initial Retail Closing, are recognized as expenses or as a component of equity and reflected in our NAV until we reimburse the Adviser for these costs.
NAV and NAV Per Share Calculation
Our NAV is calculated for each of our share classes by our fund administrator. Our board of trustees, including a majority of our independent trustees, may replace our fund administrator with another party, including the Adviser, if it is deemed appropriate to do so. The Adviser is responsible for reviewing and confirming our NAV, and overseeing the process around the calculation of our NAV, in each case, as performed by our fund administrator. We will disclose the transaction price for each quarter when available directly to financial intermediaries.
Each class will have an undivided interest in our assets and liabilities, other than class-specific shareholder servicing fees, the management fee and the performance fee. In accordance with the valuation guidelines, our fund administrator will calculate our NAV per share for each class as of the last calendar day of each month, including the estimated fair value of (1) real estate debt and other investments owned by us and (2) any other assets and liabilities. Because shareholder servicing fees, the management fee and the performance fee allocable to a specific class of shares will only be included in the NAV calculation for that class, the NAV per share for our classes of shares may differ.
The monthly NAV for each class of shares will be based on the net asset values of our investments, the addition of any other assets (such as cash on hand), and the deduction of facilities and any other liabilities (including accrued performance fees and the deduction of any shareholder servicing fees specifically applicable to such class of shares). At the end of each month, before taking into consideration repurchases or class-specific expense accruals for that month, any change in our aggregate NAV (whether an increase or decrease) is allocated among each class of shares based on each class’s relative percentage of the previous aggregate NAV plus issuances of shares that were effective on the first calendar day of such month. The NAV calculation is available generally within 15 calendar days after the end of the applicable month. Changes in monthly NAV includes, without limitation, accruals of our net portfolio income, interest expense, the management fee, the performance fee, distributions, unrealized/realized gains and losses on assets, any applicable organization and offering expenses and any expense reimbursements. Changes in monthly NAV also includes material non-recurring events occurring during the month. On an ongoing basis, the Adviser will adjust the accruals to reflect actual operating results and the outstanding receivable, payable and other account balances resulting from the accumulation of monthly accruals for which financial information is available. The operating expenses and organizational and offering expenses which are advanced by the Adviser to be reimbursed by us will not be included in such calculations until reimbursed to the Adviser.
The Adviser has agreed to advance all organization and offering expenses (other than upfront selling commissions, dealer manager fees and shareholder servicing fees) and certain of our operating expenses on our behalf through the first anniversary of the Initial Retail Closing. We will reimburse the Adviser for all such advanced costs and expenses ratably over the 60 months following the first anniversary of the Initial Retail Closing. For purposes of calculating our NAV, the organization and offering expenses and operating expenses paid by the Adviser through the first anniversary of the Initial Retail Closing will not be deducted as an expense until reimbursed by the Company (however such expenses may be amortized in order to mitigate these effects). After the first anniversary of the Initial Retail Closing, we will reimburse the Adviser for any organization and offering expenses and operating expenses that it incurs on behalf of us as and when incurred (or promptly thereafter).
Following the aggregation of the NAVs of our investments, the addition of any other assets (such as cash on hand) and the deduction of any other liabilities, our fund administrator incorporates any class-specific adjustments to NAV, including additional issuances and repurchases of shares and accruals of class-specific management fees, performance fees and shareholder servicing fees. The declaration of distributions will reduce the NAV for each class of our shares in an amount equal to the accrual of our liability to pay any such distribution to our shareholders of record of each class. NAV per share for each class of shares is calculated by dividing such class’s NAV at the end of each month by the number of shares outstanding for that class at the end of such month.

Relationship between NAV and Our Transaction Price
Purchases and repurchases of common shares are not made based on the current NAV per share of our common shares at the time of purchase or repurchase. Generally, our transaction price will equal our prior month’s NAV per share. The transaction price will be the price at which we repurchase shares and the price, together with applicable upfront selling commissions and dealer manager fees, at which we offer shares. Although the transaction price will generally be based on our prior month’s NAV per share, such prior month’s NAV may be significantly different from the current NAV per share of the applicable class as of the date on which a shareholder’s purchase or repurchase occurs.
In addition, we may offer shares at a price that we believe reflects the NAV per share more appropriately than the prior month’s NAV per share (including by updating a previously disclosed offering price) or suspend our offering and/or our share repurchase plan in exceptional cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month due to the aggregate impact of factors such as general significant market events or disruptions or force majeure events. In cases where our transaction price is not based on the prior month’s NAV per share, the offering price and repurchase price will not equal our NAV per share as of any time.
Limits on the Calculation of Our Per Share NAV
The overarching principle of our valuation guidelines is to seek to produce reasonable estimated values for each of our investments (and other assets and liabilities), or the price that would be received for that investment in orderly transactions between market participants. Any resulting potential disparity in our NAV per share may be in favor or to the detriment of existing shareholders whose shares are repurchased, or existing shareholders or new purchasers of the shares, as the case may be, depending on the circumstances at the time (for cases in which our transaction price is based on NAV).
Additionally, while the methodologies contained in our valuation guidelines are designed to operate reliably within a wide variety of circumstances, it is possible that in certain unanticipated situations or after the occurrence of certain extraordinary events (such as a significant disruption in relevant markets, a terrorist attack or an act of nature), the ability to calculate NAV may be impaired or delayed, including, circumstances where there is a delay in accessing or receiving information from vendors or other reporting agents upon which we may rely in determining the monthly value of our NAV. In these circumstances, a more accurate valuation of the NAV could be obtained by using different assumptions or methodologies. Accordingly, in special situations when, in the Adviser’s reasonable judgment, the administration of the valuation guidelines would result in a valuation that does not represent a fair and accurate estimate of the value of our investment, alternative methodologies may be applied, provided that the Adviser must notify our board of trustees at the next scheduled board meeting of any alternative methodologies utilized and their impact on the overall valuation of our investments. Notwithstanding the foregoing, our board of trustees may suspend our continuous private offering and distribution reinvestment plan or our share repurchase plan if it determines that the calculation of NAV is materially incorrect or unreliable or there is a condition that restricts the valuation of a material portion of our assets.
We include no discounts to our NAV for the illiquid nature of the shares, including the limitations on shareholders’ ability to sell shares under our share repurchase plan and our ability to suspend or terminate our share repurchase plan at any time. Our NAV generally does not consider exit costs that would likely be incurred if our assets and liabilities were liquidated or sold. While we may use market pricing concepts to value individual components of NAV, NAV per share is not derived from the market pricing information of open-end real estate debt funds listed on stock exchanges.
Our NAV per share does not represent the amount of our assets less our liabilities in accordance with U.S. GAAP.
We do not represent, warrant or guarantee that:
•a shareholder would be able to realize the NAV per share for the shares a shareholder owns if the shareholder attempts to sell its shares;

•a shareholder would ultimately realize distributions per share equal to the NAV per share upon liquidation of our assets and settlement of our liabilities or a sale of us;
•our common shares would trade at their NAV per share on a national securities exchange;
•a third party would offer the NAV per share for shares in an arm’s-length transaction to purchase all or substantially all of the shares;
•the NAV per share would equate to a market price of an open-ended real estate debt fund; and/or
•NAV would represent the fair value of our assets less liabilities under U.S. GAAP.
Distribution Policy
We expect to pay regular monthly distributions commencing with the first full calendar quarter after we commence substantial operations. Any distributions we make will be at the discretion of our board of trustees, considering factors such as our earnings, cash flow, capital needs and general financial condition. As a result, our distribution rates and payment frequency may vary from time to time. Share repurchases under our share repurchase plan are effectuated as of the opening of the last calendar day of each month and we intend to declare monthly distributions with a record date as of the close of business of the last calendar day of each month. You will not be entitled to receive a distribution if your common shares are repurchased prior to the applicable time of the record date.
Our board of trustees’ discretion as to the payment of distributions will be directed, in substantial part, by its determination to cause us to comply with the REIT requirements. To maintain our qualification as a REIT, we generally are required to make aggregate annual distributions to our shareholders of at least 90% of our REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains. See “Item 11 Description of Registrant’s Securities to be Registered—Distribution Policy.”

ITEM 10.RECENT SALES OF UNREGISTERED SECURITIES
We were capitalized through the purchase by Principal Real Estate of 50 common shares for an aggregate purchase price of $1,000 on June 25, 2024. These shares were issued and sold in reliance upon the available exemptions from registration requirements of Section 4(a)(2) of the Securities Act.
On July 19, 2024, each of the Anchor Investors executed a subscription agreement in connection with the Anchor Investment, pursuant to which the Anchor Investors have agreed, from time to time, to purchase an aggregate amount of $150 million in Class A shares, in each case, at a price per share equal to the most recently determined NAV of Class A shares, or if a Class A share NAV has yet to be calculated, then at a price per share equal to $20.00. As of the date of this Registration Statement, no Anchor Investor has purchased any Class A shares in connection with the Anchor Investment.
We are engaging in a continuous, unlimited private placement offering of our common shares to “accredited investors” (as defined in Rule 501 promulgated pursuant to the Securities Act) made pursuant to exemptions provided by Section 4(a)(2) of the Securities Act and applicable state securities laws. As of the date of the Registration Statement, there have been no purchases under the continuous offering and Principal Real Estate is our only shareholder.

ITEM 11.DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED
Description of our Shares
General
We were formed as a statutory trust under the laws of the State of Maryland. The rights of our shareholders are governed by Maryland law as well as our Certificate of Trust, Declaration of Trust, and Bylaws. The following summary of the terms of our common shares as of the Initial Retail Closing is a summary of certain provisions concerning our common shares and you should refer to the Maryland Statutory Trust Act (the “MSTA”) and our Certificate of Trust, Declaration of Trust, and Bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our Certificate of Trust and Declaration of Trust and Bylaws, forms of which will be made available upon request.
Under our Declaration of Trust, we have authority to issue an unlimited number of common shares, including unlimited common shares classified as Class S shares, unlimited common shares classified as Class T shares, unlimited common shares classified as Class D shares, unlimited common shares classified as Class I shares, unlimited common shares classified as Class F-I shares, unlimited common shares classified as Class E shares, and unlimited common shares classified as Class A shares, and an unlimited number of shares classified as preferred shares.
Common Shares
Subject to the restrictions on ownership and transfer of our common shares set forth in our Declaration of Trust and except as may otherwise be specified in our Declaration of Trust, the holders of common shares are entitled to one vote per share on all matters voted on by shareholders. If a shareholder or other agreement between the Trust and one or more investors provides that a portion or all of our common shares held by a shareholder are not entitled to be voted on any matter (including the occurrence of an event or during a specified time period), such common shares will not be entitled to be voted on any such matter and will not be counted in determining the total number of votes entitled to be cast on such matter. Subject to any preferential rights of any outstanding class or series of shares of beneficial interest and to the provisions in our Declaration of Trust regarding the restriction on ownership and transfer of our common shares, shareholders are entitled to such distributions as may be authorized from time to time by our board of trustees (or a committee of our board of trustees) and declared by us out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our shareholders. Upon issuance for full payment in accordance with the terms of our private offering, all common shares issued in our private offering will be fully paid and non-assessable. Shareholders will not have preemptive rights, which means that you will not have an automatic option to purchase any new common shares that we issue.
Our Declaration of Trust also contains a provision permitting our board of trustees, without any action by our shareholders, to amend or supplement our Declaration of Trust to classify or reclassify any unissued common shares from time to time into one or more classes or series by setting or changing the number, par value, designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any new class or series of common shares or preferred shares.
We will generally not issue certificates for our common shares. Common shares will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer. We have engaged SS&C GIDS, Inc. to act as our registrar and as the transfer agent for our common shares.
Class S Shares
The Dealer Manager is entitled to receive upfront selling commissions of up to 3.5% of the transaction price of each Class S share sold in the primary offering; however, such amounts may vary pursuant to agreements with certain participating broker-dealers, provided that the sum of the upfront selling commissions shall not exceed 3.5% of the transaction price of each Class S share sold. The Dealer Manager anticipates that all or a portion of the upfront selling commissions will be retained by, or reallowed (paid) to, participating broker-dealers. No upfront dealer manager fees are paid for sales of any Class S shares.
We pay the Dealer Manager a shareholder servicing fee with respect to our outstanding Class S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares, including any Class S shares sold pursuant to our distribution reinvestment plan. The shareholder servicing fees will be paid monthly in arrears. The Dealer Manager will reallow (pay) all or a portion of the shareholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing shareholder services performed by such broker-dealers and will waive shareholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services.
No upfront selling commissions or dealer manager fees will be payable in respect of any Class S shares sold pursuant to our distribution reinvestment plan, but such shares will be charged the shareholder servicing fee payable with respect to all our outstanding Class S shares.
Class S shares are available through brokerage and transaction-based accounts.
In certain arrangements made between the Dealer Manager and financial intermediaries, a holder of Class S shares will, at our board of trustees’ sole discretion, convert Class S shares into, or exchange Class S shares for, a number of Class I shares with an equivalent NAV at the time in which the total upfront selling commissions, dealer manager fees and shareholder servicing fees paid with respect to such shares would exceed any applicable limit set by a participating broker-dealer set forth in any applicable agreement between the Dealer Manager and a participating broker-dealer at the time such shares were issued.
Class T Shares
The Dealer Manager is entitled to receive upfront selling commissions of up to 3.0%, and upfront dealer manager fees of up to 0.5%, of the transaction price of each Class T share sold in the primary offering; however, such amounts may vary, pursuant to agreements with certain participating broker-dealers, provided that the sum of the upfront selling commissions and dealer manager fees will not exceed 3.5% of the transaction price. The Dealer Manager anticipates that all or a portion of the upfront selling commissions and dealer manager fees will be retained by, or reallowed (paid) to, participating broker-dealers.
We pay the Dealer Manager a shareholder servicing fee with respect to our outstanding Class T shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares, including any Class T shares sold pursuant to our distribution reinvestment plan. For each Class T share, this shareholder servicing fee consists of an advisor shareholder servicing fee and a dealer shareholder servicing fee. We expect that generally the advisor shareholder servicing fee will equal 0.65% per annum and the dealer shareholder servicing fee will equal 0.20% per annum, of the aggregate NAV for each Class T share. However, with respect to Class T shares sold through certain participating broker-dealers, the advisor shareholder servicing fee and the dealer shareholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares. The shareholder servicing fees will be paid monthly in arrears. The Dealer Manager will reallow (pay) all or a portion of the shareholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing shareholder services performed by such broker-dealers and will waive shareholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services.
No upfront selling commissions or dealer manager fees will be payable in respect of any Class T shares sold pursuant to our distribution reinvestment plan, but such shares will be charged the shareholder servicing fee payable with respect to all our outstanding Class T shares.
Class T shares are available through brokerage and transaction-based accounts.
In certain arrangements made between the Dealer Manager and financial intermediaries, a holder of Class T shares will, at our board of trustees’ sole discretion, convert Class T shares into, or exchange Class T shares for, a number of Class I shares with an equivalent NAV at the time in which the total upfront selling commissions, dealer manager fees and shareholder servicing fees paid with respect to such shares would exceed any applicable limit set by a participating broker-dealer set forth in any applicable agreement between the Dealer Manager and a participating broker-dealer at the time such shares were issued.
Class D Shares
The Dealer Manager is entitled to receive upfront selling commissions of up to 1.5% of the transaction price of each Class D share sold in the primary offering; however, such amounts may vary pursuant to agreements with certain participating broker-dealers, provided that the sum of upfront selling commissions shall not exceed 1.5% of the transaction price of each Class D share sold. The Dealer Manager anticipates that all or a portion of the upfront selling commissions will be retained by, or reallowed (paid) to, participating broker-dealers. No dealer manager fees are paid for sales of any Class D shares.
We pay the Dealer Manager a shareholder servicing fee with respect to our outstanding Class D shares equal to 0.25% per annum of the aggregate NAV of all our outstanding Class D shares, including any Class D shares sold pursuant to our distribution reinvestment plan. The shareholder servicing fees are paid monthly in arrears. The Dealer Manager will reallow (pay) all or a portion of the shareholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing shareholder services performed by such broker-dealers and will waive shareholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services.
No upfront selling commissions or dealer manager fees are payable in respect of any Class D shares sold pursuant to our distribution reinvestment plan, but such shares will be charged the shareholder servicing fee payable with respect to all our outstanding Class D shares.
Class D shares are generally available for purchase in our private offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class D shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D shares, (3) through certain registered investment advisers, (4) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (5) by other categories of investors that we name in an amendment or supplement to our confidential private placement memorandum.
In certain arrangements made between the Dealer Manager and financial intermediaries, a holder of Class D shares will, at our board of trustees’ sole discretion, convert Class D shares into, or exchange Class D shares for, a number of Class I shares with an equivalent NAV at the time in which the total upfront selling commissions, dealer manager fees and shareholder servicing fees paid with respect to such shares would exceed any applicable limit set by a participating broker-dealer set forth in any applicable agreement between the Dealer Manager and a participating broker-dealer at the time such shares were issued.
Class I Shares
No upfront selling commissions, dealer manager fees or shareholder servicing fees will be paid for sales of any Class I shares.
Class I shares are generally available for purchase in our private offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class I shares, (2) by endowments, foundations, pension funds, feeder funds and other institutional investors, (3) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class I shares, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers, (6) by our executive officers and trustees and their immediate family members, as well as officers and employees of the Adviser or its affiliates and their immediate family members, and joint venture partners, consultants and other service providers (7) by Other Principal Accounts or (8) by other categories of investors that we name in an amendment or supplement to our confidential private placement memorandum.

Class E Shares
No upfront selling commissions, dealer manager fees or shareholder servicing fees are paid are paid for sales of any Class E shares.
Class E shares are available for purchase only by (i) the Adviser or its affiliates or (ii) other categories of investors that we name in an amendment or supplement to our confidential private placement memorandum.
Class A Shares
No upfront selling commissions, dealer manager fees or shareholder servicing fees are paid are paid for sales of any Class A shares.
Class A shares are available for purchase only by (1) our officers and trustees, (2) the Anchor Investors, (3) eligible employees of Principal Real Estate and its affiliates and (4) other categories of investors that we name in an amendment or supplement to our confidential private placement memorandum.
Class F-I Shares
No upfront selling commissions, dealer manager fees or shareholder servicing fees will be paid for sales of any Class F-I shares. Class F-I shares are generally available for purchase in our private offering only until December 31, 2025 (the “Initial Founder Shares Offering Period”). During the Initial Founder Shares Offering Period, Class F-I shares will be offered to certain investors in this offering, in the Dealer Manager’s sole discretion, and subject to the minimum investment requirement as described herein. Following the Initial Founder Shares Offering Period, Class F-I shares will only be offered to clients of a financial intermediary (such financial intermediary an “Anchor Intermediary”) that subscribed for Class F-I shares during the Initial Founder Shares offering period. To the extent a holder of Class F-I shares is no longer a client of an Anchor Intermediary, such holder will not be eligible to make additional purchases of Class F-I shares after the Initial Founder Shares Offering Period (other than through its participation in our distribution reinvestment plan).
Other Terms of Common Shares
As described in the “—Class S Shares,” “—Class T Shares,” and “—Class D Shares,” sections above, at the discretion of our board of trustees, upon a determination by the Dealer Manager, our transfer agent or another agent selected by our board of trustees, each Class S share, Class T share, Class D share and Class F-I share held in a shareholder’s account may automatically and without any action on the part of the holder thereof convert into a number of Class I shares (or fraction thereof), with an equivalent NAV when total upfront selling commissions, dealer manager fees and shareholder servicing fees paid with respect to such common shares would exceed any applicable limit set by a participating broker-dealer set forth in any applicable agreement between the Dealer Manager and a participating broker-dealer at the time such common shares were issued.
If not already converted into Class I shares, each Class S share, Class T share, Class D share, Class E share, Class A share and Class F-I share held in a shareholder’s account will automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including any fractional share) with an equivalent NAV as such share on the earliest of (i) a listing of Class I shares or (ii) our merger or consolidation with or into another entity or the sale or other disposition of all or substantially all of our assets, other than in connection with a Conversion Event, in each case in a transaction in which our shareholders receive cash or securities listed on a national securities exchange. In addition, immediately before any liquidation, dissolution or winding up, each share (including any fractional share) will automatically convert into a number of Class I shares (including any fractional share) with an equivalent NAV as such share.
Preferred Shares
Our Declaration of Trust authorizes our board of trustees to designate and issue one or more classes or series of preferred shares without shareholder approval, and to establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption of each class or series of preferred shares so issued. Because our board of trustees has the power to establish the preferences and rights of each class or series of preferred shares, it may afford the holders of any series or class of preferred share preferences, powers and rights senior to the rights of holders of common shares. Moreover, if a shareholder or other agreement between the Trust and one or more investors provides that a portion or all of our preferred shares held by a shareholder are not entitled to be voted on any matter (including the occurrence of an event or during a specified time period), such preferred shares will not be entitled to be voted on any such matter and will not be counted in determining the total number of votes entitled to be cast on such matter.
If we ever created and issued preferred shares with a distribution preference over our common shares, payment of any distribution preferences of outstanding preferred shares would reduce the amount of funds available for the payment of distributions on our common shares. Further, holders of preferred shares are normally entitled to receive a liquidation preference in the event we liquidate, dissolve or wind up before any payment is made to the common shareholders, likely reducing the amount common shareholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred shares may render more difficult or tend to discourage a merger, offer or proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of incumbent management. Our board of trustees has no present plans to issue any preferred shares, but may do so at any time in the future without shareholder approval.
Repurchases
Our Declaration of Trust provides that we may, at the sole discretion of our board of trustees, repurchase all of a shareholder’s preferred shares and common shares, without the consent of such shareholder, at a price per common share or preferred share equal to the repurchase price in effect as of the date of such repurchase under our share repurchase plan if continued ownership of by the shareholder may be harmful or injurious to our business or reputation or the business or reputation of the board of trustees, the Adviser or any of its affiliates, or may subject us or any shareholder to an undue risk of adverse tax or other fiscal or regulatory consequences, including with respect to any applicable sanctions, anti-money laundering or anti-terrorist laws, rules, regulations, directives or special measures.
We may also repurchase a shareholder’s common shares if the shareholder fails to maintain a minimum account balance.
Meetings and Special Voting Requirements
Under the MSTA and our Declaration of Trust and Bylaws, we are not required to, and do not anticipate, holding an annual meeting of shareholders each year. Special meetings of shareholders may be called only by our board of trustees, a majority of our independent trustees following the Initial Retail Closing or our executive chairperson, our president, our chief executive officer or the chairperson of our board of trustees. Special meetings of shareholders may also be called by our secretary for the purpose of removing trustees and filling any resulting vacancy upon the written request of shareholders entitled to cast at least a majority of the votes entitled to be cast on such matter at the meeting, provided such request contains the information required in our Bylaws and the shareholders comply with the procedures contained in our Bylaws. In the event there are no trustees, any shareholder may call a special meeting for the purpose of electing trustees.
The presence either in person or by proxy of shareholders entitled to cast one-third of all the votes entitled to be cast on such matter at the meeting on any matter will constitute a quorum (unless our board of trustees, when setting a meeting, determines that a greater percentage (but not more than a majority of all the votes entitled to be cast at such meeting on any matter) shall constitute a quorum for such meeting). Generally, the affirmative vote of a majority of all votes cast is necessary to take shareholder action, except as described in the next paragraph.
Under our Declaration of Trust, subject to certain exceptions, shareholders generally are only entitled to vote at a duly held meeting at which a quorum is present on (1) amendments to our Declaration of Trust as provided in our Declaration of Trust, (2) a merger, consolidation, conversion (other than a Conversion Event), or transfer of all or substantially all of our assets as provided in our Declaration of Trust, (3) removal of a trustee for cause and the election of a successor trustee as provided in our Declaration of Trust, (4) dissolution of the Company as provided in our Declaration of Trust, (5) in the event that there are no trustees, the election of trustees and (6) such other matters that our board of trustees has submitted to our shareholders for approval or ratification. The affirmative vote of a plurality of the votes cast in the election of a trustee is generally required to elect any trustee, and the affirmative vote of a majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present is generally sufficient to approve any other matter that may properly come before the shareholders at such meeting (other than the removal of a trustee). Shareholders have the power to remove a trustee from our board of trustees for “cause,” and then only by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter; provided, that, prior to the Initial Retail Closing, Principal Life may remove and elect the replacement of any trustee with or without cause. “Cause” is defined in our Declaration of Trust as conviction of a felony or a final judgment of a court of competent jurisdiction holding that such Trustee caused demonstrable, material harm to the Company through bad faith or active and deliberate dishonesty.
In addition, the secretary of the Company will call a special meeting of the shareholders in the manner set forth in the Bylaws for the purpose of voting with respect to a Dissolution Petition (as defined below), upon the written request of shareholders (excluding shares held by the Dissolution Petition Excluded Shareholders) entitled to cast at least 10% of the votes entitled to be cast on the dissolution of the Company, to solicit the votes of the shareholders to approve the dissolution of the Company (a “Dissolution Petition”). Upon the affirmative vote of the shareholders (excluding shares held by the Dissolution Petition Excluded Shareholders) entitled to cast a majority of the votes entitled to be cast on the Dissolution Petition, our board of trustees will dissolve the Company in a manner consistent with the trustees’ duties to the Company. Notwithstanding the foregoing, no Dissolution Petition will be required to be submitted to the shareholders for consideration if a Dissolution Petition was previously submitted to the Company within the preceding (i) 12 months and less than 15% of the votes entitled to be cast on the matter were voted in favor of such Dissolution Petition; (ii) nine months and less than 25% of the votes entitled to be cast on the matter were voted in favor of such Dissolution Petition; or (iii) six months and less than 40% of the votes entitled to be cast on the matter were voted in favor of such Dissolution Petition. “Dissolution Petition Excluded Shareholders” shall mean (i) Principal Life or any entity that holds our shares for the account of Principal Life (the “Principal Shareholder”), (ii) any shareholder that is directly or indirectly affiliated with any competitor of the Company or Principal Real Estate, as determined by the Company in its reasonable discretion (“Adverse Shareholders”), and (iii) only for so long as the Anchor Investors, excluding the Principal Shareholder, hold more than 50% of the outstanding common shares, the Anchor Investors.
Shareholders are not entitled to exercise any appraisal rights or the rights of an objecting shareholder.
Pursuant to our Declaration of Trust, shareholders may, during usual business hours, inspect and copy our Declaration of Trust and Bylaws and all amendments thereto, minutes of the proceedings of the shareholders, the annual statement of affairs of the Company and any voting trust agreements on file at our principal office to the extent permitted by the MSTA, but only if, and to the extent, such inspection is approved by our board of trustees. In addition, in connection with any Dissolution Petition, any shareholder is also entitled to examine our books and records at our principal office during usual business hours and within a reasonable time (not to exceed 30 days) following such shareholder’s written request to us of the same; provided we may exclude any Adverse Shareholder from accessing our books and records.
Restrictions on Ownership and Transfer
Our Declaration of Trust contains restrictions on the number of our shares that a person or group may own. Unless our board of trustees otherwise determines, no person or group may acquire or hold, directly or indirectly through application of constructive ownership rules, in excess of 9.9% in value or number of shares, whichever is more restrictive, of our outstanding shares of all classes and series (including our common shares and preferred shares) or 9.9% in value or number of shares, whichever is more restrictive, of our outstanding common shares unless they receive an exemption (prospectively or retroactively) from our board of trustees.
Subject to certain limitations, our board of trustees, in its sole discretion, may exempt a person prospectively or retroactively from, or modify, these limits, subject to such terms, conditions, representations and undertakings as required by our Declaration of Trust and as our board of trustees may determine. Prior to the granting of any exemption, our board of trustees may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to our board of trustees in its sole discretion, as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT. Notwithstanding the receipt of any ruling or opinion, our board of trustees may impose such conditions or restrictions as it deems appropriate in connection with granting such exception. Our board of trustees has granted limited exemptions to certain persons who directly or indirectly own our common shares, including trustees, officers and shareholders controlled by them or trusts for the benefit of their families.
Our Declaration of Trust further prohibits any person from beneficially or constructively owning our shares that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT and any person from transferring our shares if the transfer would result in our shares being beneficially owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire our shares that may violate any of these restrictions, or who is the intended transferee of our shares which are transferred to the charitable trust, as described below, is required to give us immediate written notice, or in the case of a proposed or attempted transaction, give at least 15 days prior written notice, and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT. The above restrictions will not apply if our board of trustees determines that it is no longer in our best interests to continue to qualify as a REIT or that compliance with such restrictions is no longer required for us to qualify as a REIT.
Any attempted transfer of our shares which, if effective, would result in violation of the above limitations, except for a transfer which results in shares being beneficially owned by fewer than 100 persons, in which case such transfer will be void and of no force and effect and the intended transferee shall acquire no rights in such shares, will cause the number of shares causing the violation, rounded to the nearest whole share, to be automatically transferred to a charitable trust for the exclusive benefit of one or more charitable beneficiaries designated by us and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day, as defined in our Declaration of Trust, prior to the date of the transfer. Our shares held in the charitable trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares held in the charitable trust and will have no rights to dividends or other distributions and no rights to vote or other rights attributable to the shares held in the charitable trust. The trustee of the charitable trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the charitable trust. These rights will be exercised for the exclusive benefit of the charitable beneficiaries. Any dividend or other distribution paid prior to our discovery that shares have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiaries. Subject to Maryland law, the trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiaries. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.
Within 20 days of receiving notice from us that our shares have been transferred to the charitable trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiaries in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiaries as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the charitable trust, such as a gift, devise or other similar transaction, the market price, as defined in our Declaration of Trust, of the shares on the day of the event causing the shares to be held in the charitable trust and (ii) the price per share received by the trustee (net of any commissions or other expenses) from the sale or other disposition of the shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions which have been paid to the proposed transferee and are owed by the proposed transferor to the transferee. Any net sale proceeds in excess of the amount payable per share to the proposed transferee any other amounts received by the trustee will be paid immediately to the charitable beneficiaries. If, prior to our discovery that our shares have been transferred to the charitable trust, the shares are sold by the proposed transferee, then the shares shall be deemed to have been sold on behalf of the trust and, to the extent that the proposed transferee received an amount for the shares that exceeds the amount such proposed transferee was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, the shares held in the charitable trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the charitable trust, or, in the case of a devise or gift, the market price at the time of the devise or gift and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiaries in the shares sold will terminate and the trustee will distribute the net proceeds of the sale and any other amounts held by the trustee with respect to such shares to the proposed transferee. We may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions which have been paid to the proposed transferor and are owed to the proposed transferor to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiaries.
If the transfer to the charitable trust as described above is not automatically effective for any reason to prevent violation of the above limitations or our failing to qualify as a REIT, then the transfer of the number of shares that otherwise cause any person to violate the above limitations will be void and the intended transferee shall acquire no rights in such shares.
All certificates, if any, representing our shares issued in the future will bear a legend referring to the restrictions described above.
Every owner of more than 5% of our outstanding shares, or such lower percentage as required by the Code or the regulations promulgated thereunder or as otherwise required by our board of trustees, within 30 days after the end of each taxable year, is required to give us written notice, stating the name and address of the owner, the number of shares of each class and series of our shares beneficially owned and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of its beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each shareholder shall, upon demand, be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.
Any subsequent transferee to whom you transfer any of your shares must comply with Rule 502(d) of Regulation D promulgated under the Securities Act.
Number of Trustees; Vacancies on Board of Trustees; Removal of Trustees
Our Declaration of Trust provides that the number of our trustees may be established only by our board of trustees pursuant to our Bylaws. Our Bylaws provide that the number of trustees may not be fewer than three, nor more than fifteen. Following the Initial Retail Closing, for so long as the Adviser or its affiliate acts as investment adviser to us, Principal Real Estate has the right to designate two trustees for election to our board of trustees. Our board of trustees must also consult with Principal Real Estate in connection with filling any vacancies created by the removal, resignation, retirement or death of any trustee (other than in connection with a removal by shareholders in accordance with our Declaration of Trust) following the Initial Retail Closing.
Any vacancy on our board of trustees (other than vacancies resulting from shareholder removal for cause of a trustee or vacancies among the independent trustees) may be filled only by a vote of a majority of the remaining trustees (subject to Principal Real Estate’s right to designate two trustees for election to our board of trustees). Any trustee elected to fill a vacancy will serve until his or her resignation, removal, death or adjudication of legal incompetence or until his or her successor is duly elected and qualifies. Following the Initial Retail Closing, a vacancy involving an independent trustee may be filled only by a vote of a majority of the remaining independent trustees. Vacancies resulting from shareholder removal of a trustee for cause can be filled only by the shareholders; provided, that if the trustee so removed was designated by Principal Real Estate pursuant to our Declaration of Trust, then Principal Real Estate will have the exclusive right to designate a successor trustee for election to our board of trustees.
Any trustee may resign at any time and may be removed only for “cause” by our shareholders upon the affirmative vote of shareholders entitled to cast at least two-thirds of all the votes entitled to be cast on the matter; provided, that, prior to the Initial Retail Closing, Principal Life may remove and elect the replacement of any trustee with or without cause. In addition, any trustee may be removed, at any time, but only for “cause” by written instrument, signed by a majority of the trustees, specifying the date when such removal shall become effective. “Cause” is defined in our Declaration of Trust as conviction of a felony or a final judgment of a court of competent jurisdiction holding that such trustee caused demonstrable, material harm to the Company through bad faith or active and deliberate dishonesty.
Amendment to Our Declaration of Trust and Bylaws
Except as provided by our Certificate of Trust or the terms of any classes or series of shares and as provided below, our Declaration of Trust may be amended by our board of trustees, without any action by our shareholders. Amendments to our Declaration of Trust that our board of trustees determines would, viewed as a whole, materially and adversely affect the contract rights of our outstanding shares, but excluding amendments of the type specified in (a) Section 7.1 (Authorized Shares) and Section 11.2 (Conversion Event) of our Declaration of Trust or (b) Section 2-605 of the Maryland General Corporation Law (both of which shall not require approval of any shareholder), must be approved by our board of trustees and shareholders entitled to cast a majority of the votes entitled to be cast on the matter.
Our board of trustees will have the exclusive power to adopt, alter or repeal any provision of our Bylaws and to make new bylaws.
Conversion Event
Our board of trustees may determine, without any action by the shareholders, that we will conduct a public offering as a non-listed real estate investment trust subject to the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association on May 7, 2007. In connection with such determination and the conduct of such public offering, our board of trustees (a) may amend our Declaration of Trust and (b) may cause us to (i) merge with or into or convert into another entity, (ii) consolidate with one or more other entities into a new entity or (iii) transfer all or substantially all of our assets to another entity (in each case, a “Conversion Event”). Pursuant to our Declaration of Trust, our board of trustees may take all actions that are required to effect a Conversion Event without any action by the shareholders.
Effect of Certain Provisions of Maryland Law and of our Declaration of Trust and Bylaws
Certain provisions of Maryland law, our Declaration of Trust and Bylaws could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for shareholders or otherwise be in their best interest.
Distribution Policy
We intend to declare monthly distributions based on record dates established by our board of trustees (or a committee thereof) and to pay such distributions on a monthly basis (presently expected to commence with the first full calendar quarter after we commence substantial operations). Share repurchases under our share repurchase plan are effectuated as of the opening of the last calendar day of each month and we intend to declare monthly distributions with a record date as of the close of business of the last calendar day of each month. Our distribution policy will be set by our board of trustees and is subject to change based on available cash flows. We cannot guarantee the amount of distributions paid, if any. In connection with a distribution to our shareholders, our board of trustees approves a monthly distribution for a certain dollar amount per share for each class of our common shares. We then calculate each shareholder’s specific distribution amount for the quarter using applicable record and declaration dates, and your distributions begin to accrue on the date you are admitted as a shareholder.
Distributions will be made on all classes of our common shares at the same time. The per share amount of distributions on Class S shares, Class T shares, Class D shares, Class I shares, Class F-I shares, Class A shares and Class E shares will likely differ because of different class-specific shareholder servicing fees, management fees and performance fee that are deducted from the gross distributions for each share class. We expect to use the “record share” method of determining the per share amount of distributions on Class S shares, Class T shares, Class D shares, Class I shares, Class F-I shares, Class A shares and Class E shares, although our board of trustees may choose any other method. The “record share” method is one of several distribution calculation methods for multiple-class funds recommended, but not required, by the American Institute of Certified Public Accountants. Under this method, the amount to be distributed on our common shares will be increased by the sum of all class-specific shareholder servicing fees, management fees and performance fees for such period. Such amount will be divided by the number of our common shares outstanding on the record date. Such per share amount will be reduced for each class of common shares by the per share amount of any class-specific shareholder servicing fees, management fees and performance fees allocable to such class.
To qualify as a REIT, we are required to pay distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. We intend to distribute sufficient income so that we satisfy the requirements for qualification as a REIT. In order to qualify as a REIT, we are required to distribute 90% of our annual REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains, to our shareholders. See the “Certain U.S. Tax Considerations—REITs in General—Requirements for Qualification as a REIT” and “Certain U.S. Tax Considerations—Annual Distribution Requirements Applicable to REITs” sections of this Registration Statement. Generally, income distributed to shareholders will not be taxable to us under the Code if we distribute at least 90% of our REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains.
Distributions are authorized at the discretion of our board of trustees, in accordance with our earnings, cash flows and general financial condition. Our board of trustees’ discretion is directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flows which we expect to receive during a later quarter and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. Due to these timing differences, we may be required to borrow money, use proceeds from the issuance of securities (in our private offering or subsequent offerings, if any) or sell assets in order to distribute amounts sufficient to satisfy the requirement that we distribute at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gains, in order to qualify as a REIT. We have not established any limit on the amount of proceeds from our private offering that may be used to fund distributions other than those limits imposed by our organizational documents and Maryland law. See the “Certain U.S. Tax Considerations” section of this Registration Statement for information concerning the U.S. federal income tax consequences of distributions paid by us.
We may not pay distributions in any particular amount, if at all. We may fund any distributions from sources other than cash flow from operations, including, without limitation, borrowings, offering proceeds (including from sales of our common shares to Principal Real Estate), the sale of or repayments under our assets, and repayments of our real estate debt investments, and we have no limits on the amounts we may fund from such sources. The extent to which we fund distributions from sources other than cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan, the extent to which the Adviser elects to receive its management fee or performance fee in Class I shares or Class E shares, how quickly we invest the proceeds from this and any future offering and the performance of our investments, including our real estate debt investments, marketable securities and other short-term investments. Funding distributions from borrowings, offering proceeds, the sale of or repayment under our assets, and repayments of our real estate debt investments will result in us having less funds available to acquire real estate-related investments. As a result, the return you realize on your investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional securities will dilute your interest in us on a percentage basis and may impact the value of your investment especially if we sell these securities at prices less than the price you paid for your common shares.
Our board of trustees may delegate to a committee of trustees the power to fix the amount and other terms of a distribution. In addition, if our board of trustees gives general authorization for a distribution and provides for or establishes a method or procedure for determining the maximum amount of the distribution, our board of trustees may delegate to one of our officers the power, in accordance with the general authorization, to fix the amount and other terms of the distribution.

Distribution Reinvestment Plan
We intend to adopt a distribution reinvestment plan whereby shareholders will have their cash distributions automatically reinvested in additional common shares unless they elect to receive their distributions in cash. Any cash distributions attributable to the class or classes of common shares owned by participants in the distribution reinvestment plan will be immediately reinvested in our common shares on behalf of the participants on the business day such distribution would have been paid to such shareholder. See the “Certain U.S. Tax Considerations” section of this Registration Statement for information concerning the U.S. federal income tax consequences of participating in the distribution reinvestment plan.
The per share purchase price for common shares purchased pursuant to the distribution reinvestment plan will be equal to the transaction price at the time the distribution is payable. Shareholders will not pay selling commissions when purchasing common shares pursuant to the distribution reinvestment plan. The shareholder servicing fees with respect to our Class S shares, Class T shares and Class D shares are calculated based on our NAV for those common shares and may reduce the NAV or, alternatively, the distributions payable with respect to common shares of each such class, including common shares issued in respect of distributions on such common shares under the distribution reinvestment plan. Common shares acquired under the distribution reinvestment plan will entitle the participant to the same rights and be treated in the same manner as common shares of that class purchased in our private offering.
We reserve the right to amend any aspect of our distribution reinvestment plan without the consent of our shareholders, provided that notice of any material amendment is sent to participants at least ten business days prior to the effective date of that amendment. In addition, we may suspend or terminate the distribution reinvestment plan for any reason at any time upon ten business days’ prior written notice to participants. A shareholder’s participation in the distribution reinvestment plan will be terminated to the extent that a reinvestment of such shareholder’s distributions in our common shares would cause the percentage ownership or other limitations contained in our Declaration of Trust to be violated. Participants may terminate their participation in the distribution reinvestment plan with ten business days’ prior written notice to us.
Account Statements
Our transfer agent will provide on a quarterly basis to each participant in the distribution reinvestment plan a statement of account describing, as to such participant, (1) the distributions reinvested during the quarter, (2) the number of common shares purchased during the quarter, (3) the per share purchase price for such common shares and (4) the total number of common shares purchased on behalf of the participant under the plan. On an annual basis, tax information with respect to income earned on common shares under the plan for the calendar year will be provided to each applicable participant.
There is currently no market for our common shares, and we do not expect that a market for our common shares will develop in the future. We do not intend for our common shares registered under this Registration Statement to be listed on any national securities exchange. There are no outstanding options or warrants to purchase our common shares. Shareholders shall be entitled to the same limitation of personal liability extended to shareholders of a Maryland corporation as provided for by the MSTA. Our Declaration of Trust provides that no shareholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to us by reason of being a shareholder, nor shall any shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the Company’s assets or the affairs of the Company by reason of being a shareholder.

ITEM 12.INDEMNIFICATION OF TRUSTEES AND OFFICERS
The Adviser and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser, including without limitation its sole member, are not liable to the Company for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under the Advisory Agreement or otherwise as our investment adviser of the Company.
Declaration of Trust
To the maximum extent permitted by Maryland law in effect from time to time, the Company must indemnify each trustee, each officer, the Adviser and each equityholder, member, manager, director, officer, employee or agent of any trustee or our board of trustees (each a “Covered Person”), including any individual or entity who, while serving as the Covered Person and, at our request, serves or has served any other enterprise in any management or agency capacity, against any claim or liability to which the Covered Person may become subject by reason of such status, except for liability for the Covered Person’s gross negligence or intentional misconduct. In addition, the Company must, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former Covered Person or shareholder made a party to or witness in a proceeding by reason of such status, provided that, in the case of a Covered Person, the Company must have received (i) a written affirmation by the Covered Person of the Covered Person’s good faith belief that the Covered Person has met the applicable standard of conduct necessary for indemnification by the Company and (ii) a written undertaking by or on behalf of the Covered Person to repay the amount paid or reimbursed by the Company if it is ultimately determined that the applicable standard of conduct was not met. The Company is not required to indemnify or advance funds to any person entitled to indemnification under our Declaration of Trust (x) with respect to any action initiated or brought voluntarily by such indemnified person (and not by way of defense) unless (I) approved or authorized by our board of trustees or (II) incurred to establish or enforce such person’s right to indemnification under the Declaration of Trust, or (y) in connection with any claim with respect to which such person is found to be liable to the Company.
The Company may, with the approval of our board of trustees, provide or obligate itself to provide such indemnification or payment or reimbursement of expenses to any person that served a predecessor of the Company as a Covered Person or any employee or agent of the Company or any predecessor of the Company. Except that no preliminary determination of the ultimate entitlement to indemnification shall be required for the payment or reimbursement of expenses, any indemnification or payment or reimbursement of the expenses permitted by our Declaration of Trust will be furnished in accordance with the procedures provided for indemnification or advance or reimbursement of expenses, as the case may be, under Section 2-418 of the Maryland General Corporation Law (or any successor provision thereto) for directors of Maryland corporations.
Indemnification Agreements
We entered into indemnification agreements with our trustees and officers. The indemnification agreements are intended to provide our trustees and officers the maximum indemnification permitted under Maryland law and our Declaration of Trust. Each indemnification agreement provides that we must indemnify the trustee or officer who is a party to the agreement including the advancement of legal expenses, if, by reason of his or her status with the Company, such trustee or officer is, or is threatened to be, made a party to or a witness in any threatened, pending, or completed proceeding, other than a proceeding by or in the right of the Company.
Advisory Agreement
The Company will indemnify the Adviser and the Adviser’s officers, managers, partners, agents, employees, controlling persons and members and any other person or entity affiliated with the Adviser, including without limitation its general partner or managing member (collectively, the “Indemnified Parties”), and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under the Advisory Agreement or otherwise as an investment adviser of the

Company. However, the Indemnified Parties shall not be entitled to indemnification in respect of, any liability to the Company or its shareholders to which the Indemnified Parties would otherwise be subject by reason of criminal conduct, willful misfeasance, bad faith or gross negligence in the performance of the Adviser’s duties or by reason of the reckless disregard of the Adviser’s duties and obligations under the Advisory Agreement.

ITEM 13.FINANCIAL STATEMENTS AND SUPPLEMENTAL DATA
Set forth below is an index to our financial statements attached to this Registration Statement.

ITEM 14.CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
There are not and have not been any disagreements between the Company and its accountant on any matter of accounting principles, practices, or financial statement disclosure.

ITEM 15.FINANCIAL STATEMENTS AND EXHIBITS
(a)List separately all financial statements filed
The financial statements attached to this Registration Statement is listed under “Item 13 Financial Statements and Supplementary Data.”
(b)Exhibits

3.1*	Certificate of Trust of the Company, dated May 22, 2024
3.2**
Second Amended and Restated Declaration of Trust of the Company, dated November 11, 2024 (filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on November 12, 2024 and incorporated by reference herein)

3.3*	Bylaws of the Company
4.1*
Share Repurchase Plan of the Company, dated as of November 11, 2024 (filed as Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q filed on November 12, 2024 and incorporated by reference herein)

4.2*
Distribution Reinvestment Plan of the Company, dated as of November 11, 2024 (filed as Exhibit 4.2 to the Company’s Quarterly Report on Form 10-Q filed on November 12, 2024 and incorporated by reference herein)

10.1**
Amended and Restated Advisory Agreement, by and between the Company and the Adviser, dated November 11, 2024 (filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed on November 12, 2024 and incorporated by reference herein)

10.2**
Amended and Restated Dealer Manager Agreement, by and between the Company and the Dealer Manager, dated November 11, 2024 (filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on November 12, 2024 and incorporated by reference herein)

10.3**	Form of Participating Broker-Dealer Agreement between the Dealer Manager and participating broker-dealers (included as Exhibit A to the Dealer Manager Agreement filed as Exhibit 10.2 hereof)
10.4*	Form of Subscription Agreement in connection with Anchor Investment
10.5*	Form of Indemnification Agreement by and between the Company and its trustees and officers
10.6**
Independent Trustee Compensation Policy, effective as of November 11, 2024 (filed as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q filed on November 12, 2024 and incorporated by reference herein)

10.7**
Independent Trustee Restricted Common Share Plan, dated as of November 11, 2024 (filed as Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q filed on November 12, 2024 and incorporated by reference herein)

10.8**
Form of Independent Trustee Restricted Common Share Award Certificate (filed as Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q filed on November 12, 2024 and incorporated by reference herein)

21.1**	Subsidiaries of the Company
___________________
*Previously Filed.
**    Filed herewith.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the shareholder and the Board of Trustees of Principal Credit Real Estate Income Trust
Opinion on the Financial Statements
We have audited the accompanying balance sheet of Principal Credit Real Estate Income Trust (the “Company”) as of June 30, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2024, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ Deloitte & Touche LLP
Des Moines, Iowa
July 25, 2024
We have served as the Company’s auditor since 2024.

Principal Credit Real Estate Income Trust
Balance Sheet
June 30, 2024

ASSETS
Cash and cash equivalents	$1,000
Total assets	$1,000
LIABILITIES & EQUITY
Total liabilities	$—
Commitments and contingencies (see Note 6)	$—
Redeemable common shares	$1,000
Equity
Total equity	$—
Total liabilities and equity	$1,000
The accompanying notes are an integral part of the financial statements.

Principal Credit Real Estate Income Trust
Notes to Financial Statements
1.Organization and Business Purpose
Principal Credit Real Estate Income Trust (the “Company”) was formed on May 22, 2024, as a Maryland statutory trust and intends to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. The Company will be managed by Principal Real Estate Investors, LLC, a Delaware limited liability company (the “Adviser” and, together with Principal Real Estate Europe Limited, “Principal Real Estate”). Principal Real Estate is the dedicated real estate group of Principal Global Investors Holding Company (US), LLC, a member company and affiliate of Principal Financial Group, which is a public company listed on the NASDAQ under the ticker symbol “PFG.” On July 19, 2024, the Company entered into a Dealer Manager Agreement with Principal Funds Distributor, Inc., a Washington corporation and affiliate of Principal Real Estate (the “Dealer Manager”). The Dealer Manager is registered as a broker-dealer and is a member of the Financial Industry Regulatory Authority (“FINRA”) and the Securities Investor Protection Corporation (“SIPC”).
The Company was organized to originate, acquire, finance, manage and dispose of a portfolio of primarily commercial real estate (“CRE”) debt investments, including senior mortgage loans, subordinated debt and other similar investments (collectively referred to as, “CRE Debt Investments”), diversified across both geography and asset class. To a lesser extent, the Company may invest in other real estate-related debt securities, including commercial mortgage-backed securities and collateralized loan obligations. The Company believes its other real estate-related debt securities will help maintain liquidity to satisfy any share repurchases it chooses to make in any particular quarter and manage cash before investing subscription proceeds into investments while also seeking attractive current income. The Company will seek to focus on senior secured floating rate investments, collateralized by high quality real estate assets to generate current cash flow. The Company seeks to identify attractive risk-reward investments by financing high quality real estate assets primarily located in the top 50 metropolitan statistical areas as tracked by Principal Real Estate.
On June 25, 2024 (date of initial capitalization), the Company was capitalized with a $1,000 investment by Principal Real Estate. Because employees of Principal Real Estate have the ability to cause the Company to repurchase the shares issued for this investment for cash, the Company has classified these redeemable common shares as mezzanine equity on the Company’s Balance Sheet. As of June 30, 2024, the Company has neither purchased nor contracted to purchase any investments. The Adviser has not identified any CRE Debt Investments or other real estate-related debt securities in which it is probable that the Company will invest.
2.Summary of Significant Accounting Policies
The Company believes the following significant accounting policies, among others, affect its more significant estimates and assumptions used in the preparation of the financial statements.
Basis of Presentation
The accompanying financial statements has been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include the accounts of the Company. Separate statements of operations, comprehensive income, shareholder’s equity, and cash flows have not been presented because the Company has not commenced operations.
Use of Estimates
The preparation of the financial statements in conformity with GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the balance sheet and the reported amounts of revenues. Actual results may ultimately differ materially from those estimates.

Cash and Cash Equivalents
Cash and cash equivalents represent cash held in banks, cash on hand, and liquid investments with original maturities of three months or less. The Company may have bank balances in excess of federally insured amounts; however, the Company deposits its cash and cash equivalents with high credit-quality institutions to minimize credit risk. The Company did not hold cash equivalents as of June 30, 2024.
Organization and Offering Expenses
The Adviser has agreed to advance organization and offering expenses associated with this offering (including legal, accounting, and other expenses attributable to the organization, but excluding upfront selling commissions, dealer manager fees and shareholder servicing fees) and certain of the Company’s operating expenses that the Adviser incurs on behalf of the Company through the first anniversary of the initial closing (the “Initial Retail Closing”) of the Company’s continuous, blind pool private offering (the “Offering”) that includes non-Anchor Investors (as defined below). The Company will reimburse the Adviser for all such advanced expenses ratably over the 60-month period following the first anniversary of the Initial Retail Closing. Such reimbursement may be paid, at the Adviser’s election, in cash or Class E shares, or any combination thereof. If the Adviser elects to receive any portion of such reimbursement in common shares, the Company may repurchase such common shares from the Adviser at a later date.
As of July 22, 2024, the Adviser and its affiliates have incurred organization and offering expenses on the Company’s behalf of approximately $1.4 million These organization and offering expenses are not recorded in the accompanying balance sheet because such costs are not the Company’s liability until the date on which it commences operations. When recorded by the Company, organizational expenses and operating expenses will be expensed as incurred, and offering expenses will be charged to shareholders’ equity. Any amount due to the Adviser but not paid will be recognized as a liability on the balance sheet.
Income Taxes
The Company intends to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, commencing with its taxable year ending December 31, 2024. If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal corporate income tax to the extent it distributes 90% of its taxable income to its shareholders. REITs are subject to a number of other organizational and operational requirements. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.
The Company has not yet filed its initial tax return.
3.Equity
As of June 30, 2024, the Company was authorized to issue an unlimited number of shares classified as common shares of beneficial interest, par value $0.01 per share (“common shares”). On July 19, 2024, the Company amended its Declaration of Trust, pursuant to which the Company is authorized to issue an unlimited number of common shares of beneficial interest, par value $0.01 per share, including an unlimited number of shares classified as Class T shares, an unlimited number of shares classified as Class S shares, an unlimited number of shares classified as Class D shares, an unlimited number of shares classified as Class I shares, an unlimited number of shares classified as Class F-I shares, an unlimited number of shares classified as Class A shares, and an unlimited number of shares classified as Class E shares, and an unlimited number of shares classified as preferred shares of beneficial interest, par value $0.01 per share. The Company intends to undertake the Offering, pursuant to which it will offer and sell to a limited number of investors its common shares.
The share classes have different upfront selling commissions, dealer manager fees and ongoing shareholder servicing fees, as well as different management fees and performance fees. The initial per share purchase price for each class of common share (other than Class A shares) sold in the Offering will be equal to the most recently determined net asset value (“NAV”) per share for the Class A shares issued to the Anchor Investors, in connection with the Anchor Investment (as defined below) (which is deemed to be $20.00 until the last calendar day of the month during which the Company makes its first investment), plus, for Class S shares, Class T shares and Class D shares only, applicable upfront selling commissions and dealer manager fees. Thereafter, the purchase price per share for each class of common share will vary and will generally equal the prior month’s NAV per share for such class, as determined monthly, plus any applicable upfront selling commissions and dealer manager fees.
On July 19, 2024, each of (1) Principal Life Insurance Company and/or its affiliate (“Principal Life”) and (2) an unaffiliated life insurance company and/or its affiliates (collectively with Principal Life, the “Anchor Investors”) entered into a subscription agreement with the Company, pursuant to which, each of the Anchor Investors agreed, from time to time, to purchase an aggregate amount of $75 million in the Company’s Class A shares, in each case, at a price per share equal to the most recently determined NAV of the Class A shares, or if a Class A share NAV has yet to be calculated, then at a price per share equal to $20.00 (collectively, referred to as, the “Anchor Investment”). As of the date of this Registration Statement, no Anchor Investor has purchased any Class A shares in connection with the Anchor Investment.
4.Related Party Transactions
Principal Life intends to purchase a total of $75 million of Class A shares. As of June 30, 2024, Principal Life has not purchased any Class A shares in connection with this commitment.
On July 19, 2024, the Company entered into an advisory agreement (the “Advisory Agreement”) with the Adviser, pursuant to which the Adviser will be responsible for sourcing, evaluating, and monitoring investment opportunities and making decisions related to the origination, acquisition, management, financing, and disposition of assets, in accordance with the investment objectives, guidelines, policies and limitations, subject to oversight by the board of trustees.
Management Fee
As compensation for its services provided pursuant to the Advisory Agreement, the Adviser will be paid a management fee equal to (1) 1.25% of NAV for the outstanding Class S shares, Class T shares, Class D shares, and Class I shares and (2) 0.75% of NAV for the outstanding Class A shares and Class F-I shares, in each case, per annum, payable monthly in arrears. The management fee may be paid, at the Adviser’s election, in cash or Class E shares, or any combination thereof. For the avoidance of doubt, the Company will not pay the Adviser the management fee with respect to the Class E shares, and as a result, it is a class-specific expense.
Performance Fee
In addition, the Adviser will be entitled to a performance fee, which is calculated and payable quarterly in arrears in an amount equal to 12.5% of the Company’s Core Earnings for the immediately preceding calendar quarter, subject to the “Applicable Quarterly Hurdle Rate,” which is expressed as a rate of return on average adjusted capital, equal to (x) the 90-day average of the Secured Overnight Financing Rate (“90-Day Average SOFR”) as of the last business day of the preceding calendar quarter, divided by (y) four, plus 0.25% per quarter. For purposes of the performance fee, “adjusted capital” means cumulative net proceeds generated from sales of the Company’s common shares (including proceeds from the Company’s distribution reinvestment plan) reduced for distributions from non-liquidating dispositions of the Company’s investments paid to shareholders and amounts paid for share repurchases pursuant to the Company’s share repurchase plan.
Once the Company’s Core Earnings in any calendar quarter exceed the Applicable Quarterly Hurdle Rate, the Adviser is entitled to a “catch-up” fee equal to the amount of Core Earnings in excess of the Applicable Quarterly Hurdle Rate, until the Company’s Core Earnings for such quarter equal the result of (i) the Applicable Quarterly Hurdle Rate, divided by (ii) 0.875 (or 1 minus 0.125) of adjusted capital. Thereafter, the Adviser is entitled to receive 12.5% of the Company’s Core Earnings. The Company will not pay the Adviser a performance fee with respect to the Class E shares or Class A shares.
For purposes of calculating the performance fee, “Core Earnings” means: the net income (loss) attributable to shareholders of Class S shares, Class T shares, Class D shares, Class I shares and Class F-I shares, computed in accordance with GAAP, including realized gains (losses) not otherwise included in GAAP net income (loss) and excluding (i) non-cash equity compensation expense, (ii) the performance fee, (iii) depreciation and amortization, (iv) any unrealized gains or losses or other non-cash items that are included in GAAP net income (loss) for the applicable reporting period, regardless of whether such items are included in other comprehensive income or loss, or in net income, (v) one-time events pursuant to changes in GAAP, and (vi) certain non-cash adjustments and certain material non-cash in-come or expense items, in each case after discussions between the Adviser and the Company’s independent trustees and approved by a majority of the Company’s independent trustees.
The Company may retain the Adviser and/or certain of the its affiliates, from time to time, for services relating to its investments or its operations, which may include capital markets services, restructuring services, valuation services, underwriting and diligence services, and special servicing, as well as services related to mortgage servicing, capital markets/credit origination, loan servicing and asset management, property, title and other types of insurance, management consulting and other similar operational and investment matters. Any fees paid to the Adviser’s affiliates for any such services will not reduce the management fee. In addition, such out-of-pocket costs and expenses will include expenses relating to compliance-related matters and regulatory filings relating to its activities (including, without limitation, expenses relating to the preparation and filing of Form PF, Form ADV, reports to be filed with the CFTC and SEC, reports, disclosures, and/or other regulatory filings of the Adviser and its affiliates relating to its activities (including its pro rata share of the costs of the Adviser and its affiliates of regulatory expenses that relate to the Company and investment funds, REITs, vehicles, accounts, products and/or other similar arrangements sponsored, advised, sub-advised and/or managed by Principal Real Estate or its affiliates, whether currently in existence or subsequently established)).
5.Economic Dependency
The Company is dependent on the Adviser and its affiliates for certain services that are essential to it, including the sale of the Company’s common shares, origination, acquisition and disposition decisions, and certain other responsibilities. In the event that the Adviser and its affiliates are unable to provide such services, the Company would be required to find alternative service providers.
6.Commitments and Contingencies
As of June 30, 2024, the Company is not subject to any material litigation nor is the Company aware of any material litigation threatened against it.
7.Subsequent Events
The Company evaluated events subsequent to June 30, 2024, through July 25, 2024, the date the financial statements were available to be issued. Other than those items previously disclosed, no other events have occurred that require consideration as adjustments to, or disclosures in, the financial statements.

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Principal Credit Real Estate Income Trust

By:	/s/ Brian Riley
Name: Brian Riley
Title: Chief Financial Officer

Date: November 26, 2024